                                                      REGISTRATION NO. 333-40551

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 3
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                              DISCOVERY ZONE, INC.
             (Exact name of Registrant as specified in its charter)
                           --------------------------

              DELAWARE                                7990                               36-3877601
  (State or Other Jurisdiction of         (Primary Standard Industrial                (I.R.S. Employer
   Incorporation or Organization)         Classification Code Number)               Identification No.)

                            ------------------------

                                565 TAXTER ROAD
                                  FIFTH FLOOR
                            ELMSFORD, NEW YORK 10523
                                 (914) 345-4500
                        ATTENTION: ANDREW M. SMITH, ESQ.
                             (Registrant's Address)
                           --------------------------

                        SUBSIDIARY GUARANTOR REGISTRANTS

EXACT NAME OF                               ADDRESS                                         PRIMARY STANDARD       I.R.S.
SUBSIDIARY GUARANTOR                        AND                         STATE OR            INDUSTRIAL             EMPLOYER
REGISTRANT AS                               TELEPHONE                   JURISDICTION OF     CLASSIFICATION         IDENTIFICATION
SPECIFIED IN ITS CHARTER                    NUMBER                      INCORPORATION       CODE NUMBER            NUMBER
------------------------------------------  --------------------------  ------------------  ---------------------  -----------------
Discovery Zone (Canada) Limited...........  c/o Discovery Zone, Inc.    Canada              7990                   NONE
                                            565 Taxter Road, Fifth                                                 APPLICABLE
                                            Floor
                                            Elmsford, New York 10523
                                            (914) 345-4500
Discovery Zone (Puerto Rico), Inc.........  c/o Discovery Zone, Inc.    Puerto Rico         7990                   36-3892589
                                            565 Taxter Road, Fifth
                                            Floor
                                            Elmsford, New York 10523
                                            (914) 345-4500
Discovery Zone (Nevada) Licensing, Inc....  c/o Discovery Zone, Inc.    Nevada              7990                   NONE
                                            565 Taxter Road, Fifth                                                 APPLICABLE
                                            Floor
                                            Elmsford, New York 10523
                                            (914) 345-4500

                                   COPIES TO:

                             STEPHEN T. GIOVE, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                            ------------------------

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                             CROSS-REFERENCE SHEET
                     LOCATION IN PROSPECTUS OF INFORMATION
                         REQUIRED BY PART I OF FORM S-4

ITEM NO.                        CAPTION                                      LOCATION IN PROSPECTUS
---------  --------------------------------------------------  --------------------------------------------------

Item 1     Forepart of Registration Statement and Outside
           Front Cover Page of Prospectus....................  Facing Page of Registration Statement;
                                                               Cross-Reference Sheet; Outside Front Cover Page

Item 2     Inside Front and Outside Back Cover Pages of
           Prospectus........................................  Inside Front Cover Page; "Available Information";
                                                               Outside Back Cover Page

Item 3     Risk Factors, Ratio of Earnings to Fixed Charges
           and Other Information.............................  "Summary"; "Risk Factors"; "Selected Historical
                                                               Financial Data"; "Financial Statements"

Item 4     Terms of the Transaction..........................  "Summary"; "The Exchange Offer"; "Description of
                                                               Exchange Notes"; "Certain U.S. Federal Income Tax
                                                               Considerations"

Item 5     Financial Information.............................  "Selected Historical Financial Data"

Item 6     Material Contracts with the Company Being
           Acquired..........................................  Not applicable

Item 7     Additional Information Required for Reoffering by
           Persons and Parties Deemed to Be Underwriters.....  Not applicable

Item 8     Interests of Named Experts and Counsel............  "Legal Matters"

Item 9     Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities....  Not applicable

Item 10    Information with Respect to S-3 Companies.........  Not applicable

Item 11    Incorporation of Certain Information by
           Reference.........................................  Not applicable

Item 12    Information with Respect to S-2 or S-3
           Registrants.......................................  Not applicable

Item 13    Incorporation of Certain Information by
           Reference.........................................  Not applicable

Item 14    Information with Respect to Registrants Other Than
           S-2 or S-3 Registrants............................  "Summary"; "Selected Historical Financial Data";
                                                               "Management's Discussion and Analysis of Financial
                                                               Condition and Results of Operations"; "Business";
                                                               "Certain U.S. Federal Income Tax Considerations";
                                                               "Financial Statements"

Item 15    Information with Respect to S-3 Companies.........  Not applicable

Item 16    Information with Respect to S-2 or S-3
           Companies.........................................  Not applicable

ITEM NO.                        CAPTION                                      LOCATION IN PROSPECTUS
---------  --------------------------------------------------  --------------------------------------------------
Item 17    Information with Respect to Companies Other Than
           S-2 or S-3 Companies..............................  "Summary"; "Selected Historical Financial Data";
                                                               "Management's Discussion and Analysis of Financial
                                                               Condition and Results of Operations"; "Business";
                                                               "Certain U.S. Federal Income Tax Considerations";
                                                               "Financial Statements"

Item 18    Information if Proxies, Consents or Authorizations
           Are to Be Solicited...............................  Not applicable

Item 19    Information if Proxies, Consents or Authorizations
           Are Not to Be Solicited in an Exchange Offer......  "Exchange Offer"; "Management"; "Principal
                                                               Stockholders"

                               OFFER TO EXCHANGE


                     13 1/2% SENIOR SECURED NOTES DUE 2002

                              FOR ALL OUTSTANDING

                     13 1/2% SENIOR SECURED NOTES DUE 2002

                   ($85,000,000 PRINCIPAL AMOUNT OUTSTANDING)

                                       OF

                              DISCOVERY ZONE, INC.

                    (INCORPORATED IN THE STATE OF DELAWARE)

                            ------------------------

                               THE EXCHANGE OFFER

                 WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,


                     ON FEBRUARY 24, 1998, UNLESS EXTENDED


                            ------------------------

    Discovery Zone, Inc., a Delaware corporation ("DZ" or the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange $85,000,000 aggregate principal amount of its 13 1/2% Senior Secured Notes due 2002 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement (as defined herein) of which this Prospectus constitutes a part, for $85,000,000 aggregate principal amount of the outstanding 13 1/2% Senior Secured Notes due 2002 (the "Private Notes") of the Company (the "Exchange Offer"). The Exchange Notes and the Private Notes are collectively referred to herein as the "Notes."


    The Company will accept for exchange any and all Private Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the date the Exchange Offer expires, which will be February 24, 1998 unless the Exchange Offer is extended (the "Expiration Date"). In the event that the Exchange Offer is extended, it will remain in effect for a maximum of 90 business days, including all extensions. Tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Private Notes being tendered for exchange. However, the Exchange Offer is subject to certain conditions which may be waived by the Company and to the terms and provisions of the Registration Rights Agreement (as defined herein). See "The Exchange Offer." The Company has agreed to pay the expenses of the Exchange Offer.


 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") OR ANY STATE SECURITIES COMMISSION NOR
      HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


                THE DATE OF THIS PROSPECTUS IS JANUARY 28, 1998.

    The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture (as defined herein). The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Private Notes, except that the Exchange Notes, having been registered under the Securities Act, will not contain terms with respect to transfer restrictions. In addition, following the completion of the Exchange Offer, none of the Notes will be entitled to the benefits of the Registration Rights Agreement relating to contingent increases in the interest rates provided for pursuant thereto. See "The Exchange Offer."

    SEE "RISK FACTORS" COMMENCING ON PAGE 19 FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED PRIOR TO AN INVESTMENT IN THE EXCHANGE NOTES.

    The Exchange Notes will mature on August 1, 2002. Interest on the Exchange Notes is payable in cash quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing February 1, 1998, and shall accrue at a rate of 13 1/2% per annum from the last Interest Payment Date (as defined herein) on which interest was paid on the Private Notes so surrendered. Interest on the Private Notes has accrued from July 22, 1997 also at a rate of 13 1/2% per annum. Interest on each Private Note accepted for exchange will cease to accrue upon issuance of a corresponding Exchange Note. A portion of the net proceeds of the offering of the Private Notes was used to fund the Escrowed Interest Account (as defined herein) from which the Company shall pay the scheduled interest payments on the Exchange Notes through August 1, 1999.

    The Exchange Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or after August 1, 1999, at the redemption prices set forth herein, plus accrued and unpaid interest, if any, to the date of redemption. In addition, prior to August 1, 1999, the Company may redeem up to 35% of the original principal amount of the Exchange Notes with the proceeds of one or more offerings (each, a "Primary Offering") of Capital Stock (other than Disqualified Stock) (each as defined herein) at 115% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase; PROVIDED, HOWEVER, that any such Primary Offering results in net proceeds to the Company of at least $20.0 million. Upon a Change of Control (as defined herein), the Company is required to offer to repurchase all of the then outstanding Exchange Notes at 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase.


    The Exchange Notes will be senior secured indebtedness of the Company and will rank senior in right of payment to all subordinated indebtedness of the Company and pari passu in right of payment with all unsubordinated indebtedness of the Company. The Exchange Notes will be guaranteed on a full, unconditional, and joint and several senior secured basis by each of the Company's current and future Subsidiaries (as defined herein) other than Block Party and the Limited Investment Subsidiaries (each as defined herein). The Company has no Limited Investment Subsidiaries and the operations of Block Party are inconsequential to the results of operations of the Company taken as a whole. Because all of the Subsidiary Guarantors will guarantee the Company's obligations under the Exchange Notes on a full, unconditional, and joint and several basis, the Company has not included separate financial statements with respect to the Subsidiary Guarantors in this Prospectus. The Exchange Notes will be initially secured by a first priority security interest in certain assets of the Company (including cash, accounts receivable, inventory, equipment, general intangibles, intellectual property rights and certain other fixed assets (except real estate leasehold interests existing prior to the offering of the Private Notes and certain real property, fixtures and leasehold improvements)) and by a pledge of the capital stock of all current and future Subsidiaries. The Exchange Notes will also be secured by a first priority mortgage lien on certain leasehold interests acquired by the Company in new store properties after the offering of the Private Notes (subject to certain conditions) and by a subordinate lien on certain of the Company's real property and improvements thereon. The Company will be permitted under certain circumstances to enter into a new credit facility (in a principal amount not to exceed $10.0 million), in which case the first priority security interest in certain collateral securing the Exchange Notes will be subordinated to a lien securing such credit facility.

    The exchange of the Private Notes for the Exchange Notes will be made pursuant to the Exchange Offer and in accordance with the Indenture.

    The Private Notes were initially represented by one or more global Private Notes (the "Old Global Note") in registered form, registered in the name of Cede & Co., as nominee for The Depositary Trust Company (the "DTC"), as depositary. The Private Notes sold to Institutional Accredited Investors who are not Qualified Institutional Buyers (as defined in Rule 144A of the Securities Act) were issued in certificated, fully registered form without interest coupons and were registered in the name of such Institutional Accredited Investors or their nominees. The Exchange Notes exchanged for Private Notes will be represented, respectively, by one or more global Exchange Notes (the "New Global Note") in registered form, registered in the name of a nominee of DTC. Except in limited circumstances, Exchange Notes in certificated form will not be issued in exchange for beneficial interests in a New Global Note. See "Description of Exchange Notes -- New Certificated Notes."

    Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer in exchange for Private Notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (i) a broker-dealer that purchased such Private Notes directly from the Company to resell pursuant to Rule 144A or any other available exemption under the Securities Act or (ii) a person that is an "affiliate" of the Company within the meaning of Rule 405 of the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; PROVIDED that the holder acquires such Exchange Notes in the ordinary course of its business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Private Notes wishing to accept the Exchange Offer must represent to the Company that such conditions have been met. In the event that the Company's belief is inaccurate, holders of Exchange Notes who transfer Exchange Notes in violation of the prospectus delivery provisions of the Securities Act and without exemption from registration thereunder may incur liability under the Securities Act. The Company does not assume or indemnify holders against such liability.

    Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Private Notes where such Private Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. For a period of 180 days after the Expiration Date, or such shorter period which will terminate when such broker-dealers have completed all resales subject to applicable prospectus delivery requirements, the Company has agreed that it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

    The Company believes that none of the registered holders of the Private Notes is an affiliate (as such term is defined in Rule 405 under the Securities
Act) of the Company.

    The Private Notes have been designated eligible for trading in the Private Initial Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market of the National Association of Securities Dealers (the "NASD"). The Company does not intend to apply for listing of the Exchange Notes on any securities exchange or to seek approval through any automated quotation system. There can be no assurance regarding the future development of a market for the Exchange Notes, or the ability of holders of the Exchange Notes to sell their Exchange Notes or the price at which such holders may be able to sell their Exchange Notes. If such a market were to develop, the Exchange Notes could trade at prices that may be higher or lower than the initial public offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. See "Risk Factors -- Absence of Public Market."

    Holders of Private Notes whose Private Notes are not tendered and accepted in the Exchange Offer will continue to hold such Private Notes and will be entitled to all the rights and preferences and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Private Notes will continue to be subject to existing restrictions upon transfer thereof and the Company will have no further obligation to such holders to provide for the registration under the Securities Act of the Private Notes held by them.

    The Company will not receive any proceeds from, and has agreed to bear all registration expenses of, the Exchange Offer. No dealer-manager is being used in connection with the Exchange Offer. See "The Exchange Offer -- Resale of the Exchange Notes."

    THE COMPANY IS NOT ASKING FOR A PROXY AND THE HOLDERS OF THE PRIVATE NOTES ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

    THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF PRIVATE NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE PURSUANT HERETO SHALL UNDER ANY CIRCUMSTANCES IMPLY THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

    NOTICE TO NEW HAMPSHIRE RESIDENTS: NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                             AVAILABLE INFORMATION

    The Company has filed with the Commission a Registration Statement on Form S-4 (including all amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Exchange Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

    The Company is subject to the periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith is required to file reports and other information with the Commission. The Registration Statement (with exhibits), as well as such reports and other information, when so filed, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the regional offices of the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048; and at 500 West Madison Street, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission.
                            ------------------------

    REFERENCES MADE IN THIS PROSPECTUS TO "DISCOVERY ZONE, INC.," "DZ" AND THE COMPANY'S LOGO, REFER TO REGISTERED TRADEMARKS AND SERVICE MARKS OWNED BY THE COMPANY. REFERENCES MADE IN THIS PROSPECTUS TO "PEPSI-COLA COMPANY" AND "PEPSI" REFER TO REGISTERED TRADEMARKS OF THE PEPSI-COLA COMPANY. REFERENCES MADE IN THIS PROSPECTUS TO "PIZZA HUT, INC." AND "PIZZA HUT" REFER TO REGISTERED TRADEMARKS AND SERVICE MARKS OF TRICON GLOBAL RESTAURANTS, INC. REFERENCES MADE TO "PLAYORENA" AND "GYMBOREE" REFER TO THE REGISTERED TRADEMARKS AND SERVICE MARKS OF EDUPLAY CORPORATION AND THE GYMBOREE CORPORATION, RESPECTIVELY.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY, AND SHOULD BE READ IN CONJUNCTION WITH THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS, INCLUDING THE NOTES THERETO, APPEARING ELSEWHERE IN THIS PROSPECTUS. AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, REFERENCES TO THE "COMPANY" OR "DZ" MEAN, COLLECTIVELY, DISCOVERY ZONE, INC. AND ITS CONSOLIDATED SUBSIDIARIES. REFERENCES TO ANY HISTORICAL FISCAL YEAR REFER TO THE TWELVE MONTHS ENDING ON DECEMBER 31 OF SUCH YEAR. THIS PROSPECTUS CONTAINS FORWARD LOOKING STATEMENTS WHICH INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN THOSE FORWARD LOOKING STATEMENTS AS A RESULT OF NUMEROUS FACTORS, INCLUDING THOSE SET FORTH UNDER RISK FACTORS AND ELSEWHERE IN THIS PROSPECTUS.

                                  THE COMPANY

    The Company is the leading owner and operator of pay-for-play children's entertainment centers ("FunCenters") in North America, with a national network of 206 FunCenters in 39 states, Canada and Puerto Rico targeted at children ages two to 12. The Company also operates two Block Party entertainment centers, which target adult customers (the "Block Party Stores"). The Company emerged from protection under Chapter 11 of the U.S. Bankruptcy Code ("Chapter 11") on July 29, 1997 (the "Effective Date") and, in connection therewith, was acquired by an affiliate of Wellspring Associates L.L.C. (together with its affiliates, "Wellspring").

    The Company's FunCenters are designed to offer children a unique entertainment experience while meeting their parents' needs for value and convenience. FunCenters are generally located in strip shopping centers and, to a lesser extent, in shopping malls, and currently include the following features: (i) "soft play" zones consisting of a series of tubes, slides, ball bins, climbing mountains, air and water trampolines, obstacle courses, ramps and other devices for crawling, jumping, running, swinging and climbing, all of which have been designed and constructed with an emphasis on safety; (ii) "game zones" consisting of games that award tickets redeemable for prizes; (iii) food and beverage operations; and (iv) party rooms for birthdays and other group events. The Company believes it is well positioned to capitalize on a variety of favorable demographics in its customer base, including projected growth over the next fifteen years in the population of children under the age of 13, which management expects will lead to increased spending on children's leisure activities. Management estimates that in 1996 DZ hosted approximately 21 million visits by children and adults in the 206 FunCenters.

NEW OWNERSHIP AND MANAGEMENT

    Wellspring is a private investment firm focused on identifying, acquiring and turning around underperforming companies. Wellspring has recruited a new senior management team at DZ led by Scott W. Bernstein, who joined Wellspring in June 1996 as an industry consultant and became President and Chief Executive Officer of the Company in December 1996. Mr. Bernstein has extensive experience in the family entertainment business, having served as a senior executive at Time Warner, Inc. and Six Flags Theme Parks Inc., most recently as President of Six Flags' Northeast operations, where he led a turnaround of the Six Flags Great Adventure theme park in New Jersey. In addition to Mr. Bernstein, the Company has hired several other senior managers with backgrounds in the entertainment industry and consumer marketing.

    Wellspring and the new management team believe that the Company has not historically fulfilled its potential. The Company was established in 1989 and, in order to capitalize on significant market demand for its FunCenter concept, expanded from 28 locations in 1991 to 336 locations by the end of 1995. As a result of the Company's leading market position, widespread consumer acceptance of the FunCenter concept and strong industry growth dynamics, the Company achieved a peak equity market capitalization of approximately $1.3 billion in September 1993. However, in its rush to accelerate revenue growth, the Company incurred substantial indebtedness, entered into many above-market leases, opened and acquired stores that diverted sales from existing sites, acquired stores without demonstrated market penetration and failed to update its product. The Company's rapid expansion resulted in a loss of control over costs and quality at the store and corporate levels, which diminished the level of customer service, reduced store operating margins and caused selling, general and administrative expenses to increase dramatically.

    Wellspring and the new management team developed a new business strategy which is reflected in the turnaround plan described below (the "Turnaround Plan"). The Turnaround Plan seeks to: (i) restore the Company's core business through continued expense reductions; (ii) revitalize and reposition the DZ brand name through new in-store programs and additional entertainment activities, combined with a refocused marketing strategy; and (iii) manage the Company's growth through controlled development of new FunCenters.

BUSINESS STRATEGY AND TURNAROUND PLAN

    The Company has begun to implement the Turnaround Plan, which is designed to reduce costs, enhance core product offerings and reposition the Company from an operator of indoor playgrounds to the leading national provider of high quality children's indoor entertainment. Management believes that these initiatives will increase attendance, in-store spending and operating cash flow although there can be no assurance that this will happen. See "Risk Factors". The Company's business strategy is being implemented in the following three phases:

        PHASE 1--RESTORE CORE BUSINESS. The Company has implemented a broad cost reduction program that includes four key components: (i) the closing of unprofitable FunCenters during the reorganization under Chapter 11; (ii) the elimination of excessive selling, general and administrative expenses; (iii) the implementation of a variety of financial and quality controls designed to significantly improve operating margins at the FunCenter level; and (iv) the establishment of a broad-based incentive compensation plan at the store and regional management levels tied to EBITDA (as defined herein) at the store level and service quality measures.

        PHASE 2--IMPROVE PRODUCT AND REPOSITION/RELAUNCH DZ BRAND. To increase attendance and in-store spending, management is currently implementing programs designed to upgrade and expand the range of core entertainment products offered at FunCenters and to reposition and relaunch the DZ brand through a comprehensive new marketing strategy. These goals are expected to be accomplished primarily through: (i) adding a variety of new entertainment activities and attractions; (ii) improving the quality and consistency of the Company's existing core soft-play products, food and beverage operations and game zones; (iii) increasing the appeal of the Company's food operations through conversion to the widely recognized Pizza Hut brand; (iv) developing, both internally and through strategic alliances with content providers, periodic theme-based entertainment experiences to complement the Company's entertainment activities; and (v) introducing interactive parent-child play programs for preschoolers during the off-peak weekday period.

        The Company has already taken a number of steps to improve the quality and variety of its product offerings and revitalize the brand:

    - An important part of the Company's Turnaround Plan is to renovate substantially all of its FunCenters, to broaden their entertainment offerings and upgrade their facilities. The Company expects to have approximately 60% of the FunCenters renovated by the end of January 1998, including the addition of designated areas for laser tag, arts and crafts, stage events and promotional activities.

    - In April and June 1997, the Company entered into marketing and product agreements with Pizza Hut, Inc. ("Pizza Hut") and the Pepsi-Cola Company ("Pepsi"), respectively, to provide joint promotions and increase the appeal and quality of its food service. Approximately 80% of its

      FunCenters are expected to be converted to permit the sale of Pizza Hut menu items by the end of January 1998.

    - Due to DZ's national market presence and the strength of its brand name, the Company believes that it is well positioned to act as a platform for future promotional and product "tie-ins" with children's entertainment and consumer product companies. The Company believes such alliances will provide significant competitive advantages in the form of marketing support and theme-based promotions to periodically refresh its product offerings and stimulate repeat customer visits on a cost-effective basis. In keeping with this strategy, the Company has begun negotiations with a number of possible promotional partners, including toy, television, film, media and consumer product companies and, to date, has entered into arrangements with Hasbro, Sony Entertainment, New Line Cinema, the Hearst Corporation, Worldwide Wrestling Federation and the Nabisco Foods Group for a variety of promotional programs and activities.

    - As part of its strategy to develop its weekday business, the Company entered into an agreement in April 1997 with a co-creator of the Gymboree program and the creators of Playorena to develop a structured toddler play program for DZ to better utilize its facilities during off-peak weekday periods. Twenty-five FunCenters began offering these new weekday programs in September 1997 and twenty-seven additional FunCenters began offering these programs in January 1998.

        PHASE 3--GROWTH. Upon the restoration of DZ's core business and the repositioning of its brand, management expects to commence a controlled expansion program to develop new FunCenter locations.

PLAN OF REORGANIZATION AND EXIT FINANCING

    In November 1996, the Company and Wellspring filed a Joint Plan of Reorganization (the "Plan") with the U.S. Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") which set forth a plan for repaying or otherwise compensating the Company's creditors in order of relative seniority of their respective claims while seeking to maintain the Company as a going concern. On July 18, 1997, the Plan was approved by the requisite number of creditors in each class and confirmed by the Bankruptcy Court. The Plan became effective and the Company emerged from bankruptcy on the Effective Date.

    The Plan provided, among other things, for (i) the payment in full of certain administrative claims against the Company (those claims which arose after the Petition Date), (ii) conversion of substantially all of the Company's pre-petition liabilities subject to compromise (excluding taxes payable, lease assumption payments and certain other pre-petition liabilities permitted under the Plan) to equity interests in the Company, and (iii) cancellation of all of the pre-petition equity interests in the Company, all as more fully described in the Plan.

    In connection with its emergence from bankruptcy, the Company raised $100 million by issuing $15 million of convertible redeemable preferred stock (the "Convertible Preferred Stock") and $85 million aggregate principal amount of the Private Notes with warrants (the "Unit Warrants") to purchase 805,154 shares of Common Stock (the "Warrant Shares"), resulting in $93.8 million of net proceeds to the Company after deducting selling commissions and estimated fees and expenses. Of those net proceeds, the Company used (i) approximately $21.6 million to purchase a portfolio of Pledged Securities, consisting of U.S. Treasury Securities, that were pledged as security for the scheduled interest payments on the Notes through August 1, 1999 and (ii) approximately $45.5 million to repay all outstanding borrowings under the DIP Facilities and pay certain other bankruptcy-related claims and expenses. The remaining net proceeds of approximately $26.7 million will be used to finance capital expenditures, for working capital and for general corporate purposes. See "Company Background" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                       SUMMARY OF TERMS OF EXCHANGE OFFER

    On July 22, 1997, the Company issued $85 million principal amount of Private Notes pursuant to exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Exchange Offer relates to the exchange of $85 million aggregate principal amount of Exchange Notes for an equal aggregate principal amount of Private Notes. The Exchange Notes will be obligations of the Company entitled to the benefits of the Indenture relating to the Private Notes. The form and terms of the Exchange Notes are the same as the form and terms of the Private Notes, except that the Exchange Notes, having been registered under the Securities Act,
(i) will not contain terms with respect to transfer restrictions and (ii) will not bear legends restricting their transfer. In addition, following completion of the Exchange Offer, none of the Exchange Notes will be entitled to the benefits of the Registration Rights Agreement (as defined herein) relating to certain contingent increases in the interest rates provided pursuant thereto. See "The Exchange Offer."


THE EXCHANGE OFFER..............  Pursuant to the Exchange Offer, up to $85 million aggregate principal amount of Exchange Notes will be
                                  issued in exchange for up to $85 million principal amount
                                  of Private Notes validly tendered pursuant to the Exchange
                                  Offer. As of the date hereof, $85 million in aggregate
                                  principal amount of Private Notes are outstanding. The
                                  Company will issue the Exchange Notes to tendering holders of Private Notes on or promptly after the Expiration Date.
                                  The terms of the Exchange Notes and the Private Notes are
                                  identical, except that the Exchange Notes have been
                                  registered under the Securities Act and, therefore, will
                                  not bear legends restricting their transfer.

RESALE OF THE EXCHANGE NOTES....  Based on an interpretation by the Commission's staff set forth in interpretive letters issued to third parties
                                  unrelated to the Company, the Company believes that the
                                  Exchange Notes issued pursuant to the Exchange Offer
                                  generally will be freely transferable by the holders
                                  thereof without registration or any prospectus delivery
                                  requirement under the Securities Act. See "The Exchange
                                  Offer--Purpose and Effect of the Exchange Offer."

EXPIRATION DATE.................  The Exchange Offer will expire at 5:00 p.m., New York City time, on February 24, 1998, unless the Exchange Offer is
                                  extended, in which case the term "Expiration Date" means
                                  the latest date and time to which the Exchange Offer is
                                  extended. See "The Exchange Offer--Expiration Date;
                                  Extensions; Amendments." The Company will accept for
                                  exchange any and all Private Notes which are properly
                                  tendered in the Exchange Offer prior to 5:00 p.m., New
                                  York City time, on the Expiration Date. If any tendered
                                  Private Notes are not accepted for exchange because of an
                                  invalid tender or the occurrence of certain other events
                                  set forth herein, such unaccepted Private Notes will be
                                  returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

ACCRUED INTEREST ON THE EXCHANGE
  NOTES AND THE PRIVATE NOTES...  Interest will be paid on the Private Notes on February 1,
                                  1998 to Holders of record of the Private Notes on January
                                  15, 1998. The Exchange Notes will bear interest from
                                  February 1, 1998 (the last Interest Payment Date upon
                                  which interest was paid on the Private Notes surrendered).
                                  Holders who exchange their Private Notes for Exchange
                                  Notes will receive the same interest payment on May 1,
                                  1998 (the first interest payment date with respect to the
                                  Private Notes and the Exchange Notes) that they would have received had they not accepted the Exchange Offer. In the
                                  event that the Exchange Offer is extended beyond May 1,
                                  1998 or is not consummated, Holders of Private Notes will
                                  receive the interest payments set forth on the face of
                                  such notes, together with Additional Interest, if any, as
                                  set forth in the Registration Rights Agreement. See "The
                                  Exchange Offer--Interest on the Exchange Notes."

TERMINATION OF THE EXCHANGE
  OFFER.........................  The Company may terminate the Exchange Offer if it determines that its ability to proceed with the Exchange
                                  Offer could be materially impaired due to any injunction,
                                  order or decree by any court or governmental agency, any
                                  new law, statute, rule or regulation or any interpretation of the staff of the Commission of any existing law,
                                  statute, rule or regulation, or the failure to obtain any
                                  necessary approvals of governmental agencies or Holders of the Private Notes. The Company does not expect any of the
                                  foregoing conditions to occur, although there can be no
                                  assurance that such conditions will not occur. Holders of
                                  Private Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer. See "The Exchange
                                  Offer--Termination."

PROCEDURES FOR TENDERING PRIVATE
  NOTES.........................  Each Holder of Private Notes wishing to accept the
                                  Exchange Offer must complete, sign and date the Letter of
                                  Transmittal, or a copy thereof, in accordance with the
                                  instructions contained herein and therein, and mail or
                                  otherwise deliver such Letter of Transmittal, or such
                                  copy, together with any corresponding certificate or
                                  certificates representing the Private Notes to be
                                  exchanged (if in certificated form) and any other required documentation, to State Street Bank and Trust Company, as
                                  Exchange Agent, at the address set forth herein and
                                  therein.

                                  Persons holding Private Notes through the Depository Trust
                                  Company ("DTC") and wishing to accept the Exchange Offer
                                  must do so pursuant to the DTC's Automated Tender Offer
                                  Program ("ATOP"), by which each tendering participant will agree to be bound by the Letter of Transmittal.

                                  By executing or agreeing to be bound by the Letter of
                                  Transmittal, each Holder will represent to the Company
                                  that, among other things, (i) the Exchange Notes acquired
                                  pursuant to the Exchange Offer are being acquired in the
                                  ordinary course of business of the person receiving such
                                  Exchange Notes, whether or not such person is the Holder
                                  of the Private Notes, (ii) neither the Holder nor any such other person has or intends to have an arrangement or
                                  understanding with any person to participate in the
                                  distribution of such Exchange Notes, (iii) neither the
                                  Holder nor any such other person is an "affiliate," as
                                  defined in Rule 405 under the Securities Act, of the
                                  Company, or if it is such an affiliate, that it will
                                  comply with the registration and prospectus delivery
                                  requirements of the Securities Act to the extent
                                  applicable to it, and (iv) if such Holder is a
                                  broker-dealer, that it acquired the Private Notes as a
                                  result of market making activities or other trading
                                  activities. Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement
                                  for an offering to be made on a continuous basis pursuant
                                  to Rule 415 under the Securities Act in respect of the
                                  Private Notes of any Holder that is not eligible to
                                  participate in the Exchange Offer or does not receive
                                  freely tradeable Exchange Notes in the Exchange Offer and
                                  so requests that it wishes to have its Private Notes
                                  registered under the Securities Act. See "The Exchange
                                  Offer--Procedures for Tendering."

SPECIAL PROCEDURES FOR
  BENEFICIAL OWNERS.............  Any owner of a beneficial interest in an Old Global Note holding through a broker, dealer, commercial bank, trust
                                  company or other nominee and who wishes to tender in the
                                  Exchange Offer should contact such entity through which it holds such beneficial interest promptly and instruct such
                                  entity to tender on his behalf.

GUARANTEED DELIVERY
  PROCEDURES....................  Holders of Private Notes who wish to tender their Private
                                  Notes and whose Private Notes are not immediately
                                  available or who cannot deliver their Private Notes (or
                                  who cannot complete the procedure for book-entry transfer
                                  on a timely basis) and a properly completed Letter of
                                  Transmittal or any other documents required by the Letter
                                  of Transmittal to the Exchange Agent prior to the
                                  Expiration Date may tender their Private Notes according
                                  to the guaranteed delivery procedures set forth in "The
                                  Exchange Offer-- Guaranteed Delivery Procedures."

WITHDRAWAL RIGHTS...............  Tenders of Private Notes pursuant to the Exchange Offer may be withdrawn at any time prior to 5:00 p.m., New York
                                  City time, on the Expiration Date. See "The Exchange
                                  Offer--Withdrawal of Tenders."

ACCEPTANCE OF PRIVATE NOTES AND
  DELIVERY OF EXCHANGE NOTES....  Subject to certain conditions (as summarized above in
                                  "Termination of the Exchange Offer" and described more
                                  fully under" The Exchange Offer--Termination"), the
                                  Company will, unless such Private Notes are withdrawn in
                                  accordance with the withdrawal rights specified in
                                  "--Withdrawal Rights" above, accept for exchange any and
                                  all Private Notes which are properly tendered in the
                                  Exchange Offer prior to 5:00 p.m., New York City time, on
                                  the Expiration Date. See "The Exchange Offer--Expiration
                                  Date."

CERTAIN FEDERAL INCOME TAX
  CONSIDERATIONS................  The exchange pursuant to the Exchange Offer should not be a taxable event for U.S. federal income tax purposes. See
                                  "Certain U.S. Federal Income Tax Considerations."

EXCHANGE AGENT..................  State Street Bank and Trust Company, the Trustee under the
                                  Indenture, is serving as exchange agent (the "Exchange
                                  Agent") in connection with the Exchange Offer. The mailing address of the Exchange Agent is: State Street Bank and
                                  Trust Company, P.O. Box 778, Attention: Corporate
                                  Trust/Transfer Unit, Boston, Massachusetts 02102. Hand
                                  deliveries should be delivered to State Street Bank and
                                  Trust Company, Two International Place, 4th Floor, Boston,
                                  Massachusetts 02110, Attention: Corporate Trust
                                  Department/Transfer Unit. For information with respect to
                                  the Exchange Offer, the telephone number for the Exchange
                                  Agent is (617) 664-5326 and the facsimile number for the
                                  Exchange Agent is (617) 664-5371.

CONSEQUENCES OF FAILURE TO
  EXCHANGE......................  Private Notes that are not tendered or that are not properly tendered will, following the completion of the
                                  Exchange Offer, continue to be subject to the existing
                                  restrictions upon transfer thereof under the Securities
                                  Act and, upon consummation of the Exchange Offer, certain
                                  registration rights under the Registration Rights
                                  Agreement will terminate. Such Private Notes will,
                                  following consummation of the Exchange Offer, bear
                                  interest at the same rate as the Exchange Notes. The
                                  liquidity of the market for a Holder's Private Notes could be adversely affected upon completion of the Exchange
                                  Offer if such Holder does not participate in the Exchange
                                  Offer. See "Risk Factors--Failure to Exchange Private
                                  Notes."

                SUMMARY OF MATERIAL TERMS OF THE EXCHANGE NOTES

SECURITIES OFFERED................  $85,000,000 of 13 1/2% Senior Notes due 2002.

USE OF PROCEEDS...................  The Company will not receive any proceeds from the issuance of the Exchange Notes pursuant to the Exchange
                                    Offer. In consideration for issuing the Exchange Notes
                                    as contemplated in this Prospectus, the Company will
                                    receive in exchange Private Notes in like principal
                                    amount, the term and form of which are identical in all
                                    material respects to the Exchange Notes. The Private
                                    Notes surrendered in exchange for Exchange Notes will be
                                    retired and cancelled and cannot be reissued.
                                    Accordingly, issuance of the Exchange Notes will not
                                    increase the indebtedness of the Company. See "Plan of
                                    Reorganization" and "Use of Proceeds."

MATURITY..........................  August 1, 2002.

INTEREST RATE AND PAYMENT DATES...  The Exchange Notes will bear interest at a rate of
                                    13 1/2% per annum, payable quarterly in cash in arrears
                                    on each February 1, May 1, August 1 and November 1
                                    commencing February 1, 1998. In addition to stated
                                    interest, for U.S. federal income tax purposes,
                                    purchasers of the Exchange Notes will be required to
                                    include amounts attributable to original issue discount,
                                    if any, in their gross income in advance of receipt of
                                    cash payment to which such income is attributable. For a
                                    discussion of the U.S. federal income tax treatment of
                                    the Exchange Notes under the original issue discount
                                    rules, see Certain U.S. Federal Income Tax
                                    Considerations.

ESCROWED INTEREST ACCOUNT.........  As security for the scheduled interest payments on the
                                    Exchange Notes through August 1, 1999, a portion of the
                                    net proceeds from the offering of the Private Notes in
                                    an amount of approximately $21.6 million (subject to
                                    reduction in the event of a redemption of the Exchange
                                    Notes pursuant to a Primary Offering) was invested in
                                    U.S. Treasury securities and placed in the Escrowed
                                    Interest Account and is being held by the Trustee for
                                    the ratable benefit of the holders of the Exchange
                                    Notes, subject to the terms and conditions of the
                                    Indenture and the Escrow and Security Agreement (each as
                                    defined herein). See Description of Exchange Notes --
                                    Escrowed Interest Account.

GUARANTEES........................  The Exchange Notes will be guaranteed on a full, unconditional, and joint and several senior secured
                                    basis by all present and future Subsidiaries (as defined
                                    herein) of the Company (other than Block Party and the
                                    Limited Investment Subsidiaries (each, as defined
                                    herein)).

OPTIONAL REDEMPTION...............  The Exchange Notes will be redeemable, at the option of the Company, in whole or in part, at any time on or
                                    after August 1, 1999, at the redemption prices set forth
                                    herein, plus accrued and unpaid interest to the date of
                                    redemption. In addition, at any time prior to August 1,
                                    1999, the Company may redeem up to 35% of the original
                                    principal amount of the Exchange Notes with the proceeds
                                    of one or more Primary Offerings at 115% of the
                                    aggregate principal amount thereof, together with
                                    accrued and unpaid interest to the redemption date. See
                                    Description of Exchange Notes -- Optional Redemption.

SECURITY..........................  The Exchange Notes will be initially secured by a first priority security interest in certain assets of the
                                    Company (including cash, accounts receivable, inventory,
                                    equipment, general intangibles, intellectual property
                                    rights and certain other fixed assets (except for real
                                    estate, leasehold interests existing prior to the
                                    Effective Date and certain real property, fixtures and
                                    leasehold improvements)), by a pledge of the capital
                                    stock of all current and future Subsidiaries and by a
                                    subordinate lien on certain of the Company's real
                                    property and improvements thereon. The Company has
                                    agreed to use its commercially reasonable efforts to
                                    obtain a first priority mortgage lien in favor of the
                                    Collateral Agent (as defined herein) on all leasehold
                                    interests in new store locations acquired after the
                                    Effective Date. The Company will be permitted under
                                    certain circumstances to enter into a new credit
                                    facility (in a principal amount not to exceed $10.0
                                    million), in which case the first priority security
                                    interest in certain collateral securing the Exchange
                                    Notes will be subordinated to a lien securing such
                                    credit facility. See Description of Exchange Notes --
                                    Security and Intercreditor Agreement.

RANKING...........................  The Exchange Notes will be senior secured indebtedness of the Company, will rank PARI PASSU in right of payment
                                    with all unsubordinated indebtedness of the Company and
                                    will be senior in right of payment to all subordinated
                                    indebtedness of the Company. On September 30, 1997, the
                                    Company had $88.3 million of long-term debt (including
                                    current portion) outstanding, of which $83.3 million was
                                    secured indebtedness (including the Private Notes). See
                                    Risk Factors -- Substantial Leverage and Ability to
                                    Service Debt.

CHANGE OF CONTROL.................  Upon a Change of Control (as defined herein), the
                                    Company will be required to make an offer to repurchase
                                    all outstanding Exchange Notes at a purchase price equal
                                    to 101% of the principal amount thereof, together with
                                    accrued and unpaid interest to the date of repurchase.
                                    See Description of Exchange Notes -- Repurchase upon
                                    Change of Control.

FORM OF EXCHANGE NOTES............  Exchange Notes will be represented by one or more permanent global Notes in definitive, fully registered
                                    form without interest coupons, each deposited with the
                                    Trustee as custodian for, and registered in the name of
                                    Cede & Co., as nominee of, the DTC. Beneficial interests
                                    in such global Notes will be shown on, and transfers
                                    thereof will be effected only through, the book-entry
                                    records maintained by the DTC and its direct and
                                    indirect participants, including Euroclear and Cedel
                                    Bank. See Description of the Exchange Notes -- New
                                    Global Notes.

CERTAIN COVENANTS.................  The indenture governing the Exchange Notes (the
                                    Indenture) restricts the ability to, among other things,
                                    incur additional indebtedness, create liens, engage in
                                    sale-leaseback transactions, pay dividends or make
                                    distributions in respect of its capital stock, make
                                    investments or certain other restricted payments, sell
                                    assets, issue or sell stock, enter into transactions
                                    with stockholders or affiliates or effect a
                                    consolidation or merger. The Company is also required to
                                    maintain key man life insurance and to use its
                                    commercially reasonable efforts to obtain leasehold
                                    mortgages on all new store locations. These limitations
                                    are, however, subject to important qualifications and
                                    exceptions. See Description of Exchange Notes -- Certain
                                    Covenants.

                                  RISK FACTORS

    See "Risk Factors," immediately following this Summary, for a discussion of certain information that should be considered in evaluating the Company, its business and the Exchange Notes.

                       SUMMARY HISTORICAL FINANCIAL DATA
    The following summary of certain historical financial data of the Company for each of the years in the five-year period ended December 31, 1996 and historical balance sheet data as of December 31, 1996 have been derived from the historical audited consolidated financial statements of the Company. The consolidated financial data as of and for the nine months ended September 30, 1996, the seven months ended July 31, 1997 and the two months ended September 30, 1997 have been derived from unaudited consolidated financial statements of the Company and, in the opinion of the Company's management, have been prepared on a basis consistent with the audited financial statements and include all adjustments that are considered by management to be necessary for a fair presentation of such financial information. Historical data and interim results are not necessarily indicative of future results, and interim data are not necessarily indicative of results for a full year. In accordance with Fresh Start Accounting under generally accepted accounting principles ("GAAP"), the Company restated its balance sheet accounts to reflect an estimated fair market value upon its emergence from bankruptcy. As a result, the Company does not believe that its historical results of operations are necessarily indicative of its results of operations as an ongoing entity after the Effective Date. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Changes in Method of Accounting." The information set forth below should be read in conjunction with the discussion under "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition

and Results of Operations."
                                                                       (PREDECESSOR COMPANY)
                                                        YEAR ENDED DECEMBER 31,
                                         -----------------------------------------------------
                                           1992       1993       1994       1995       1996
                                         ---------  ---------  ---------  ---------  ---------
                                                                                                    NINE          SEVEN
                                                                                                   MONTHS        MONTHS
                                                                                                    ENDED         ENDED
                                                                                                SEPTEMBER 30,   JULY 31,
                                                                                                    1996          1997
                                                                                                -------------  -----------
STATEMENT OF OPERATIONS DATA:
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Total revenue..........................  $  19,593  $  61,585  $ 180,573  $ 259,490  $ 181,725    $ 147,848     $  82,537
Cost of goods sold.....................      5,696     15,131     36,858     50,227     34,276       27,059        14,136
Store operating expenses(1)(2)(3)......      6,331     32,010     97,631    185,587    140,486      112,741        60,192
Selling, general and administrative
  expenses(2)..........................      8,750      6,300     36,451     58,201     40,779       33,230        10,235
Depreciation and amortization..........        976      4,670     16,183     31,972     21,876       16,204        11,920
Restructuring and other charges........      2,486     --         14,024    372,160     --           --            --
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------
Operating income (loss)................     (4,586)     3,474    (20,574)  (438,657)   (55,692)     (41,386)      (13,946)
Reorganization costs...................     --         --         --         --         21,285       12,436        12,165
Extraordinary item-gain on discharge of
  debt.................................     --         --         --         --         --           --           332,165
Net income (loss) applicable to common
  shareholders.........................     (4,969)     3,306    (24,897)  (449,245)   (83,834)     (58,365)      302,256
Per common and common equivalent share:
  Income (loss) before cumulative
    effect of change in method of
    accounting and extraordinary
    item...............................  $   (0.14) $    0.08  $   (0.41) $   (8.06) $   (1.45)   $   (1.01)    $   (0.52)
  Cumulative effect of change in
    accounting method..................     --         --          (0.12)    --         --           --            --
  Extraordinary item-gain on discharge
    of debt............................     --         --         --         --         --           --              5.76
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------
  Net income (loss)....................  $   (0.14) $    0.08  $   (0.53) $   (8.06) $   (1.45)   $   (1.01)    $    5.24
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------
Weighted average number of common and
  common equivalent shares
  outstanding..........................     34,776     42,025     46,797     55,706     57,691       57,698        57,705
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------


                                          (SUCCESSOR
                                           COMPANY)
                                          TWO MONTHS
                                             ENDED
                                         SEPTEMBER 30,
                                             1997
                                         -------------
STATEMENT OF OPERATIONS DATA:
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE
Total revenue..........................    $  19,914
Cost of goods sold.....................        3,057
Store operating expenses(1)(2)(3)......       16,879
Selling, general and administrative
  expenses(2)..........................        3,872
Depreciation and amortization..........        3,981
Restructuring and other charges........       --
                                         -------------
Operating income (loss)................       (7,875)
Reorganization costs...................       --
Extraordinary item-gain on discharge of
  debt.................................       --
Net income (loss) applicable to common
  shareholders.........................       (9,784)
Per common and common equivalent share:
  Income (loss) before cumulative
    effect of change in method of
    accounting and extraordinary
    item...............................    $   (2.45)
  Cumulative effect of change in
    accounting method..................       --
  Extraordinary item-gain on discharge
    of debt............................       --
                                         -------------
  Net income (loss)....................    $   (2.45)
                                         -------------
                                         -------------
Weighted average number of common and
  common equivalent shares
  outstanding..........................        4,000
                                         -------------
                                         -------------

                                                                       (PREDECESSOR COMPANY)
                                                        YEAR ENDED DECEMBER 31,
                                         -----------------------------------------------------
                                           1992       1993       1994       1995       1996
                                         ---------  ---------  ---------  ---------  ---------
                                                                                                    NINE          SEVEN
                                                                                                   MONTHS        MONTHS
                                                                                                    ENDED         ENDED
                                                                                                SEPTEMBER 30,   JULY 31,
                                                                                                    1996          1997
                                                                                                -------------  -----------
OTHER DATA:
(DOLLARS IN THOUSANDS)
Cash provided by (used in)
  operations...........................  $    (662) $  19,860  $  (4,481) $ (59,103) $ (39,888)   $ (32,014)    $ (12,118)
Cash provided by (used in)
  investing activities.................     (7,791)   (95,868)  (121,972)   (64,562)     3,805        4,760          (468)
Cash provided by financing
  activities...........................     15,786    185,496     16,162    121,729     33,460       26,736        51,798
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------
Net cash flows                               7,333    109,488   (110,291)    (1,936)    (2,623)        (518)       39,212
EBITDA(4)..............................     (1,183)     8,144     (4,391)  (406,685)   (55,101)     (37,618)      (14,191)
Capital expenditures...................      6,352     88,336    119,134     51,732      2,672        1,717           567

STORE DATA:
Company-owned stores at
  period-end(5)........................         19        111        318        321        212          232           210
Franchised stores at period-end(6).....         38         57         29         15          7            7        --
                                         ---------  ---------  ---------  ---------  ---------  -------------  -----------
Total stores at period-end.............         57        168        347        336        219          239           210
OPERATING RATIO:
EBITDA/total interest expense(7).......     --           4.88     --         --         --           --            --
Ratio of earnings to fixed
  charges(8)...........................     --            2.8     --         --         --           --            --

                                          (SUCCESSOR
                                           COMPANY)
                                          TWO MONTHS
                                             ENDED
                                         SEPTEMBER 30,
                                             1997
                                         -------------
OTHER DATA:
(DOLLARS IN THOUSANDS)
Cash provided by (used in)
  operations...........................    $ (12,036)
Cash provided by (used in)
  investing activities.................         (262)
Cash provided by financing
  activities...........................            0
                                         -------------
Net cash flows                               (12,298)
EBITDA(4)..............................       (3,894)
Capital expenditures...................          218
STORE DATA:
Company-owned stores at
  period-end(5)........................          208
Franchised stores at period-end(6).....       --
                                         -------------
Total stores at period-end.............          208
OPERATING RATIO:
EBITDA/total interest expense(7).......       --
Ratio of earnings to fixed
  charges(8)...........................       --

                                                                  (PREDECESSOR COMPANY)                    (SUCCESSOR COMPANY)
                                                                   AS OF DECEMBER 31,                             AS OF
                                                  -----------------------------------------------------    SEPTEMBER 30, 1997
                                                    1992       1993       1994       1995      1996(9)          (10)(11)
                                                  ---------  ---------  ---------  ---------  ---------  -----------------------
BALANCE SHEET DATA:
(DOLLARS IN THOUSANDS)
Cash and cash equivalents (unrestricted)........  $   8,544  $ 118,176  $   7,885  $   5,949  $   3,326         $  30,240
Restricted cash and investments.................        437     --         --         --         --                21,706
Total assets....................................     24,804    252,550    474,686    171,571    125,786           190,171
Long-term debt, including current portion.......      5,557      2,728     18,400    113,404    350,072            88,298
Redeemable Convertible Preferred Stock(12)......     --         --         --         --         --                13,839
Total stockholders' equity (deficit) (excluding
  Redeemable Convertible Preferred Stock).......     10,636     98,091    238,963   (180,173)  (263,572)           60,394

------------------------
(1) Excludes depreciation and amortization and certain unallocated expenses.

(2) Net of $22.2 million, $13.6 million and $200,000 of capitalized costs related to the Company's expansion for the years 1994, 1995 and 1996, respectively, and $0.0 million, $0.0 million and $0.2 million for the nine months ended September 30, 1996, the seven months ended July 31, 1997 and the two months ended September 30, 1997, respectively.

(3) For the year ended December 31, 1992, Store Operating Expenses are estimated for stores acquired under the pooling method.

(4) EBITDA represents net earnings (losses) before interest, income taxes, depreciation and amortization, other income and expense, including minority interest, extraordinary item and change in accounting method. EBITDA is presented here to provide additional information about the Company's ability to service the Exchange Notes. The Company believes that EBITDA provides significant information with respect to the Company's capacity to make payments on the Exchange Notes because it indicates the amount of cash before non-cash charges against earnings, which would have been available to pay the Company's obligations during the years indicated, which is not indicated by the ratio of earnings to fixed charges. While providing useful information, EBITDA should not be considered in isolation or as a substitute measure of liquidity as determined under GAAP. EBITDA does not represent funds available for dividends, reinvestment or other discretionary uses. EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to (i) net income (loss) as a measure of performance (or any other measure of performance under GAAP) or (ii) cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Additionally, because EBITDA is not a measure of financial performance under GAAP, it may not be comparable to similarly titled measures of other companies.

(5) Includes the Block Party Stores.

(6) The Company currently receives no royalties from its franchised stores and rejected or terminated its arrangements with all franchisees on or prior to the Effective Date.

(7) EBITDA was insufficient to cover the full amount of total interest expense by $1.7 million, $9.5 million, $418.9 million and 61.4 million in each of 1992, 1994, 1995 and 1996, respectively, and $42.6 million, $18.1 million and $6.4 million for the nine months ended September 30, 1996, the seven months ended July 31, 1997 and the two months ended September 30, 1997, respectively. Total interest expense does not include all fixed expenses of the Company. See Note 12 to the Financial Statements.

(8) For purposes of this item, "fixed charges" represent interest, the interest element of rental expense, capitalized interest and amortization of debt issuance costs, and "earnings" represent income (loss) before income taxes, extraordinary items, cumulative effect of change in accounting method and fixed charges. Earnings were insufficient to cover Fixed Charges by $5.0 million, $24.1 million, $445.4 million, $83.8 million, $58.4 million, $29.9 million and $9.7 million in each of 1992, 1994, 1995 and 1996, the nine months ended September 30, 1996, the seven months ended July 31, 1997 and the two months ended September 30, 1997.

(9) Includes certain claims and other liabilities totaling $344.1 million as of December 31, 1996 in connection with the Plan of Reorganization. See "Plan of Reorganization."

(10) The balance sheet as of September 30, 1997 gives effect to the offering of the Private Notes and the Plan of Reorganization, including application of Fresh Start Accounting under GAAP. Fresh Start Accounting requires a restatement of the Company's balance sheet accounts to reflect the estimated fair market value of the Company on a going concern basis following the reorganization upon its emergence from bankruptcy. See "Plan of Reorganization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Changes in Method of Accounting."

(11) Under GAAP, $7.1 million of the proceeds of the offering of the Private Notes were allocated to the Unit Warrants and $77.9 million of the proceeds were allocated to the Private Notes.

(12) Reflects 1,000 shares of Convertible Preferred Stock of the Company.

                                  RISK FACTORS

    AN INVESTMENT IN THE EXCHANGE NOTES DISCUSSED HEREIN INVOLVES A HIGH DEGREE OF RISK AND THUS IS NOT APPROPRIATE FOR INVESTORS WHO CANNOT AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD GIVE CAREFUL CONSIDERATION TO THE SPECIFIC FACTORS SET FORTH BELOW AND THE OTHER INFORMATION SET FORTH HEREIN, BEFORE PURCHASING THE EXCHANGE NOTES OFFERED HEREBY. CERTAIN INFORMATION CONTAINED IN THIS PROSPECTUS, INCLUDING INFORMATION RELATING TO THE COMPANY'S EXPECTED OPERATIONS, ITS STRATEGY FOR MARKETING AND INVESTING IN STORE FACILITIES AND RELATED FINANCING ACTIVITIES, CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE RESULTS ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF NUMEROUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THE FACTORS DISCUSSED IN "RISK FACTORS," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS" AND "BUSINESS."

SUBSTANTIAL LEVERAGE; NEGATIVE EBITDA AND ABILITY TO SERVICE DEBT AND OTHER
  OBLIGATIONS

    As a result of the Private Note offering, the Company has indebtedness that is substantial in relation to stockholders' equity. As of September 30, 1997, the Company had an aggregate of $88.3 million of long-term debt (including current portion), of which $83.3 million was secured indebtedness (including the Private Notes).

    The Company's high degree of leverage could have important consequences to the holders of the Exchange Notes, including the following: (i) the Company's ability to obtain additional financing for working capital, capital expenditures, acquisitions or general corporate or other purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on its indebtedness, thereby reducing the funds available to the Company for other purposes; (iii) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a competitive disadvantage; and
(iv) the Company's ability to adjust rapidly to changing market conditions may be hindered and could make the Company more vulnerable to losses and possible defaults on outstanding indebtedness in the event of a downturn in general economic conditions or its business.


    The Company's ability to make scheduled payments of principal and interest or to refinance its obligations with respect to its indebtedness will depend on its financial and operating performance, which, in turn, will be subject to prevailing economic conditions and to certain financial, business and other factors beyond its control. For 1995 and 1996 and the first seven months of 1997, the Company had operating losses of $(438,657), $(55,692) and $(13,946), respectively, and net income (losses) of $(449,245), $(83,834) and $302,256. For 1995 and 1996 and the first seven months of 1997, the Company had negative EBITDA of $406.7 million, $55.1 million and $14.1 million, respectively. For the two months ended September 30, 1997, the Company had operating losses of $7.9 million, net losses of $9.8 million and negative EBITDA of $4.0 million. The Company historically has experienced negative operating results, net losses and negative EBITDA during the last quarter of the year. In addition, for 1994, 1995 and 1996 and the first seven months of 1997, the Company's earnings were insufficient to cover Fixed Charges by $24.1 million, $445.4 million, $83.8 million and $29.9 million. For the two months ended September 30, 1997, the Company's earnings were insufficient to cover Fixed Charges by $9.7 million. If the Company's cash flow and capital resources are insufficient to fund its debt service obligations, the Company may be forced to reduce or delay planned expansion and capital expenditures, sell assets, obtain additional equity capital or restructure its indebtedness. There can be no assurance that the Company's operating results, cash flow and capital resources will be sufficient for payment of its indebtedness and other capital requirements in the future. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."


SUCCESSFUL EXECUTION OF TURNAROUND PLAN

    The company is currently in the process of implementing its Turnaround Plan, which consists of a number of cost-cutting and revenue enhancing initiatives. The Company is undertaking a significant renovation program at a majority of its FunCenter locations. Although the Company has not experienced any material delays to date, there is a risk that such renovations will not be completed in a timely manner and that such capital expenditures will exceed expected amounts. The implementation of the Turnaround Plan will require successful repositioning of the Company's brand image with its target customers, which will depend, in part upon successful marketing and promotional campaigns, as well as customer acceptance of the product changes. Finally, the success of the Company's strategy will depend upon its ability to attract and retain qualified FunCenter managers capable of implementing the Company's revised operating strategy. Prior to implementing the Turnaround Plan and commencing renovations, the Company experienced negative comparable store sales while operating in Chapter 11 and this trend has continued since the Effective Date. If the Company is not successful in attracting additional customers and reversing this trend, it will not be able to fully implement the Turnaround Plan without additional financing (which may not be available) and the improvement in the Company's results of operation would not materialize. If the Turnaround Plan is not fully implemented, it is less likely that the trends of negative comparable store sales and/or earnings will be reversed which, in turn will have an adverse affect on the availability of cash and other financial resources necessary for the implementation of the Turnaround Plan. Further, if the implementation of the Turnaround Plan is not successful and the Company is unable to generate sufficient operating funds to pay the interest on the Exchange Notes and fund its other capital requirements, including current and future operating losses, there can be no assurance that alternative sources of financing would be available to the Company or, if available, that such financing would be on commercially reasonable terms. The Company is limited by the terms of the Indenture to permitted borrowings of up to $10 million of senior secured indebtedness and up to $5 million of new indebtedness from sale and leaseback transactions, capital lease obligations or purchase money obligations. If it becomes necessary for the Company to raise additional capital, it would be limited by the terms of the Indenture to issuing additional equity. There can be no assurance that capital would be available from any of these permitted sources. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Overview," "Business--Business Strategy and Turnaround Plan" and "Description of Exchange Notes."


NONCOMPARABILITY OF FINANCIAL INFORMATION

    Information reflecting the results of operations and financial condition of the Company since the Effective Date is not comparable to prior periods due to:
(i) store closings undertaken during the Company's reorganization; (ii) the replacement of the management team and the restructuring of the Company's store operations and general and administrative activities; (iii) the Company's bankruptcy case, including the costs and expenses relating thereto, and the impact of the restructuring or extinguishment of certain interests and liabilities; and (iv) the application of Fresh Start Accounting, pursuant to which the Company's assets have been stated at "reorganization value," which is defined as the value of the entity (before considering liabilities) on a going-concern basis following the reorganization and approximates the amount a willing buyer would pay for the assets of the Company immediately after the reorganization. Accordingly, there is only limited financial and operating history of the Company for a potential investor to evaluate. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

SECURITY FOR THE EXCHANGE NOTES; EXCHANGE NOTES UNDERSECURED

    The Exchange Notes will be initially secured by a first priority security interest in certain assets of the Company (including cash, accounts receivable, inventory, equipment, general intangibles, intellectual property rights and certain other fixed assets (except for real estate leasehold interests existing prior to the Effective Date and certain real property, fixtures and leasehold improvements)), by a pledge of the capital stock of all present and future Subsidiaries and by a subordinate lien on certain of the Company's real property and improvements thereon. The Company has agreed to use its commercially reasonable efforts to obtain in favor of the Collateral Agent a first priority mortgage lien on all leasehold interests in new store locations acquired after the Effective Date. While the Company has agreed to use its best efforts to grant to the holders of Exchange Notes valid, first priority security interests in each class of collateral identified above that is included in the security package granted under the Indenture, the granting of certain of such security interests may require the cooperation of third parties in order to be perfected, or may not be susceptible of perfection for legal or other logistical reasons. Accordingly, investors in of the Exchange Notes should not assume that valid first priority security interests will be obtained with respect to all or substantially all of the identified classes of collateral that are entitled to such security interests. In the event of a default on the Exchange Notes, the proceeds from the sale of the collateral securing the Exchange Notes will likely be insufficient to satisfy in full the Company's obligations under the Exchange Notes. The amount to be received upon such a sale would be dependent upon numerous factors including the condition, age and useful life of the collateral at the time of such sale, as well as the timing and the manner of such sale. A significant portion of the Company's assets consist of leasehold improvements, and most of the Company's assets are located on leaseholds. Because leasehold improvements may be deemed to be a part of either the real property covered by the lease (which real property is not owned by the Company) or the Company's real estate leasehold interests (which interests are not included in the collateral available for the Exchange Notes), there can be no assurances as to whether or to what extent such improvements would be available as collateral security for the Exchange Notes. Moreover, the ability of the Collateral Agent to obtain possession of collateral located on leaseholds may be subject to conflicting claims of landlords. Given the intangible nature of certain of the collateral, any sale of collateral separately from the Company as a whole may not be feasible. Additionally, the inclusion of the Company's fixtures in the collateral securing the Exchange Notes will be limited by the extent to which such fixtures (a) are deemed not to be personal property and (b) any applicable state laws that require that the Collateral Agent make certain filings in applicable real estate land records for the purpose of perfecting security interests in fixtures.

    Except during the continuance of a Default or Event of Default, the Collateral Agent (as defined herein) is required under certain circumstances, as set forth in "Description of Exchange Notes-- Possession, Use and Release of Collateral," to release its liens on property or assets proposed to be sold by the Company, which may further reduce the sufficiency of the collateral securing the Exchange Notes. In the event the Company enters into an Eligible Credit Facility, the security interest with respect to the Exchange Notes would become subordinated to the security interest with respect to such credit facility. See "Description of Exchange Notes -- Security."

EFFECT OF BANKRUPTCY UPON EXERCISE OF REMEDIES

    The right of the Collateral Agent to repossess and dispose of the collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company prior to the Collateral Agent having repossessed and disposed of the collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case or from disposing of security repossessed from such debtor without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though debtor is in default under the applicable debt instruments; PROVIDED that secured creditors are given "adequate protection" as such term is interpreted by the relevant bankruptcy court.

RESTRICTIVE DEBT COVENANTS

    The Indenture contains a number of covenants which will impose significant operating and financial restrictions on the Company and its subsidiaries. Such restrictions affect, and in many respects significantly limit or prohibit, among other things, the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends, repay other indebtedness prior to stated maturities or amend other debt instruments, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, make capital expenditures, or engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. These restrictions could limit the ability of the Company and its subsidiaries to effect future financings, make needed capital expenditures, withstand a future downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities. A failure by the Company or its subsidiaries to comply with these restrictions could lead to a default under the Indenture and the Exchange Notes, notwithstanding the ability of the Company to meet its debt service obligations. Upon the occurrence of an Event of Default, the holders of the Exchange Notes could elect to declare all such indebtedness, together with accrued and unpaid interest thereon, to be due and payable, and there can be no assurance that the Company and its subsidiaries would be able to make such payments or borrow sufficient funds from alternative sources to make such payments. Even if additional financing could be obtained, there can be no assurance that it would be available on commercially reasonable terms. See "Description of Exchange Notes."

REPURCHASE OF EXCHANGE NOTES UPON A CHANGE OF CONTROL

    In the event of a Change of Control, the Company must offer to purchase the Exchange Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. See "Description of Exchange Notes--Repurchase upon Change of Control" and "--Certain Definitions." In the event that the Company is required to make an offer to purchase the Exchange Notes upon the occurrence of a Change of Control, there can be no assurance that it would have sufficient funds available to purchase any Exchange Notes tendered, and the Company would likely be required to refinance the Exchange Notes. There can be no assurance that the Company would be able to accomplish such refinancing or, if such refinancing were to occur, that it would be accomplished on commercially reasonable terms.

DEPENDENCE ON KEY PERSONNEL

    The Company's success is highly dependent upon Scott W. Bernstein, the President and Chief Executive Officer. The Company's success is also dependent upon its other senior managers, Robert G. Rooney, Senior Vice President and Chief Financial and Administrative Officer, and Sharon L. Rothstein, Senior Vice President, Marketing and Entertainment. Each of Mr. Bernstein, Mr. Rooney and Ms. Rothstein is subject to an employment agreement; however, the loss of the services of any such individuals could have a material adverse effect upon the implementation of the Turnaround Plan and on the Company in general.

CONTROL BY PRINCIPAL STOCKHOLDERS

    The Company's executive officers and directors (and their respective affiliates) (collectively, the "Principal Stockholders") beneficially own 67.9% of the Common Stock (after giving effect to Stock Options granted under the Stock Incentive Plan, the Convertible Preferred Stock and the Ten Year Warrants). See "Principal Stockholders." The Principal Stockholders, if voting together, have sufficient voting power to elect a majority of the Company's directors, exercise control over the business, policies and affairs of the Company and, in general, determine the outcome of any corporate transaction or other matters submitted to the stockholders for approval, such as any proposed amendment to the certificate of incorporation of the Company, the authorization of additional shares of capital stock, and any merger, consolidation, sale of all or substantially all of the assets of the Company, and could prevent or cause a Change of Control of the Company, all of which may adversely affect the Company and the holders of the Exchange Notes.

SEASONALITY

    The Company's FunCenters typically experience seasonal fluctuations in their revenues, with generally higher revenues occurring in the first quarter of the year due to the fact that many of the Company's facilities are located in cold weather regions where children are unable to play outside during this time of year. In 1996, the Company's FunCenters generated 32% of their revenue in the first quarter versus 23%, 24% and 21% in the second, third and fourth quarters, respectively. These fluctuations in revenues are primarily influenced by the school year and the weather.

INDUSTRY CONDITIONS/COMPETITION

    The Company competes against a wide variety of concepts vying for family leisure time and entertainment spending. These competing concepts encompass a broad spectrum of entertainment opportunities, including family entertainment centers, theme parks, movie theaters and other in-home and out-of-home entertainment activities. In particular, the Company competes in the pay-for-play children's entertainment center industry by targeting its activities and programming to children ages two to twelve. This industry is affected by general and local economic conditions, demographic trends and consumer tastes over which the Company has no control. Consumer tastes, in particular, are subject to rapid changes which could result in the Company's activities falling out of favor with its target customers, requiring it to invest in new equipment for FunCenters. The Company's future revenues will depend to a significant extent upon its ability to respond to changes in consumer tastes. The performance of individual FunCenters may be affected by a variety of factors such as the location of competing facilities, increased labor and employee benefit costs and the availability of experienced management and hourly employees.

    Competitive market conditions, including the emergence of significant new competitors, could materially adversely affect the Company's ability to improve its results of operations. Such new competitors, which may include The Walt Disney Company (which has a family entertainment concept in one location and has announced plans to open additional store locations), and certain existing competitors have or may have longer operating histories, substantially greater name recognition and more extensive financial, technical, marketing, sales and distribution resources. There can be no assurance that the Company will be able to compete successfully against existing and future competitors or that competitive pressures faced by the Company will not materially adversely affect its business, operating results and financial condition, its ability to pay interest and principal on the Exchange Notes and the value of the Warrants (as defined herein) and the Warrant Shares.

FRAUDULENT CONVEYANCE

    If a court, in a lawsuit brought by an unpaid creditor of the Company or a representative of creditors, such as a trustee in bankruptcy, or the Company as a debtor-in-possession, were to find under relevant federal or state fraudulent conveyance statutes that the Company did not receive fair consideration or reasonably equivalent value for incurring debt, including the Exchange Notes, and that, at the time of such incurrence, the Company: (i) was insolvent; (ii) was rendered insolvent by reason of such incurrence; (iii) was engaged in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital; or (iv) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, such court could void the Company's obligations under the Exchange Notes, subordinate the Exchange Notes to other indebtedness of the Company or take other action detrimental to the holders of the Exchange Notes.

    The measure of insolvency for these purposes would vary depending upon the law of the jurisdiction being applied. Generally, however, a company would be considered insolvent for these purposes if the sum of such company's liabilities (including a fair estimate of the likely amount payable in respect of contingent liabilities) were greater than the fair saleable value of all such company's property, or if the present fair saleable value of such company's assets were less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured. Moreover, regardless of solvency or the adequacy of consideration, a court could void the Company's obligations under the Exchange Notes, subordinate the Exchange Notes to other indebtedness of the Company or take other action detrimental to the holders of the Exchange Notes if such court determined that the incurrence of debt, including the Private Notes, was made with the actual intent to hinder, delay or defraud creditors.

    The Company believes that the indebtedness represented by the Private Notes was incurred for proper purposes and in good faith without any intent to hinder, delay or defraud creditors, that the Company received reasonably equivalent value or fair consideration for incurring such indebtedness, that the Company, after giving effect to the issuance of the Private Notes and the use of proceeds therefrom, continues to be solvent under the applicable standards that it has and will have sufficient capital for carrying on its businesses and will be able to pay its debts as they mature. The exchange of the Private Notes for the Exchange Notes does not represent any additional indebtedness for the Company.

FRAUDULENT TRANSFER CONSIDERATIONS RELATING TO SUBSIDIARY GUARANTEES

    The obligations of any Subsidiary Guarantor (as defined herein) under its Subsidiary Guarantee and the grant by any Subsidiary Guarantor of a security interest under the Collateral Agreements (as defined herein) may be subject to review under applicable fraudulent conveyance statutes in the event of the bankruptcy or other financial difficulty of any such Subsidiary Guarantor. Under such laws, if a court in a lawsuit by an unpaid creditor or representative of creditors of any such person, such as a trustee in bankruptcy of any such person as debtor in possession, were to find that at the time such person incurred its obligations under its guarantee or pledged its assets, it: (i) received less than fair consideration or reasonably equivalent value therefor; and (ii) either, (a) was insolvent, (b) was rendered insolvent by such guarantee or pledge, (c) was engaged in a business or transaction for which its remaining unencumbered assets constituted unreasonably small capital, or (d) intended to incur or believed that it would incur debts beyond its ability to pay such debts as they matured, such court could void such obligations under its guarantee and/or the security interest in its assets and direct the return of any amounts paid with respect thereto. Moreover, regardless of the factors identified in the foregoing clauses (i) and (ii), a court could take such action if it found that the guarantee was entered into or the security interest granted with actual intent to hinder, delay, or defraud creditors. The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction being applied. Generally, however, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) were greater than all of its property at a fair valuation or if the present fair salable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts as they become absolute and matured.

ABSENCE OF PUBLIC MARKET

    The NASD has designated the Private Notes as securities eligible for trading in the PORTAL market of the NASD. However, the Exchange Notes are new securities for which there is currently no active trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market System, and there can be no assurance as to the development of any market or liquidity of any market that may develop for the Exchange Notes. If a market for the Exchange Notes develops, the price of such Exchange Notes may fluctuate and liquidity may be limited. If a market for the Exchange Notes does not develop purchasers may be unable to resell such Exchange Notes for an extended period of time, if at all. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. There can be no assurance that, if a market for the Exchange Notes were to develop, such market would not be subject to similar disruptions.

LIMITATION ON USE OF NET OPERATING LOSSES AND BUILT-IN LOSSES

    The Company was required to reduce its Net Operating Loss carryforwards ("NOL") as a result of the cancellation of indebtedness pursuant to the confirmation of the Plan.

    Under the Internal Revenue Code of 1986, as amended (the "Code"), the utilization of NOLs against future taxable income is subject to limitation if a company is treated as having experienced "ownership change" as defined in the Code (the "Section 382 limitation"). Moreover, if an ownership change has occurred, the ability to use recognized "built-in losses" to offset other income may also be subject to the Section 382 limitation. The Section 382 limitation applies to the recognition of any portion of a company's built-in loss (defined as the excess of such company's tax basis in its assets over the fair market value of such assets as of the time of the ownership change) during the five-year period after the change in control that results from, among other things, the sale or exchange of the company's built-in loss assets. This built-in loss change of control limitation also limits a company's ability to take depreciation or amortization charges with respect to its built-in loss assets.


    As of July 31, 1997, the Company estimates that it had available approximately $160.0 million of NOLs, the availability of which may be limited as described below. As a result of its reorganization under Chapter 11, the Company is treated as having experienced an ownership change. Thus, after emerging from Chapter 11, the Company's ability to offset income in each post-reorganization taxable year by its then remaining NOLs and built-in losses (including depreciation and amortization deductions of any portion of the Company's basis in assets with built-in losses) will be limited to an amount not to exceed the aggregate value of the Company's common stock immediately before such change in control (taking into account in such calculation, however, any increase in value resulting from any surrender or cancellation of creditors' claims in connection with the Plan) multiplied by the long-term tax-exempt rate published monthly by the Internal Revenue Service. It is estimated that the use of the Company's NOLs will be limited to approximately $4.0 million per year.


ORIGINAL ISSUE DISCOUNT CONSEQUENCES

    The Private Notes were issued with original issue discount for U.S. federal income tax purposes. The Exchange Notes should be treated as a continuation of the Private Notes. Consequently, Holders of the Exchange Notes generally will be required to include amounts in gross income for U.S. federal income tax purposes in advance of receipt of the cash payments to which the income is attributable. See "Certain U.S. Federal Income Tax Considerations" for a more detailed discussion of the U.S. federal income tax consequences for the Company and the beneficial owners resulting from the Exchange Offer.

FAILURE TO EXCHANGE PRIVATE NOTES

    The Exchange Notes will be issued in exchange for Private Notes only after timely receipt by the Exchange Agent of such Private Notes, a properly completed and duly executed Letter of Transmittal and all other required documentation. Therefore, holders of Private Notes desiring to tender such Private Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. Neither the Exchange Agent nor the Company is under any duty to give notification of defects or irregularities with respect to tenders of Private Notes for exchange. Private Notes that are not tendered or are tendered but not accepted will, following consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. In addition, any holder of Private Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Each broker-dealer who holds Private Notes acquired for its own account as a result of market making or other trading activities and who receives Exchange Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. To the extent that Private Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Private Notes could be adversely affected due to the limited amount, or "float," of the Private Notes that are expected to remain outstanding following the Exchange Offer. Generally, a lower "float" of a security results in less demand to purchase such security and could, therefore, result in lower prices for such security. For the same reason, to the extent that a large amount of Private Notes are not tendered or are tendered and not accepted in the Exchange Offer, the trading market for the Exchange Notes could be adversely affected. See "Plan of Distribution" and "The Exchange Offer."

    In the event the Exchange Offer is consummated, the Company will not be required to register any Private Notes not tendered and accepted in the Exchange Offer. In such event, holders of Private Notes seeking liquidity in their investment would have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act. Following the Exchange Offer, none of the Private Notes will be entitled to the contingent increase in interest rate provided (in the event of a failure to consummate the Exchange Offer in accordance with the terms of the Registration Rights Agreement) pursuant to the Private Notes.

                               THE EXCHANGE OFFER

    This summary of the material provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part and is available from the Company upon request.

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

    The Company sold the Private Notes to Jefferies & Company, Inc. (the "Initial Purchaser") on July 22, 1997 (the "Issue Date") pursuant to the terms of the Purchase Agreement dated July 15, 1997 between the Initial Purchaser and the Company (the "Purchase Agreement"). The Initial Purchaser subsequently resold the Private Notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to a limited number of institutional "accredited investors" (as defined in Rule 501(A)(1), (2), (3) or (7) under the Securities Act). In connection with the offering of the Private Notes, the Company and the Initial Purchaser entered into a Registration Rights Agreement dated as of July 22, 1997 (the "Registration Rights Agreement").

    The Company agreed with the Initial Purchaser pursuant to the Registration Rights Agreement, for the benefit of the Holders, that it would use its best efforts, at its cost, after the Issue Date to file and cause to become effective a registration statement with respect to a proposed offer (the "Exchange Offer Registration Statement") to exchange the Private Notes for an issue of notes with terms identical in all material respects to the Private Notes (except that the Exchange Notes will not contain terms with respect to transfer restrictions). As soon as practicable after such registration statement is declared effective, the Company intends to offer the Exchange Notes in return for surrender of the Private Notes. Such offer will remain open for not less than 30 calendar days after the date notice of the Exchange Offer is mailed to holders of the Private Notes. For each of the Private Notes surrendered to the Company under the Exchange Offer, the Holder will receive Exchange Notes of equal principal amount. Interest on each Exchange Note shall accrue from the last Interest Payment Date on which interest was paid on the Private Notes so surrendered. In the event that applicable interpretations of the staff of the Commission do not permit such an Exchange Offer, or under certain other circumstances set forth in the Registration Rights Agreement, the Company shall, at its cost, use its best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the Private Notes and to keep such registration statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act, as in effect from time to time. The Company shall, in the event of such a shelf registration, provide to each Holder copies of the prospectus, notify each Holder when a registration statement for the Private Notes has become effective and take certain other actions as are required to permit resales of the Private Notes. A Holder that sells its Private Notes pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement that are applicable to such a holder (including certain indemnification obligations).

    In the event that neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed on or prior to the 120th day after the Issue Date, then commencing on the day after the 120th day after the Issue Date, additional interest shall accrue on the Private Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Private Notes for the first 90 days commencing on the 120th day after the Issue Date, such additional interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period. If neither the Exchange Offer Registration Statement nor the Shelf Registration Statement is declared effective on or prior to the 180th day after the Issue Date, then commencing on the 180th day after the Issue Date, additional interest shall accrue on the Private Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Private Notes for the first 90 days immediately following the 120th day after the Issue Date, such additional interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period. If (A) the Company has not exchanged Exchange Notes for all Private Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to the 210th day after the Issue Date, (B) if applicable, a Shelf Registration Statement has been declared effective and such Shelf Registration Statement ceases to be effective at any time prior to the date which is 36 months after the Issue Date and is not declared effective again within 5 business days, (C) pending the announcement of a material corporate transaction, the Company issues a written notice that a Shelf Registration Statement or Exchange Offer Registration Statement is unusable and the aggregate number of days in any 365-day period for which all such notices issued or required to be issued, have been, or were required to be, in effect exceeds 120 days in the aggregate or 30 days consecutively, in the case of a Shelf Registration Statement, or 15 days in the aggregate in the case of an Exchange Offer Registration Statement, then additional interest shall accrue on the Private Notes over and above any stated interest at a rate of 0.25% per annum of the principal amount of such Private Notes for the first 90 days commencing on the (x) 210th day after the date hereof, in the case of (A) above, (y) the day such Shelf Registration Statement ceases to be effective without being declared effective again within 5 business days in the case of (B) above, or (z) the day the Exchange Offer Registration Statement or Shelf Registration Statement ceased to be usable in case of clause (C) above, such additional interest rate increasing by an additional 0.25% per annum at the beginning of each such subsequent 90-day period; PROVIDED, HOWEVER, that the additional interest rate on the Private Notes may not exceed at any one time in the aggregate 1.00% per annum; and PROVIDED, FURTHER, that (1) upon the filing of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Exchange Offer Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Notes for all Private Notes tendered (in the case of (iii)
(A) above), or upon effectiveness of a Shelf Registration Statement which had ceased to remain effective (in the case of (iii) (B) above), additional interest on the Private Notes as a result of such clause (or the relevant subclause thereof), as the case may be, shall cease to accrue.

    If the Company effects the Exchange Offer Registration Statement, it will be entitled to close the Exchange Offer Registration Statement 30 calendar days after the commencement thereof; PROVIDED that it has accepted all Private Notes theretofore validly surrendered in accordance with the terms of the Exchange Offer Registration Statement. Private Notes not tendered in the Exchange Offer Registration Statement will bear interest at the rate set forth on the cover page of the Offering Circular dated July 15, 1997 and be subject to all of the terms and conditions specified in the Indenture and to the transfer restrictions described therein under the caption "Notice to Investors."

    Following the completion of the Exchange Offer, Holders of the Private Notes not tendered will not have any further registration rights and those Private Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for a Holder's Private Notes could be adversely affected upon completion of the Exchange Offer if such Holder does not participate in the Exchange Offer. See "Risk Factors -- Failure to Exchange Private Notes."

    Each Holder participating in the Exchange Offer Registration Statement shall be required to represent to the Company that at the time of the consummation of the Exchange Offer Registration Statement (i) any Exchange Notes received by such Holder will be acquired in the ordinary course of its business, (ii) such Holder will have no arrangements or understanding with any person to participate in the distribution of the Private Notes or Exchange Notes within the meaning of the Securities Act, (iii) such Holder is not an "affiliate" (as defined in Rule 405 of the Securities Act) of the Company, or if it is an affiliate, such Holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer, that it will receive Exchange Notes for its own account in exchange for Private Notes that were acquired as a result of market-making activities or other trading activities and that it will be required to acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

    Under existing Commission interpretations, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act; PROVIDED that, in the case of broker-dealers participating in the Exchange Offer, a prospectus meeting the requirements of the Securities Act is delivered upon resale by such broker-dealers in connection with resales of the Exchange Notes. The Company has agreed, for a period of 180 days after the consummation of the Exchange Offer, to make available a prospectus meeting the requirements of the Securities Act to any such broker-dealer for use in connection with any resale of any Exchange Note acquired in the Exchange Offer. A broker-dealer which delivers such a prospectus to purchasers in connection with such resales will be subject to certain of the civil liability provisions under the Securities Act and will be bound by the provisions of the Registration Rights Agreement, including certain indemnification obligations. Any Holder who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes cannot rely on this interpretation by the Commission's staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.


    This Prospectus, together with the accompanying Letter of Transmittal, is being sent to all registered Holders of Private Notes as of January 15, 1998 (the "Record Date"). The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.


    The Company shall be deemed to have accepted validly tendered Private Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. See "-- Exchange Agent." The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Exchange Notes from the Company and delivering Exchange Notes to such Holders.

    If any tendered Private Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events set forth herein, such unaccepted Private Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

    Holders who tender Private Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Private Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than certain applicable taxes, in connection with the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS


    The term "Expiration Date" shall mean 5:00 p.m., New York City time, on February 24, 1998, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. In the event that the Exchange Offer is extended, it will remain in effect for a minimum of an additional five business days and a maximum of an additional 10 business days.


    In order to extend the Expiration Date, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered Holders of Private Notes an announcement thereof, each prior to 5:00 p.m., New York City time, on the next business day after the previously scheduled Expiration Date. Such announcement may state that the Company is extending the Exchange Offer for a specified period of time.

    The Company reserves the right, in its sole discretion, (i) to delay acceptance of any Private Notes, to extend the Exchange Offer or to terminate the Exchange Offer and to refuse to accept Private Notes not previously accepted, if any of the conditions set forth herein under "-- Termination" shall have occurred and shall not have been waived by the Company (if permitted to be waived by the Company), by giving oral or written notice of such delay, extension or termination to the Exchange Agent, and (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment.

    Without limiting the manner in which the Company may choose to make public announcements of any delay in acceptance, extension, termination or amendment of the Exchange Offer, the Company shall have no, and as required by the Securities Act, obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

INTEREST ON THE EXCHANGE NOTES

    Interest will be paid on the Private Notes on February 1, 1998 to Holders of record of the Private Notes on January 15, 1998. Interest on the Exchange Notes will accrue from February 1, 1998 (the last Interest Payment Date on which interest was paid on the Private Notes so surrendered). Holders who exchange their Private Notes for Exchange Notes will receive the same interest payment on May 1, 1998 (the first interest payment date with respect to the Exchange Notes assuming the Expiration Date is not extended beyond such date) that they would have received had they not accepted the Exchange Offer. In the event that the Exchange Offer is extended beyond May 1, 1998 or is not consummated, Holders of Private Notes will receive the interest payments set forth on the face of such notes, together with Additional Interest, if any, as set forth in the Registration Rights Agreement.

PROCEDURES FOR TENDERING

    Only a Holder of Private Notes may tender its Private Notes in the Exchange Offer, except as set forth in the following two paragraphs. To tender in the Exchange Offer, a Holder must complete, sign and date the Letter of Transmittal, or a copy thereof, have the signatures thereof guaranteed if required by the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such copy, together with any corresponding certificate or certificates representing the Private Notes (unless such tender is being effected pursuant to the procedure for book-entry transfer described below) and any other required documents, to the Exchange Agent, prior to 5:00 p.m., New York City time, on the Expiration Date.

    Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Private Notes by causing DTC to transfer such Private Notes into the Exchange Agent's account in accordance with the DTC's procedure for such transfer. Although delivery of Private Notes may be effected through book-entry transfer into the Exchange Agent's account at the DTC, the Letter of Transmittal (or copy thereof) with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its addresses set forth herein under "-- Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO DTC IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

    If delivery of the Private Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at the DTC, the Letter of Transmittal need not be manually executed; PROVIDED, HOWEVER, that tenders of Private Notes must be effected in accordance with the procedures mandated by ATOP. To tender Private Notes through ATOP, the electronic instructions sent to DTC and transmitted by DTC to the Exchange Agent must contain the character by which the participant acknowledges its receipt of and agrees to be bound by the Letter of Transmittal.

    The tender by a Holder of Private Notes will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

    Delivery of all documents must be made to the Exchange Agent at its address set forth herein. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect such tender for such Holders.

    The method of delivery of Private Notes and the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holders. Instead of delivery by mail, it is recommended that Holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Private Notes should be sent to the Company.

    Any owner of a beneficial interest in an Old Global Note holding through a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender in the Exchange Offer should contact such entity through which it holds such beneficial interest promptly and instruct such entity to tender on his behalf.

    Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution") unless the Private Notes tendered pursuant thereto are tendered (i) by a registered Holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" of the Letter of Transmittal or (ii) for the account of an Eligible Institution.

    If the Letter of Transmittal is signed by a person other than the registered Holder listed therein, such Private Notes must be endorsed or accompanied by appropriate bond powers which authorize such person to tender the Private Notes on behalf of the registered Holder, in either case signed as the name of the registered Holder or Holders appears on the Private Notes.

    If the Letter of Transmittal or any Private Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with this Letter of Transmittal.

    All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of the tendered Private Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Private Notes not property tendered or any Private Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the absolute right to waive any defects, irregularities or conditions of tender as to particular Private Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Private Notes must be cured within such time as the Company shall determine. Although the Company intends to notify Holders of defects or irregularities with respect to tenders of Private Notes, neither the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of Private Notes nor shall any of them incur any liability for failure to give such notification. Tenders of Private Notes will not be deemed to have been made until such irregularities have been cured or waived. Any Private Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost by the Exchange Agent to the tendering Holder unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

    In addition, the Company reserves the right in its sole discretion to purchase or make offers for any Private Notes that remain outstanding subsequent to the Expiration Date, or, as set forth under "-- Termination," to terminate the Exchange Offer.

GUARANTEED DELIVERY PROCEDURES

    Holders who wish to tender their Private Notes and (i) whose Private Notes are not immediately available, or (ii) who cannot deliver their Private Notes, the Letter of Transmittal or any other required documents to the Exchange Agent prior to the Expiration Date, or cannot complete the procedure for book-entry transfer on a timely basis, may effect a tender if:

        (a) the tender is made through an Eligible Institution;

        (b) prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal and Notice of Guaranteed Delivery, substantially in the form provided by the Company (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of Private Notes, the certificate number or numbers, if any, of such Holder's Private Notes and the principal amount of such Private Notes tendered, stating that the tender is being made thereby, and guaranteeing that, within five business days after the Expiration Date, the Letter of Transmittal (or copy thereof), together with the certificate(s) representing the Private Notes to be tendered in prior form for transfer and any other documents required by the letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

        (c) such properly completed and executed Letter of Transmittal (or copy thereof), together with the certificate(s) representing all physically tendered Private Notes in proper form for transfer (or confirmation of a book-entry transfer into the Exchange Agent's account at the DTC of Private Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five business days after the Expiration Date.

WITHDRAWAL OF TENDERS

    Except as otherwise provided herein, tenders of Private Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

    To withdraw a tender of Private Notes in the Exchange Offer, a written, facsimile or electronic ATOP (for DTC participants) transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date and prior to acceptance for exchange thereof by the Company. Any such notice of withdrawal must (i) specify the name of the person having deposited the Private Notes to be withdrawn (the "Depositor"), (ii) identify the Private Notes to be withdrawn (including the certificate number or numbers and principal amount of such Private Notes), (iii) be signed by the Depositor in the same manner as the original signature on the Letter of Transmittal by which such Private Notes were tendered (including any required signature guarantee) or be accompanied by documents of transfer sufficient to permit the Trustee with respect to the Private Notes to register the transfer of such Private Notes into the name of the Depositor withdrawing the tender and (iv) specify the name in which any such Private Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Private Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Private Notes so withdrawn are validly tendered as set forth under "--Procedures for Tendering." Any Private Notes that have been tendered for exchange but are not accepted for exchange will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Private Notes may be rendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

TERMINATION

    Notwithstanding any other term of the Exchange Offer, the Company will not be required to accept for exchange, or exchange Exchange Notes for, any Private Notes not theretofore accepted for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Private Notes if
(i) any injunction, order or decree shall have been issued by any court or by or before any governmental agency with respect to the Exchange Offer, which, in the Company's judgment, would materially impair the Company's ability to proceed with the Exchange Offer, or (ii) any law, statute, rule or regulation is proposed, adopted or enacted, or any existing law, statute, rule or regulation is interpreted by the staff of the Commission in a manner which, in the Company's sole judgment, might materially impair the Company's ability to proceed with the Exchange Offer, or (iii) any governmental approval or approval by Holders has not been obtained, which approval the Company shall, in its reasonable judgment, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

    If the Company determines that it may terminate the Exchange Offer, as set forth above, the Company may (i) refuse to accept any Private Notes and return any Private Notes that have been tendered to the Holders thereof, (ii) extend the Exchange Offer and retain all Private Notes tendered prior to the Expiration Date of the Exchange Offer, subject to the rights of such Holders of tendered Private Notes to withdraw their tendered Private Notes, or (iii) waive such termination event with respect to the Exchange Offer and accept all properly tendered Private Notes that have not been withdrawn. If such waiver constitutes a material change in the Exchange Offer, the Company will disclose such change by means of a supplement to this Prospectus that will be distributed to each registered Holder, and the Company will extend the Exchange Offer for a period of five to ten business days, depending upon the significance of the waiver and the manner of disclosure to the registered Holders, if the Exchange Offer would otherwise expire during such period.

    Holders of Private Notes will have certain rights against the Company under the Registration Rights Agreement should the Company fail to consummate the Exchange Offer.

EXCHANGE AGENT

    All executed Letters of Transmittal should be directed to the Exchange Agent. State Street Bank and Trust Company, the Trustee under the Indenture, has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance should be directed to the Exchange Agent as follows:

BY MAIL:                                       BY HAND OR OVERNIGHT COURIER:
State Street Bank and Trust Company            State Street Bank and Trust Company
P.O. Box 778                                   Two International Place, 4th Floor
Boston, Massachusetts 02102                    Boston, Massachusetts 02110
Attention:  Corporate Trust/Transfer Unit      Attention:  Corporate Trust
Telephone:  (617) 664-5326                     Department/Transfer
                                               Unit
                                               Telephone:  (617) 664-5326

    Questions and requests for assistance and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Company as follows:

BY MAIL, HAND OR OVERNIGHT COURIER:
Discovery Zone, Inc.
565 Taxter Road, Fifth Floor
Elmsford, New York 10523

Attention:   Andrew M. Smith

Telephone:  (914) 345-4500

FEES AND EXPENSES

    The expenses of soliciting tenders pursuant to the Exchange Offer will be borne by the Company. The principal solicitation for tenders pursuant to the Exchange Offer is being made by mail. Additional solicitations may be made by officers and regular employees of the Company and their affiliates in person, by facsimile, telegraph, telephone or telecopier.

    The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or other persons soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse the Exchange Agent for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus, Letters of Transmittal and related documents to the beneficial owners of the Private Notes and in handling or forwarding tenders for exchange.

    The expenses to be incurred in connection with the Exchange Offer, including fees and expenses of the Exchange Agent and Trustee and accounting and legal fees, will be paid by the Company.

    The Company will pay all transfer taxes, if any, applicable to the exchange of Private Notes pursuant to the Exchange Offer. If, however, certificates representing Exchange Notes or Private Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Private Notes tendered, or if tendered Private Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Private Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

CONSEQUENCES OF FAILURE TO EXCHANGE

    The Private Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities within the meaning of Rule 144 of the Securities Act. Accordingly, such Private Notes may be resold only (i) to the Company or any subsidiary thereof, (ii) inside the United States to a qualified institutional buyer in compliance with Rule 144A, (iii) inside the United States to an institutional accredited investor that, prior to such transfer, furnishes to the Trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Private Notes (the form of which letter can be obtained from the Trustee) and, if such transfer is in respect of an aggregate principal amount of Private Notes at the time of transfer of less than $100,000, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act, (iv) outside the United States in compliance with Rule 904 under the Securities Act,
(v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), or (vi) pursuant to an effective registration statement under the Securities Act. The liquidity of the Private Notes could be adversely affected by the Exchange Offer. Following the consummation of the Exchange Offer, holders of the Private Notes will have no further registration rights under the Registration Rights Agreement and will not be entitled to the contingent increase in the interest rate provided for in the Private Notes.

ACCOUNTING TREATMENT

    The Exchange Notes would be recorded at the same carrying value as the Private Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company upon the consummation of the Exchange Offer.

The costs of the Exchange Offer and the unamortized expenses related to the issuance of the Private Notes will be amortized over the term of the Exchange Notes.

                                USE OF PROCEEDS

    The Company will not receive any proceeds from the issuance of the Exchange Notes pursuant to the Exchange Offer. In consideration for issuing the Exchange Notes as contemplated in this Prospectus, the Company will receive in exchange Private Notes in like principal amount, the term and form of which are identical in all material respects to the Exchange Notes. The Private Notes surrendered in exchange for Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, issuance of the Exchange Notes will not increase the indebtedness of the Company.

    The net proceeds from the offering of the Private Notes together with the proceeds from the offering of Convertible Preferred Stock were $93.8 million after deducting selling commissions and estimated fees and expenses. Of those net proceeds, the Company used (i) approximately $21.6 million to purchase a portfolio of Pledged Securities, which consists of U.S. Treasury Securities that were pledged as security for the scheduled interest payments on the Notes through August 1, 1999, and (ii) approximately $45.5 million to repay all outstanding borrowings under the DIP Facilities and pay certain other bankruptcy-related claims and expenses. The remaining net proceeds of approximately $26.7 million will be used to finance capital expenditures, for working capital and for general corporate purposes. See "Company Background" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                               COMPANY BACKGROUND

PRE-CHAPTER 11 REORGANIZATION

    Discovery Zone, Inc. was founded in 1989 and grew from 28 locations in 1991 to a peak of 347 locations in 1994, achieving much of its growth through the acquisition of certain of its franchisees and other businesses.

    In 1994 the Company acquired, among other businesses: (i) the 48-store Leaps and Bounds, Inc. ("Leaps and Bounds"), a wholly owned subsidiary of McDonald's Corporation ("McDonald's"); (ii) the Blockbuster Children's Amusement Corporation, the Tumble For Fun Limited Partnership and Blockbuster Children's Amusement Canada Corporation which, together, operated 60 franchised locations; and (iii) Semborg Corp., a company that developed robotics and interactive technology. In 1995, the Company acquired two Block Party Stores and certain related leases from Blockbuster Entertainment Group ("Blockbuster"). The Company acquired no businesses during 1996 or in the first nine months of 1997.

    The Company financed its growth, including the acquisitions described above, primarily through the issuance of debt securities, including an offering of 4.75% Liquid Yield Option Notes (the "LYONs") for net proceeds of $111 million and the incurrence of a $175 million five-year revolving credit facility in December 1994. In addition, the Company raised net proceeds of $55 million in June 1993 through an initial public offering of its common stock. Just prior to such offering, Blockbuster acquired 19.9% of the Company's common stock (subsequently increased to 49.9% through the exercise of stock options). In September 1994, Blockbuster merged into Viacom Inc. ("Viacom"), which thereby succeeded to Blockbuster's ownership interest in the Company.

    The Company's rapid expansion resulted in a loss of control over costs and quality at the store and corporate levels, which diminished customer service, reduced store operating margins and caused selling, general and administrative expenses to increase dramatically. This negatively affected the Company's overall profitability and led to a series of defaults under the Company's revolving credit facility in late 1995 and early 1996.

    On January 12, 1996, the Company received an interim working capital loan from one of its lenders of up to $10.0 million, guaranteed by Viacom, to finance the Company's working capital needs. Upon maturity on February 6, 1996, the Company did not repay when due outstanding principal of $7.5 million and accrued interest on such loan, which amount was paid by Viacom pursuant to its guarantee.

    On March 25, 1996, Discovery Zone, Inc. and all of its domestic subsidiaries (collectively, for the period during which the Company was under Chapter 11, the "Discovery Zone Group") filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. After its Chapter 11 filing, the Company entered into a debtor in possession credit facility (as amended, the "DIP Facility") to provide working capital during its reorganization. The DIP Facility was secured by substantially all of the Company's assets, provided borrowing capacity of up to $30.0 million and required the Company to maintain certain financial ratios. On June 6, 1997 the Discovery Zone Group and Birch Holdings, L.L.C. ("Birch Holdings") entered into a supplemental DIP facility (the "Supplemental DIP Facility" and, together with the DIP Facility, the "DIP Facilities") which provided additional borrowing capacity of up to $5.0 million. The Company repaid all indebtedness under the DIP Facilities on the Effective Date.

    Under Bankruptcy Court supervision, the Discovery Zone Group continued to manage and operate its businesses as debtor in possession and developed the Plan to restructure its financial affairs, including assuming or rejecting executory contracts and leases.

EMERGENCE FROM CHAPTER 11

    In November 1996, the Company and Wellspring filed the Plan with the Bankruptcy Court which set forth a plan for repaying or otherwise compensating the Company's creditors in order of relative seniority of their respective claims while seeking to maintain the Company as a going concern. On July 18, 1997, the Plan was approved by the requisite number of creditors in each class and confirmed by the Bankruptcy Court. The Plan became effective and the Company emerged from bankruptcy on the Effective Date.

    The Plan provided, among other things, for (i) the payment in full of certain administrative claims against the Company (those claims which arose after the Petition Date), (ii) conversion of substantially all of the Company's pre-petition liabilities subject to compromise (excluding taxes payable, lease assumption payments and certain other pre-petition liabilities permitted under the Plan) to equity interests in the Company, and (iii) cancellation of all of the pre-petition equity interests in the Company, all as more fully described in the Plan.

    The net proceeds of the issuance of the Convertible Preferred Stock and the offering of the Private Notes were approximately $93.8 million. Of those net proceeds, the Company (i) used approximately $45.5 million to repay all outstanding borrowings under the DIP Facilities and pay certain other bankruptcy-related claims and expenses, (ii) used approximately $21.6 million to fund the Escrowed Interest Account from which the Company will pay the scheduled interest payments on the Notes through August 1, 1999 and (iii) will use approximately $26.7 million to finance capital expenditures, for working capital and for general corporate purposes.

                       SELECTED HISTORICAL FINANCIAL DATA

    The following selected historical financial data of the Company for each of the years in the five-year period ended December 31, 1996 and historical balance sheet data as of December 31, 1996 have been taken or derived from the historical audited consolidated financial statements of the Company. The consolidated financial data as of and for the nine months ended September 30, 1996, the seven months ended July 31, 1997 and the two months ended September 30, 1997 have been derived from unaudited consolidated financial statements of the Company and, in the opinion of the Company's management, have been prepared on a basis consistent with the audited financial statements and include all adjustments that are considered by management to be necessary for a fair presentation of such financial information. Historical data and interim results are not necessarily indicative of future results, and interim data are not necessarily indicative of results for a full year. In accordance with Fresh Start Accounting under GAAP, the Company restated its balance sheet accounts to reflect an estimated fair market value upon its emergence from bankruptcy. As a result, the Company does not believe that its historical results of operations are necessarily indicative of its results of operations as an ongoing entity after the Effective Date. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Changes in Method of Accounting." The information set forth below should be read in conjunction with the discussion under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                                      (PREDECESSOR COMPANY)
                                                                                                   NINE          SEVEN
                                                                                                  MONTHS        MONTHS
                                                       YEAR ENDED DECEMBER 31,                     ENDED         ENDED
                                        -----------------------------------------------------  SEPTEMBER 30,   JULY 31,
                                          1992       1993       1994       1995       1996         1996          1997
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
STATEMENT OF OPERATIONS DATA:
(DOLLARS IN THOUSANDS EXCEPT PER SHARE
  AMOUNTS)
Total revenue.........................  $  19,593  $  61,585  $ 180,573  $ 259,490  $ 181,725    $ 147,848     $  82,537
Cost of goods sold....................      5,696     15,131     36,858     50,227     34,276       27,059        14,136
Store operating expenses(1)(2)(3).....      6,331     32,010     97,631    185,587    140,486      112,741        60,192
Selling, general and administrative
  expenses(2).........................      8,750      6,300     36,451     58,201     40,779       33,230        10,235
Depreciation and amortization.........        976      4,670     16,183     31,972     21,876       16,204        11,920
Restructuring and other charges.......      2,486     --         14,024    372,160     --           --            --
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
Operating income (loss)...............     (4,586)     3,474    (20,574)  (438,657)   (55,692)     (41,386)      (13,946)
Interest expense......................       (489)    (1,667)    (5,137)   (12,226)    (6,277)      (4,978)       (3,957)
Other income (expense), net...........        103      1,499      2,331        476       (580)         435           159
Minority interest.....................     --         --            256      5,162     --           --            --
Reorganization costs..................     --         --         --         --         21,285       12,436        12,165
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
Income (loss) before income tax,
  cumulative effect of change in
  accounting method, extraordinary
  item and accretion of Preferred
  Stock...............................     (4,969)     3,306    (23,124)  (445,245)   (83,834)     (58,365)      (29,909)
Income tax provision (benefit)........     --         --         (4,000)     4,000     --           --            --
Cumulative effect of change in
  accounting method...................     --         --          5,773     --         --           --            --
Extraordinary item-gain on discharge
  of debt.............................     --         --         --         --         --           --           332,165
Accretion of convertible redeemable
  preferred stock to redemption
  value...............................     --         --         --         --         --           --            --
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
Net income (loss) applicable to common
  shareholders........................  $  (4,969) $   3,306  $ (24,897) $(449,245) $ (83,834)   $ (58,365)    $ 302,256
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
Per common and common equivalent
  share:
  Income (loss) before cumulative
    effect of change in method of
    accounting and extraordinary
    item..............................  $   (0.14) $    0.08  $   (0.41) $   (8.06) $   (1.45)   $   (1.01)    $   (0.52)
  Cumulative effect of change in
    accounting method.................     --         --          (0.12)    --         --           --            --
  Extraordinary item--gain on
    discharge of debt.................     --         --         --         --         --           --              5.76
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
  Net income (loss)...................  $   (0.14) $    0.08  $   (0.53) $   (8.06) $   (1.45)   $   (1.01)    $    5.24
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
Weighted average number of common and
  common equivalent shares
  outstanding.........................     34,776     42,025     46,797     55,706     57,691       57,698        57,705

                                         (SUCCESSOR
                                          COMPANY)
                                         TWO MONTHS
                                            ENDED
                                        SEPTEMBER 30,
                                            1997
                                        -------------
STATEMENT OF OPERATIONS DATA:
(DOLLARS IN THOUSANDS EXCEPT PER SHARE
  AMOUNTS)
Total revenue.........................    $  19,914
Cost of goods sold....................        3,057
Store operating expenses(1)(2)(3).....       16,879
Selling, general and administrative
  expenses(2).........................        3,872
Depreciation and amortization.........        3,981
Restructuring and other charges.......       --
                                        -------------
Operating income (loss)...............       (7,875)
Interest expense......................       (2,468)
Other income (expense), net...........          598
Minority interest.....................       --
Reorganization costs..................       --
                                        -------------
Income (loss) before income tax,
  cumulative effect of change in
  accounting method, extraordinary
  item and accretion of Preferred
  Stock...............................       (9,745)
Income tax provision (benefit)........       --
Cumulative effect of change in
  accounting method...................       --
Extraordinary item-gain on discharge
  of debt.............................       --
Accretion of convertible redeemable
  preferred stock to redemption
  value...............................          (39)
                                        -------------
Net income (loss) applicable to common
  shareholders........................    $  (9,784)
                                        -------------
                                        -------------
Per common and common equivalent
  share:
  Income (loss) before cumulative
    effect of change in method of
    accounting and extraordinary
    item..............................    $   (2.45)
  Cumulative effect of change in
    accounting method.................       --
  Extraordinary item--gain on
    discharge of debt.................       --
                                        -------------
  Net income (loss)...................    $   (2.45)
                                        -------------
                                        -------------
Weighted average number of common and
  common equivalent shares
  outstanding.........................        4,000

                                                                      (PREDECESSOR COMPANY)
                                                                                                   NINE          SEVEN
                                                                                                  MONTHS        MONTHS
                                                       YEAR ENDED DECEMBER 31,                     ENDED         ENDED
                                        -----------------------------------------------------  SEPTEMBER 30,   JULY 31,
                                          1992       1993       1994       1995       1996         1996          1997
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
OTHER DATA:
(DOLLAR IN THOUSANDS)
Cash provided by (used in)
  operations..........................  $    (662) $  19,860  $  (4,481) $ (59,103) $ (39,888)   $ (32,014)    $ (12,118)
Cash provided by (used in) investing
  activities..........................     (7,791)   (95,868)  (121,972)   (64,562)     3,805        4,760          (468)
Cash provided by financing
  activities..........................     15,786    185,496     16,162    121,729     33,460       26,736        51,798
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
Net cash flows........................      7,333    109,488   (110,291)    (1,936)    (2,623)        (518)       39,212
EBITDA(4).............................     (1,183)     8,144     (4,391)  (406,685)   (55,101)     (37,618)      (14,191)
Capital expenditures..................      6,352     88,336    119,134     51,732      2,672        1,717           567

STORE DATA:
Company owned stores at
  period-end(5).......................         19        111        318        321        212          232           210
Franchised stores at period-end(6)....         38         57         29         15          7            7        --
                                        ---------  ---------  ---------  ---------  ---------  -------------  -----------
Total stores at period-end............         57        168        347        336        219          239           210

OPERATING RATIO:
EBITDA/total interest expense(7)......     --           4.88     --         --         --           --            --
Ratio of earnings to fixed
  charges(8)..........................     --            2.8     --         --         --           --            --

                                         (SUCCESSOR
                                          COMPANY)
                                         TWO MONTHS
                                            ENDED
                                        SEPTEMBER 30,
                                            1997
                                        -------------
OTHER DATA:
(DOLLAR IN THOUSANDS)
Cash provided by (used in)
  operations..........................    $ (12,036)
Cash provided by (used in) investing
  activities..........................         (262)
Cash provided by financing
  activities..........................            0
                                        -------------
Net cash flows........................      (12,298)
EBITDA(4).............................       (3,894)
Capital expenditures..................          218
STORE DATA:
Company owned stores at
  period-end(5).......................          208
Franchised stores at period-end(6)....       --
                                        -------------
Total stores at period-end............          208
OPERATING RATIO:
EBITDA/total interest expense(7)......       --
Ratio of earnings to fixed
  charges(8)..........................       --


                                                                                                                  (SUCCESSOR
                                                                   (PREDECESSOR COMPANY)                           COMPANY)
                                                                    AS OF DECEMBER 31,                              AS OF
                                               -------------------------------------------------------------  SEPTEMBER 30, 1997
                                                 1992       1993       1994       1995          1996(9)            (10)(11)
                                               ---------  ---------  ---------  ---------  -----------------  ------------------
BALANCE SHEET DATA:
(DOLLARS IN THOUSANDS)
Cash and cash equivalents (unrestricted).....  $   8,544  $ 118,176  $   7,885  $   5,949      $   3,326          $   30,240
Restricted cash and investments..............        437     --         --         --             --                  21,706
Total assets.................................     24,804    252,550    474,686    171,571        125,786             190,171
Long-term debt, including current portion....      5,557      2,728     18,400    113,404        350,072              88,298
Redeemable Convertible Preferred Stock(12)...     --         --         --         --             --                  13,839
Total stockholders' equity (deficit)
  (excluding Redeemable Convertible Preferred
  Stock).....................................     10,636     98,091    238,963   (180,173)      (263,572)             60,394

------------------------
(1) Excludes depreciation and amortization and certain unallocated expenses.

(2) Net of $22.2 million, $13.6 million and $200,000 of capitalized costs related to the Company's expansion for the years 1994, 1995 and 1996, respectively, and $0.0 million, $0.0 million and $0.2 million for the nine months ended September 30, 1996, the seven months ended July 31, 1997 and the two months ended September 30, 1997, respectively.

(3) For the year ended December 31, 1992, Store Operating Expenses are estimated for stores acquired under the pooling method.

(4) EBITDA represents net earnings (losses) before interest, income taxes, depreciation and amortization, other income and expense, including minority interest, extraordinary item and change in accounting method. EBITDA is presented here to provide additional information about the Company's ability to service the Exchange Notes. The Company believes that EBITDA provides significant information with respect to the Company's capacity to make payments on the Exchange Notes because it indicates the amount of cash before non-cash charges against earnings, which would have been available to pay the Company's obligations during the years indicated, which is not indicated by the ratio of earnings to fixed charges. While providing useful information, EBITDA should not be considered in isolation or as a substitute measure of liquidity as determined under GAAP. EBITDA does not represent funds available for dividends, reinvestment or other discretionary uses. EBITDA is not a measure of financial performance under GAAP and should not be considered as an alternative to (i) net income (loss) as a measure of performance (or any other measure of performance under GAAP) or (ii) cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Additionally, because EBITDA is not a measure of financial performance under GAAP, it may not be comparable to similarly titled measures of other companies.

(5) Includes the Block Party Stores.

(6) The Company currently receives no royalties from its franchised stores and rejected or terminated its arrangements with all franchisees on or prior to the Effective Date.

(7) EBITDA was insufficient to cover the full amount of total interest expense by $1.7 million, $9.5 million, $418.9 million and $61.4 million in each of 1992, 1994, 1995 and 1996, respectively, and $42.6 million, $18.1 million and $6.4 million for the nine months ended September 30, 1996, the seven months ended July 31, 1997 and the two months ended September 30, 1997, respectively. Total interest expense does not include all fixed expenses of the Company. See Note 12 to the Financial Statements.

(8) For purposes of this item, "fixed charges" represent interest, the interest element of rental expense, capitalized interest and amortization of debt issuance costs, and "earnings" represent income (loss) before income taxes, extraordinary items, cumulative effect of change in accounting method and fixed charges. Earnings were insufficient to cover Fixed Charges by $5.0 million, $24.1 million, $445.4 million, $83.8 million, $58.4 million, $29.9 million and $9.7 million in each of 1992, 1994, 1995 and 1996, the nine months ended September 30, 1996, the seven months ended July 31, 1997 and the two months ended September 30, 1997.

(9) Includes certain claims and other liabilities totaling $344.1 million as of December 31, 1996, which were restricted or extinguished in connection with the Plan of Reorganization. See "Plan of Reorganization."

(10) The balance sheet as of September 30, 1997 gives effect to the offering of the Private Notes and the Plan of Reorganization, including application of Fresh Start Accounting under GAAP. Fresh Start Accounting requires a restatement of the Company's balance sheet accounts to reflect the estimated fair market value of the Company on a going concern basis following the reorganization upon its emergence from bankruptcy. See "Plan of Reorganization" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Changes in Method of Accounting."

(11) Under GAAP, $7.1 million of the proceeds of the offering of the Private Notes were allocated to the Unit Warrants and $77.9 million of the proceeds were allocated to the Private Notes.

(12) Reflects 1,000 shares of Convertible Preferred Stock of the Company.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THE FOLLOWING DISCUSSION AND ANALYSIS RELATES TO THE COMPANY'S HISTORICAL FINANCIAL RESULTS OF OPERATIONS AND FINANCIAL CONDITION, WITHOUT GIVING PRO FORMA EFFECT TO THE RESTRUCTURING OF THE COMPANY WHICH OCCURRED IN CONNECTION WITH THE PLAN OF REORGANIZATION AND THE IMPLEMENTATION OF THE TURNAROUND PLAN, EXCEPT TO THE EXTENT THAT SUCH RESTRUCTURING HAD OCCURRED PRIOR TO THE END OF THE PERIODS DISCUSSED. AS A RESULT, MANAGEMENT DOES NOT BELIEVE THAT RESULTS OF OPERATIONS IN FUTURE PERIODS WILL BE COMPARABLE TO PRIOR PERIODS. THIS DISCUSSION AND ANALYSIS SHOULD BE READ IN CONJUNCTION WITH THE "SELECTED HISTORICAL FINANCIAL DATA" AND THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS AND THE NOTES THERETO APPEARING ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

    The Company is the leading owner and operator of pay-for-play children's entertainment centers in North America, with a national network of 206 FunCenters in 39 states, Puerto Rico and Canada targeted at children ages two to 12 and two Block Party Stores which target adult customers. The Company was established in 1989 and grew from 28 FunCenters in 1991 to 336 company-owned and franchised FunCenters by the end of 1995, primarily as a result of acquisitions of competitors and construction of new FunCenters financed with bank debt and public offerings of debt and equity securities. This rapid expansion resulted in a loss of control over costs and quality at both the store and corporate levels which diminished customer service, reduced store operating margins and caused selling, general and administrative expenses to increase dramatically.

    The Company generates revenue primarily from the operation of 206 FunCenters. FunCenter revenues are derived from: (i) admission charges; (ii) food and beverage sales; (iii) redemption game and other concession revenue; and
(iv) birthday party fees. The Company's revenues are subject to significant quarterly variations based upon several factors, including seasonal changes in weather, holidays and the school calendar. The Company experienced negative comparable store sales while operating in Chapter 11 and this trend has continued since the Effective Date. Among other factors, comparable store revenues declined because (i) the Company shortened FunCenter operating hours by approximately 18% to curtail operations during unprofitable time periods, (ii) the Company reduced its marketing expenditures (see below) and (iii) the Company did not update its product offering during the Company's reorganization in bankruptcy.

    The Company believes that growth in its revenues will eventually result from enhanced entertainment value provided by new product offerings, improvement in food and beverage offerings, increased utilization of FunCenters during weekdays and other off-peak times and, to a lesser extent, from the construction or acquisition of new FunCenters. The Company expects to renovate approximately 60% of its FunCenters and convert approximately 80% of its FunCenters to permit the sale of Pizza Hut menu items by the end of January 1998, and relaunch the brand during the first quarter of 1998. See "Business -- Business Strategy and Turnaround Plan." Management expects that as a result of these efforts, revenues will increase on a comparable store basis.

    The Company's operating expenses at the store level consist primarily of food and beverage costs, the cost of game merchandise, labor costs, occupancy and maintenance expense. As a substantial portion of store operating expenses, including occupancy costs, facility maintenance and core staffing requirements are fixed, the Company has a high degree of operating leverage. The Company has reduced its rent expense through renegotiation of certain store leases and has generated additional annual cost savings at the store level through cost management measures and improved financial controls implemented in connection with Phase 1 of the Turnaround Plan. See "Business -- Business Strategy and Turnaround Plan."

    The Company's selling, general and administrative expenses include salaries, bankruptcy-related costs, corporate and regional management expenses and other administrative, promotional and advertising expenses. In connection with the Turnaround Plan, the Company expects to reduce its annual selling, general and administrative expenses in 1997 to a level which is approximately $20 million less than in 1996. See "Business -- Business Strategy and Turnaround Plan -- Phase 1." Interest expense (including contractual interest on the Pre-petition Indebtedness (as defined below)) has declined substantially during the seven months ended July 31, 1997 from prior years as a result of the discharge or restructuring of substantially all of the Pre-petition Indebtedness in connection with the Plan of Reorganization. See "Plan of Reorganization."

    The Company accrued substantial restructuring costs, including costs related to the relocation of the Company's headquarters, the termination of certain managers and employees and the rejection of certain store leases. A portion of these restructuring costs were discharged in connection with the Plan of Reorganization and other amounts were repaid with the proceeds of the offering of the Private Notes and the Convertible Preferred Stock. See "Plan of Reorganization."

RESULTS OF OPERATIONS

    COMPARISON OF THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996.

    Upon emergence from its Chapter 11 proceeding, the Company adopted fresh start accounting. See "Changes in Method of Accounting." Thus the Company's balance sheets and statements of income and cash flows after the Effective Date reflect a new reporting Company (the "Successor Company") and are not comparable to periods prior to the Effective Date (the "Predecessor Company").

    The nine months ended September 30, 1997 include the results of the Predecessor Company for the seven months ended July 31, 1997 and the Successor Company for the two months ended September 30, 1997. The principal differences between these periods relate to reporting changes regarding the Company's capital structure and indebtedness and the revaluation of the Company's long-term assets, which primarily affect depreciation and amortization expense and interest expense in the Company's results of operations.

    REVENUE. Total revenue was $102.4 million versus $147.8 million during the nine months ended September 30, 1997 and 1996, respectively. The decline during the 1997 period as compared to the 1996 period was attributable to a reduction in the number of FunCenters in operation and a reduction in average sales per FunCenter. The decrease in same store average sales per FunCenter of approximately 15% was primarily due to disruptions in the business associated with the Company's bankruptcy filing, reduced and ineffective marketing programs and a lack of new attractions at the FunCenters.

    COST OF GOODS SOLD. Costs of goods sold which consists primarily of the cost of food, redemption merchandise and other product sales, was $17.2 million in the nine months ended September 30, 1997 as compared with $27.0 million in the nine months ended September 30, 1996. As a percentage of revenue, costs of goods sold declined from 18.3% in the 1996 period to 16.8% in the 1997 period. This reduction was primarily attributable to simplified product offerings and better cost management during the 1997 period.

    STORE OPERATING EXPENSES. Store operating expenses, which consist primarily of compensation and benefits for FunCenter operating personnel, occupancy expenses and facility repair and maintenance expenses were $77.1 million in the nine months ended September 30, 1997 as compared with $112.8 million in the nine months ended September 30, 1996. As a percentage of total revenues, store operating expenses increased from 75.2% in the 1996 period to 76.3% in the 1997 period. The increase as a percentage of revenue is due to a decline in revenues offset by the implementation of labor planning, lower rent from renegotiated leases, reductions in central reservation expenses and other cost savings generated through Phase I of the Company's Turnaround Plan.

    SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses were $14.1 million versus $33.2 million in the nine months ended September 30, 1997 and 1996, respectively. As a percentage of revenue, selling, general and administrative expenses declined from 22.5% in the 1996 period to 13.7% in the 1997 period. The decrease reflects the reduction in corporate staff, and related expenses and lower marketing expenses, combined with a general reduction in spending due to a reduction in the number of FunCenters, as implemented in Phase 1 of the Company's Turnaround Plan. See "Business -- Business Strategy and Turnaround Plan."

    DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense was $15.9 million for the nine months ended September 30, 1997 as compared with $16.2 million for the nine months ended September 30, 1996. The decline resulted primarily from a reduction in the number of FunCenters in operation, offset by an increase during the two months ended September 30, 1997, attributable to an increase in the Company's plant and equipment as a result of adopting Fresh Start Accounting for the Successor Company.

    INTEREST EXPENSE. Interest expense consisted primarily of accrued interest on (i) the outstanding LYONS, the Company's subordinated convertible debt and borrowings under the Company's Pre-petition credit facility (collectively, the "Pre-petition Indebtedness") through March 25, 1996, (ii) borrowings under the DIP Facilities, and (iii) after the Effective Date, borrowings under the Private Notes, the McDonald's Notes and the Pre-petition Taxes Payable obligations, and was $6.4 million for the nine months ended September 30, 1997 as compared with $5 million for the nine months ended September 30, 1996. These amounts do not reflect interest on the Pre-petition Indebtedness which was suspended during the Company's reorganization under Chapter 11. Had these payments not been suspended, interest expense would have been $15.6 million and $13.0 million for the 1997 and 1996 periods, respectively.

    REORGANIZATION COSTS. Reorganization costs of $12.2 million versus $12.4 million were incurred by the Company during its reorganization under Chapter 11 for the nine months ended September 30, 1997 and 1996, respectively, including $3.2 million and $5.2 million incurred for professional fees in the 1997 and 1996 periods, respectively. The remainder was primarily attributable to losses on asset disposals associated with the closing of FunCenters, write-off of deferred financing costs on certain Pre-petition Indebtedness and expenses associated with the Plan of Reorganization.

    EXTRAORDINARY ITEM. In July 1997, the Company recognized an extraordinary gain of $332.2 million resulting from the cancellation of indebtedness pursuant to the Plan.

    COMPARISON OF YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994.

    REVENUE. Total revenue was $181.7 million, $259.5 million and $180.6 million in 1996, 1995 and 1994, respectively. The decrease of 30% in 1996 from 1995 resulted primarily from the decrease in the number of FunCenters in operation and a reduction in average sales per FunCenter. The decrease in same store average sales per FunCenter of approximately 17% was primarily due to disruptions in the business associated with the Company's bankruptcy filing, reduced and ineffective marketing programs in 1996 as compared to 1995, and a lack of new attractions at the FunCenters. The increase of 44% in total revenue from 1994 to 1995 resulted primarily from the increased number of FunCenters in operation during 1995.

    COST OF GOODS SOLD. Cost of goods sold, which consists primarily of the cost of food, redemption merchandise and other product sales and the cost of equipment sold to franchisees, was $34.3 million, $50.2 million and $36.9 million in 1996, 1995 and 1994, respectively. As a percentage of total revenues, cost of goods sold was 19%, 19% and 20% in 1996, 1995 and 1994, respectively.

    STORE OPERATING EXPENSE. Store operating expense, which consists primarily of compensation and benefits for FunCenter operating personnel, occupancy expenses and facility repair and maintenance expenses, were $140.5 million, $185.6 million and $97.6 million in 1996, 1995 and 1994, respectively. As a percentage of total revenues, store operating expenses were 77%, 72% and 54% in 1996, 1995 and 1994, respectively. The increases as a percentage of total revenue for the periods presented were due largely to the Company's signing of above market leases and reduced oversight of store expenses in connection with the Company's aggressive expansion program. In addition, the Company experienced lower than anticipated revenue, particularly in 1996, due to disruptions in the business related to the Company's bankruptcy filing.


    SELLING, GENERAL AND ADMINISTRATIVE EXPENSE. Selling, general and administrative expenses were $40.8 million, $58.2 million and $36.5 million in 1996, 1995 and 1994, respectively. As a percentage of total revenues, selling, general and administrative expenses were 22%, 22% and 20% in 1996, 1995 and 1994, respectively. The decrease of 30% in 1996 from 1995 reflects the reduction in corporate staff, the elimination of regional offices and a general reduction in spending due to the reduction in the number of FunCenters. See "Business -- Business Strategy and Turnaround Plan -- Phase 1." The increase of 59% in 1994 from 1995 reflects the increase in overhead expenses associated with the Company's expansion programs.


    DEPRECIATION AND AMORTIZATION EXPENSE. Depreciation and amortization expense was $21.9 million, $32.0 million and $16.2 million in 1996, 1995 and 1994, respectively. These changes resulted primarily from the overall changes in the number of Company-owned stores and in property and equipment subject to depreciation, which, in turn, resulted from the decrease in the number of FunCenters in 1996. In addition, the Company recorded increased goodwill amortization in 1995 related to goodwill recorded in connection with the acquisitions of businesses during 1994 and 1995. The carrying values of such goodwill was written off at the end of 1995, as described below, resulting in no goodwill amortization in 1996.

    INTEREST EXPENSE. Interest expense, which primarily consisted of accrued interest on the outstanding LYONs, the Company's subordinated convertible debt, and borrowings under the Company's pre-petition credit facility, was $6.3 million, $12.2 million and $5.1 million in 1996, 1995 and 1994, respectively. The decrease of 48% in 1996 from 1995 resulted primarily from a suspension of interest payments under the Company's indebtedness obligations during the Company's reorganization under Chapter 11. Had these payments not been suspended, interest expense for 1996 would have been approximately $18.2 million. The increase in 1995 from 1994 was primarily the result of an increase in the average indebtedness under the Company's pre-petition revolving credit facility.

    OTHER INCOME (EXPENSE), NET. The Company recorded other income (expense), including minority interest, net, of ($600,000), $5.6 million and $2.6 million in 1996, 1995 and 1994, respectively. The decline in other income, net, is primarily attributable to a decrease in interest income associated with lower amounts of funds available for investment.

    RESTRUCTURING AND OTHER CHARGES. In 1995, the Company incurred restructuring and other charges of $372.2 million, resulting primarily from a write-down of $306.2 million of intangibles, leasehold improvements and equipment in accordance with the implementation of SFAS No. 121. See "-- Changes in Method of Accounting." In 1995, the Company also recognized other charges relating to the reduction in the carrying values of certain assets. Such reductions were not materially different from the charges that would have resulted from the application of SFAS No. 121. Those charges, which totalled approximately $44.0 million, resulted primarily from the write-down of certain entertainment facility equipment and, to a lesser extent, from the write-down of property and equipment related to a relocation of the Company's headquarters. Additionally, because of an inability to terminate certain previously closed FunCenter leases on favorable terms, the Company recognized other charges of approximately $10.6 million related to the provision of additional lease commitment reserves. In connection with a change in management and relocation of its corporate headquarters, the Company also incurred certain restructuring costs, including employee termination benefits of approximately $7.9 million and facility lease termination costs of approximately $3.5 million. In connection with the Company's termination of approximately 300 management and administrative employees, the Company incurred an expense of $6.6 million in 1995. During 1994, the Company recognized other charges of $14.0 million relating to a writedown of property and equipment and a provision of lease commitment reserves resulting from the elimination of certain duplicative facilities.

    REORGANIZATION COSTS. Reorganization costs of $21.3 million incurred by the Company in 1996 resulted from the Company's reorganization under Chapter 11. These costs included $7.1 million for professional fees and $8.9 million for losses on asset disposals.

    EXTRAORDINARY ITEMS -- CHANGE IN METHOD OF ACCOUNTING. In 1994, the Company changed its method of accounting for certain pre-opening store costs. Previously, the Company capitalized all pre-opening costs, which included salaries and other direct costs of opening FunCenters, and amortized these costs over periods of up to two years. As a result of the acquisitions made in 1994, the Company changed its method of accounting to expense pre-opening costs when a FunCenter opens. See "-- Changes in Method of Accounting."

LIQUIDITY AND CAPITAL RESOURCES

    The Company does not have significant receivables or inventory and receives trade credit based upon negotiated terms in purchasing food products and other supplies. Therefore, the Company's business has not required significant working capital to operate. The Company has required cash primarily to finance capital expenditures to maintain and upgrade existing stores and to fund operating losses and debt service. Following completion of certain programs to improve operating cash flow under its Turnaround Plan, the Company will also need cash to build new stores. Historically, the Company has met these liquidity requirements primarily through external financings, including through the issuance of debt and equity securities and borrowings under revolving credit facilities, as well as through cash flow generated by operating activities.

    In connection with the Plan of Reorganization, substantially all of the Company's pre-petition debt facilities and other obligations to creditors were restructured, repaid or eliminated including certain pre-petition tax claims, the McDonald's Note and the McDonald's Rent Deferral Secured Notes. See "Description of Certain Indebtedness" and "Plan of Reorganization." The Company holds for sale certain parcels of undeveloped land which secure the McDonald's Notes. To the extent closings on such sales occur prior to the due date for debt services, the net proceeds for such sales would be available to be applied on account of such payments.

    For the seven months ended July 31, 1997, and the two months ended September 30, 1997, the Company generated cash of $47,000, and used cash of $12.1 million, respectively, from operations before reorganization expenses. In 1995, the Company's operations used approximately $59.1 million of cash, which decreased in 1996 to a net cash use of $36.2 million before reorganization costs. This decrease can be attributed primarily to the Company's net losses and changes in working capital. During 1997, the Company had operating losses and the changes in cash generated (used in) operations primarily resulted from changes in other working capital items. The reduction in cash used by operations during the 1997 periods is primarily attributable to Phase 1 of the Company's Turnaround Plan. See "Business -- Business Strategy and Turnaround Plan."

    The Company will use approximately $26.7 million received from the offering of the Private Notes and the Convertible Preferred Stock to finance capital expenditures, for working capital and for general corporate purposes. The Company expects to make approximately $20-$25 million in capital expenditures in the eighteen-month period following the Effective Date in connection with its capital improvement program under the Turnaround Plan, depending upon the success of the Turnaround Plan. Following completion of certain programs expected to increase its operating cash flow under the Turnaround Plan, the Company also expects to use cash to build new FunCenters. See "Company Background."

    In 1995, the Company made capital expenditures of approximately $51.7 million related to the purchase of fixed assets for FunCenters, acquisitions of new FunCenters and the normal replacement of older equipment and property. During the Company's reorganization under Chapter 11, capital expenditures contracted significantly. As a result, 1996 capital expenditures declined to $2.7 million, related primarily to capital charges incurred in connection with the closing of certain underperforming FunCenters. The Company expects to use cash going forward primarily to finance capital expenditures and meet its limited working capital requirements.

    The Company expects to make approximately $20 million in capital expenditures during the fourth quarter of 1997 and first quarter of 1998 in connection with its capital improvement program under the Turnaround Plan. The cash necessary to complete the Company's capital expenditure program has been and is expected to be provided by the proceeds from the sale of Private Notes and Convertible Preferred Stock, cash generated from operations and equipment financing. Should operating cash flow of existing FunCenters increase as a result of the Turnaround Plan, the Company also expects to use cash to build new FunCenters. See "Use of Proceeds" and "Business -- Turnaround Plan."

    If the Company's renovation program is delayed or costs more than expected, or if results of operations as a result of the Turnaround Plan do not improve sufficiently to generate positive cash flow from operations, later phases of the renovation program would be delayed and the Company would require additional financing for working capital and to complete the renovation program. See "Use of Proceeds" and "Business--Turnaround Plan."

    On September 30, 1997, the Company had an unrestricted cash balance of approximately $30.2 million. The Company also had $21.7 million in cash and investments in the Escrowed Interest Account on September 30, 1997, which amount is dedicated to making scheduled payments of interest on the Private Notes and the Exchange Notes through August 1, 1999. Subject to the Company's ability to generate positive cash flow from operations as a result of the successful implementation of the Turnaround Plan, the Company believes that its existing capital resources will provide sufficient funds, for twelve months following the Exchange Offer, to finance the Company's operations in the ordinary course and to fund its debt service requirements and the initial phase of its renovation program and other capital expenditures.

    If the Company continues to generate negative EBITDA, less capital will be available for the renovation program under the Turnaround Plan, which may in turn adversely impact implementation of the Turnaround Plan and thus future operating results. In the event that the results from the Turnaround Plan are not sufficient for the Company to generate positive cash flow from operations, or take longer than expected to realize, or if the Company's renovation program is delayed or costs more than expected, the Company is likely to need additional financing for debt service, working capital and later phases of the renovation program. See "Risk Factors."


    While the Company's Private Notes contain restrictions on additional indebtedness, the Company is permitted to borrow up to $10 million of senior secured indebtedness and up to $5 million of new indebtedness arising from sale and leaseback transactions, capital lease obligations or purchase money obligations. If the implementation of the Turnaround Plan is not successful and the Company is unable to generate sufficient operating funds to pay the interest on the Exchange Notes and to fund its other capital requirements, including current and future operating losses, if any, there can be no assurance that alternative sources of financing would be available to the Company or, if available, that such financing would be on commercially reasonable terms. If it becomes necessary for the Company to raise additional capital, the Company would be limited by the terms of the Indenture to issuing additional equity. There can be no assurance that capital would be available from any of the sources permitted under the Indenture. See "Risk Factors--Substantial Leverage; Negative EBITDA and Ability to Service Debt and Other Obligations," "--Successful Execution of Turnaround Plan" and "Description of Exchange Notes."


SEASONALITY

    The Company's FunCenters typically experience seasonal fluctuations in their revenues, with generally higher revenues occurring in the first quarter of the year due to the fact that many of the Company's facilities are located in cold weather regions where children are unable to play outside during this time of year. In 1996, the Company's FunCenters generated 32% of their revenue in the first quarter versus 23%, 24% and 21% in the second, third and fourth quarters, respectively. These fluctuations in revenues are primarily influenced by the school year and the weather.

INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"), issued in February 1992. This standard requires, among other things, the recognition of future tax benefits, measured by enacted tax rates, attributable to deductible temporary differences between financial reporting and income tax reporting bases for assets and liabilities, and net operating loss and tax credit carryforwards for tax purposes. A valuation allowance must be established for deferred tax assets if it is "more likely than not" that all or a portion of the deferred tax assets will not be realized. At December 31, 1996, the Company's deferred tax valuation allowance was equal to its net deferred tax assets because, in management's judgment, it is "more likely than not" that all of the net deferred tax assets will not be realized.


    The Company was required to reduce its NOL as a result of the cancellation of indebtedness pursuant to the confirmation of the Plan. As a result of its reorganization under Chapter 11, the Company is treated as having experienced an ownership change. Thus, after emerging from Chapter 11, the Company's ability to offset income in each post-reorganization taxable year by its then remaining NOLs and built-in losses (including depreciation and amortization deductions of any portion of the Company's basis in assets with built-in-losses) will be limited to an amount not to exceed the aggregate value of the Company's common stock immediately before the change in control (taking into account in such calculation, however, any increase in value resulting from any surrender or cancellation of creditors' claims in connection with the Plan of Reorganization) multiplied by the long-term tax-exempt rate published monthly by the Internal Revenue Service. At July 31, 1997, the Company's NOLs were approximately $160.0 million. It is estimated that the use of the Company's NOLs will be limited to approximately $4.0 million per year.


CHANGES IN METHOD OF ACCOUNTING

    The effects of the Company's reorganization under Chapter 11 have been accounted for in the Company's financial statements using the principles required by the American Institute of Certified Public Accountants' Statement of Position 90-7, Financial Reporting by Entities in Reorganization Under the Bankruptcy Code ("Fresh Start Accounting"). Pursuant to such principles, the Company's assets and liabilities have been restated at "reorganization value," which is defined as the value of the entity before considering liabilities on a going-concern basis following the reorganization and approximates the amount a willing buyer would pay for the assets of the Company immediately after the reorganization. The reorganization value for the Company has been determined by reference to liabilities remaining after the Effective Date plus the estimated value of total stockholders' equity of the outstanding shares of the Common Stock. The reorganization value of the Company has been allocated to the assets of the Company in conformity with the procedures specified by Accounting Principles Board Opinion No. 16, Business Combinations, for transactions reported on the basis of the purchase method of accounting. In this allocation, identifiable assets have been valued at estimated fair values, and excess reorganization value has been recorded as "reorganization value in excess of amounts allocated to identifiable assets" (a long-term intangible asset similar to "goodwill").

    In 1995, the Company adopted Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS No. 121"), which was issued in March 1995. This Statement requires that long-lived assets and certain identifiable intangibles be held and used by an entity and be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, this

Statement requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of their carrying amount or fair value less cost to sell.

    Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," issued by the Financial Accounting Standards Board ("FASB"), became effective January 1, 1996. The new standard defines a fair value method of accounting for issuance of stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Pursuant to SFAS No. 123, companies are encouraged, but are not required, to adopt the fair value method of accounting for employee stock-based transactions. Companies are also permitted to continue to account for such transactions under Accounting Principles Board Opinion No. 25 "Accounting for Stock Issued to Employees," (APB Opinion 25) but are required to disclose in a note to the consolidated financial statements pro forma net income and per share amounts as if the Company had applied the new method of accounting. The Company applies APB Opinion 25 and Related Interpretations in Accounting for its employee stock-based transactions and has complied with the disclosure requirements of SFAS No. 123 where material.

    In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share," and SFAS No. 129, "Disclosure of Information about Capital Structure," which are effective for fiscal years ending after December 15, 1997. SFAS No. 128 simplifies the current required calculation of earnings per share ("EPS") under Accounting Principles Board No. 15, "Earnings Per Share," by replacing the existing calculation of primary EPS with a basic EPS calculation. It requires a dual presentation, for complex capital structures, of basic and diluted EPS on the face of the income statement and requires a reconciliation of basic EPS factors to diluted EPS factors. SFAS No. 129 requires disclosing information about an entity's capital structure. The Company plans to adopt SFAS No. 128 and SFAS No. 129 in 1997 and expects no material impact to the Company's EPS calculation or disclosure information.

    In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income," which is effective for fiscal years beginning after December 15, 1997. This statement established standards for the reporting and display of comprehensive income and its components in a full set of general purpose financial statements. The new rule requires that the Company (a) classify items of other comprehensive income by their nature in a financial statement and (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the balance sheet. The Company plans to adopt SFAS No. 130 in 1998 and expects no material impact to the Company's financial statement presentation.

    Also in June 1997, the FASB issued SFAS No. 131, "Disclosure about Segments of an Enterprise and Related Information," which is effective for fiscal years beginning after December 15, 1997. This Statement supersedes SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," and amends SFAS No. 94, "Consolidation of all Majority-Owned Subsidiaries." This statement requires annual financial statements to disclose information about products and services, geographic areas and major customers based on a management approach, along with interim reports. The management approach requires disclosing financial and descriptive information about an enterprise's reportable operating segments based on reporting information the way management organizes the segments for making business decisions and assessing performance. It also eliminates the requirement to disclose additional information about subsidiaries that were not consolidated. This new management approach may result in more information being disclosed than presently presented and require new interim information not previously presented. The Company plans to adopt SFAS No. 131 in 1998 with impact only to the Company's disclosure information and not its results of operation.

    In the third quarter of 1994, the Company changed its method of accounting for certain pre-opening costs. Previously, the Company capitalized all pre-opening costs, which included salaries and other direct costs of opening a facility, and amortized those costs over periods of up to two years. As a result of the acquisitions of Leaps and Bounds and the Blockbuster Entities, and the considerable growth of the Company during 1994, the Company now expenses pre-opening costs when a facility opens.

IMPACT OF YEAR 2000

    The Company's computer programs were written using two digits rather than four to define the applicable year. As a result, they recognize a date using "00" as the year 1900 rather than the year 2000. If not changed by January 1, 2000, certain programs may not be able to function or there could be system failures.

    The Company has made a preliminary assessment of this situation and has concluded that it will have to modify or replace certain portions of its software so that the Company's computer systems will function properly with respect to dates in the year 2000 and after. Certain software used by the Company is licensed from third party vendors who have planned releases addressing this issue. Other software has been internally generated by the Company.

    The Company believes that with modifications to existing software and conversions to new software, the year 2000 issue will not pose significant operational problems for its computer systems. However, if such modifications are not made, or are not completed timely, the year 2000 issue may have an impact on the company's ability to operate. The Company does not believe that the costs of addressing this issue will be material to the Company's operations.

                                    BUSINESS

OVERVIEW

    The Company is the leading owner and operator of pay-for-play children's entertainment centers in North America, with a national network of 206 FunCenters in 39 states, Canada and Puerto Rico, targeted at children ages two to 12. The Company also operates two Block Party Stores. The Company emerged from protection under Chapter 11 on the Effective Date and, in connection therewith, was acquired by an affiliate of Wellspring Associates L.L.C.

    The Company's FunCenters are designed to offer children a unique entertainment experience while meeting their parents' needs for value and convenience. FunCenters are generally located in strip shopping centers and, to a lesser extent, in shopping malls, and currently include the following features: (i) "soft play" zones consisting of a series of tubes, slides, ball bins, climbing mountains, air and water trampolines, obstacle courses, ramps and other devices for crawling, jumping, running, swinging and climbing, all of which have been designed and constructed with an emphasis on safety; (ii) "game zones" consisting of games that award tickets redeemable for prizes; (iii) food and beverage operations; and (iv) party rooms for birthdays and other group events. The Company believes it is well positioned to capitalize on a variety of favorable demographics in its customer base, including projected growth over the next fifteen years in the population of children under the age of 13, which management expects will lead to increased spending on children's leisure activities. Management estimates that in 1996 DZ hosted over 21 million visits by children and adults in the 206 FunCenters.

NEW OWNERSHIP AND MANAGEMENT

    Wellspring is a private investment firm focused on indentifying, acquiring and turning around underperforming companies. Scott W. Bernstein was hired by Wellspring in June of 1996 as an industry consultant to assist with formulation of the Plan of Reorganization and became President and Chief Executive Officer of the Company in December 1996. He has extensive experience in the family entertainment business, having served as a senior executive at Time Warner and Six Flags, including: Senior Vice President of Time Warner Enterprises, a strategic and business development unit of Time Warner; Senior Vice President and chief administrative and legal officer of the Six Flags theme park chain; and, most recently, President of Six Flags' Northeast operations, where he led a turnaround of the Six Flags Great Adventure theme park in New Jersey.

    Wellspring and Mr. Bernstein have recruited two new senior managers to the Company, Sharon Rothstein and Robert Rooney. Ms. Rothstein joined the Company March 24, 1997 as Senior Vice President of Marketing and Entertainment. Ms. Rothstein is a marketing executive with thirteen years experience in the consumer packaged goods business, most recently serving as Vice President, New Business for the National Biscuit Company ("Nabisco"). In this capacity, Ms. Rothstein was responsible for developing new long-term business strategies in addition to overseeing all licensing and future marketing efforts. Her accomplishments at Nabisco included the development of the Oreo and Kids revitalization plan, the planning of the "Breakfast Snacks" initiative and the launch of the Snackwell brand, for which she was awarded Advertising Age's Top 100 Marketers award.

    Mr. Rooney joined the Company in December 1996 and was elected Senior Vice President -- Chief Financial and Administrative Officer in February 1997. He has 11 years' experience as a senior finance executive, having most recently served as Senior Vice President and Chief Financial Officer of Victory Capital LLC, a venture capital group (formerly known as Forschner Enterprises, Inc.) and as Managing Director and Chief Financial Officer of The Signature Group, a merchant banking group specializing in restructuring over-leveraged real estate. Mr. Rooney also served as Senior Vice President, Chief Financial Officer and Treasurer of Imagine Films Entertainment, Inc., a publicly-held film and television production company, from December 1986 through December 1989, and prior to that time had nine years of audit experience at Ernst & Young.

INDUSTRY OVERVIEW

    DEMOGRAPHICS


    There are more than 54 million children under the age of 13, with approximately 35 million children between the ages of five and 13. "Baby Boomer" families (parents born between 1946 and 1965) are expected to contribute to an increase in DZ's target market over the next four years; by the year 2000, there are expected to be approximately 55 million children under the age of 13, including approximately 36 million between the age of five and 13 (representing annualized growth rates of approximately 0.2% and 0.4%, respectively).


                          U.S. POPULATION BY AGE GROUP
                                 (IN THOUSANDS)

             UNDER 5      5-13     TOTAL UNDER 13
           -----------  ---------  ---------------
     1995      19,591      34,384        53,975
     2000      18,987      36,043        55,030
     2005      19,127      35,850        54,977
     2010      20,012      35,605        55,617

------------------------

Source: Mid-range of U.S. Bureau of the Census estimates.

    Management believes that the Baby Boomer parents of these children are entering their peak earning years, which it expects to lead to increased spending on children over the next decade.

    COMPETITION

    The Company competes against a wide variety of concepts vying for family leisure time and entertainment spending. These competing concepts encompass a broad spectrum of entertainment opportunities, including family entertainment centers, theme parks, movie theaters and other in-home and out-of-out of home entertainment activities. DZ is part of the children's entertainment center segment of the industry, which includes admissions-based, or pay-for-play, recreational and soft play centers that target children ages two to 12. The pay-for-play children's entertainment center industry is highly fragmented and consists largely of local "mom and pop" stores, small regional chains and local non-profit organizations that provide pay-for-play indoor soft play facilities. The Company believes that it pioneered this concept when it built its first FunCenter in 1989. While several national competitors, such as Leaps and Bounds, subsequently emerged, the Company purchased many such competitors in an attempt to consolidate the market. The Company's future revenues will depend to a significant extent upon its ability to respond to changes in consumer tastes. The performance of individual FunCenters may be affected by a variety of local factors such as the location of competing facilities, labor and employee benefit costs and the availability of experienced management and hourly employees.

    New competitors may include The Walt Disney Company (which has a family entertainment concept in one location and has announced plans to open additional store locations). DZ also competes to some extent against certain children's themed restaurant chains, which provide ancillary entertainment offerings and merchandise in addition to food and do not charge admission fees. Such competitors include ShowBiz Pizza Time, Inc., the operator and franchiser of approximately 300 "Chuck E. Cheese" restaurants in the United States, and, to a lesser extent, certain McDonald's franchisees, which operate indoor playgrounds at a number of locations. These restaurants differ from DZ in that they do not charge for admission and are focused on food as their primary attraction and source of revenue. Certain of these competitors have longer operating histories, substantially greater name recognition and/or more extensive financial, technical, marketing, sales and distribution resources.

    To a more limited extent, the Company competes against indoor/outdoor family entertainment centers, theme parks and other themed restaurant chains. Such entertainment centers offer an entertainment experience centered around attractions such as miniature golf, water rides, go-carts and video arcade games. Theme parks provide a variety of thrill rides, redemption games and other entertainment attractions. Such facilities generally require more travel and have higher prices than FunCenters. Themed restaurants have grown in popularity in recent years and include chains such as Planet Hollywood and Rainforest Cafe. The generally older and/or broader age group focus of each of these concepts and the differing nature of their product offerings limit the extent to which they compete against the Company.

BUSINESS STRATEGY AND TURNAROUND PLAN

    BUSINESS STRATEGY

    The Company believes that it has significant potential to enhance profitability and increase attendance by executing a business strategy that exploits favorable industry demographics and positive Company attributes that were not capitalized on by prior management.

    FAVORABLE DEMOGRAPHICS. Management expects that favorable demographics relating to the Company's target customer base should positively impact the Company's business over the next fifteen years. There are currently more than 54 million children under the age of 13, a number projected to increase by the year 2000 as "Baby Boomer" families contribute to an increase in DZ's target market. In addition, the Company believes that there is a continuing trend toward increased spending on leisure activities, especially spending on children.


    STRONG BRAND RECOGNITION AND CONTINUED POPULARITY OF THE DZ CONCEPT. DZ remains a highly recognized brand name with significant market appeal, with approximately 21 million visits in 1996 at the Company's 206 remaining FunCenters. As more fully described herein, a survey by the Gallup Organization of consumers in the Company's target demographic groups revealed that the Company's total brand awareness is 95%. In addition, a survey by Kids Research Unlimited in 1996 revealed that 56% of 288 children surveyed between ages five and 11 preferred playing at DZ as compared to playing video games (32%) and watching television (12%). This survey also revealed that DZ remains the children's "favorite indoor play place," named by 35% of respondents as compared to Chuck E. Cheese, which was named by 32% of respondents. The survey indicated that DZ was the preferred site for such children's next birthday party among directly competing indoor play concepts, with 40% of respondents choosing DZ as compared with 29% of respondents choosing Chuch E. Cheese. See "Business -- Market Research."


    LEADING NATIONAL PRESENCE IN A HIGHLY FRAGMENTED MARKET. Due to the fragmented nature of the pay-for-play children's entertainment industry and the strength of the DZ brand name, the Company believes that it is uniquely positioned to become a cross-promotional platform for strategic alliances with children's entertainment and consumer product companies.

    SIGNIFICANT OPERATING LEVERAGE AND OPPORTUNITIES FOR PROFIT
IMPROVEMENT. Because the Company's cost structure includes a high proportion of fixed costs (such as rent, utilities and core staffing requirements) relative to variable costs, each incremental customer visit contributes disproportionately to a FunCenter's operating profit. As more fully described below, the Company believes that it has identified a number of opportunities to increase attendance and take advantage of the operating leverage inherent in the business.

    TURNAROUND PLAN

    The Company has begun to implement the Turnaround Plan, which is designed to reduce costs, enhance core product offerings and reposition the Company from an operator of indoor playgrounds to the leading national provider of high quality children's indoor entertainment. This is expected to be accomplished primarily through:

          -  reducing costs at the store, regional and corporate levels;

          - improving the quality and consistency of the Company's existing core soft-play products, game zone products and its food and beverage operations;

          - adding a variety of entertainment activities and new attractions and renovating the FunCenters;

          - developing, both internally and through strategic partnerships with content providers, periodic story-line based entertainment experiences which complement the Company's traditional entertainment activities; and

          - introducing interactive parent-child play programs for the off-peak weekday period.

    Management believes that these strategic initiatives will serve to increase attendance, in-store spending and operating cash flow, although there can be no assurance that this will occur. See "Risk Factors". By virtue of the national prominence of the DZ brand name, its leading market share position and its national network of FunCenters, management believes that the Company is well positioned within its industry to successfully implement this strategy and profitably expand a revised and rejuvenated DZ concept.

    The Company's business strategy is being implemented in three phases: "Phase 1 -- Restore Core Business," "Phase 2 -- Improve Product and Reposition/Relaunch DZ Brand" and "Phase 3 -- Growth." Key elements of each phase of the Turnaround Plan are as follows:

        PHASE 1 -- RESTORE CORE BUSINESS. The Company has implemented a broad cost-reduction program to rationalize its expenses relative to revenues and to increase efficiency. The four key components of this program are:

             - CLOSE UNDERPERFORMING FUNCENTERS. In connection with the Company's reorganization, the Company has closed or sold 130 underperforming stores that were largely unprofitable and were unlikely to contribute to the Company's profitability. Most of these locations had above-market rents, were in markets that already had one or more profitable FunCenters or were poorly located.

             - REDUCE OVERHEAD EXPENSES. New management has implemented a variety of cost reduction initiatives to reduce annual selling, general and administrative expenses, including: (i) a substantial reduction in the Company's corporate and regional management; (ii) a reduction in expenditures for corporate support functions; and (iii) elimination of expenses related to certain discontinued operations.

             - INCREASE FUNCENTER OPERATING MARGINS. The Company has initiated programs which it believes will result in significant annual cost savings, based on changes in labor planning, food and beverage operations, birthday party reservations and renegotiated store lease terms.

        PHASE 2 -- IMPROVE PRODUCT AND REPOSITION/RELAUNCH DZ BRAND. Management is currently implementing the following programs designed to increase attendance and in-store spending:

             - IMPLEMENT MANAGEMENT INCENTIVE PLANS. Historically, the Company's FunCenter and regional managers operated without goals, accountability or incentive-based compensation plans.

       To support the Turnaround Plan and to create a stronger sense of ownership and accountability, management has established an incentive-based compensation plan tied to EBITDA and service quality measures.


             - UPGRADE AND EXPAND PRODUCTS. The Company plans to selectively undertake initiatives to improve and supplement existing products, enhance food and beverage offerings through the introduction of branded products and upgrade and broaden the appeal of its games. The Company expects to invest approximately $20-$25 million by the end of 1998 to add new attractions, improve the appearance of its FunCenters, enhance the quality and consistency of its core soft-play and games products, add periodic theme-based attractions and promotional activities to enhance the entertainment experience of its customers and expand weekday programming.


           During the fourth quarter of 1997, the Company began a FunCenter renovation program, pursuant to which the Company expects to renovate substantially all of its FunCenters, broaden their entertainment offerings, upgrade their facilities and give them a "new look" consistent with its brand repositioning (see below). The Company expects to have approximately 60% of the FunCenters renovated by the end of January 1998, including the addition of designated areas for laser tag, arts and crafts, stage events and promotional activities.

           In April and June 1997, the Company entered into marketing and product agreements with Pizza Hut and Pepsi to provide joint promotions and increase the appeal and quality of its food service. Approximately 80% of the FunCenters are expected to be converted to permit the sale of Pizza Hut menu items by the end of January 1998.

             - IMPLEMENT NEW MARKETING STRATEGY. Management has developed a new marketing strategy based on the following key components:

               -- REPOSITION/RELAUNCH "NEW DZ" BRAND. Building on its new and revamped product offerings, the Company intends to launch the "New DZ" brand through a new advertising campaign.

               -- REORIENT MARKETING TO REGIONAL/LOCAL FOCUS. The Company has begun to reorient its marketing efforts to focus on local and regional marketing and advertising programs with a national "overlay." To complement this focus, management plans to establish cross-promotional alliances with local and regional businesses, such as supermarkets, convenience stores and malls, as well as national retailers.

               -- FORM STRATEGIC MARKETING PARTNERSHIPS. Management intends to establish strategic marketing and product relationships with children's entertainment and consumer product companies such as its relationships with Pepsi and Pizza Hut to take advantage of joint marketing and cross-promotional opportunities.

           Due to DZ's national market presence and the strength of its brand name, the Company believes that it is well positioned to act as a platform for future promotional and product "tie-ins" with children's entertainment and consumer product companies. The Company believes such alliances will provide significant competitive advantages in the form of marketing support and theme-based promotions to periodically refresh its product offerings and stimulate repeat customer visits on a cost-effective basis.

           In keeping with this strategy, the Company has begun negotiations with a number of possible promotional partners, including toy, television, film, media and consumer product companies and, to date, has entered into arrangements with Hasbro, Sony Entertainment, New Line Cinema, the Hearst Corporation, the National Hockey League, CCM, Worldwide Wrestling Federation and the Nabisco Foods Group, for a variety of promotional programs and activities.

             - INTRODUCE WEEKDAY PROGRAMS. The Company intends to increase revenue by better utilizing DZ's facilities during weekdays. The Company has developed interactive parent-child play programs for preschoolers, which include tumbling, climbing, exercising and singing. These products are being offered under the "Discovery Zone University" and "DZU" brand names.

           Twenty FunCenters began offering these new weekday programs in September 1997 and twenty-seven additional FunCenters began offering these programs in January 1998. In the future, the Company expects to consider expanding these programs to include after school programs for older children.

        PHASE 3 -- GROWTH. Upon the restoration of DZ's core business and the repositioning of its brand image, management expects to commence a controlled expansion program to develop new FunCenters.

CURRENT FUNCENTER OPERATIONS

    The current FunCenters are indoor pay-for-play entertainment centers for children. In keeping with its philosophy of attracting younger children, patrons must be 12 years of age or younger, and be accompanied by an adult, to be admitted to a FunCenter. Adults are not permitted entry without a child. Discovery Zone encourages the participation of parents and other accompanying adults, and the play equipment is constructed to allow them to play along with their children.

    A typical FunCenter is approximately 12,000 to 17,000 square feet and contains the following special features:

          - A play zone which averages approximately 3,500-4,000 square feet, referred to as the "Mega Zone," composed of a series of tubes, slides, ball bins, climbing mountains, air and water trampolines, obstacle courses, ramps, stairs and other devices for crawling, jumping, running, swinging and climbing.

          - A separate "Mini Zone" for toddlers which averages approximately 1,000-1,500 square feet and contains many of the same features as the Mega Zone, but on a smaller scale. Access to the Mini Zone is limited to children under a certain height, which provides younger and smaller children their own, less boisterous play area.

          - An open play area, referred to as the "Starter Zone," with a mini-ball bin, colorful cushions and toys for infants and very small toddlers.

          - Food and beverage operations which, in most cases, feature a selection of Pizza Hut menu items and Pepsi beverage products.

          - A game zone, featuring activities and games for which children are awarded tickets for successful play. These tickets can be redeemed for a variety of small toys and prizes. FunCenters typically do not have conventional video game machines, distinguishing them from most other child-oriented entertainment facilities.

          - Several party rooms, which can be reserved for birthdays or other group events. FunCenters offer a variety of packages that combine a celebration in the party room, including cake and other food and beverage services, with access to the Mega and Mini Zones and tokens for use in the game zone for each child attending the party.

          - A redemption counter where awards for games, as well as Discovery Zone apparel, toys and other products are sold.

    DZ currently targets children 12-years old and younger, with the highest concentration of visitors being one to eight years old. The FunCenters are designed and constructed with an emphasis on safety and security. Each customer is given a name tag for identification purposes and to promote interaction with

FunCenter staff. At each FunCenter, an identification bracelet is also attached to each child and matched at the exit with an identical bracelet given to the accompanying adult. In addition, the entrance and exit at FunCenters are strategically positioned and monitored for security purposes. At all FunCenters, play area equipment is equipped with protective cushions and padding, and "coaches" are available to assist children through play activities. All FunCenters prohibit smoking and maintain a high standard of cleanliness.

    FunCenters charge a general admission fee for each child, with prices currently ranging from $4.99 to $7.99, depending on location. The Company also offers discounted admission fees for groups and birthday parties. Adults accompanying children are admitted without charge. Typical hours of operation for FunCenters are 11:00 a.m. to 7:00 p.m., Sunday to Thursday, and 10:00 a.m. to 9:00 p.m. on Friday and Saturday. DZ generates most of its weekly revenue on weekends.

PROPERTIES

    The Company currently operates 206 FunCenters in 39 states, Canada and Puerto Rico. The Company also operates two Block Party stores. Pursuant to the Plan, the Company terminated the franchise agreements related to seven franchised FunCenters. These stores continue to operate using the Company's trademarks pending completion of alternative operating arrangements with the franchisees. Approximately 80% of the Company's FunCenters are located adjacent to, or are part of, major shopping centers or strip shopping centers with large parking capacity. The following chart shows a breakdown of DZ's FunCenters by location:

                                              NUMBER OF
LOCATION                                     FUNCENTERS
-----------------------------------------  ---------------
Alabama..................................             4
Arizona..................................             1
California...............................            20
Colorado.................................             4
Connecticut..............................             2
Delaware.................................             1
Florida..................................            11
Georgia..................................             6
Hawaii...................................             1
Idaho....................................             1
Illinois.................................             6
Indiana..................................             8
Iowa.....................................             1
Kansas...................................             2
Kentucky.................................             2
Louisiana................................             4
Maryland.................................             6
Massachusetts............................             8
Michigan.................................             5
Minnesota................................             2
Mississippi..............................             1
Missouri.................................             5
Nevada...................................             1

                                              NUMBER OF
LOCATION                                     FUNCENTERS
-----------------------------------------  ---------------
New Jersey...............................             9
New Mexico...............................             1
New York.................................            16
North Carolina...........................             2
Ohio.....................................            10
Oklahoma.................................             3
Oregon...................................             2
Pennsylvania.............................            10
Rhode Island.............................             1
South Carolina...........................             2
Tennessee................................             4
Texas....................................            20
Utah.....................................             1
Virginia.................................             8
Washington...............................             2
Wisconsin................................             5
                                                    ---
Total United States......................           198
Canada...................................             5
Puerto Rico..............................             3
                                                    ---
Total....................................           206
                                                    ---
                                                    ---
The Block Party Stores are located in
Indiana and New Mexico.

    Fourteen of the sites on which the FunCenters operate are owned by the Company and are subject to mortgages and security interests held by McDonald's (the McDonald's Rent Deferral Secured Notes and the McDonald's Note). See "Description of Certain Indebtedness." The Company currently leases all but one of the remaining sites of the FunCenters. The Company believes that it could find alternative space at competitive market rates if it were unable to renew the lease on any of the sites of the Company-owned FunCenters. If the Company deems it advantageous to do so, it may from time to time in the future purchase real estate for sites for the construction of new FunCenters. The Company currently holds four parcels of undeveloped land which it intends to sell, of which three secure the McDonald's Note and McDonald's Rent Deferral Secured Notes.

    The Company currently subleases approximately 30,000 square feet of office space from Blockbuster (the "Blockbuster Space") at an annual cost of approximately $600,000. A division of Blockbuster currently occupies approximately 7,500 square feet of this space, thereby mitigating a portion of the Company's cost. Blockbuster has informed the Company that it plans to relocate and will terminate its lease no later than June 30, 1998. Pursuant to an agreement with Viacom and Blockbuster, Blockbuster has agreed to allow the Company to remain in such space on a month-to-month basis through June 30, 1998. The Company plans to move from the Blockbuster Space in January 1998.

    The Company entered into a lease, commencing October 1, 1997, for approximately 10,000 square feet of office space in the Plantation, Florida area to house its finance, purchasing, MIS and other administrative functions. On October 31, 1997, the Company entered into a sublease for approximately 6,500 square feet of office space for its executive offices in Elmsford, New York.

    The Company's executive offices are located at 565 Taxter Road, Fifth Floor, Elmsford, New York 10523 and its telephone number is (914) 345-4500.

TRADEMARKS AND SERVICE MARKS

    The names "Discovery Zone," "DZ" and the Company's logo are registered trademarks and service marks in the United States for a variety of goods and services offered at the FunCenters. The Company has registered and/or is in the process of registering its names and/or logo in the following foreign countries:
Australia, Belgium, Brazil, Canada, France, Germany, Hong Kong, Italy, Japan, Mexico, South Korea, Spain and the United Kingdom. The Company considers these intellectual property rights material to its business and actively defends and enforces them.

LITIGATION

    Substantially all of the claims against the Company relating to pre-petition causes of action were discharged on the Effective Date. See "Plan of Reorganization."

    The Company is involved in litigation from time to time in the ordinary course of its business. In the opinion of the Company, any liability that may be incurred upon the resolution of certain claims and lawsuits in which the Company is involved at this time will not, in the aggregate, exceed the limits of the Company's insurance policies or otherwise have a material adverse effect upon the financial condition or results of operations of the Company.

INSURANCE

    The Company carries customary insurance coverages, including primary commercial liability insurance with limits of $1 million per occurrence and $2 million in the aggregate, and umbrella and excess policies aggregating $100 million per occurrence and in the aggregate, which policies are available after the Company has paid or become legally obligated to pay $100,000 or $250,000 per claim, depending on the policy year. The Company believes that it carries adequate insurance coverage for its business activities. However, there can be no assurance that such coverage will prove to be adequate or will continue to be available to the Company, and, in the event that such coverage proves to be inadequate, such event may have a material adverse effect on the financial condition or results of operations of the Company. Claims paid to date have been within amounts accrued by the Company using historical data based on prior experience. When the Company's aggregate indemnity and expense amounts in any policy year exceed an aggregate of $2.5 million, the Company's trailing self-insured retention is reduced to $10,000 or $25,000 per occurrence, depending on the policy year.

REGULATION

    The Company is subject to various federal, state and local laws and regulations affecting operations, including those relating to the use of video and arcade games, the preparation and sale of food and beverages and those relating to building and zoning requirements. The Company is also subject to laws governing its relationship with employees, including minimum wage requirements, overtime, working and safety conditions and citizenship requirements. Difficulties or failures in obtaining required licenses or other regulatory approvals could delay or prevent the opening of a new FunCenter, and the suspension of, or inability to renew, a license or permit could interrupt operations at an existing FunCenter.

EMPLOYEES

    At September 30, 1997, the Company had approximately 5,950 full and part-time employees, including those employed at its corporate headquarters, regional offices and Company-owned FunCenters. A typical Discovery Zone FunCenter has a staff of between 20 and 40 employees, including managers, counter attendants, coaches, party hosts and a reservationist, most of whom are part-time. The Company's employees are not represented by any labor union or covered by a collective bargaining agreement. The Company believes its relationship with its employees to be good.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the executive officers and directors of the Company and the positions they hold.


NAME                                                      AGE                           POSITION
-----------------------------------------------------     ---     -----------------------------------------------------
Scott W. Bernstein...................................         37  Chief Executive Officer, President and Director
Sharon L. Rothstein..................................         40  Senior Vice President, Marketing and Entertainment
Robert G. Rooney.....................................         40  Senior Vice President, Chief Financial and
                                                                  Administrative Officer
Andrew M. Smith......................................         45  Vice President, Real Estate, General Counsel and
                                                                  Secretary
Leighton J. Weiss....................................         46  Vice President and Controller
David Nicholson......................................         44  Vice President, Construction and Facilities
                                                                  Maintenance
Martin S. Davis......................................         70  Director
Greg S. Feldman......................................         41  Director
Douglas W. Rotatori..................................         37  Director
L.G. Schafran........................................         59  Director
Christopher R. Smith.................................         33  Director
Paul D. Kurnit.......................................         49  Director


BACKGROUND OF DIRECTORS AND EXECUTIVE OFFICERS

    Set forth below is a brief description of the business experience of the executive officers and directors of the Company.


    MR. BERNSTEIN has been Chief Executive Officer and President of the Company since December 1996 and was elected as a director on the Effective Date. Mr. Bernstein was hired by Wellspring in June of 1996 to assist with formulation of the Plan of Reorganization. From August 1994 until June 1996, Mr. Bernstein served as President of the Northeast operations of Six Flags Theme Parks Inc. ("Six Flags"), which included Six Flags Great Adventure and Six Flags Wild Safari Animal Park. From April 1992 until August 1994, Mr. Bernstein served in the following roles: (i) Senior Vice President of Time Warner Enterprises, a strategic business development unit of Time Warner Inc.; (ii) Senior Vice President and General Counsel of Six Flags; and (iii) Senior Vice President, chief administrative and legal officer of Six Flags.


    MS. ROTHSTEIN has been Senior Vice President, Marketing and Entertainment of the Company since March 24, 1997. From April 1996 until March 1997, she was Vice President -- New Business at Nabisco. From 1987 until April 1996, she held several positions at Nabisco, including Senior Director -- New Business, Director -- Business Marketing, Product Manager -- Ritz, Product Manager -- New Products and Product Manager -- Snack Crackers.

    MR. ROONEY has been Senior Vice President, Chief Financial and Administrative Officer of the Company since February 1, 1997. From March 1994 until September 1996, Mr. Rooney served as Chief Financial Officer of Forschner Enterprises, a venture capital group, and from September 1992 to February 1994, Mr. Rooney served as a director and consultant on behalf of various investors and investment funds affiliated with Forschner Enterprises. From 1989 through 1992, Mr. Rooney served as Managing Director and Chief Financial Officer of The Signature Group, a merchant banking group specializing in troubled real estate. From 1986 through 1989, he served as Senior Vice President, Chief

Financial Officer and Treasurer of Imagine Entertainment, Inc., a publicly held film and television production company. Mr. Rooney is a certified public accountant.


    MR. SMITH joined the Company as Vice President-Real Estate and General Counsel on October 20, 1997 and has srved as Secretary since November 14, 1997. From June 1996 to October 1997, Mr. Smith served as a Managing Director of Alpine Consulting, a real estate consulting firm. From January 1995 to May 1996, he served as the Vice President--Operations and as a director of Influence, Inc., a medical device manufacturer. From 1986 to 1994, Mr. Smith was a real estate partner with Weil, Gotshal & Manges LLP, an international law firm.



    MR. WEISS has been Controller of the Company since 1996 and in 1997 he was named Vice President of Finance. He joined the Company in July 1995, serving as Assistant Controller. Mr. Weiss held various positions as a controller or finance manager within the music division of Blockbuster Entertainment from January 1994 through June 1995. Prior to that, he served as Controller and Director of Accounting for Sound Warehouse, Inc. from October 1988 to January 1994. Prior to joining Sound Warehouse. Inc, Mr. Weiss held various positions for Arthur Anderson LLP, where he achieved the position of manager in the audit and financial consulting division.



    MR. NICHOLSON joined the Company in July 1997 as Vice President of Construction and Facilities Maintenance. From 1992 to 1997, he served as Director of Construction with Barnes & Noble Inc., the largest U.S. book retailer, where he led the design, construction and maintenance functions during a four-year development of over 300 stores. From 1984 to 1992, he was the Architectural Manager in various design and development positions of Toys "R" Us and Kids "R" Us. Mr. Nicholson is a Registered Architect.


    MR. DAVIS was elected as a director of the Company on the Effective Date. Mr. Davis has been a managing partner of Wellspring Associates L.L.C. since January 1995. Prior to founding Wellspring, Mr. Davis served as Chairman and Chief Executive Officer of Gulf + Western Industries, Inc. and its successor company, Paramount Communications, Inc., from 1983 to 1994. Mr. Davis is a member of the Board of Directors of Lionel L.L.C., National Amusements, Inc., the parent company of Viacom Inc., the Western NIS Enterprise Fund (U.S. Government funded) and SLM International, Inc.

    MR. FELDMAN was elected as a director of the Company on the Effective Date. Mr. Feldman has been a managing partner of Wellspring since its inception in January 1995. From September 1990 until January 1995, he was a vice president in charge of acquisitions at Exor America Inc. (formerly IFINT-USA Inc.), the U.S. investment arm of the Agnelli Group. From September 1988 until September 1990, Mr. Feldman was vice president and co-founder of Clegg Industries, Inc., an investment firm. Mr. Feldman is a member of the Board of Directors of Lionel L.L.C. and Chartwell Re Corporation.

    MR. ROTATORI was elected as a director of the Company on the Effective Date. Mr. Rotatori has been a principal of Wellspring since September 1995. From 1991 until 1995, Mr. Rotatori was an Associate Director in the investment banking department of Bear, Stearns & Co. Inc. Mr. Rotatori is a member of the Board of Directors of SLM International, Inc.

    MR. SCHAFRAN was elected as a director of the Company on the Effective Date. Mr. Schafran has been a managing general partner of L.G. Schafran & Associates, a real estate and development firm, since 1984. Mr. Schafran is a member of the Board of Directors of several companies, including Comsat Corporation, Publicker Industries Inc., Capsure Holdings Corporation, Sassco Corp., Leslie Faye Inc. and Glasstech, Inc., Chairman of the Executive Group of The Dart Group Corporation, Chairman of the Board of Directors of Delta-Omega Technologies, Inc. and a trustee of National Income Realty Trust.

    MR. SMITH was elected as a director of the Company on the Effective Date. Mr. Smith joined Wafra Investment Advisory Group, Inc. ("Wafra") in 1992, where he is a Vice President. From 1990 until 1992, Mr. Smith served as a Vice President of Kouri Capital Group, Inc., a merchant bank providing, among other things, privatization advisory services. Prior to joining Kouri Capital Group, Mr. Smith served as

Assistant Vice President of Direct Equity Investment at Lambert Brussels Capital Corporation and, before that, as a Corporate Loan Officer at First Union National Bank.

    MR. KURNIT was appointed as director in accordance with the terms of the Plan of Reorganization as representative of the committee of pre-petition unsecured creditors of the Company. He will serve for a term of three years from the Effective Date. Mr. Kurnit's appointment was approved by the Bankruptcy Court at the confirmation hearing. Mr. Kurnit has been President of Griffin Bacal Inc. ("Griffin Bacal") since 1988.

LIMITATIONS ON LIABILITY; INDEMNIFICATION

    The Certificate of Incorporation provides that a director of the Company shall not be personally liable to it or its stockholders for monetary damages to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"). In accordance with the DGCL, the Certificate of Incorporation does not eliminate or limit the liability of a director for acts or omissions that involve intentional misconduct by a director or a knowing violation of law by a director for voting or assenting to an unlawful distribution, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. The DGCL does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care. Any amendment to these provisions of the DGCL will automatically be incorporated by reference into the Certificate of Incorporation and the By-laws, without any vote on the part of its stockholders, unless otherwise required.

COMMITTEES OF THE BOARD OF DIRECTORS

    None.

COMPENSATION OF DIRECTORS

    The Directors do not receive any fee for their services; however, they are reimbursed for all out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table and discussion summarize the compensation earned by the Company's Chief Executive Officer, President and Director and the other most highly compensated executive officers of the Company who earned more than $100,000 in salary and bonuses (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during each of the last three years ended December 31, 1996. Mr. Bernstein became the Company's Chief Executive Officer on December 5, 1996. See " -- Employment Agreements."

                           SUMMARY COMPENSATION TABLE

                                                                                                    LONG TERM COMPENSATION
                                                                                                  --------------------------
                                                                                                            AWARDS
                                                                                                  --------------------------
                                                                                                                  NUMBER OF
                                                                                                                 SECURITIES
                                       ANNUAL COMPENSATION                           OTHER                       UNDERLYING
                     --------------------------------------------------------       ANNUAL         RESTRICTED     OPTIONS/
       NAME                POSITION          YEAR     SALARY ($)   BONUS ($)    COMPENSATION(1)   STOCK AWARDS      SAR'S
-------------------  --------------------  ---------  ----------  -----------  -----------------  -------------  -----------
Scott W. Bernstein   President/CEO              1997     416,667     200,000          37,862                0       357,845
Scott W. Bernstein   President/CEO              1996      30,204           0               0                0             0

Donna Moore          President/CEO              1997     115,962           0             900                0             0
Donna Moore          President/CEO              1996     412,500           0               0                0             0
Donna Moore          President/CEO              1995     145,594     150,000               0                0             0

Robert Rooney        SVP--CFO                   1997     185,000      45,000           4,615                0        89,500
Robert Rooney                                   1996       8,538           0               0                0             0

Sharon Rothstein     SVP--Marketing             1997     136,923      75,000           4,615                0        89,500

Leighton Weiss       VP-Finance                 1997     126,969      12,000               0                0             0
Leighton Weiss       Controller                 1996     115,987      23,356               0                0             0
Leighton Weiss       Assistant Controller       1995      41,887      17,756               0                0             0

                      PAYOUTS
                     ---------       ALL
                       LTIP         OTHER
       NAME           PAYOUTS   COMPENSATION
-------------------  ---------  -------------
Scott W. Bernstein           0             0
Scott W. Bernstein           0             0
Donna Moore                  0       300,000(2)
Donna Moore                  0         2,699(3)
Donna Moore                  0        26,224(3)
Robert Rooney                0        75,000(4)
Robert Rooney                0             0
Sharon Rothstein             0             0
Leighton Weiss               0        50,000(4)
Leighton Weiss               0             0
Leighton Weiss               0             0



(1) Represents payments made by the company for auto allowances and other perquisites pursuant to employment contracts.



(2) Represents severance.



(3) Represents reimbursement for relocation expenses.



(4) Represents payments made in accordance with the Company's Plan of Reorganization.



OPTION AND SAR GRANTS IN FISCAL YEAR 1997


                                                                                                                      POTENTIAL
                                                                                                                      REALIZABLE
                                                                                                                      VALUE AT
                                                                                                                       ASSUMED
                                                                                                                      RATES OF
                                                    INDIVIDUAL GRANTS                                                   STOCK
                   ------------------------------------------------------------------------------------               APPRECIATION
                                                            NUMBER OF      % OF TOTAL                                 FOR
                                                           SECURITIES    OPTIONS/ SAR'S                                OPTION
                                                           UNDERLYING      GRANTED TO      EXERCISE OR                  TERM
                                                            OPTIONS/        EMPLOYEES      BASE PRICE    EXPIRATION   ---------
      NAME                       POSITION                 SAR'S GRANTED  IN FISCAL YEAR      ($/SH)         DATE         5%
-----------------  -------------------------------------  -------------  ---------------  -------------  -----------  ---------
Scott W.
Bernstein          President/CEO                              357,845            66.7%          11.88       7/31/07   2,673,556
Robert Rooney      SVP--CFO                                    89,500            16.7%          11.88       7/31/07     668,678
Sharon Rothstein   SVP--Marketing                              89,500            16.7%          11.88       7/31/07     668,678
Donna Moore        President/CEO                                    0            0.00%            n/a           n/a         n/a
Leighton Weiss     VP--Finance                                      0            0.00%            n/a           n/a         n/a


      NAME             10%
-----------------  -----------
Scott W.
Bernstein           6,775,315
Robert Rooney       1,694,563
Sharon Rothstein    1,694,563
Donna Moore               n/a
Leighton Weiss            n/a

OPTION AND SAR EXERCISES IN FISCAL 1997 AND YEAR-END OPTION AND SAR VALUES



                                                                                   NUMBER OF
                                                                                  SECURITIES            VALUE OF
                                                                                  UNDERLYING           UNEXERCISED
                                                                              UNEXERCISED OPTIONS     IN-THE MONEY
                                                                               OPTIONS/SAR'S AT      OPTIONS/SAR AT
                                                        SHARES                   FY- END 1997          FY-END 1997
                                                      ACQUIRED ON    VALUE       EXERCISABLE/         EXERCISABLE/
        NAME                     POSITION              EXERCISE    REALIZED      UNEXERCISABLE        UNEXERCISABLE
---------------------  -----------------------------  -----------  ---------  -------------------  -------------------
Scott W. Bernstein     President/CEO                       0           0            0/357,845           0/See Note (1)
Robert Rooney          SVP--CFO                            0           0             0/89,500           0/See Note (1)
Sharon Rothstein       SVP--Marketing                      0           0             0/89,500           0/See Note (1)
Donna Moore            President/CFO                       0           0              0/0               0/See Note (1)
Leighton Weiss         VP--Finance                         0           0              0/0               0/See Note (1)



Notes:



(1) Market value is not available as stock is not listed on an exchange.


EMPLOYMENT AGREEMENTS

    On July 21, 1997, the Company entered into an employment agreement with Mr. Bernstein providing for his employment as Chief Executive Officer, President and Director. The agreement with Mr. Bernstein expires on January 1, 2001. The agreement provides for a base salary of $440,000 per year, with annual increases of $40,000 beginning January 1, 1998. In addition, the agreement provides an annual bonus, equal to 2.0% of EBITDA, with a minimum guaranteed amount for 1997 of $200,000, and provides for the reimbursement of certain other business related expenses.

    On August 1, 1997, the Company entered into an employment agreement with Ms. Rothstein providing for her employment as Senior Vice President, Marketing and Entertainment. The agreement with Ms. Rothstein expires on December 31, 2000. The agreement provides for a base salary of $185,000 per year (plus performance bonuses based on the achievement of certain objectives).

    On August 1, 1997, the Company entered into an employment agreement with Mr. Rooney providing for his employment as Senior Vice President, Chief Financial Officer and Administrative Officer. The agreement with Mr. Rooney expires on December 31, 2000. The agreement provides for a base salary of $185,000 per year (plus performance bonuses based on the achievement of certain objectives).

COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Board of Directors does not currently have a compensation committee. The Company's Board of Directors as a whole is responsible for determining executive compensation matters. Mr. Bernstein serves on the Company's Board of Directors as Chief Executive Officer and as President of the Company.

STOCK INCENTIVE PLAN

    The Company did not grant options to purchase shares of the Company's Common Stock to any of the Named Executive Officers in 1996. All of the Company's option plans and equity securities in existence prior to the Effective Date were cancelled pursuant to the Plan of Reorganization. The Company adopted the 1997 Stock Incentive Plan in connection with the Plan of Reorganization. Pursuant to their respective employment agreements, the Company granted to Mr. Bernstein, Ms. Rothstein and Mr. Rooney options to purchase 357,845 shares, 89,500 shares, and 89,500 shares, respectively, of the Company's Common Stock at an exercise price of $11.88 per share. One third of such options vested on January 1, 1998. One third of such options will vest on January 1, 1999 and the remaining one third will vest on January 1, 2000. Such options vest in their entirety upon the incurrence of a "Change of Control." The Board of Directors of the Company may amend or modify the Stock Incentive Plan at its discretion in accordance with the Company's Certificate of Incorporation and By-laws. The Stock Incentive Plan terminates ten years after the Effective Date. Shares of Common Stock subject to the Stock Incentive Plan represent up to a maximum of 10% of the outstanding shares of Common Stock after giving effect to the issuance of the Ten Year Warrants and the Unit Warrants. The Company has reserved 715,692 shares of Common Stock for issuance under this Stock Option Plan. See "Principal Stockholders."

    The Stock Incentive Plan is administered by the Board of Directors (the "Board") and provides for the grant to eligible officers and employees of "Incentive Stock Options" or "NonQualified Stock Options" (together, the "Stock Options"), or both, to purchase shares of the Company's Common Stock at no less than its fair market value at the date of grant, in any such case subject to the discretion of the Board. Pursuant to the Stock Incentive Plan, the Board may also grant Stock Appreciation Rights. The Board will fix the term of each Stock Option; provided that no Incentive Stock Option will be exercisable more than ten years after the date of grant. Stock Options may be exercised, in whole or in part, at any time during the option term by giving written notice of exercise to the Company and, for a limited time, upon the death, disability or retirement of the optionee. No Stock Option will be transferable by the optionee other than by will, by the laws of descent and distribution, or, in the case of a NonQualified Stock Option, as permitted under the applicable option agreement. The Company may cash out a portion of the shares of Common Stock upon exercise of the Stock Options. The Stock Incentive Plan allows the optionee to demand cash for its option upon a Change of Control (as defined therein) of the Company.

    The Stock Incentive Plan also provides for grants of Restricted Stock (as defined therein). The Board may designate an award of Restricted Stock (an "Award") which vests upon the attainment of certain specified performance goals set by the Board. Prior to the latter of expiration of the applicable restricted period and attainment of such performance goals, a participant may not sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock other than to pledge the Restricted Stock as security for a loan to provide funds to pay the exercise price for the Stock Options. Holders of Restricted Stock will have all of the rights of a stockholder of the Common Stock. Any Restricted Stock must be forfeited upon termination of employment.


    The Stock Incentive Plan also provides for grants of Performance Units (as defined therein). The Board may designate an award of Performance Units and may condition any settlement thereof upon attainment of specified performance goals. Performance Units may not be sold, assigned, transferred, pledged or otherwise encumbered during the award cycle. Upon achievement of such performance goals, the Board will deliver to the participant either shares of Common Stock equal to the number of Performance Units or cash equal to the fair market value of such number of shares of Common Stock.



LONG-TERM INCENTIVE PLAN ("LTIP") AWARDS



    The Company made no LTIP Awards in 1997.


PENSION PLAN


    The Company had no pension plan in place in 1997.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information concerning the beneficial ownership of shares of Common Stock on September 30, 1997, by: (i) each stockholder known by the Company to beneficially own more than 5% of the outstanding Common Stock; (ii) each of the Named Executive Officers; (iii) each of the Company's directors; and (iv) all directors and executive officers of the Company as a group.

                                                                                        SHARES OF
                                                                                      BENEFICIALLY        PERCENT
                                                                                          OWNED        BENEFICIALLY
BENEFICIAL OWNER                                                                    COMMON STOCK (1)     OWNED (2)
----------------------------------------------------------------------------------  -----------------  -------------
Birch Holdings L.L.C. (3).........................................................       2,229,622            55.7%
Martin S. Davis (3)...............................................................       2,229,622            55.7
Greg S. Feldman (3)...............................................................         --               --
Douglas W. Rotatori (3)...........................................................         --               --
Balfour Investors Incorporated (3)................................................         607,154            13.9
L.G. Schafran (3).................................................................         --               --
Wafra Investment Advisory Group, Inc. (4).........................................       1,191,626            23.0
Christopher R. Smith (5)..........................................................         --               --
Paul D. Kurnit (6)................................................................          48,931             1.2
Scott W. Bernstein (7)............................................................         119,282             2.9
Robert G. Rooney (7)..............................................................          29,833              .7
Sharon L. Rothstein (7)...........................................................          29,833              .7
Directors and executive officers as a group (3)(5)(6)(7)..........................       3,649,129            67.9

------------------------

(1) In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding.

(2) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(3) Birch Acquisition L.L.C., an affiliate of Wellspring ("Birch Acquisition"), beneficially owns approximately 98% of the economic interest and has voting power over 100% of Birch Holdings. The remaining 2% of the economic interest of Birch Holdings is held by affiliates of Balfour Investors Incorporated ("Balfour"). A separate affiliate of Balfour beneficially owns approximately 5% of the Common Stock (the "Balfour Shares"). Birch Acquisition is co-managed by Mr. Davis and Greg S. Feldman. In his capacity as managing member of Birch Acquisition, Mr. Davis exercises voting and dispositive power over the shares of Common Stock held by Birch Acquisition. Birch Holdings and Mr. Davis disclaim beneficial ownership of the Balfour Shares and neither Birch Holdings nor Mr. Davis have dispositive power over the Balfour Shares. L.G. Schafran, a director of the Company nominated by Balfour, disclaims voting and dispositive power over the shares of Common Stock beneficially owned by Balfour, and Mr. Feldman and Douglas W. Rotatori disclaim voting and dispositive power over the shares of Common Stock beneficially owned by Birch Acquisition.

(4) Wafra owns the Convertible Preferred Stock which, by its terms, is immediately convertible into 18.5% of the fully diluted shares of Common Stock (after giving effect to the issuance of the Unit Warrants and the Ten Year Warrants, but before giving effect to the Stock Options expected to be granted under the Stock Incentive Plan).

(5) Christopher R. Smith, a director of the Company nominated by Wafra, disclaims voting and dispositive power over the shares of Common Stock beneficially owned by Wafra.

(6) Paul D. Kurnit is the director of the Company nominated by certain classes of pre-petition creditors of the Company pursuant to the Plan of Reorganization, including Griffin Bacal, a pre-petition creditor of the Company of which Mr. Kurnit is an officer. Mr. Kurnit, individually, is the beneficial owner of less than 5.0% of the outstanding Common Stock. See "Description of Capital Stock."

(7) Represents the vested portion of stock options granted to Mr. Bernstein, Mr. Rooney and Ms. Rothstein. The Company's Board of Directors has granted Stock Options to Mr. Bernstein with respect to 357,845 shares of Common Stock, to Mr. Rooney with respect to 89,500 shares of Common Stock and to Ms. Rothstein with respect to 89,500 shares of Common Stock, one-third of all of which has vested. See "Management -- Stock Incentive Plan."

                      CERTAIN TRANSACTIONS WITH AFFILIATES

    As required under the Plan, the Company reimbursed Wellspring $1.1 million in connection with out-of-pocket expenses incurred in connection with its joint sponsorship of the Plan. In addition, an officer of Griffin Bacal, the Company's advertising agency, serves as a director of the Successor Company. The Company paid Griffin Bacal for media purchases on behalf of, and creative services provided to, the Company $4,316,000 during the seven months ended July 31, 1997 and $2,705,000 during the two months ended September 30, 1997. Management believes that the terms of the agreement with Griffin Bacal are at least as favorable to the Company as the Company could have received from an independent third party.

                         DESCRIPTION OF EXCHANGE NOTES

GENERAL

    The Exchange Notes will be issued pursuant to an Indenture (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the "Trust Indenture Act"). The Exchange Notes and the Registration Rights Agreement are subject to all such terms, and holders of the Exchange Notes are referred to the Indenture, the Registration Rights Agreement and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture and the Registration Rights Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Registration Rights Agreement, including the definitions contained therein. Copies of the Indenture and Registration Rights Agreement are available from the Company upon request. The definitions of certain terms used in the following summary are set forth below under "Certain Definitions."

    The Exchange Notes will be senior secured indebtedness of the Company and will rank senior in right of payment to all present and future subordinated indebtedness of the Company and PARI PASSU in right of payment with all present and future unsubordinated indebtedness of the Company (subject to a prior lien securing an Eligible Credit Facility which may be entered into in the future). As of September 30, 1997, the Company had $88.3 million of long-term indebtedness (including current portion) outstanding, of which $83.3 million was secured indebtedness.

    Principal of, premium, if any, and interest on the Exchange Notes will be payable at the office or agency of the Company in the Borough of Manhattan, the City of New York (which initially will be the corporate trust office of the Trustee at State Street Bank and Trust Company, N.A., 61 Broadway, 15th Floor, New York, New York 10006, Attention: Corporate Trust Department); PROVIDED that, at the option of the Company, payment of interest may be made by check mailed to the address of the holder of the Exchange Notes as such address appears in the security register.

    The Exchange Notes will be issued only in registered form, without coupons, in denominations of $1,000 and integral multiples thereof.

SECURITY

    Pursuant to the terms of the Collateral Agreements (as defined), all of the obligations under the Exchange Notes and the Indenture will be secured initially by a first priority lien and security interest in certain assets of the Company (including cash, accounts receivable, inventory, equipment, general intangibles, intellectual property rights and certain other fixed assets (except real estate leasehold interests existing on the Issue Date and certain real property, fixtures and leasehold improvements)) and by a pledge of the capital stock of all present and future Subsidiaries. The Exchange Notes will also be secured by a lien on certain Company-owned real estate parcels and improvements thereon that will be subordinated to a first mortgage lien in favor of McDonald's Corporation. See "Description of Certain Indebtedness -- McDonald's Note." The Company will also be required under the Indenture to use its commercially reasonable efforts to deliver Mortgages (as hereinafter defined), in form and substance satisfactory to the Trustee and its counsel, for purposes of securing a first priority mortgage lien in leasehold interests of the Company acquired after the Issue Date.

    The Company will be permitted under certain circumstances to enter into an Eligible Credit Facility, in which case the first priority security interest securing the Exchange Notes will be subordinated to a lien securing such credit facility. See "Description of Exchange Notes -- Intercreditor Agreement."

    Upon an Event of Default, the proceeds from the sale of collateral securing the Exchange Notes will likely be insufficient to satisfy the Company's obligations under the Exchange Notes. No appraisals of any of the collateral have been prepared in connection with the Exchange Offer. Moreover, the amount to be received upon such a sale would be dependent upon numerous factors, including the condition, age and useful life of the collateral at the time of such sale, as well as the timing and manner of such sale. By its nature, all or some of the collateral will be illiquid and may have no readily ascertainable market value. Accordingly, there can be no assurance that the collateral, if saleable, can be sold in a short period of time.

    A significant portion of the Company's assets consists of leasehold improvements, and most of the Company's assets are located on leaseholds. Because leasehold improvements may be deemed to be a part of either the real property covered by the lease (which real property is not owned by the Company) or the Company's real estate leasehold interests (which interests are not included in the collateral available for the Notes), there can be no assurances as to whether or to what extent such assets would be available as collateral security for the Exchange Notes. Moreover, the ability of the Collateral Agent to obtain possession of collateral located on leaseholds may be subject to conflicting claims of landlords. The Company believes, however, that the realizable value of such leasehold interests upon a liquidation of the Company would not be material.

    To the extent third parties hold Permitted Liens (as defined herein), such third parties may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the collateral. Given the intangible nature of certain of the collateral, any such sale of such collateral separately from the Company as a whole may not be feasible. Additionally, the inclusion of the Company's fixtures in the collateral securing the Exchange Notes will be limited by the extent to which such fixtures (a) are deemed not to be personal property, and (b) any applicable state laws would, for purposes of perfecting security interests with respect thereto, require that the Collateral Agent effectuate certain filings in applicable real estate land records. The ability of the Company to grant a first priority security interest in certain collateral may be limited by legal or other logistical considerations. The ability of the holders of Exchange Notes to realize upon the collateral may be limited by the terms of an intercreditor agreement relating to an Eligible Credit Facility and may be subject to certain bankruptcy law limitations in the event of a bankruptcy. See "-- Certain Bankruptcy Limitations."

    The Company is permitted to form new Subsidiaries and to transfer all or a portion of the collateral to one or more of its Subsidiaries; PROVIDED that the Company's rights to transfer collateral to Block Party and Limited Investment Subsidiaries (as defined) will be restricted, and each of the Company's Subsidiaries (other than Block Party and Limited Investment Subsidiaries) will be required to execute a guarantee of the Company's obligations under the Exchange Notes and the Indenture and a security agreement granting to the Collateral Agent a security interest in substantially all of the assets of such Subsidiary (other than real estate leasehold interests and certain real property, fixtures and leasehold improvements). See "-- Certain Covenants -- Subsidiary Guarantees."

    Subject to the restrictions on incurring Indebtedness and Liens set forth herein, the Company and its Subsidiaries will have the right to grant (and suffer to exist) Purchase Money Liens against fixed assets of the Company or such Subsidiaries and to acquire any such assets subject to Purchase Money Liens. The Collateral Agent's Liens are intended to be, and shall be, at all times automatically subordinate in priority to all such Purchase Money Liens.

    The collateral release provisions of the Indenture permit the release of collateral without substitution of collateral of equal value under certain circumstances, including assets sales made in compliance with the Indenture. The Net Cash Proceeds of such Asset Sales may be required to be utilized to make an offer to purchase a portion of the Exchange Notes.

    Notwithstanding anything herein to the contrary, neither the Company nor any of its Subsidiaries (other than Block Party and Limited Investment Subsidiaries) will encumber any asset or property of the Company or such Subsidiaries or suffer to exist any Lien thereon, other than as expressly permitted herein.

    So long as no Event of Default shall have occurred and be continuing, and subject to certain terms and conditions in the Indenture, the Eligible Credit Facility, the Collateral Agreements and the Intercreditor Agreement (as defined herein), the Company will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the capital stock of any Subsidiary and to exercise any voting, consensual rights and other rights pertaining to such collateral pledged by it. Upon the occurrence and during the continuance of an Event of Default, (a) all rights of the Company to exercise such voting, consensual rights, or other rights shall cease upon notice from the Trustee, and all such rights shall become vested in the Collateral Agent, which, to the extent permitted by law, shall have the sole right to exercise such voting, consensual rights or other rights, (b) all rights of the Company to receive all cash dividends, interest and other payments made upon or with respect to the collateral shall cease, and such cash dividends, interest and other payments shall be paid to the Collateral Agent, and (c) the Collateral Agent may sell the collateral or any part thereof in accordance with and subject to the terms of the Collateral Agreements; PROVIDED, HOWEVER, that while Indebtedness is outstanding under an Eligible Credit Facility, rights of the holders of the Exchange Notes and the Collateral Agent will be subordinate to the Liens of the Eligible Credit Facility and subject to the terms of the Intercreditor Agreement. All funds distributed under the Collateral Agreements and received by the Collateral Agent for the ratable benefit of the holders of the Exchange Notes shall be distributed by the Collateral Agent in accordance with the provisions of the Indenture.

    Upon the full and final payment and performance of all obligations of the Company under the Indenture and the Exchange Notes, the Collateral Agreements shall terminate and the pledged collateral shall be released.

ESCROWED INTEREST ACCOUNT

    In order to secure the Company's obligations under the Exchange Notes, the Company deposited in the Escrowed Interest Account held by the Trustee pursuant to the terms and conditions of the Indenture and the Escrow Agreement (as defined) certain Pledged Securities (as defined), consisting of United States Treasury Securities, acquired by the Company from a portion of the net proceeds of the Private Notes in an amount equal to approximately $21.6 million. The Escrow Funds which remain subject to the Escrow Agreement have been invested in Pledged Securities held in the Escrowed Interest Account.

    Immediately prior to any of the scheduled Interest Payment Dates through August 1, 1999, the Company may either, (i) deposit with the Trustee from funds otherwise available to the Company cash sufficient to pay the interest scheduled to be paid on such date, or (ii) direct the Trustee to release from the Escrowed Interest Account proceeds sufficient to pay interest then due on the Notes. In the event the Company exercises the former option, the Company may direct the Trustee to release a like amount of proceeds from the Escrowed Interest Account for the benefit of the Company. In the event that the Company optionally redeems Exchange Notes with the net proceeds of a Primary Offering, the Company may direct the Trustee to release from the Escrowed Interest Account an amount of proceeds which bears the same proportion to the aggregate value of the Escrowed Interest Account immediately prior to the release of such proceeds as the aggregate principal amount of the Exchange Notes so redeemed by the Company bears to the aggregate principal amount of Exchange Notes outstanding immediately prior to such redemption. The amount of proceeds that may be released by the Trustee to the Company in connection with any such optional redemption shall be net of any costs, fees and expenses (such as breakage fees) incurred to permit such release.

    Interest earned on the Pledged Securities will be added to the Escrowed Interest Account. The Pledged Securities and Escrowed Interest Account will also secure the repayment of the principal amount and premium, if any, on the Exchange Notes.

    Under the Escrow Agreement, after making the scheduled interest payments on the Exchange Notes through August 1, 1999, all of the remaining Pledged Securities, if any, will be released from the Escrowed Interest Account and paid to the Company.

INTERCREDITOR AGREEMENT

    The Company will be permitted under certain circumstances to enter into an Eligible Credit Facility (as defined) with a Lender (as defined); PROVIDED that
(i) entering into the Eligible Credit Facility is not prohibited by the "Limitation on Incurrence of Additional Indebtedness and Issuance of Preferred Stock" covenant of the Indenture and (ii) the security interests and liens upon any property or assets of the Company securing Indebtedness under the Eligible Credit Facility are Permitted Liens (as defined hereinafter), in each case, as evidenced to the Trustee in an officers' certificate of the Company delivered to the Trustee.

    The Trustee will be authorized to enter into an intercreditor agreement with the Lender providing the Eligible Credit Facility (an "Intercreditor Agreement"). The Intercreditor Agreement will provide, among other things, that
(i) such Lender's security interest in certain of the assets of the Company shall be senior to the Collateral Agent's security interest in such assets, (ii) during any insolvency proceedings, the Lender and the Collateral Agent will coordinate their efforts to give effect to the relative priority of their security interests in such properties and assets, and (iii) following an Event of Default (as defined hereinafter), all decisions with respect to such properties and assets, including the time and method of any disposition thereof, will be made in accordance with the terms of such Intercreditor Agreement, in each case, subject to the terms and provisions of the Indenture and the Collateral Agreements. The Intercreditor Agreement will also provide that the Trustee and the Lender will provide notices to each other with respect to acceleration of the Exchange Notes or the Indebtedness outstanding under the Eligible Credit Facility, as the case may be.

    If the Exchange Notes become due and payable prior to the stated maturity thereof for any reason or are not paid in full at the stated maturity thereof at a time during which Indebtedness is outstanding under an Eligible Credit Facility, the Collateral Agent will not have the right to foreclose upon the collateral that is subject to the Eligible Credit Facility unless the Lender forecloses upon such collateral. Thereafter, the Collateral Agent has the right to foreclose upon such collateral, which may be in instructions from the holders of a majority of the principal amount of Exchange Notes then outstanding or, in the absence of such instructions, in such manner as the Collateral Agent deems appropriate in its sole and absolute discretion. Proceeds from the sale of collateral that is subject to the Eligible Credit Facility will first be applied to repay Indebtedness outstanding under the Eligible Credit Facility, if any, and thereafter paid to the Trustee. The proceeds received by the Trustee will be applied by the Trustee first to pay the expenses of any foreclosure and fees and other amounts then payable to the Trustee under the Indenture and, thereafter, to pay all amounts owing to the holders of the Exchange Notes (with any remaining proceeds to be payable to the Company or as may otherwise be required by law).

GUARANTEE

    The full and prompt payment of the Company's payment obligations under the Exchange Notes and the Indenture will be guaranteed, jointly and severally, by all present and future Subsidiaries (other than Block Party and Limited Investment Subsidiaries (collectively, the "Subsidiary Guarantors"). Each Subsidiary Guarantor will fully and unconditionally guarantee on a senior secured basis (secured initially by certain of such Subsidiary Guarantor's assets, including cash, accounts receivable, inventory, equipment, general intangibles, intellectual property rights and certain other fixed assets (except real estate leasehold interests existing on the Issue Date and certain real property, fixtures and leasehold improvements of such Subsidiary) (the "Subsidiary Guarantee"), jointly and severally, to each Holder and the Trustee, the full and prompt performance of the Company's obligations under the Indenture and the Exchange Notes, including the payment of principal of and interest on the Exchange Notes. The Subsidiary Guarantee of each Subsidiary Guarantor will rank PARI PASSU in right of payment to all existing and future unsubordinated Indebtedness of such Subsidiary Guarantor. The Company will be permitted under certain circumstances to enter into an Eligible Credit Facility in which case the first priority security interest in certain collateral securing the Notes will be subordinated to a lien securing such credit facility. The obligations of each Subsidiary Guarantor are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Subsidiary Guarantor under the Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. The net worth of any Subsidiary Guarantor for such purpose shall include any claim of such Subsidiary Guarantor against the Company for reimbursement and any claim against any other Subsidiary Guarantor for contribution. Each Subsidiary Guarantor may consolidate with or merge into or sell its assets to the Company or another Subsidiary Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See "-- Certain Covenants -- Mergers, Consolidations and Sale of Assets" and "-- Asset Sales." In the event all of the Capital Stock of a Subsidiary Guarantor is sold (including by way of merger or consolidation) by the Company and the sale complies with the provisions set forth in "-- Certain Covenants -- Asset Sales," the Subsidiary Guarantee with respect to such Subsidiary Guarantor will be released.

PRINCIPAL, MATURITY AND INTEREST

    The Exchange Notes are limited in aggregate principal amount to $85.0 million and will mature on August 1, 2002. Interest will be payable on the Exchange Notes in cash at the rate of 13 1/2% per annum, quarterly in arrears, on each August 1, November 1, February 1 and May 1, commencing on February 1, 1998, to holders of record on the immediately preceding July 15, October 15, January 15 and April 15. Cash interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest on the Exchange Notes will increase if the Company fails to fulfill its obligations under the Registration Rights Agreement. See "Exchange Offer; Purpose and Effect of the Exchange Offer." The Exchange Notes will be payable both as to principal and interest at the office or agency of the Company, or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Exchange Notes at their respective addresses set forth in the register of holders of Exchange Notes. Until otherwise designated by the Company, the Company's office or agency will be the office of the Trustee maintained for such purpose.

OPTIONAL REDEMPTION

    The Exchange Notes are not entitled to any mandatory redemption or sinking fund payments. Except as described below, the Exchange Notes are not redeemable at the Company's option prior to August 1, 1999. Thereafter, the Exchange Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 15 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount at maturity) set forth below, plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve month period beginning on August 1, of the years indicated below through but not including the Maturity Date:

YEAR                                                                                PERCENTAGE
----------------------------------------------------------------------------------  -----------
1999..............................................................................     113.000%
2000..............................................................................     108.667%
2001..............................................................................     104.333%

    Notwithstanding the foregoing, prior to August 1, 1999, the Company may redeem up to 35% of the original principal amount of the Exchange Notes at a redemption price equal to 115% of the principal amount thereof on the redemption date, plus accrued interest thereon to the redemption date, with the net proceeds of a Primary Offering; PROVIDED that (i) such offering results in net proceeds to the Company of at least $20 million, and (ii) such redemption shall occur within 30 days of the date of the closing of such offering. Nothing in the Indenture, including the restrictions on optional redemptions, limits the Company's right to make open market or privately negotiated purchases of the Exchange Notes from time to time on or after the first anniversary of the date hereof.

    If fewer than all of the Exchange Notes are to be redeemed at any time, selection of Exchange Notes for redemption will be made by the Trustee in compliance with the requirements of the national securities exchange, if any, on which the Exchange Notes are listed, or, if the Exchange Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; PROVIDED that Exchange Notes of $1,000 or less may not be redeemed in part. Notice of redemption will be mailed by first class mail at least 15 days but not more than 60 days before the redemption date to each holder to be redeemed at such holder's registered address. If any Exchange Note is to be redeemed in part only, the notice of redemption that relates to such Exchange Note will state the portion of the principal amount thereof to be redeemed. A new Exchange Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Exchange Note. On and after the date of redemption, interest will cease to accrue on the Private Notes or portions of Exchange Notes called for redemption.

REPURCHASE UPON CHANGE OF CONTROL

    Upon the occurrence of a Change of Control, the Company will be required to notify the Trustee in writing thereof and to offer to repurchase all or any part (equal to $1,000 of principal at maturity or an integral multiple thereof) of each holder's Exchange Notes pursuant to the offer described below (the "Change of Control Offer") at a purchase price equal to 101% of the principal amount thereof on the date of purchase, plus accrued interest thereon, if any, through the date of purchase (the "Change of Control Payment"). Within 40 days following any Change of Control, the Company shall mail a notice to each holder stating:
(1) that the Change of Control Offer is being made pursuant to the covenant entitled "Limitation on Change of Control" in the Indenture and that all Exchange Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Exchange Note not tendered will continue to accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Exchange Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest on and after the Change of Control Payment Date;
(5) that holders electing to have any Exchange Notes purchased pursuant to a Change of Control Offer will be required to surrender the Exchange Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Exchange Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of Exchange Notes delivered for purchase, and a statement that such holder is withdrawing his election to have such Exchange Notes purchased; and (7) that holders whose Exchange Notes are being purchased only in part will be issued new Exchange Notes equal in principal amount to the unpurchased portion of the Exchange Notes surrendered; PROVIDED that each Exchange Note purchased and each new Exchange Note issued shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Exchange Notes in connection with a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Change of Control" covenant of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Change of Control" covenant of the Indenture by virtue thereof.

    On or before the Change of Control Payment Date, the Company will, to the extent lawful, (1) accept for payment Exchange Notes or portions thereof tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Exchange Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Exchange Notes so accepted together with an Officers' Certificate stating the amount of the Exchange Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each holder of the Exchange Notes so accepted payment in an amount equal to the purchase price for such Exchange Notes, and the Trustee shall promptly authenticate and mail to each holder a new Exchange Note equal in principal amount to the unpurchased portion of the Exchange Notes surrendered, if any, to the Change of Control Payment Date; PROVIDED that each such new Exchange Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    There can be no assurance that sufficient funds will be available at the time of any Change of Control Offer to make required repurchases. The Company's failure to comply with the covenant described above, including failure to pay the repurchase price, will be an Event of Default under the Indenture.

CERTAIN BANKRUPTCY LIMITATIONS

    The right of the Collateral Agent to repossess and dispose of the collateral upon the occurrence of an Event of Default is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against the Company or any of its Subsidiaries prior to the Collateral Agent having repossessed and disposed of the collateral. Under the Bankruptcy Code, a secured creditor such as the Collateral Agent is prohibited from repossessing its security from a debtor in a bankruptcy case or from disposing of security repossessed from such debtor without bankruptcy court approval. Moreover, the Bankruptcy Code permits the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments; PROVIDED that secured creditors are given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral and may include cash payments or the granting of additional security, if and at such times as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the Exchange Notes could be delayed following commencement of a bankruptcy case, whether or when the Collateral Agent could repossess or dispose of the collateral or whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

CERTAIN COVENANTS

    RESTRICTED PAYMENTS. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company's or any of its Subsidiaries' Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly-Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any Subsidiary or other Affiliate of the Company (other than any such Equity Interests owned by the Company or any Wholly-Owned Subsidiary of the Company); (iii) voluntarily purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is PARI PASSU with or subordinated to the Exchange Notes; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments") unless, at the time of such Restricted
Payment:

        (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

        (b) immediately after giving effect to such transaction, on a pro forma basis as if such transaction had occurred at the beginning of the applicable four-quarter period, the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant entitled "-- Incurrence of Additional Indebtedness and Issuance of Preferred Stock" below; and

        (c) the amount of such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture, is less than the sum of (x) 25% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first quarter next succeeding the quarter ended June 30, 1998 to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus (y) 100% of the aggregate net cash proceeds received by the Company from the issuance or sale of Equity Interests of the Company (other than Equity Interests sold to a Subsidiary of the Company and other than Disqualified Stock) since the date of the Indenture, plus (z) 100% of the Net Cash Proceeds received by the Company from the issuance or sale, other than to a Subsidiary of the Company, of any debt security of the Company that has been converted into Equity Interests of the Company (other than Disqualified Stock) since the date of the Indenture. For purposes of this clause (c) the amount of any Restricted Payment paid in property other than cash shall be the fair market value of such property as determined reasonably and in good faith by the Board of Directors of the Company.

    If no Default or Event of Default shall have occurred and be continuing, the foregoing provisions will not prohibit: (i) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement or other acquisition of any Indebtedness or Equity Interests of the Company in exchange for, or solely out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of the Company) of other Equity Interests of the Company (other than any Disqualified Stock); (iii) the redemption, repurchase or payoff of Purchase Money Obligations; (iv) the redemption, repurchase or payoff of any Indebtedness with proceeds of any Refinancing Indebtedness permitted to be incurred under "Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock"; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company held by any officer or employee of the Company or its Subsidiaries; PROVIDED, HOWEVER, that the aggregate amount of all such repurchases, redemptions and other acquisitions and retirements under this clause (v) on or after the date of the Indenture shall not exceed $1 million;
(vi) the voluntary purchase, redemption, defeasance or other acquisition or retirement of all or any portion of the Indebtedness represented by the McDonald Note with the Net Cash Proceeds of an Asset Sale that (A) is permitted under the restriction on "Asset Sales" below and (B) relates solely to collateral for the McDonald Note in the form of undeveloped real estate not used or, in the reasonable judgment of the Board of Directors, useful in the Company's business;
(vii) the purchase, redemption, defeasance or other acquisition or retirement of Unit Warrants required by the terms of the Unit Warrant Agreement described below under "Description of Capital Stock -- Warrants"; (viii) distributions required under the Plan of Reorganization but only in the manner and to the extent contemplated thereby; and (ix) payments or distributions to dissenting stockholders (it being understood that such dissenting stockholders shall not include any Class 14 Interests (as defined in the Plan of Reorganization)) required by applicable law pursuant to or in connection with a consolidation, merger or Asset Sale that complies with all applicable provisions of the Indenture.

    Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the "Restricted Payments" covenant were computed, which calculations may be based upon the Company's latest available quarterly financial statements.

    INCURRENCE OF ADDITIONAL INDEBTEDNESS AND ISSUANCE OF PREFERRED STOCK. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable with respect to (collectively, "incur") any Indebtedness (other than Permitted Indebtedness), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of Preferred Stock; PROVIDED, HOWEVER, that the Company may incur Indebtedness or issue shares of Disqualified Stock, if (i) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof and (ii) the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least equal to 3.0:1, determined on a pro forma basis as if the additional Indebtedness had been incurred, or the Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    ASSET SALES. The Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless: (i) the Company or the applicable Subsidiary, as the case may be, receives consideration at the time of such Asset Sale in an amount at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 85% of the consideration received by the Company or the Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; and (iii) upon the consummation of an Asset Sale, the Company either (A) shall apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 180 days of such Asset Sale either (1) to repay any Indebtedness secured by the assets involved in such Asset Sale together with a concomitant permanent reduction in the amount of such Indebtedness (including a permanent reduction in the committed amounts therefor in the case of any revolving credit facility so repaid), (2) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Effective Date or in businesses reasonably related thereto ("Replacement Assets"), or (3) a combination of repayment and investment permitted by the foregoing clauses (iii)(A)(1) and (iii)(A)(2) or (B) shall (1) within 150 days of such Asset Sale enter into a definitive written agreement committing it, subject to no material conditions other than conditions customary in such agreements, to make an investment in Replacement Assets within 270 days of such Asset Sale and (2) apply, or cause such Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 270 days of such Asset Sale to an investment in Replacement Assets. On (i) the 181st day after an Asset Sale, or
(ii) such earlier date as the Board of Directors of the Company or of such Subsidiary determines to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii)(A)(1), (iii)(A)(2) and (iii)(A)(3) of the immediately preceding sentence, or (iii) if a definitive written agreement relating to an investment in Replacement Assets was entered into within 150 days of such Asset Sale, on the 271st day after such Asset Sale or such earlier date on which such definitive written agreement is for any reason terminated (each, a "Net Proceeds Offer Trigger Date"), such aggregate amount of Net Cash Proceeds which has not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii)(A) or (iii)(B) of the immediately preceding sentence (each a "Net Proceeds Offer Amount") shall be applied by the Company or such Subsidiary to make an offer to purchase (the "Net Proceeds Offer"), on a date (the "Net Proceeds Offer Payment Date") not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, from all holders of Notes on a PRO RATA basis that amount of Exchange Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the aggregate principal amount of the Exchange Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder, and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. The Company may defer the Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $5 million resulting from one or more Asset Sales (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $5 million, shall be applied as required pursuant to this paragraph).

    In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Subsidiaries as an entirety to a Person in a transaction permitted under "-- Merger, Consolidation or Sale of Assets" below, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant.

    Subject to the deferral of the Net Proceeds Offer Trigger Date, each notice of a Net Proceeds Offer will be mailed to the record holders of Exchange Notes as shown on the register of holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in the Indenture. Upon receiving notice of the Net Proceeds Offer, holders may elect to tender their Exchange Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent holders properly tender Exchange Notes in an amount exceeding the aggregate Net Proceeds Offer Amount, Exchange Notes of tendering holders will be purchased on a PRO RATA basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law.

    The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Exchange Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with the "Limitation on Asset Sale" provisions of the Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the "Limitation on Asset Sales" provisions of the Indenture by virtue thereof.

    LIMITATIONS ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES. The Company will not cause or permit any of its Subsidiaries to issue or sell any Capital Stock (other than to the Company or to a Wholly-Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own or hold any Capital Stock of any Subsidiary of the Company or any Lien or security interest therein; PROVIDED, HOWEVER, such covenant shall not prohibit the disposition (by sale, merger or otherwise) of all of the Capital Stock of a Subsidiary of the Company; PROVIDED any Net Cash Proceeds therefrom are applied in accordance with the covenants described under "-- Asset Sales."

    LIENS. The Indenture will provide that neither the Company nor any of its Subsidiaries may, directly or indirectly, incur any Lien, except Permitted Liens, against or upon any property or assets now owned or hereafter acquired by the Company or any of its Subsidiaries, or any income or profits therefrom, or assign or convey any right to receive income or profits therefrom.

    LIMITATION ON DIVIDENDS AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrances or restrictions on the ability of any such Subsidiary to (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (A) on such Subsidiary's Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any of its Subsidiaries or (b) make loans or advances to the Company or any of its Subsidiaries or (c) transfer any of its properties or assets to the

Company or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reasons of (1) applicable law; (2) the Indenture and Exchange Notes; (3) customary non-assignment provisions of any contract or any lease governing a leasehold interest of any Subsidiary of the Company; (4) agreements existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date; or (5) an agreement governing Indebtedness incurred to refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2) or (4) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in their reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2) or (4).

    MERGER, CONSOLIDATION OR SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another corporation, Person or entity unless: (i) the Company is the surviving corporation, or the entity or the person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of the Company under the Collateral Agreements, the Registration Rights Agreement, the Unit Warrant Agreement, the Intercreditor Agreement and all obligations of the Company under the Exchange Notes and the Indenture, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;
(iii) immediately after such transaction (including giving effect to any Indebtedness and Acquired Debt incurred or expected to be incurred in connection with or in respect of such transaction and to any assumption required by clause
(ii) above) no Default or Event of Default exists; (iv) the Company or any corporation formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (A) will have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving PRO FORMA effect thereto as if such transaction had occurred at the beginning of the applicable four quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Indenture and will have a Fixed Charge Coverage Ratio, determined on a PRO FORMA basis, greater than or equal to the Fixed Charge Coverage Ratio of the Company immediately prior to the transaction; and (v) the Company or the entity or Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and any supplemental indenture required in connection with such transaction comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

    For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

    The Indenture will provide that upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the successor Person formed by such consolidation or into which the

Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes, the Collateral Agreements, the Registration Rights Agreement and the Unit Warrant Agreement with the same effect as if such surviving entity had been named as such.

    Each Subsidiary Guarantor (other than any Subsidiary Guarantor whose Subsidiary Guarantee is to be released in accordance with the terms of the Guarantee and the Indenture in connection with any transaction made in compliance with the provisions of "-- Asset Sales") will not, and the Company will not cause or permit any Subsidiary Guarantor to, consolidate with or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets, other than the Company or any other Subsidiary Guarantors unless: (i) the entity formed by or surviving any such consolidation or merger (if other than the Subsidiary Guarantor), or to which such disposition shall have been made, is a corporation organized and existing under the laws of the United States, any state thereof or the District of Columbia; (ii) such entity assumes by supplemental indenture all of the obligations of the Subsidiary Guarantor on the Subsidiary Guarantee; (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (iv) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of clause (iv) of the first paragraph of this covenant. Any merger or consolidation of a Subsidiary Guarantor with and into the Company (with the Company being the surviving entity) or another Subsidiary Guarantor need only comply with clause (iv) of the first paragraph of this covenant.

    LIMITATIONS ON TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any services) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under the next succeeding paragraph and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a fair market value in excess of $2 million shall be approved by a majority of the disinterested members of the Board of Directors of the Company, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any such Subsidiary enters into an Affiliate Transaction (or a series of related Affiliate Transactions which are similar or part of a common plan) that involves an aggregate fair market value of more than $5 million, the Company shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company from a financial point of view from an Independent Financial Advisor and deliver such opinion to the Trustee.

    The restrictions set forth in the preceding paragraph shall not apply to:
(i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary as determined in good faith by the Company's Board of Directors or senior management; (ii) transactions exclusively between or among the Company and any of its Wholly-Owned Subsidiaries or exclusively between or among such Wholly-Owned Subsidiaries, provided such transactions are not otherwise prohibited by the Indenture; and (iii) Restricted Payments not prohibited by the Indenture.

    SUBSIDIARY GUARANTEES. Each Subsidiary Guarantor shall: (i) execute and deliver to the Collateral Agent a supplemental indenture in a form reasonably satisfactory to the Collateral Agent pursuant to which such Subsidiary Guarantor shall unconditionally guarantee on a senior secured basis (secured initially by certain of such Subsidiary Guarantor's assets, including cash, accounts receivable, inventory, equipment, general intangibles, intellectual property rights and certain other fixed assets (except real property, real estate leasehold interests, certain fixtures and leasehold improvements) all of the Company's obligations under the Exchange Notes and the Indenture; (ii) take all necessary action to cause the Lien on such collateral in favor of the Collateral Agent to remain in full force and effect at all times; (iii) deliver to the Collateral Agent an opinion of counsel that such supplemental indenture and any other documents required to comply with clause
(ii) above have been duly authorized, executed and delivered by such Subsidiary Guarantor, and the supplemental indenture and each such other document constitutes a legal, valid, binding and enforceable obligation of such Subsidiary Guarantor; and (iv) take such further action and execute and deliver such other documents specified in the Indenture or otherwise reasonably requested by the Collateral Agent to effectuate the foregoing. The Company may transfer, in any one transaction or a series of related transactions, any collateral to any Subsidiary Guarantor if such transferee Subsidiary Guarantor shall have complied with the requirements of clauses (i) through (iv) above; provided that the guarantee referred to in clause (i) above shall be secured by, in addition to any collateral existing in such Subsidiary Guarantor, the collateral so transferred.

    IMPAIRMENT OF SECURITY INTEREST. Subject to the Intercreditor Agreement, neither the Company nor any of its Subsidiaries will take or omit to take any action which would adversely affect or impair the Security Interests in favor of the Trustee, on behalf of itself and the holders of the Exchange Notes, with respect to the Collateral, the Subsidiary Collateral, the Pledged Collateral or the Pledged Subsidiary Collateral. Neither the Company nor any of its Subsidiaries shall grant to any Person, or permit any Person to retain (other than the Trustee), any interest whatsoever in the Collateral, the Subsidiary Collateral, the Pledged Collateral or the Pledged Subsidiary Collateral other than Liens on certain of the Collateral securing an Eligible Credit Facility and Permitted Liens. Neither the Company nor any of its Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral, the Subsidiary Collateral, the Pledged Collateral or the Pledged Subsidiary Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by the Indenture, the Exchange Notes, the Intercreditor Agreement and the Collateral Agreements.

    CONDUCT OF BUSINESS. Neither the Company nor any of its Subsidiaries will engage in any businesses other than the business of operating family entertainment centers or any activity related or ancillary thereto.

    REPORTS. So long as any Notes are outstanding, the Company will furnish to the holders of Exchange Notes all quarterly and annual financial information and other reports filed with the Commission pursuant to the Exchange Act. From and after the date of effectiveness of any registration statement filed with the Commission with respect to the Notes, the Company will file with the Commission such Forms 10-Q and 10-K and any other information required to be filed by it. The Company will provide a copy of the Registration Rights Agreement and the Unit Warrant Agreement to prospective holders of Exchange Notes upon request.

    KEY MAN LIFE INSURANCE. The Company shall, not later than 60 days after the Issue Date and for so long as the Exchange Notes are outstanding, maintain life insurance upon the life of Scott W. Bernstein, the Company's Chief Executive Officer, and any successor chief executive officer of the Company or other senior executive officer of the Company performing similar functions, with the death benefit thereunder payable to the Company in an amount not less than $10.0 million. The Company shall at all times retain all the incidents of ownership of such insurance and shall not borrow upon or otherwise impair its right to receive the proceeds of such insurance.

    LEASEHOLD MORTGAGES AND FILINGS. The Company and each of its Subsidiaries shall use commercially reasonable efforts to deliver Mortgages substantially in the form attached to the Indenture with respect to the Company's leasehold interests in the premises (the "Leased Premises") occupied by the Company pursuant to leases of new store properties entered into after the Issue Date (collectively, the "Leases," and individually, a "Lease"). Prior to the effective date of any Lease, the Company and such Subsidiaries shall provide to the Trustee all of the items described in the "Real Estate Mortgages and Filings" covenant of the Indenture and in addition shall provide an agreement substantially in the form attached to the Indenture and executed by the lessor of the Lease, whereby the lessor consents to the Mortgage. The Company and such Subsidiaries shall perform all of their obligations required hereunder at their sole cost and expense.

    RATING OF EXCHANGE NOTES. The Company shall cooperate with the Initial Purchaser at any time and from time to time for a period of 18 months after the Issue Date to obtain a rating for the Exchange Notes from at least one nationally recognized rating agency and to keep a rating with respect to the Exchange Notes continuously in effect through the Maturity Date.

    PAYMENTS FOR CONSENT. Neither the Company nor any of the Company's Subsidiaries (including, for this purpose only, Block Party and all Permitted Investment Subsidiaries) shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Exchange Notes for, or as inducement to, any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Exchange Notes unless such consideration is offered to be paid or agreed to be paid to all holders of Exchange Notes then outstanding that consent, waive or agree to amend any of such terms or provisions in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

EVENTS OF DEFAULT AND REMEDIES

    The Indenture will provide that each of the following constitutes an Event of Default: (i) for any Interest Payment Date occurring on or prior to August 1, 1999, the Company fails to pay interest on any Exchange Notes when the same become due and payable, and for any Interest Payment Date occurring after August 1, 1999, the Company fails to pay interest on any Exchange Notes when the same becomes due and payable and the Default continues for a period of 10 days; (ii) default by the Company in payment of principal (or premium, if any) on any Exchange Notes at maturity, upon redemption, by acceleration or otherwise (including the failure to make a payment to purchase Exchange Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer); (iii) failure by the Company or any of its Subsidiaries (in each case, to the extent a party to the Collateral Agreements) to comply with any of its other agreements or covenants in, or provisions of, the Indenture, the Exchange Notes, or any of the Collateral Agreements (to the extent such default of the Company, directly or indirectly, adversely affects (or with respect to any such Subsidiary, materially adversely affects) the Security Interests in the Collateral or the rights and benefits of the holders under the Indenture or the Exchange Notes), which default continues for a period of 30 days after the Company has received written notice specifying the default; (iv) default under (after giving effect to any applicable grace periods or any extension of any maturity date) any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness of the Company or any of its Subsidiaries (the payment of which is guaranteed by the Company or any Subsidiary) whether such Indebtedness now exists, or is created after the date of the Indenture, if (a) either (A) such default results from the failure to pay principal of or interest on such Indebtedness or (B) as a result of such default the maturity of such Indebtedness may be accelerated, and (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness with respect to which a default (after the expiration of any applicable grace period or any extension of the maturity date) has occurred, or the maturity of which may be so accelerated, exceeds $2 million in the aggregate, and the Default continues for a period of ten days after the Company has received written notice specifying the default; (v) failure by the Company or any of its Subsidiaries to pay final judgments (other than any judgment as to which a reputable insurance company has accepted full liability in writing) aggregating in excess of $2.0 million which judgments are not stayed within 60 days after their entry; (vi) certain events of bankruptcy or insolvency with respect to the Company, any Subsidiary Guarantor or any of the Company's Subsidiaries; and (vii) any Subsidiary Guarantee for any reason ceases to be in full force and effect or becomes or is declared to be null and void, unenforceable or invalid or any Subsidiary Guarantor denies its obligations under its Subsidiary Guarantee.

    If any Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Exchange Notes may by written notice declare all the Exchange Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Exchange Notes will become immediately due and payable without further action or notice. Holders may not enforce the Indenture or the Exchange Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Exchange Notes may direct the Trustee in its exercise of any trustee power. The Trustee may withhold from holders of the Exchange Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

    The holders of a majority in aggregate principal amount of the Exchange Notes then outstanding, by written notice to the Trustee, may on behalf of the holders of all the Exchange Notes (a) waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Exchange Notes, or (b) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

    No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the Exchange Notes, the Indenture, the Unit Warrant Agreement, the Registration Rights Agreement or any Collateral Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creations. Each holder by accepting a Exchange Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Exchange Notes. Such waiver may not be effective to waive certain liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy and is, therefore, unenforceable.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

    The Company may, at its option and at any time, elect to have its obligations discharged with respect to the outstanding Exchange Notes ("Legal Defeasance"). Such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Exchange Notes, except for (i) the rights of holders to receive payments in respect of the principal of, premium, if any, and interest on the Exchange Notes when such payments are due, (ii) the Company's obligations with respect to the Exchange Notes concerning issuing temporary Exchange Notes, registration of Exchange Notes, mutilated, destroyed, lost or stolen Exchange Notes and the maintenance of an office or agency for payments, (iii) the rights, powers, trust, duties and immunities of the Trustee and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Exchange Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, reorganization and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Exchange Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Exchange Notes of the stated date for payment thereof or on the applicable redemption date, as the case may be; (ii) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
(iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party to or by which the Company or any of its Subsidiaries is a party or by which it or any of its property or assets is bound; (vi) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; (vii) the Company shall have delivered to the Trustee an officer's certificate and an opinion of counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with; (viii) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (ix) certain customary conditions precedent are satisfied.

POSSESSION, USE AND RELEASE OF COLLATERAL

    Unless an Event of Default shall have occurred and be continuing, the Company shall have the right to remain in possession and retain exclusive control of the collateral securing the Exchange Notes (other than as set forth in the Collateral Agreements), to freely operate the collateral and to collect, invest and dispose of any income therefrom.

    RELEASE OF COLLATERAL. Upon compliance by the Company with the conditions set forth below in respect of any release of items of collateral, and upon delivery by the Company to the Collateral Agent of an opinion of counsel to the effect that such conditions have been met, the Collateral Agent will release the Released Interests (as hereinafter defined) from the Lien of the Collateral Agreements and reconvey the Released Interests to the Company.

    ASSET SALE RELEASE. The Company has the right to obtain a release of items of collateral (the "Released Interests") subject to an Asset Sale upon compliance with the condition that the Company deliver to the Collateral Agent the following:

        (a) A notice from the Company requesting the release of Released
    Interests: (i) describing the proposed Released Interests; (ii) specifying the value of such Released Interests on a date within 60 days of such notice (the "Valuation Date"); (iii) stating that the purchase price received is at least equal to the fair market value of the Released Interests; (iv) stating that the release of such Released Interests would not be expected to interfere with the Collateral Agent's ability to realize the value of the remaining collateral and will not impair the maintenance and operation of the remaining collateral; and (v) certifying that such Asset Sale complies with the terms and conditions of the Indenture with respect thereto;

        (b) An Officers' Certificate of the Company stating that: (i) such Asset Sale covers only the Released Interests and complies with the terms and conditions of the Indenture with respect to Asset Sales; (ii) all Net Cash Proceeds from the sale of any of the Released Interests will be applied pursuant to the provisions of the Indenture in respect of Asset Sales; (iii) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale; (iv) the release of the collateral will not result in a Default or Event of Default under the Indenture; and (v) all conditions precedent in the Indenture relating to the release in question have been or will be complied with; and

        (c) The Net Cash Proceeds and other non-cash consideration from the Asset Sale required to be delivered to the Collateral Agent pursuant to the Indenture.

TRANSFER AND EXCHANGE

    A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents, and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Exchange Note selected for redemption in whole or in part pursuant to the Indenture, except the unredeemed portion of any Note being redeemed in part. Also, the Company is not required to transfer or exchange any Exchange Note commencing at the opening of business 15 days before the day of any selection of Exchange Notes to be redeemed and ending at the close of business on such day of selection. The registered holder of a Exchange Note will be treated as the owner of such Exchange Note for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

    Except as provided in the next succeeding paragraph, the Indenture or the Exchange Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Exchange Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for Exchange Notes) and any existing Default or Event of Default or compliance with any provision of the Indenture or the Exchange Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Exchange Notes (including consents obtained in connection with a tender offer or exchange offer for Exchange Notes).

    Without the consent of each holder affected, an amendment or waiver may not (with respect to any Exchange Notes held by a non-consenting holder of the Exchange Notes): (i) reduce the principal amount of Exchange Notes whose holders must consent to an amendment, supplement or waiver; (ii) reduce the principal of, or the premium on, or change the fixed maturity of any Exchange Note or alter the provisions with respect to the redemption of the Exchange Notes or alter the provisions with respect to repurchases or redemptions of the Exchange Notes with Net Cash Proceeds from Asset Sales or upon a Change of Control; (iii) reduce the rate of or change the time for payment of interest, including default interest, on any Exchange Note; (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on any Exchange Note (other than a Default in the payment of an amount due as a result of an acceleration, where such acceleration is rescinded pursuant to the Indenture);
(v) make any Exchange Note payable in money other than that stated in the Exchange Notes; (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Exchange Notes to receive payments of principal of or interest on the Exchange Notes; (vii) waive a redemption payment with respect to any Exchange Note; or (viii) modify or change any provision of the Indenture affecting the ranking of the Exchange Notes in a manner which adversely affects the holders of Exchange Notes.

    Notwithstanding the foregoing, without the consent of any holder of the Exchange Notes, the Company may amend or supplement the Indenture or the Exchange Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Exchange Notes in addition to or in place of certificated Exchange Notes, to provide for the assumption of the Company's obligations to holders of the Exchange Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of the Exchange Notes or that does not adversely affect the legal right under the Indenture of any such holder, or to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

    The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

    The holders of a majority in principal amount of the then outstanding Exchange Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of the Exchange Notes, unless such holder shall have offered to the Trustee an indemnity satisfactory to it against any loss, liability or expense.

ADDITIONAL INFORMATION

    Anyone who receives this Prospectus may obtain a copy of the Indenture without charge by writing to Discovery Zone, Inc., 565 Taxter Road, Fifth Floor, Elmsford, New York 10523, Attention: General Counsel.

CERTAIN DEFINITIONS

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definitions are provided.

    "ACQUIRED DEBT" means, with respect to any specified Person, Indebtedness of any other Person existing at the time such other Person merged with or into or became a Subsidiary of such specified Person, excluding Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person.

    "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any specified Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management of policies of such specified Person, whether through the ownership of voting securities, by agreement or otherwise; PROVIDED, HOWEVER, that beneficial ownership of 10% or more of the aggregate voting power of the voting securities of a Person shall be deemed to be control.

    "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Wholly-Owned Subsidiary of the Company of (a) any Capital Stock of any Subsidiary of the Company; or (b) any other property or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Subsidiaries receive aggregate consideration of less than $500,000 and (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under "Merger, Consolidation or Sale of Assets."

    "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar Federal, state or foreign law for the relief of debtors.

    "BLOCK PARTY" means DZ Party, Inc.

    "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

    "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution delivered to the Trustee and certified by the secretary or an assistant secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

    "CAPITAL LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

    "CAPITAL STOCK" means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and any and all warrants, options and rights with respect thereto, including, without limitation, each class of common stock and preferred stock, partnership interests and other indicia of ownership of such Person.

    "CASH EQUIVALENTS" means: (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America; (ii) commercial paper rated the highest grade by Moody's Investors Service, Inc. and Standard & Poor's Ratings Group and maturing not more than one year from the date of creation thereof; (iii) time deposits with, and certificates of deposit and banker's acceptances issued by, any bank having capital surplus and undivided profits aggregating at least $500 million and maturing not more than one year from the date of creation thereof;
(iv) repurchase agreements that are secured by a perfected security interest in an obligation described in clause (i) and are with any bank described in clause
(iii); (v) money market accounts with any bank having capital surplus and undivided profits aggregating at least $500 million; (vi) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody's Investors Service, Inc. or Standard & Poor's Ratings Group; and (vii) money market funds investing only in U.S. Government Obligations.

    "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

        (i) the Permitted Holder ceases to be the direct or indirect beneficial owner (as defined below) of Voting Stock of the Company representing an amount of such Voting Stock greater than the amount beneficially owned by any other Person or Group (as defined below);

        (ii) the Permitted Holder ceases to be the direct or indirect beneficial owner of interests or participations in, or measured by the profits of, the Company representing an amount of such interests or participations greater than the amount beneficially owned by any other Person or Group;

       (iii) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture) that is not beneficially owned or controlled, directly or indirectly, by the Permitted Holder; or

        (iv) the Permitted Holder ceases to have the right or ability, by voting power, control, contract or otherwise, to control a majority of the Board of Directors of the Company.

    The terms "beneficially own," "beneficial owner" and "Group" shall have the meanings ascribed to such terms in Sections 13(d) and 14(d) of the Exchange Act; PROVIDED, HOWEVER, that, for the purposes of this definition of "Change of Control" only, any Person or Group other than the Permitted Holder shall be deemed to be the current beneficial owner of any shares of Voting Stock of the Company, or any interests or participations in, or measured by the profits of, the Company, that are issuable upon the exercise of any option, warrant or similar right, or upon the conversion of any convertible security, in either case owned by such Person or Group without regard to whether such option, warrant or convertible security is currently exercisable or convertible or will become convertible or exercisable within 60 days if the exercise or conversion price thereof at the time of grant was lower than the fair market value of the underlying security at the time of grant.

    "COLLATERAL" shall have the meaning assigned to such term in the Security Agreement.

    "COLLATERAL AGENT" shall have the meaning assigned to such term in the Security Agreement.

    "COLLATERAL AGREEMENTS" means, collectively, the Escrow Agreement, the Pledge Agreement, the Subsidiary Pledge Agreements, the Security Agreement, the Subsidiary Security Agreements, the Trademark Assignment, in each case, as the same may be in force from time to time.

    "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

    "CONSOLIDATED CASH FLOW" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (without duplication) (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing Consolidated Net Income), (b) provision for taxes based on income or profits to the extent such provision for taxes was included in computing Consolidated Net Income, (c) consolidated interest expense of such Person for such period, whether paid or accrued (including deferred financing costs, non-cash interest payments and the interest component of capital lease obligations), to the extent such expense was deducted in computing Consolidated Net Income, (d) accretion of deferred rent expense under the McDonald's Rent Deferral Secured Notes, to the extent such expense was deducted in computing Consolidated Net Income, and (e) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation or amortization were deducted in computing Consolidated Net Income, in each case, on a consolidated basis and determined in accordance with GAAP.

    "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that: (i) the Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly-Owned Subsidiary thereof; (ii) the Net Income of any Person that is a Subsidiary (other than a Subsidiary of which at least 80% of the Capital Stock having ordinary voting power for the election of directors or other governing body of such Subsidiary is owned by the referent Person directly or indirectly through one or more Subsidiaries) shall be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Wholly-Owned Subsidiary thereof; (iii) for the purpose of determining whether the Company may make a Restricted Payment under clause (c) of the "Restricted Payments" covenant only, the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded; and (iv) the cumulative effect of a change in accounting principles shall be excluded.

    "CONSOLIDATED NET WORTH" means, with respect to any Person, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries plus (ii) the respective amounts reported on such Person's most recent balance sheet with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of (a) any cash received by such Person upon issuance of such preferred stock and (b) the fair market value of any non-cash consideration received by such Person upon issuance of such preferred stock PROVIDED that such value has been determined in good faith by a nationally recognized investment bank, less
(x) all write-ups, subsequent to the date of the Indenture, in the book value of assets owned by such Person or a consolidated Subsidiary of such Person, other than (a) write-ups resulting from foreign currency translations and (b) write-ups upon the acquisition of assets acquired in a transaction to be accounted for by purchase accounting under GAAP, (y) all investments in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, a Permitted Investment), and (z) all unamortized debt discount and expense and unamortized deferred financing charges (except such amounts arising from the issuance of the Exchange Notes), all of the foregoing determined in accordance with GAAP.

    "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

    "DEFAULT" means any event known to the Company or which should have been known to the Company after due inquiry that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "DEPOSITORY" means The Depository Trust Company (or DTC), its nominees and successors.

    "DISQUALIFIED STOCK" means any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the Maturity Date.

    "ELIGIBLE CREDIT FACILITY" means a credit facility (and any permitted refinancing or replacement thereof) between the Company and a Lender, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time as permitted herein, which credit facility (and any permitted refinancing or replacement thereof) (i) has terms and conditions (including with respect to applicable interest rates and fees) customary for similar facilities extended to borrowers comparable to the Company, (ii) does not permit the Company to incur Indebtedness thereunder at any time outstanding in excess of $10.0 million in principal amount, and
(iii) may be secured by certain assets of the Company, subject to the terms and conditions of an Intercreditor Agreement.

    "EQUITY INTERESTS" means Capital Stock or warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "ESCROW AGREEMENT" means the Escrow and Security Agreement, dated as of even date herewith, between the Company and the Trustee, substantially in the form attached to the Indenture, as amended and supplemented from time to time in accordance with its terms.

    "ESCROW FUNDS" means approximately $21.4 million of net proceeds from the sale of Private Notes deposited in the Escrowed Interest Account pursuant to the terms of the Escrow Agreement to, among other things, pay interest on the Exchange Notes that accrues and is unpaid from the Issue Date through and including the Interest Payment Date on August 1, 1999.

    "ESCROWED INTEREST ACCOUNT" means one or more accounts established with the Trustee pursuant to the terms of the Escrow Agreement for the deposit of the Escrow Funds and the Pledged Securities.

    "EXCHANGE OFFER" means the offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all of the Private Notes a like aggregate principal amount of Exchange Notes.

    "FIXED CHARGE COVERAGE RATIO" means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees, repays, repurchases or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio (both the numerator and the denominator therein) shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable period; PROVIDED that pro forma effect shall be given to repayments, repurchases or redemptions of Indebtedness or Preferred Stock only to the extent such Indebtedness or Preferred Stock is permanently retired (and, in the case of the Exchange Notes, surrendered to the Trustee for cancellation). For purposes of making the computation referred to above, in the event that acquisitions, divestitures, mergers or consolidations have been made by the Company or any of its Subsidiaries subsequent to the commencement of the four-quarter period over which the Fixed Charge Coverage Ratio is being calculated, but prior to the event for which the calculation of the Fixed Charge Ratio is being made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such acquisitions, divestitures, mergers and consolidations as if such transactions had occurred at the beginning of the applicable period.

    "FIXED CHARGES" means, with respect to any Person for any period, the sum of
(a) consolidated interest expense of such Person for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of non-cash interest payments and the interest component of capital leases but excluding amortization of deferred financing fees) and (b) the product of (i) all dividend payments, whether paid in cash, assets, securities or otherwise, in the case of a Person that is a Subsidiary of the Company, on any series of preferred stock of such Person, and all dividend payments in respect of any series of preferred stock of the Company, whether paid in cash, assets, securities or otherwise (other than dividends payable in additional shares of the preferred stock on which such dividends are paid), times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

    "HOLDER" OR "HOLDER" means the Person in whose name a Note is registered on the Registrar's books.

    "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases) or representing any Interest Swap Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than Interest Swap Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, by such Person in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any of the items which would be included within this definition.

    "INDEPENDENT FINANCIAL ADVISOR" means an investment banking firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or any of its Subsidiaries and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

    "INTERCREDITOR AGREEMENT" means an agreement between the Trustee and a Lender, substantially in the form attached to the Indenture, to be entered into after the Issue Date, if the Company and such Lender enter into an Eligible Credit Facility.

    "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreement.

    "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including direct or indirect guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

    "ISSUE DATE" means the date of original issuance of the Private Notes under the Indenture.

    "LENDER" means a Person that is not an Affiliate of the Company and is a lender in an Eligible Credit Facility.

    "LIEN" means, with respect to any asset, mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction, excluding true lease and consignment filings).

    "LIMITED INVESTMENT SUBSIDIARY" means, with respect to the Company or any Subsidiary of the Company, any corporation, partnership, joint venture, association or other business entity in which the Company or any Subsidiary of the Company (i) has at any time made an Investment permitted by clause (viii) of the definition of Permitted Investment and (ii) has not at any time made any other Investment.

    "MATURITY DATE" means August 1, 2002.

    "MORTGAGES" means the mortgages, deeds of trust, deeds to secure debt or other similar documents securing liens on the Premises and/or the Leased Premises, as well as the other collateral secured by and described in the mortgages, deeds of trust, deeds to secure debt or other similar documents.

    "NET CASH PROCEEDS" means, with the respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

    "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP, excluding, however, any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), and excluding any extraordinary gain (but not loss), together with any related provisions for taxes on such extraordinary gain (but not loss).

    "OBLIGATIONS" means any principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

    "OFFICER" means, with respect to any Person, the chief executive officer, the president, any vice president, the chief financial officer, the treasurer, the controller, or the secretary of such Person, or any other officer designated by the Board of Directors to serve in a similar capacity.

    "PERMITTED HOLDER" means Birch Acquisition L.L.C. so long as such entity is directly or indirectly controlled by Martin S. Davis or, in the event of his death, by Greg S. Feldman.

    "PERMITTED INDEBTEDNESS" means each of the following:

        (a) Indebtedness incurred by the Company or its Subsidiaries in connection with or arising out of Sale and Leaseback Transactions, Capital Lease Obligations or Purchase Money Obligations; PROVIDED that the aggregate principal amount at any one time outstanding of all such Sale and Leaseback Transactions, Capital Lease Obligations and Purchase Money Obligations does not exceed $5 million;

        (b) Indebtedness of the Company represented by the Notes (whether incurred on the Issue Date or in connection with the Exchange Offer);

        (c) Indebtedness owed by the Company to any of its Wholly-Owned Subsidiaries for so long as such Indebtedness is held by a Wholly-Owned Subsidiary of the Company, in each case subject to no Lien; PROVIDED that
    (i) any such Indebtedness of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Indenture and the Exchange Notes and (ii) if as of any date any Person other than a Wholly-Owned Subsidiary of the Company owns or holds any such Indebtedness or any such Person holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness of the Company;

        (d) Indebtedness of a Wholly-Owned Subsidiary of the Company to the Company or to a Wholly-Owned Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Wholly-Owned Subsidiary of the Company and, if such Indebtedness from the Company to any Subsidiary exceeds $500,000 in aggregate principal amount, evidenced by a written promissory note or other instrument in form and substance reasonably satisfactory to the Trustee, in each case subject to no Lien held by a Person other than the Company or a Wholly-Owned Subsidiary of the Company; PROVIDED that if, as of any date any Person other than the Company or a Wholly-Owned Subsidiary of the Company owns or holds such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the date of incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

        (e) the incurrence by the Company and its Subsidiaries of Indebtedness issued in exchange for, or the proceeds of which are contemporaneously used to extend, refinance, renew, replace, or refund (collectively, "Refinance") Permitted Indebtedness referred to in clauses (a), (b) and (c) above and outstanding Indebtedness incurred in accordance with the "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant (other than pursuant to this definition of Permitted Indebtedness except to the extent provided in clauses (a), (b) and (c) thereof) (the "Refinancing Indebtedness"); PROVIDED, HOWEVER, that (i) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount of Indebtedness so refinanced (plus the amount of reasonable expenses incurred in connection therewith); (ii) the Refinancing Indebtedness shall rank in right of payment no more senior (and at least as subordinated) to the Notes than did the Indebtedness being refinanced; (iii) if the Indebtedness being refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company; (iv) such Refinancing Indebtedness shall have a Weighted Average Life longer, and a stated maturity which is later than, that of the Indebtedness being refinanced; and (v) the Indebtedness so refinanced is permanently retired (and, in case of the Notes, surrendered to the Trustee for cancellation);

        (f) Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Subsidiaries and Interest Swap Obligations of any Subsidiary covering Indebtedness of such Subsidiary; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into to protect the Company and its Subsidiaries from fluctuations in interest rates on Indebtedness incurred in accordance with the Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (g) Indebtedness of the Company outstanding on the Issue Date pursuant to the McDonald's Note, the McDonald's Rent Deferral Secured Notes (including Indebtedness resulting from future rent deferrals to the extent and in the manner contemplated by the McDonald's Rent Deferral Secured Notes as in effect on the Issue Date) and the Pre-petition Tax Payables, as reduced by the amount of any prepayments permitted by the Indenture or scheduled amortization payments when actually paid or by any permanent reductions thereof; and

        (h) other Indebtedness of the Company in an aggregate amount not to exceed $10 million at any one time outstanding, which Indebtedness may include Indebtedness evidenced by an Eligible Credit Facility.

    "PERMITTED INVESTMENTS" means: (i) Investments by the Company or any of its Subsidiaries in any Person that is or will become immediately after such Investment a Wholly-Owned Subsidiary of the Company or that will merge or consolidate into the Company or a Wholly-Owned Subsidiary of the Company, (ii) Investments in the Company by any Subsidiary of the Company; PROVIDED that any Indebtedness evidencing such Investment is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Exchange Notes and the Indenture; (iii) investments in cash and Cash Equivalents; (iv) Interest Swap Obligations entered into in the ordinary course of the Company's or its Subsidiaries' businesses and otherwise in compliance with the Indenture; (v) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers solely in exchange for a claim against any such trade creditor or customer; (vi) Investments in the Exchange Notes; (vii) Investments made by the Company or its Subsidiaries as a result of an Asset Sale made in compliance with the "Asset Sales" covenant; and (viii) other Investments in joint ventures, corporations, limited liability companies or partnerships formed by the Company, which joint ventures, corporations, limited liability companies or partnerships engage in businesses which are the same as, or similar or related to, the business of the Company as contemplated by this Prospectus; PROVIDED, HOWEVER, that the amount which may be invested pursuant to this clause (viii) shall not exceed, in the twelve-month period commencing on the Issue Date, $500,000 and in any successive twelve-month period commencing on the Issue Date thereafter, $500,000 plus any cumulative, unutilized portion of such amounts which could have been invested pursuant to this clause (viii) during any of the prior twelve-month periods.

    "PERMITTED LIENS" means the following types of Liens:

        (i) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

        (ii) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

       (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (iv) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

        (v) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

        (vi) any interest or title of a lessor under any Capital Lease Obligation; PROVIDED that such Liens do not extend to any property or assets which are not leased property subject to such Capital Lease Obligation;

       (vii) Purchase Money Liens of the Company or any Subsidiary of the Company acquired in the ordinary course of business; PROVIDED, HOWEVER, that
    (A) the related Purchase Money Obligation shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired and (B) the Lien securing such Indebtedness shall be created within 90 days of such acquisition;

      (viii) Liens securing reimbursement obligations with respect to commercial letters of credit which encumbered documents and other property relating to such letters of credit and products and proceeds thereof;

        (ix) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

        (x) Liens securing Interest Swap Obligations, which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under the Indenture;

        (xi) Liens securing Acquired Debt incurred in accordance with the "Limitation on Incurrence of Additional Indebtedness" covenant; PROVIDED that (A) such Liens secured such Acquired Debt at the time of and prior to the incurrence of such Acquired Debt by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Indebtedness by the Company or a Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Debt prior to the time such Indebtedness became Acquired Debt of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Debt prior to the incurrence of such Acquired Debt by the Company or a Subsidiary of the Company;

       (xii) Liens existing on the Issue Date but only to the extent such Liens are in effect on the Issue Date;

      (xiii) Liens securing Indebtedness of the Company under an Eligible Credit Facility;

       (xiv) Liens in favor of the Company or a Wholly-Owned Subsidiary of the Company on assets of any Subsidiary of the Company; and

       (xv) Liens securing Refinancing Indebtedness which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under the Indenture and which has been incurred in accordance with the provisions of the Indenture; PROVIDED, HOWEVER, that such Liens (a) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being refinanced and (b) do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

    "PLAN OF REORGANIZATION" or "PLAN" means the Third Amended Joint Plan of Reorganization of Discovery Zone, Inc., dated March 11, 1997, as amended.

    "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of even date herewith, between the Company and the Trustee, substantially in the form attached to the Indenture, as amended or supplemented from time to time in accordance with its terms.

    "PLEDGED COLLATERAL" shall have the meaning assigned to such term in the Pledge Agreement.

    "PLEDGED SECURITIES" means the U.S. Government Obligations to be purchased by the Company and held in the Escrowed Interest Account in accordance with the Escrow Agreement.

    "PLEDGED SUBSIDIARY COLLATERAL" shall have the meaning ascribed to such term in the Subsidiary Pledge Agreements.

    "PREFERRED STOCK" means, with respect to any Person, any Capital Stock of such Person or its Subsidiaries in respect of which a holder thereof is entitled to receive payment upon dissolution or otherwise before any payment may be made with respect to any other Capital Stock of such Person or its Subsidiaries.

    "PRIMARY OFFERING" means an underwritten public offering of Qualified Capital Stock of the Company pursuant to a registration statement filed with and declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities under any employee benefit plans) or pursuant to an exemption from the registration requirements thereof.

    "PURCHASE AGREEMENT" means the Purchase Agreement relating to the purchase and sale of the Private Notes, entered into among the Company and the Initial Purchaser.

    "PURCHASE MONEY LIENS" means (i) Liens to secure or securing Purchase Money Obligations permitted to be incurred under the Indenture and (ii) Liens to secure Refinancing Indebtedness incurred solely to refinance Purchase Money Obligations, PROVIDED that such Refinancing Indebtedness is incurred no later than six (6) months after the satisfaction of such Purchase Money Obligations and such Lien extends to or covers only the asset or property securing the Purchase Money Obligations being refinanced.

    "PURCHASE MONEY OBLIGATIONS" means Indebtedness representing, or incurred to finance, the cost of acquiring any assets (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by the Company or any of its Wholly-Owned Subsidiaries); PROVIDED that (i) the principal amount of such Indebtedness does not exceed 100% of such cost, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 90 days of the acquisition of such property or asset.

    "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

    "QUALIFIED INSTITUTIONAL BUYER" or "QIB" shall have the meaning specified in Rule 144A under the Securities Act.

    "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of even date herewith, between the Company and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

    "RESTRICTED INVESTMENT" means an Investment other than a Permitted
Investment.

    "RULE 144A" means Rule 144A under the Securities Act.

    "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party providing for the leasing to the Company or a Subsidiary of the Company of any property, whether owned by the Company or any Subsidiary of the Company at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

    "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

    "SECURITY AGREEMENT" means the Security Agreement, dated as of even date herewith, between the Company and the Trustee, as amended or supplemented from time to time in accordance with its terms, substantially in the form attached to the Indenture.

    "SECURITY INTERESTS" means the Liens on the Collateral created by the Indenture and the Collateral Agreements in favor of the Collateral Agent for the benefit of the Collateral Agent and the Holders.

    "SIGNIFICANT SUBSIDIARY" means any Subsidiary which would be a "significant subsidiary" as defined in Article One, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

    "SUBSIDIARY" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; PROVIDED, HOWEVER, that the term Subsidiary shall not include Block Party or any Limited Investment Subsidiary.

    "SUBSIDIARY COLLATERAL" shall have the meaning assigned to such term in the Subsidiary Security Agreements.

    "SUBSIDIARY GUARANTEES" means, individually, the guarantee and, collectively, the guarantees given by the Subsidiary Guarantors pursuant hereto or pursuant to supplemental indentures executed by Subsidiaries formed after the Issue Date pursuant to which such Subsidiaries agree to be bound by the terms of the Indenture.

    "SUBSIDIARY GUARANTOR" means each of Discovery Zone (Canada) Limited, Discovery Zone (Puerto Rico), Inc., Discovery Zone (Nevada) Licensing, Inc. and all future Subsidiaries of the Company other than (a) any Limited Investment Subsidiary or (b) Block Party.

    "SUBSIDIARY PLEDGE AGREEMENTS" means the Subsidiary Pledge Agreements to be entered into between the Subsidiary Guarantors and the Trustee, substantially in the form attached to the Indenture, as amended or supplemented from time to time in accordance with its terms.

    "SUBSIDIARY SECURITY AGREEMENTS" means, individually, the subsidiary security agreement and, collectively, the subsidiary security agreements executed by each Subsidiary Guarantor in favor of the Trustee on the Issue Date and after the Issue Date in accordance with the Indenture, pursuant to which such Subsidiary Guarantor grants a security interest in and lien on its properties and assets as collateral security for the debts, liabilities and obligations of such Subsidiary Guarantor under its Subsidiary Guarantee, as the same may be amended or modified from time to time in accordance with its terms.

    "TRADEMARK ASSIGNMENT" means the Collateral Assignment of Trademarks (Security Agreement), dated as of even date herewith, by the Company in favor of the Trustee, substantially in the form attached to the Indenture, as amended and supplemented from time to time in accordance with its terms.

    "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer the Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer the Indenture.

    "UNIT WARRANT AGREEMENT" means the Unit Warrant Agreement, dated as of even date herewith, between the Company and the Trustee, as Warrant Agent, pursuant to which the Unit Warrants are issued, as amended and supplemented from time to time in accordance with its terms.

    "UNIT WARRANTS" means the warrants to purchase shares of the Company's common stock, par value $0.01 per share, issued by the Company contemporaneously with the Private Notes pursuant to the terms and conditions of the Unit Warrant Agreement.

    "U.S. GOVERNMENT OBLIGATIONS" means non-callable direct obligations of, and non-callable obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

    "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

    "VOTING STOCK" means, with respect to any Person, one or more classes of the Capital Stock of such Person having general voting power under ordinary circumstances to elect at least a majority of the Board of Directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

    "WEIGHTED AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such principal payment by (ii) the sum of all such principal payments.

    "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, any Subsidiary of such Person of which all the voting Capital Stock (other than directors' qualifying shares) is owned by such Person or any Wholly-Owned Subsidiary of such Person.

SAME-DAY SETTLEMENT AND PAYMENT

    Secondary trading in long-term notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, the Exchange Notes are expected to be eligible to trade in the Depository's Same-Day Funds Settlement System, and any permitted secondary market trading activity in the Exchange Notes will therefore be required by the Depository to be settled in immediately available funds. No assurance can be given as to the effect, if any, of such settlement arrangements on trading activity in the Exchange Notes.

REGISTRATION RIGHTS

    Pursuant to the Registration Rights Agreement, the Company agreed, for the benefit of the Holders, that it would use its best efforts, at its cost, to consummate this Exchange Offer. In satisfaction of this obligation, the Company is hereby offering the Exchange Notes in return for surrender of the Private Notes. It is intended by the Company that the Exchange Offer will satisfy these registration rights, which will terminate upon the consummation of the Exchange Offer. For each Private Note surrendered to the Company pursuant to the Exchange Offer, the Holder will receive a Exchange Note of equal principal amount at maturity. Interest on each Exchange Note shall be calculated and paid in the same manner as interest on the Private Notes so surrendered and exchanged therefor.

BOOK-ENTRY DELIVERY AND FORM

    Exchange Notes issued in exchange for the Private Notes currently represented by one or more fully registered global notes will be represented by one or more fully registered global notes (collectively, the "New Global Note"), and will be deposited upon issuance with the Depository or an agent of the Depository and registered in the name of the Depository or a nominee of the Depository (the "New Global Note Registered Owner"). Except as set forth below, the New Global Note may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

    As described below under "-- Certificated Exchange Notes," owners of beneficial interests in a New Global Note may receive physical deliver of certificated Exchange Notes only in the limited circumstances described therein. The Exchange Notes are not issuable in bearer form.

    The Depository has advised the Company that the Depository is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in the accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the Depository's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants or Indirect Participants may beneficially own securities held by or on behalf of the Depository only through the Participants or the Indirect Participants. The ownership interests and transfer of ownership interests of such persons held by or on behalf of the Depository are recorded on the records of the Participants and Indirect Participants.

    The Depository has also advised the Company that pursuant to procedures established by it, (i) upon deposit of the New Global Note, the Depository will credit the accounts of its Participants with portions of the principal amount of the New Global Note representing the Exchange Notes issued in exchange for the Private Notes that each such Participant has instructed the Depository to surrender for exchange and (ii) ownership of such interests in the New Global Note will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by the Depository (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the New Global Note).

    Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Exchange Notes, including the New Global Note, are registered as the owners thereof for the purpose of receiving payments in respect of the principal of and premium, if any, and interest on any Exchange Notes and for any and all other purposes whatsoever. Payments on any Exchange Notes registered in the name of the New Global Note Registered Owner will be payable by the Trustee to the New Global Note Registered Owner in its capacity as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of the Depository's records or the records of any Participant or Indirect Participant relating to or payments made on account of beneficial ownership interests in the New Global Note, or for maintaining, supervising or reviewing any of the Depository's records or records of any Participant or Indirect Participant relating to the beneficial ownership interests in the New Global Note or (ii) any other matter relating to the actions and practices of the Depository or any of its Participants or Indirect Participants. The Depository has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Exchange Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in principal amount of beneficial interests in the relevant security as shown on the records of the Depository unless the Depository has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Exchange Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by the Depository or any of its Participants or Indirect Participants in identifying the beneficial owners of the Exchange Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from the New Global Note Registered Owner for all purposes.

CERTIFICATED EXCHANGE NOTES

    If (i) the Company notifies the Trustee in writing that the DTC is no longer willing or able to act as a depository and the Company does not appoint a qualified successor within 90 days or (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Exchange Notes in definitive form under the Indenture, then, upon surrender by the relevant New Global Registered Owner of its New Global Note, Certificated Exchange Notes in such form will be issued to each person that such New Global Registered Owner and the DTC identify as the beneficial owner of the related Notes. In addition, subject to certain conditions, any person having a beneficial interest in the New Global Note may, upon request to the Trustee, exchange such beneficial interest for Exchange Notes in the form of Certificated Exchange Notes. Upon any such issuance, the Trustee is required to register such Certificated Exchange Notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof) in fully registered form.

    None of the Company nor Trustee shall be liable for any delay by the related New Global Registered Owner or the DTC in identifying the beneficial owners of the related Exchange Notes and each such person may conclusively rely on, and shall be protected in relying on, instructions from such New Global Registered Owner or of the DTC for all purposes (including with respect to the registration and delivery, and the principal amount of the Exchange Notes to be issued).

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

    The Company's amended and restated Certificate of Incorporation and By-laws authorize capital stock consisting of 10,000,000 shares of Common Stock, par value $.01 per share, and 4,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). The following summaries of the material provisions of the Common Stock, Preferred Stock and warrants exercisable into shares of Common Stock do not purport to be complete and are subject to, and qualified by, the provisions of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and By-laws, and to the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL").

PREFERRED STOCK

    Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of the Certificate of Incorporation and certain limitations prescribed by the DGCL, the Board of Directors is expressly authorized to adopt resolutions to fix the voting rights, if any, designations, powers, preferences and the relative, participation, optional or other rights, if any, and the qualifications, limitations or restrictions of any unissued series of Preferred Stock, to fix the number of shares constituting such series, and to increase or decrease the number of shares of any such series (but not below the number of shares thereof then outstanding), in each case without any further action or vote by the stockholders. Although the Company has no present plans to issue any shares of Preferred Stock, the issuance of shares of Preferred Stock, or the issuance of rights to purchase such shares could have the effect of delaying, deferring or preventing a change of control of the Company or an unsolicited acquisition proposal.

    CONVERTIBLE PREFERRED STOCK

    The Company issued an aggregate of 1,000 shares of Series A Convertible Redeemable Preferred Stock (the "Convertible Preferred Stock").

    CONVERSION

    The Convertible Preferred Stock shall be convertible into 1,191,626 shares of Common Stock at any time at the option of the holders of Convertible Preferred Stock, subject to adjustment under certain circumstances.

    LIQUIDATION PREFERENCE

    Upon any liquidation, dissolution, or winding-up of the Company, the holders of Convertible Preferred Stock, before any distribution to the holders of securities junior in right of payment to the Convertible Preferred Stock, are entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount equal to the aggregate stated value of shares of Convertible Preferred Stock then outstanding (the "Liquidation Preference"), based on an aggregate initial stated value of $15.0 million. If the assets of the Company available for distribution to the holders of Convertible Preferred Stock are holders of outstanding shares of Convertible Preferred Stock, then the holders of Convertible Preferred Stock shall share ratably in such distribution of assets.

    DIVIDENDS

    The holders of Convertible Preferred Stock are not entitled to any dividends or other distributions payable in respect of the shares of Convertible Preferred Stock. No dividends or distributions shall be made by the Company on the Common Stock or other securities junior in right of payment to the Convertible Preferred Stock without the written consent of all of the holders of Convertible Preferred

Stock, and then only if holders of Convertible Preferred Stock receive a pro rata share of any and all such dividends or distributions as if such shares of Convertible Preferred Stock had been fully converted into shares of Common Stock.

    REDEMPTION OPTION

    The Convertible Preferred Stock is redeemable at the option of the holders thereof: (i) upon the earlier to occur of a merger, sale of substantially all of the assets or Common Stock of the Company or other Change of Control; or (ii) upon 180 days' prior written notice (the "Redemption Notice") from any holder of Convertible Preferred Stock at any time 62 months after the offering of the Private Notes, in each case, at a price equal to the greater of (A) an amount equal to the Liquidation Preference; and (B) if there is no established market for the Common Stock on a national securities exchange or other nationally recognized automated quotation system, the fully converted value of the Convertible Preferred Stock based on the appraised value of the Company as determined by a qualified independent appraiser (selected by the Company and acceptable to the holders of Convertible Preferred Stock) as of the date that is 90 days after the date of delivery of the Redemption Notice and assuming that the Company had consummated an initial public offering of Common Stock in which Wafra had participated on the date of such Redemption Notice.

    VOTING RIGHTS AND BOARD REPRESENTATION

    Holders of Convertible Preferred Stock have voting rights with respect to any and all matters presented to the Company's stockholders for their action or consideration commensurate with the percentage of Common Stock into which such shares of Convertible Preferred Stock are convertible, as if such shares of Convertible Preferred Stock had been fully converted. Holders of the Convertible Preferred Stock will vote together with holders of Common Stock as a single class. In addition, pursuant to the terms of an agreement between the Company, Birch and Wafra, the holders of Convertible Preferred Stock have the right to nominate to the Board, and the Company and Birch shall take all action within their respective powers, including (with respect to Birch), but not limited to, the voting of all shares of Common Stock then held by Birch and entitled to vote, required to cause the Board to consist of, such number of directors as shall constitute the nearest whole number equal to the quotient obtained by dividing (x) the number of shares of Common Stock beneficially owned by the holders of the Convertible Preferred Stock by (y) the number of shares of Common Stock then outstanding on a fully diluted basis (without giving effect to the exercise of any options granted pursuant to the Stock Incentive Plan), but, in any event, not less than one director for so long as the holders of the Convertible Preferred Stock shall beneficially own at least 5% of the then outstanding shares of Common Stock on a fully diluted basis (without giving effect to the exercise of any options granted pursuant to the Stock Incentive
Plan).

    OTHER RIGHTS

    Holders of Convertible Preferred Stock are entitled to certain additional rights, in each case as set forth in and subject to the certificate of designations (the "Certificate of Designations") governing the powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions relating to the Convertible Preferred Stock, including, but not limited to, the following: (i) the right to approve Company transactions with affiliates of the Company; (ii) standard anti-dilution protection upon the occurrence of certain events; (iii) preemptive rights; (iv) the right to one demand that the Company register the Common Stock issuable upon conversion of the Convertible Preferred Stock and use its best efforts to cause a registration statement with respect thereto to become effective; provided, further, that, if less than all the shares of such Common Stock are sold in such offering, the holders of Convertible Preferred Stock shall be entitled to one additional demand to register all of the remaining shares of such Common Stock (unless such shares of Common Stock represent less than 5% of the fully diluted number of shares of such Common Stock, in which case the Company may elect to effect a shelf registration statement (which will remain effective for one year) in lieu of such additional demand registration); and (v) all other applicable rights granted to the holders of Unit Warrants and the Ten Year Warrants.

COMMON STOCK

    There are approximately 1,000 holders of the 4,000,000 shares of Common Stock outstanding. In addition, the Company has reserved (i) 715,692 shares of Common Stock for issuance under the Stock Incentive Plan, (ii) 805,154 shares of Common Stock for issuance upon exercise of the Warrant Shares, (iii) 444,444 shares of Common Stock for issuance upon exercise of the Ten Year Warrants and
(iv) 1,191,626 shares of Common Stock for issuance upon conversion of the Convertible Preferred Stock. The holders of the Common Stock are entitled to one vote for each share of Common Stock on all matters voted upon by stockholders, including the election of directors. Subject to the rights of holders of any then outstanding shares of Preferred Stock, holders of the Common Stock are entitled to such dividends as may be declared in the discretion of the Board of Directors out of funds legally available therefor. The Company currently does not pay any dividends on the Common Stock. Holders of the Common Stock are entitled to share ratably in the net assets of the Company upon liquidation after payment or provision for all liabilities and any preferential liquidation rights of any shares of Preferred Stock then outstanding. The Common Stock has no preemptive rights to purchase shares of capital stock of the Company, is not subject to any redemption provisions and is not convertible into any other securities of the Company. All outstanding shares of Common Stock are fully paid and nonassessable. The Common Stock does not trade on any established public trading market.

WARRANTS

    GENERAL

    In connection with the Plan of Reorganization, the Company issued approximately 444,444 units, each consisting of nine shares of Common Stock and one Ten Year Warrant, entitling the holder thereof to purchase one share of Common Stock at an Exercise Price of $17.55. The Ten Year Warrants expire on July 29, 2007. The Ten Year Warrants were issued in registered form pursuant to a warrant agreement, as amended (the "Ten Year Warrant Agreement"), dated as of the Effective Date, between the Company and the warrant agent named therein (the "Warrant Agent"). In addition, the Company issued to purchasers approximately 85,000 units, each consisting of $1,000 principal amount of Private Notes and one warrant (the "Unit Warrants" and, together with the Ten Year Warrants, the "Warrants") to purchase 9.4724 shares of Common Stock. The Unit Warrants were issued in registered form pursuant to a warrant agreement dated as of the July 22, 1997 (the "Unit Warrant Agreement" and together with the Ten Year Warrant Agreement, the "Warrant Agreements"), between the Company and the Warrant Agent. The following summary of the material provisions of the Warrant Agreements do not purport to be complete and is qualified in its entirety by reference to the Warrant Agreements including the definitions therein of certain terms.

    The Warrants may be exercised by surrendering to the Warrant Agent the definitive Warrant certificates evidencing such Warrants (or, if the Warrant certificate has not been issued in respect of such Warrant, the related Note, if applicable), with the accompanying form of election to purchase properly completed and executed, together with payment of the Exercise Price. Payment of the Exercise Price may be made in the form of cash or by certified or official bank check payable to the order of the Company. Upon surrender of the Warrant certificate (or Note, as the case may be) and payment of the Exercise Price, the Warrant Agent will deliver or cause to be delivered to or upon the written order of such holder, stock certificates representing the number of whole shares of Common Stock or other securities or property to which such holder is entitled. If less than all of the Warrants evidenced by a Warrant certificate are to be exercised, a new Warrant certificate will be issued for the remaining number of Warrants.

    No fractional shares of Common Stock will be issued upon exercise of the Warrants. The Company shall pay to holders of the Warrants at the time of exercise an amount in cash equal to the same fraction of the current market price of a share of Common Stock less the Exercise Price. The holders of the Warrants have no right to vote on matters submitted to the shareholders of the Company, have no right to receive dividends and no right to receive notice of any meeting of the shareholders, consent to any action of the stockholders, receive notice of any other stockholders proceedings or any other rights as shareholders of the Company. The holders of the Warrants are not entitled to share in the assets of the Company in the event of liquidation, dissolution or the winding up of the affairs of the Company.

    ADJUSTMENTS

    If the Company (i) pays a dividend in shares of Common Stock or makes a distribution on its Common Stock in shares of its Common Stock or other shares of its capital stock, (ii) subdivides its outstanding shares of Common Stock into a greater number of shares, (iii) combines its outstanding shares of Common Stock into a smaller number of shares or (iv) issues by reclassification of its Common Stock any shares of its capital stock, then the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to such action shall be proportionately adjusted so that the holder of any Warrant thereafter exercised may receive the aggregate number and kind of shares of capital stock of the Company that such holder would have owned immediately following such action if such Warrant had been exercised immediately prior to such action.

    If the Company distributes to all holders of its Common Stock any of its assets (including but not limited to cash), securities (other than capital stock), or any rights or Warrants to purchase securities (including but not limited to Common Stock) of the Company, the Company will make the same distribution to holders of the Warrants as though, immediately prior to the record date with respect to such distribution, each such holder owned the number of shares of Common Stock such holder could have purchased upon the exercise of the Warrants held by such holder.

    Subject to certain exceptions set forth in the Warrant Agreement, if the Company issues (i) shares of Common Stock for a consideration per share less than the current market price per share or (ii) any securities convertible into or exchangeable for Common Stock for a consideration per share of Common Stock initially deliverable upon conversion or exchange of such securities that is less than the current market price per share of Common Stock on the date of issuance of such securities, the Company shall offer to sell to each holder of Warrants, at the same price and on the same terms offered to all other prospective buyers (provided that the holders of Warrants shall not be required to buy any other securities in order to buy such Common Stock or convertible securities), a portion of such Common Stock or convertible securities that is equal to such holder's portion of the Common Stock then outstanding if immediately prior thereto all the Warrants had been exercised. Each such holder may elect to buy all or any portion of the Common Stock or convertible securities offered or may decline to purchase any.

    Notwithstanding the foregoing, no adjustment or action need be made for (i) a change solely in the par value or no par value of the Common Stock; provided that the Company shall not increase the par value to exceed the Exercise Price,
(ii) the conversion or exchange (other than pursuant to a reclassification), in any case on a share-for-share basis, of Common Stock for non-voting stock for Common Stock, (iii) shares of Common Stock (or options to purchase such shares) issued to employees of the Company or any of its Subsidiaries pursuant to the stock option plans or similar plans of the Company, to the extent that shares of Common Stock or other securities issued or granted under such plans are issued or granted at a price, or with an exercise price, that is no less than the fair market value of the Common Stock at the date of grant and such grant or issuance, together with all previous grants and issuances under all such plans, represent 10% of the fully diluted Common Stock at the time of such grant or issuance, or (iv) the exercise of the Warrants.

    In case of certain consolidations or mergers of the Company, or the sale of all or substantially all of the assets of the Company to another corporation, each Warrant will thereafter be exercisable for the right to receive the kind and amount of shares of stock or other securities or property to which such holder would have been entitled as a result of such consolidation, merger or sale had the Warrants been exercised immediately prior thereto.

    THE TEN YEAR WARRANTS

    The Common Stock and Ten Year Warrants became separately transferable on the Effective Date. Each Ten Year Warrant, when exercised, will entitle the holder thereof to receive the number of shares of Common Stock set forth on such Ten Year Warrant at an exercise price of $17.55 per share (the "Ten Year Exercise Price"). The number of Warrant Shares and the Ten Year Exercise Price are subject to adjustment in certain cases referred to below. The Ten Year Warrants are exercisable at any time on or after the date of issuance and, unless exercised, will automatically expire at 5:00 p.m. Eastern Standard Time on July 29, 2007. The Ten Year Warrants entitle the holders thereof to purchase an aggregate of 444,444 shares of Common Stock.

    THE UNIT WARRANTS

    The Private Notes and Unit Warrants became separately transferable on the date 45 days following the Effective Date. Each Unit Warrant, when exercised, will entitle the holder thereof to receive the number of shares of Common Stock set forth on such Unit Warrant at an exercise price of $.01 per share (the "Unit Exercise Price"). The number of Warrant Shares and the Unit Exercise Price are subject to adjustment in certain cases referred to below. The Unit Warrants are exercisable at any time on or after the date of issuance and, unless exercised, will automatically expire at 5:00 p.m. Eastern Standard Time on August 1, 2007. The Unit Warrants entitle the holders thereof to purchase an aggregate of 805,154 shares of Common Stock. The Unit Warrants and the Warrant Shares have not been registered under the Securities Act and are subject to certain transfer restrictions.

    TAG-ALONG RIGHTS

    If at any time during the Tag Along Period (as defined below), Birch Holdings, Birch Acquisition or certain related parties propose to sell, exchange or otherwise dispose of or transfer shares of Common Stock held by it to any Person, Birch Holdings or Birch Acquisition, as the case may be, and the Company will notify each holder of Unit Warrants or Warrant Shares of the proposed sale, exchange, disposition or transfer and, upon written notice to Birch Holdings or Birch Acquisition, as the case may be, and the Company, the holders of Unit Warrants and Warrant Shares shall have the right to sell, exchange, dispose of or transfer, at the same price and upon the same terms and conditions (subject to certain limitations) as such proposed sale, exchange, disposition or transfer, the number of Warrant Shares owned by all such holders equal to (x) the total number of shares of Common Stock proposed to be sold, exchanged, disposed of or transferred by Birch Holdings or Birch Acquisition, as the case may be, multiplied by (y) a fraction, the numerator of which is the aggregate number of Warrant Shares which are then outstanding and which could then be acquired upon exercise of Unit Warrants by all holders of Unit Warrants and the denominator of which is the sum of (i) the total number of Warrant Shares which are then outstanding and which could then be acquired upon exercise of Unit Warrants by all holders of Unit Warrants, plus (ii) the total number of shares of Common Stock then outstanding which were previously issued upon conversion of Convertible Preferred Stock and which could then be acquired upon conversion of Convertible Preferred Stock by all holders of Convertible Preferred Stock plus
(iii) the total number of shares of Common Stock then owned by Birch Holdings or Birch Acquisition (or both Birch Holdings and Birch Acquisition if each of them proposes to sell shares of Common Stock). The term "Tag Along Period" means the period commencing on the Effective Date and ending on the date the Common Stock is quoted for trading on any tier of the National Association of Securities Dealers--Automated Quotation System or listed on a national securities exchange.

    EXCHANGE RIGHTS OF HOLDERS

    If either Birch Holdings or Birch Acquisition shall consummate a public or private offering of shares of Common Stock or any security convertible into Common Stock, the holders of the Unit Warrants or the Warrant Shares shall have the right to convert the Unit Warrants or Warrant Shares into such number of shares of Common Stock of Birch Holdings or Birch Acquisition LLC, as the case may be, as have an equivalent fair market value to the fair market value of the number of Warrant Shares outstanding or issuable upon the exercise of outstanding Unit Warrants as of the date of such offering, as determined by an Independent Financial Advisor.

    REPURCHASE

    If the Company merges or consolidates with or into, or sells all or substantially all of its assets to, a Person that does not have publicly traded common equity for which the Unit Warrants become exercisable and the consideration for such transaction does not consist solely of cash, the Company must offer to repurchase all Unit Warrants at the value (as determined by Jefferies & Company, Inc.) of the Common Stock issuable upon exercise thereof, less the Exercise Price.

    REGISTRATION RIGHTS

    Except under certain circumstances including, without limitation, an underwriter's market cut-back and registration of shares to be offered pursuant to an employee benefit plan, an exchange offer or certain merger transactions, whenever the Company proposes to register any shares of its Common Stock under the Securities Act, the Company will notify each holder of the Unit Warrants or Warrant Shares of the proposed filing and if so requested by such holders, the Company will use its best efforts to register Warrant Shares under the Securities Act.

    On or prior to 90 days (or, in certain circumstances up to 180 days) after the effective date of a registration statement filed with the Commission in connection with an initial public offering of the Common Stock, the Company is required to use its best efforts to file a registration statement for the benefit of the holders of Unit Warrants and covering resales of the Warrant Shares and to keep such registration statement effective until the earlier of either the tenth anniversary of the Effective Date or such time as all Unit Warrants have been exercised.

    RULE 144A INFORMATION REQUIREMENT

    The Company has agreed that, for so long as any of the Unit Warrants or Warrant Shares remain outstanding, it will make available to any prospective purchaser of the Unit Warrants or Warrant Shares or beneficial owner of the Unit Warrants or Warrant Shares in connection with any sale thereof the information required to be delivered pursuant to Rule 144A(d)(A) under the Securities Act, until such time as such Warrant Shares have been registered for resale under the Securities Act.

    REPORTS

    Whether or not required by the rules and regulations of the Commission, so long as any Unit Warrants are outstanding, the Company will furnish to the holders of Unit Warrants all quarterly and annual financial information that would be required to be contained in the filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants. In addition, whether or not required by the rules and regulations of the Commission, after the date the Company has an effective registration statement on file with the Commission and so long as any Unit Warrants are outstanding, the Company will file a copy of all such financial and other information with the Commission for public availability.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BY-LAWS

    CLASSIFICATION OF THE BOARD OF DIRECTORS AND RELATED PROVISIONS

    The Company's Board of Directors consists of at least five members, of which four were initially nominated by holders of claims in respect of the Company's pre-petition Revolving Credit Facility and one was initially nominated by the creditor's committee during the Company's reorganization under Chapter 11 of the Bankruptcy Code. These directors have the right to remain in office until successors are elected by holders of a plurality of the Common Stock of the Company or until they are removed by the stockholders of the Company, in either case in accordance with the Certificate of Incorporation and By-laws of the Company; PROVIDED, HOWEVER, that the single director nominated by the creditors' committee will serve for a term of at least three years from the Effective Date. Subject to the rights of holders of any outstanding Preferred Stock, vacancies on the Board of Directors may be filled only by the Board of Directors or the Company's stockholders acting at an annual meeting.

    INDEMNIFICATION

    The Certificate of Incorporation and By-laws provide that the Company shall advance expenses to and indemnify each director and officer of the Company to the fullest extent permitted by law.

    LIMITATIONS ON DIRECTORS' LIABILITY

    The Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. These provisions do not limit the liability of directors under federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his or her duty of care.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

    Section 203 of the DGCL prohibits certain transactions between a Delaware corporation and an "interested stockholder," which is defined as a person who, together with any affiliates and/or associates of such person, beneficially owns, directly or indirectly, 15% or more of the outstanding voting shares of a Delaware corporation. This provision prohibits certain business combinations (defined broadly to include mergers, consolidations, sales or other dispositions of assets having an aggregate value of 10% or more of the consolidated assets of the corporation, and certain transactions that would increase the interested stockholder's proportionate share ownership in the corporation) between an interested stockholder and a corporation for a period of three years after the date the interested stockholder acquired its stock, unless: (i) the business combination is approved by the corporation's board of directors prior to the date the interested stockholder acquired shares; (ii) the interested stockholder acquired at least 85% of the voting stock of the corporation in the transaction in which it became an interested stockholder; or (iii) the business combination is approved by a majority of the board of directors and by the affirmative vote of two-thirds of the outstanding voting stock owned by disinterested stockholders at an annual or special meeting. A Delaware corporation, pursuant to a provision in its certificate of incorporation or by-laws, may elect not to be governed by Section 203 of the DGCL. The Company [did not] make such an election, and, as a result, the Company is subject to the provisions of Section 203 of the DGCL.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

    THE FOLLOWING IS A DESCRIPTION OF CERTAIN INDEBTEDNESS OF THE COMPANY, INCLUDING CERTAIN PRE-PETITION TAX CLAIMS, THE MCDONALD'S NOTE, THE MCDONALD'S RENT DEFERRAL SECURED NOTES AND THE PRIVATE NOTES.

PRE-PETITION TAX CLAIMS

    The pre-petition tax claims, which were restructured pursuant to the Plan of Reorganization as "Pre-petition Tax Payables," have an estimated aggregate principal amount of $5 million, subject to the final resolution of federal, state and local tax audits for periods prior to March 25, 1996. The claims originated as taxes assessed prior to the Company's filing under Chapter 11. The Pre-petition Tax Payables have maturities of up to six years from the original date of assessment and require principal payments in equal annual installments. The majority of the Pre-petition Tax Payables accrue simple interest at 10% per annum (payable with each annual principal installment) from the Effective Date. A small portion of the Pre-petition Tax Payables accrue simple interest at 12% per annum (payable with each annual principal installment) from the Effective Date (the "Alternative Pre-petition Tax Payables"). Pre-petition tax claims held by the United States Internal Revenue Service accrue interest in the manner specified in Code Sections 6621 and 6622.

    The first payment on the majority of the Pre-petition Tax Payables is payable one year after the Effective Date or, if the pre-petition tax claim is not "allowed" by the Bankruptcy Court within one year after the Effective Date, as soon as practicable after such claim becomes allowed. The first payment on the Alternative Pre-petition Tax Payables is payable on the Effective Date or, if the pre-petition tax claim is not "allowed" by the Bankruptcy Court on the Effective Date, as soon as practicable after such claim becomes allowed. Interest will be due and payable on the date on which each annual installment of principal is due. The Company may elect to prepay, without penalty, all or any portion of any pre-petition tax claim.

MCDONALD'S NOTE

    The McDonald's Secured Rejection Note (the "McDonald's Note") represents restructured secured claims against the Company in an aggregate principal amount of $4,416,238. This note is payable in six equal annual installments of $736,040 beginning on the first anniversary of the Effective Date and thereafter on the five subsequent anniversaries of the Effective Date, and accrues simple interest from the Effective Date on the unpaid balance at a 12% annual interest rate. The McDonald's Note is secured by mortgages on fourteen Company-owned parcels of real property.

    The amount owing with respect to the McDonald's Note may be prepaid by the Company in full or in part at any time without penalty. In the event that the Company sells any property that is subject to a valid and enforceable mortgage held by McDonald's, the proceeds of such sale must be immediately applied, to the extent available, to repay the principal amount and any accrued and unpaid interest on the McDonald's Note. The Company currently is holding three properties for sale with an aggregate book value of $2.7 million.

    The McDonald Note contains cross-defaults to any other debt issued, or credit obtained, by the Company which has an aggregate principal amount equal to or greater than $2.5 million. The Company will be in default on the McDonald's
Note in the event that McDonald's terminates any two subleases where McDonald's is the sublessor as a result of the Company's breach of such subleases.

MCDONALD'S SECURED RENT DEFERRAL NOTES

    McDonald's also holds the "McDonald's Secured Rent Deferral Notes," which represent restructured rent deferrals which McDonald's granted to the Company during the bankruptcy proceedings in an aggregate principal amount of $265,466 as of the Effective Date. After the Effective Date, the principal amount of each McDonald's Secured Rent Deferral Note is scheduled to increase by an amount equal to the rent deferral for each month between the Effective Date and the termination of the sublease which gave rise to the McDonald's secured claim with respect to such rent deferral. As with the McDonald's Note, the McDonald's Secured Rent Deferral Notes are secured by mortgages on the same fourteen Company-owned parcels of real property.

    Each McDonald's Secured Rent Deferral Note will become due and payable on the date on which the current term of the sublease giving rise to such McDonald's Secured Rent Deferral Note expires, without giving effect to any unexercised right to extend, or option to renew, such sublease.

    Each McDonald's Secured Rent Deferral Note bears interest at a rate equal to 12%. Interest is payable upon maturity or acceleration of each McDonald's Secured Rent Deferral Note. On each anniversary of the Effective Date, all accrued interest not previously paid or capitalized will be capitalized and added to the outstanding principal amount of each McDonald's Secured Rent Deferral Note. These Notes expire between August 31, 2002 and December 31, 2004.

    The scheduled rent deferrals on the McDonald's Secured Rent Deferral Notes currently total $398,196 per year and, when combined with the principal balance thereof at the Effective Date, total approximately $2,567,000 over the remaining lease term.

    The McDonald's Secured Rent Deferral Notes contain cross-defaults to any other debt issued, or credit obtained, by the Company, the aggregate principal amount of which is equal to or greater than $2.5 million. The Company will be in default on the McDonald's Secured Rent Deferral Notes in the event that McDonald's terminates any two subleases, where McDonalds is the sublessor, as a result of the Company's breach of those subleases. In addition, the McDonald's Secured Rent Deferral Notes contain certain other standard terms, conditions and covenants as required by the Plan of Reorganization.

PRIVATE NOTES

    On July 29, 1997, the Company received approximately $80.0 million of net proceeds from the sale of $85.0 million aggregate principal amount of the Company's Private Notes. For a description of the material terms of the Private Notes, see "Description of the Exchange Notes."

                              PLAN OF DISTRIBUTION

    This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any Exchange Notes received in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities. Each broker-dealer that receives Exchange Notes for its own account in exchange for such Private Notes pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Company has agreed that for a period of up to 180 days after the closing of the Exchange Offer, it will make this Prospectus, as amended or supplemented, available to any such broker-dealer that requests copies of this Prospectus in the Letter of Transmittal for use in connection with any such resale.

    The Company will not receive any proceeds from any sale of Exchange Notes by broker-dealer or any other persons. Exchange Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions or through the writing of options on the Exchange Notes, or a combination of such methods of resale, at market prices prevailing at the time of resale or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the Exchange Offer in exchange for Private Notes acquired by such broker-dealer as a result of market-making or other trading activities and any broker-dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    The Company has agreed to pay all expenses incident to the Company's performance of, or compliance with, the Registration Rights Agreement and will indemnify the holders of Private Notes (including any broker-dealers), and certain parties related to such holders, against certain liabilities, including liabilities under the Securities Act.

                 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS


    The following discussion summarizes the material U.S. federal income tax consequences of the exchange of the Private Notes for the Exchange Notes. The discussion is based on provisions of the Code, its legislative history, judicial authority, current administrative rulings and practice, and Treasury Regulations. Legislative, judicial or administrative changes or interpretations after the date hereof could alter or modify the validity of the statements and conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a holder of the Private Notes or the Exchange Notes.


    This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular Holders in light of their personal investment or tax circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of Holders subject to special treatment under the U.S. federal income tax laws, such as financial institutions, insurance companies, dealers in securities or foreign currency, tax-exempt organizations, foreign corporations or nonresident alien individuals, or persons holding Private Notes or Exchange Notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.


    EACH HOLDER OF A PRIVATE NOTE THAT IS PARTICIPATING IN THE EXCHANGE OFFER IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH HOLDER'S PARTICULAR TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN OR OTHER TAX LAWS, OF THE EXCHANGE OF THE PRIVATE NOTES FOR THE EXCHANGE NOTES PURSUANT TO THE EXCHANGE OFFER.


EXCHANGE OFFER

    The exchange of the Private Notes by any Holder for the Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes because the Exchange Notes should not be considered to differ materially in kind or in extent from the Private Notes. Rather, the Exchange Notes received by any Holder should be treated as a continuation of the Private Notes in the hands of such Holder. As a result, there should be no federal income tax consequences to Holders exchanging the Private Notes for the Exchange Notes pursuant to the Exchange Offer, and the federal income tax consequences of holding and disposing of the Exchange Notes should be the same as the federal income tax consequences of holding and disposing of the Private Notes. In addition, a Holder's adjusted tax basis in the Exchange Notes will be the same as its adjusted tax basis in the Private Notes exchanged therefor and its holding period for the Private Notes will be included in its holding period for the Exchange Notes. Further, the determination of gain on a sale or other disposition of the Exchange Notes will be the same as for the Private Notes. Moreover, the Holders must, among other things, continue to include original issue discount on the Exchange Notes in gross income as interest as if the exchange had not occurred.

                                 LEGAL MATTERS

    The validity of the Exchange Notes will be passed upon for the Company by Shearman & Sterling, 599 Lexington Avenue, New York, New York.

                                    EXPERTS

    The consolidated financial statements of the Company as of December 31, 1996 and for the year then ended, included in this Prospectus, have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon appearing elsewhere herein (which report contains an explanatory paragraph relating to the Company's ability to continue as a going concern). Such consolidated financial statements are included elsewhere herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of Discovery Zone, Inc. as of December 31, 1995 and the year ended December 31, 1995, included in this Prospectus, have been so included in reliance on the report (which contains an explanatory paragraph relating the ability of Discovery Zone, Inc. to continue as a going concern as described in Notes 2, 13 and 16 (this Note is not included in the current financial statements) to the consolidated financial statements of Discovery Zone, Inc. as of and for the year ended December 31, 1995) of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting. Such consolidated financial statements are included elsewhere herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

    The consolidated financial statements of the Company as of December 31, 1994, and for the years ended December 31, 1994 and 1993, included in this Prospectus, have been audited by Arthur Andersen LLP, independent certified public accountants, as stated in their report thereon appearing elsewhere herein. Such consolidated financial statements are included elsewhere herein in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
TWO MONTHS ENDED SEPTEMBER 30, 1997, SEVEN MONTHS ENDED JULY 31, 1997
  AND NINE MONTHS ENDED SEPTEMBER 30, 1996
  Unaudited Condensed Consolidated Statements of Operations................................................        F-2
  Unaudited Condensed Consolidated Balance Sheets..........................................................        F-4
  Unaudited Condensed Consolidated Statements of Cash Flows................................................        F-5
  Notes to Unaudited Condensed Consolidated Financial Statements...........................................        F-6

THREE YEARS ENDED DECEMBER 31, 1996
  Report of Independent Certified Public Accountants for the year ended
    December 31, 1996......................................................................................       F-14
  Report of Independent Certified Public Accountants for the year ended
    December 31, 1995......................................................................................       F-15
  Report of Independent Public Accountants for the year ended
    December 31, 1994......................................................................................       F-16
  Consolidated Statements of Operations for each of the three years in the period ended December 31,
    1996...................................................................................................       F-17
  Consolidated Balance Sheets as of December 31, 1996 and 1995.............................................       F-18
  Consolidated Statements of Cash Flows for each of the three years in the period ended December 31,
    1996...................................................................................................       F-19
  Consolidated Statements of Equity (Deficit) for each of the three years in the period ended December 31,
    1996...................................................................................................       F-20
  Notes to Consolidated Financial Statements...............................................................       F-21

                              DISCOVERY ZONE, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                 SUCCESSOR              PREDECESSOR
                                                  COMPANY                 COMPANY
                                              ---------------  ------------------------------
                                                TWO MONTHS                     THREE MONTHS
                                                   ENDED         ONE MONTH         ENDED
                                               SEPTEMBER 30,       ENDED       SEPTEMBER 30,
                                                   1997        JULY 31, 1997       1996
                                              ---------------  -------------  ---------------
NET REVENUE.................................     $  19,914       $  10,786       $  39,788

COST OF GOODS SOLD..........................         3,057           1,537           7,856
STORE OPERATING EXPENSES....................        16,879           8,765          32,059
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSE...................................         3,872           1,579           8,336
DEPRECIATION AND AMORTIZATION...............         3,981           1,705           5,572
                                                   -------     -------------  ---------------
OPERATING LOSS..............................        (7,875)         (2,800)        (14,035)

OTHER INCOME (EXPENSES):
  Interest expense (see Note 1).............        (2,468)         (1,430)           (497)
  Interest income...........................           529              73              13
  Other, net................................            69              41              65
                                                   -------     -------------  ---------------
    Total other expense, net................        (1,870)         (1,316)           (419)
                                                   -------     -------------  ---------------
LOSS BEFORE REORGANIZATION COSTS AND
  EXTRAORDINARY ITEM........................        (9,745)         (4,116)        (14,454)

REORGANIZATION COSTS........................        --              (8,060)         (4,310)
                                                   -------     -------------  ---------------
LOSS BEFORE EXTRAORDINARY ITEM..............        (9,745)        (12,176)        (18,764)
EXTRAORDINARY ITEM-GAIN ON DISCHARGE OF
  DEBT......................................        --             332,165          --
                                                   -------     -------------  ---------------
NET INCOME (LOSS)...........................        (9,745)        319,989         (18,764)

ACCRETION OF CONVERTIBLE REDEEMABLE
  PREFERRED STOCK TO REDEMPTION VALUE.......           (39)         --              --
                                                   -------     -------------  ---------------

NET INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS..............................     $  (9,784)      $ 319,989       $ (18,764)
                                                   -------     -------------  ---------------
                                                   -------     -------------  ---------------

Per common and common equivalent share:
  Loss before extraordinary item............     $   (2.45)      $   (0.21)      $   (0.33)
  Extraordinary item-gain on discharge of
    debt....................................        --                5.76          --
                                                   -------     -------------  ---------------
  Net income (loss).........................     $   (2.45)      $    5.55       $   (0.33)
                                                   -------     -------------  ---------------
                                                   -------     -------------  ---------------
Weighted average number of common and common
  equivalent shares outstanding.............         4,000          57,705          57,705
                                                   -------     -------------  ---------------
                                                   -------     -------------  ---------------

        The accompanying notes are an integral part of these statements.

                              DISCOVERY ZONE, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                SUCCESSOR               PREDECESSOR
                                                 COMPANY                  COMPANY
                                             ---------------  --------------------------------
                                               TWO MONTHS                        NINE MONTHS
                                                  ENDED        SEVEN MONTHS         ENDED
                                              SEPTEMBER 30,        ENDED        SEPTEMBER 30,
                                                  1997         JULY 31, 1997        1996
                                             ---------------  ---------------  ---------------
NET REVENUE................................     $  19,914        $  82,537        $ 147,848

COST OF GOODS SOLD.........................         3,057           14,136           27,059
STORE OPERATING EXPENSES...................        16,879           60,192          112,741
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSE..................................         3,872           10,235           33,230
DEPRECIATION AND AMORTIZATION..............         3,981           11,920           16,204
                                                  -------     ---------------  ---------------
OPERATING LOSS.............................        (7,875)         (13,946)         (41,386)

OTHER INCOME (EXPENSES):
  Interest expense (see Note 1)............        (2,468)          (3,957)          (4,978)
  Interest income..........................           529               86               53
  Other, net...............................            69               73              382
                                                  -------     ---------------  ---------------
    Total other expense, net...............        (1,870)          (3,798)          (4,543)
                                                  -------     ---------------  ---------------
LOSS BEFORE REORGANIZATION COSTS AND
  EXTRAORDINARY ITEM.......................        (9,745)         (17,744)         (45,929)

REORGANIZATION COSTS.......................        --              (12,165)         (12,436)
                                                  -------     ---------------  ---------------
LOSS BEFORE EXTRAORDINARY ITEM.............        (9,745)         (29,909)         (58,365)
EXTRAORDINARY ITEM-GAIN ON DISCHARGE OF
  DEBT.....................................        --              332,165           --
                                                  -------     ---------------  ---------------
NET INCOME (LOSS)..........................        (9,745)       $ 302,256        $ (58,365)
ACCRETION OF CONVERTIBLE REDEEMABLE
  PREFERRED STOCK TO REDEMPTION VALUE......           (39)          --               --
                                                  -------     ---------------  ---------------

NET INCOME (LOSS) APPLICABLE TO COMMON
  SHAREHOLDERS.............................     $  (9,784)       $ 302,256        $ (58,365)
                                                  -------     ---------------  ---------------
                                                  -------     ---------------  ---------------
Per common and common equivalent share:
  Loss before extraordinary item...........     $   (2.45)       $   (0.52)       $   (1.01)
  Extraordinary item-gain on discharge of
    debt...................................        --                 5.76           --
                                                  -------     ---------------  ---------------
  Net income (loss)........................     $   (2.45)       $    5.24        $   (1.01)
                                                  -------     ---------------  ---------------
                                                  -------     ---------------  ---------------
Weighted average number of common and
  common equivalent shares outstanding.....         4,000           57,705           57,698
                                                  -------     ---------------  ---------------
                                                  -------     ---------------  ---------------

        The accompanying notes are an integral part of these statements.

                              DISCOVERY ZONE, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 SUCCESSOR      PREDECESSOR
                                                                  COMPANY         COMPANY
                                                              ---------------  --------------
                                                               SEPTEMBER 30,    DECEMBER 31,
                                                                   1997             1996
                                                              ---------------  --------------
                                                                (UNAUDITED)
                                           ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.................................     $  30,240       $    3,326
  Restricted cash and investments...........................        12,856           --
  Receivables, net..........................................           757            1,338
  Inventories...............................................         1,132            2,038
  Prepaid expenses and other current assets.................         7,513            2,784
                                                              ---------------  --------------
    TOTAL CURRENT ASSETS....................................        52,498            9,486
RESTRICTED CASH AND INVESTMENTS.............................         8,850           --
PROPERTY AND EQUIPMENT, net.................................       118,853          110,381
LAND HELD FOR SALE..........................................         3,635            3,635
OTHER ASSETS................................................         6,335            2,284
                                                              ---------------  --------------
    TOTAL ASSETS............................................     $ 190,171       $  125,786
                                                              ---------------  --------------
                                                              ---------------  --------------

                              LIABILITIES AND EQUITY (DEFICIT)

LIABILITIES NOT SUBJECT TO COMPROMISE:
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities..................     $  20,501       $   15,321
  Due to affiliate..........................................        --                  903
  Accrued interest..........................................         2,089              614
  Current portion of long-term debt.........................         1,395           --
  Debtor-in-possession credit facility......................        --               22,448
                                                              ---------------  --------------
    TOTAL CURRENT LIABILITIES...............................        23,985           39,286
LONG-TERM DEBT..............................................        86,903            4,666
OTHER LONG-TERM LIABILITIES.................................         5,050              498
LIABILITIES SUBJECT TO COMPROMISE...........................        --              344,908
CONVERTIBLE REDEEMABLE PREFERRED STOCK......................        13,839           --
COMMITMENTS AND CONTINGENCIES
NON-REDEEMABLE PREFERRED STOCK, COMMON STOCK AND OTHER
  EQUITY (DEFICIT):
  Preferred Stock (Predecessor Company)- $.01 par value;
    10,000,000 shares authorized, no shares outstanding.....        --               --
  Common Stock (Predecessor Company)- $.01 par value;
    100,000,000 shares authorized, 57,705,470 shares issued
    and 57,645,925 shares outstanding at December 31,
    1996....................................................        --                  577
  Common Stock (Successor Company)- $.01 par value;
    10,000,000 shares authorized, 4,000,000 shares issued
    and outstanding at September 30, 1997...................            40           --
  Treasury stock (Predecessor Company)- 59,545 shares at
    cost....................................................        --                 (588)
  Additional paid-in capital................................        70,160          291,925
  Cumulative translation adjustment.........................           (22)              62
  Accumulated deficit.......................................        (9,784)        (555,548)
                                                              ---------------  --------------
    TOTAL NON-REDEEMABLE PREFERRED STOCK, COMMON STOCK AND
      OTHER EQUITY (DEFICIT)................................        60,394         (263,572)
                                                              ---------------  --------------
    TOTAL LIABILITIES AND EQUITY (DEFICIT)..................     $ 190,171       $  125,786
                                                              ---------------  --------------
                                                              ---------------  --------------

        The accompanying notes are an integral part of these statements.

                              DISCOVERY ZONE, INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                                 (IN THOUSANDS)

                                                                         SUCCESSOR            PREDECESSOR
                                                                          COMPANY               COMPANY
                                                                       -------------  ----------------------------
                                                                        TWO MONTHS    SEVEN MONTHS    NINE MONTHS
                                                                           ENDED          ENDED          ENDED
                                                                       SEPTEMBER 30,    JULY 31,     SEPTEMBER 30,
                                                                           1997           1997           1996
                                                                       -------------  -------------  -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)....................................................    $  (9,745)    $   302,256     $ (58,365)
Adjustments to reconcile net income (loss) to net cash (used in)
  provided by operating activities before reorganization costs:
    Reorganization costs.............................................       --              12,165        12,436
    Extraordinary item-gain on discharge of debt.....................       --            (332,165)       --
    Amortization of discount on Senior Secured Notes.................          190         --             --
    Depreciation and amortization....................................        3,929          11,920        16,204
    Interest on subordinated convertible debt........................       --             --              1,383
    Loss on disposal of property and equipment.......................       --             --              1,010
    Changes in operating assets and liabilities:
      Receivables, net...............................................          139             442           724
      Inventories....................................................          182             724         2,433
      Prepaid expenses and other assets..............................       (3,339)           (962)       (7,442)
      Accounts payable and accrued liabilities.......................       (3,392)          5,667         3,073
Net cash (used in) provided by operating activities before
  reorganization costs...............................................      (12,036)             47       (28,544)
Reorganization costs.................................................       --             (12,165)      (12,436)
Adjustments to reconcile reorganization costs to cash used by reorganization costs:
    Loss on asset disposals..........................................       --             --              2,873
    Write-off of deferred debt costs.................................       --             --              4,340
    Accrued bankruptcy expenses......................................       --             --             --
    Proceeds from sale of property and equipment.....................       --             --              1,753
                                                                       -------------  -------------  -------------
Net cash used by reorganization costs................................       --             (12,165)       (3,470)
                                                                       -------------  -------------  -------------
Net cash used in operating activities................................      (12,036)        (12,118)      (32,014)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment..................................         (262)           (567)       (1,717)
Proceeds from sale of property and equipment.........................       --                  99         6,477
                                                                       -------------  -------------  -------------
Net cash (used in) provided by investing activities..................         (262)           (468)        4,760
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from debtor-in-possession credit facilities.............    $  --         $   --          $  15,724
Net repayment of debtor-in-possession credit facilities..............       --             (22,448)       --
Proceeds from short-term borrowings..................................       --             --              7,500
Repayment of short-term borrowings...................................       --             --             (7,500)
Advances from affiliate, net.........................................       --             --             10,730
Proceeds from the exercise of options and warrants...................       --             --                282
Proceeds from Senior Secured Notes with Warrants.....................       --              85,000        --
Proceeds from Redeemable Convertible Preferred Stock.................       --              13,800        --
Payment of financing costs...........................................       --              (2,800)       --
Escrow of restricted cash............................................       --             (21,754)       --
                                                                       -------------  -------------  -------------
Net cash provided by financing activities............................       --              51,798        26,736
                                                                       -------------  -------------  -------------
Net (decrease) increase in cash and cash equivalents.................      (12,298)         39,212          (518)
Cash and cash equivalents, beginning of period.......................       42,538           3,326         5,949
                                                                       -------------  -------------  -------------
Cash and cash equivalents, end of period.............................    $  30,240     $    42,538     $   5,431
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest...............................................    $     291     $     3,957     $     633
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------
Cash paid for professional fees in connection with Chapter 11
  Proceeding.........................................................    $     143     $     3,128     $   2,419
                                                                       -------------  -------------  -------------
                                                                       -------------  -------------  -------------

        The accompanying notes are an integral part of these statements.

                              DISCOVERY ZONE, INC.

                        NOTES TO CONDENSED CONSOLIDATED
                        FINANCIAL STATEMENTS (UNAUDITED)

(1) ORGANIZATION AND BASIS OF PRESENTATION

    Discovery Zone, Inc. (the "Company") is the leading owner and operator of pay-for-play children's entertainment centers ("FunCenters") in North America with a national network of 206 FunCenters in 39 states, Puerto Rico and Canada. The Company also operates two entertainment centers targeting adult customers, under the "Block Party" name.

    The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to those rules and regulations. However, the Company believes that the disclosures contained herein are adequate to make the information presented not misleading. It is suggested that these condensed consolidated financial statements be read in conjunction with the Company's 1996 consolidated financial statements and notes thereto included in the Company's registration statement on Form S-4.

    Discovery Zone, Inc. and its nineteen domestic subsidiaries (collectively, the "Group") emerged from bankruptcy on July 29, 1997. The Group had originally filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on March 25, 1996 (the "Petition Date"). While under Chapter 11, certain claims against the Group at the Petition Date were stayed while the Company continued its operations as a Debtor-in-Possession. These claims are reflected in the Company's consolidated balance sheet as Liabilities Subject to Compromise as of December 31, 1996. On July 18, 1997, the Bankruptcy Court approved the Company's Joint Plan of Reorganization with Birch Holdings LLC ("Birch"), which became effective on July 29, 1997 (the "Effective Date" or "Emergence Date").

    As a result of the reorganization proceedings, the unaudited condensed consolidated financial statements and notes thereto were subject to material uncertainties, the outcome of which were not then determinable. The Company's unaudited condensed consolidated financial statements for periods prior to the Effective Date were prepared on a going concern basis and do not include any adjustments for the effect of any changes which were made in connection with the Company's recapitalization or operations resulting from a plan of reorganization.

    The unaudited condensed consolidated financial statements reflect accounting principles and practices set forth in American Institute of Certified Public Accountants Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code," which provides guidance for financial reporting by entities that have filed voluntary petitions for relief under, and have reorganized in accordance with, the Bankruptcy Code.

    In accordance with SOP 90-7, the Company did not accrue interest on its prepetition interest bearing obligations during bankruptcy as it was unlikely such interest would be paid under the Plan. The amount of such unaccrued contractual interest during the seven-month period ended July 31, 1997 and the nine-month period ended September 30, 1996 was approximately $9,176,000 and $7,963,000, respectively.

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

                              DISCOVERY ZONE, INC.

                        NOTES TO CONDENSED CONSOLIDATED
                  FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(1) ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
    The financial statements reflect, in the opinion of management, all adjustments, which are of a normal recurring nature, and those adjustments required to adopt fresh-start reporting as described below which are necessary to present fairly the Company's financial position and results of operations. Capitalized terms have the meanings defined throughout the Notes to Condensed Consolidated Financial Statements.

    The Company's FunCenters typically experience seasonal fluctuations in their revenues, with generally higher revenues occurring in the first quarter of the year due to the fact that many of the Company's facilities are located in cold weather regions where children are unable to play outside during this time of the year. Operating results of interim periods are not necessarily indicative of results that may be expected for the year ending December 31, 1997.

(2) JOINT PLAN OF REORGANIZATION AND EXIT FINANCING

    In November 1996, the Company filed with the Bankruptcy Court a Joint Plan of Reorganization (the "Plan") with Birch which set forth a plan for repaying or otherwise compensating the Company's creditors in order of relative seniority of their respective claims while seeking to maintain the Company as a going concern. On July 18, 1997, the Plan was approved by the requisite number of creditors in each class and confirmed by the Bankruptcy Court. The Plan became effective on July 29, 1997 and the Company emerged from bankruptcy as of that date.

    The plan provided for (i) the payment in full of certain administrative claims against the Company (those claims which arose after the Petition Date);
(ii) conversion of substantially all of the Company's liabilities subject to compromise (excluding taxes payable, lease assumption payments and certain other pre-petition liabilities permitted under the Plan) to an equity interest in the Company, and (iii) cancellation of all of the prepetition equity interests in the Company, all as more fully described in the Plan. Birch had purchased certain of these prepetition claims from the original banks providing a credit facility to the Company, resulting in ownership of 55.7% of the common stock of the reorganized Company ("Common Stock").

    Pursuant to the Plan, substantially all the Company's prepetition unsecured liabilities were converted to equity in exchange for units consisting of nine shares of Common Stock and a ten-year warrant to purchase one share of Common Stock at a price of $17.55 (the "Ten Year Warrants"). Such unsecured creditors will receive 4,000,000 shares of Common Stock and 444,444 shares of Common Stock have been reserved for issuance in connection with the warrants. As a result of the transactions which occurred on the Effective Date, indebtedness of $332,165,000 was discharged, resulting in a gain, reflected as an extraordinary item in the accompanying condensed consolidated statements of operations, of approximately $332,165,000. This gain is not recognized for tax purposes to the extent the Company was insolvent at the date of discharge. However, the Company's net operating loss carryforwards were reduced by the amount of the gain.

    In connection with its emergence from bankruptcy, the Company raised $100 million through the issuance of $15 million of Convertible Redeemable Preferred Stock ("Preferred Stock") and $85 million of 13.5% Senior Secured Notes with Warrants, resulting in $93.8 million of net proceeds to the Company after deducting related offering costs (the "Exit Financing"). The proceeds were used to repay the Company's debtor-in-possession credit facilities (see Note 4) and certain bankruptcy administrative claims and reorganization costs incurred in connection with the Company's emergence from bankruptcy and to fund the Bond Interest Escrow Account, which is reflected as Restricted Cash and Investments in the accompanying condensed consolidated financial statements. The Senior Secured Note holders also

                              DISCOVERY ZONE, INC.

                        NOTES TO CONDENSED CONSOLIDATED
                  FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(2) JOINT PLAN OF REORGANIZATION AND EXIT FINANCING (CONTINUED) received warrants (the "Warrants") to purchase 805,154 shares of Common Stock at $.01 per share exercisable through August 1, 2007, which represent approximately 12.5% of the fully diluted shares of Common Stock after giving effect to the exercise of the Warrants and the Ten Year Warrants and conversion of the Preferred Stock. A portion of the proceeds from the Senior Secured Notes was allocated to the Warrants (See Note 5).

    The Preferred Stock is convertible at any time into 1,191,626 shares of Common Stock at an effective conversion price of $12.59 per common share, representing approximately 18.5% of the fully diluted shares of Common Stock after giving effect to the exercise of the Warrants and the Ten Year Warrants. The terms of the Preferred Stock include a liquidation preference, the right to receive dividends, if paid, voting rights, Board of Directors representation and redemption upon (i) the earlier to occur of a merger, the sale of substantially all the Common Stock or assets of the Company or other change of control, or
(ii) 180 days prior written notice from any holder at any time 62 months after the Effective Date.

    As part of the Plan, a stock option plan was established. Pursuant to certain executive employment contracts, options to purchase shares of Common Stock have been granted to senior executives of the Company at an exercise price of $11.88 per share. A total of 715,692 shares of Common Stock have been reserved for issuance under the Company's stock option plan.

(3) FRESH START REPORTING

    Upon emergence from its Chapter 11 proceedings, the Company adopted fresh start reporting pursuant to the provisions of SOP 90-7. In accordance with SOP 90-7, assets and liabilities have been restated as of July 31, 1997 to reflect the reorganization value of the Company, which approximates their fair value at the Emergence Date. In addition, the accumulated deficit of the Company through the Emergence Date has been eliminated and the debt and capital structure of the Company has been recast pursuant to the provisions of the Plan. Thus, the condensed consolidated balance sheet as of September 30, 1997 reflects a new reporting entity (the "Successor Company") and is not comparable to prior periods (the "Predecessor Company"). Furthermore, the accompanying condensed consolidated statements of operations and cash flows of the Predecessor Company reflect operations prior to the Company's emergence from bankruptcy and the effect of adopting fresh-start reporting and are thus not comparable with the results of operations and cash flows of the Successor Company.

    The reorganization value of the Company's common equity of approximately $70,200,000 was determined by the Company with the assistance of financial advisors by reliance on various valuation methods, including discounted projected cash flow analyses, price/earnings ratios, and other applicable ratios and economic and industry information relevant to the operations of the Company, and through negotiations with the various parties in interest. While the estimated reorganization value of the Company has been preliminarily allocated to specific asset categories pursuant to fresh-start reporting, the effects of such are subject to further refinement or adjustment.

                              DISCOVERY ZONE, INC.

                        NOTES TO CONDENSED CONSOLIDATED
                  FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(3) FRESH START REPORTING (CONTINUED)
    The effects of the Plan, the Exit Financing, and fresh-start reporting on the Company's condensed consolidated balance sheet at July 31, 1997 are as follows (in thousands):

                                                   PRE-                        EXIT      FRESH-START
                                                 EMERGENCE    DISCHARGE OF   FINANCING   ADJUSTMENTS   REORGANIZED
                                               BALANCE SHEET    DEBT (1)        (2)          (3)      BALANCE SHEET
                                               -------------  ------------  -----------  -----------  -------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents..................    $   1,712     $  (33,811)   $  74,637                  $  42,538
  Restricted cash and investments............          391                      10,302                     10,693
  Receivables, net...........................          896                                                    896
  Inventories................................        1,314                                                  1,314
  Prepaid expenses and other current
    assets...................................        3,804                        (569)         697         3,932
                                               -------------  ------------  -----------  -----------  -------------
      TOTAL CURRENT ASSETS...................        8,117        (33,811)      84,370          697        59,373
RESTRICTED CASH AND INVESTMENTS..............       --                          11,061                     11,061
PROPERTY AND EQUIPMENT, net..................       98,929                                   23,591       122,520
LAND HELD FOR SALE...........................        3,635                                                  3,635
OTHER ASSETS.................................        2,233                       5,000         (704)        6,529
                                               -------------  ------------  -----------  -----------  -------------
      TOTAL ASSETS...........................      112,914        (33,811)     100,431       23,584     $ 203,118
                                               -------------  ------------  -----------  -----------  -------------
                                               -------------  ------------  -----------  -----------  -------------
LIABILITIES AND EQUITY (DEFICIT)
LIABILITIES NOT SUBJECT TO COMPROMISE:
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities...    $  16,793         (1,368)       1,631       (8,783)    $  25,839
  Current portion of long-term debt..........          186                                                    186
  Debtor-in-possession credit facility.......       30,895        (30,895)                                 --
                                               -------------  ------------  -----------  -----------  -------------
      TOTAL CURRENT LIABILITIES..............       47,874        (32,263)       1,631        8,783        26,025
LONG-TERM DEBT...............................        4,681          5,000       77,950                     87,631
OTHER LONG-TERM LIABILITIES..................          450                                    5,012         5,462
LIABILITIES SUBJECT TO COMPROMISE............      344,070       (338,713)                   (5,357)       --

CONVERTIBLE REDEEMABLE PREFERRED STOCK.......       --                          13,800                     13,800
COMMON STOCK AND OTHER EQUITY (DEFICIT):
  Common Stock (Predecessor Company).........          577                                     (577)       --
  Common Stock (Successor Company)...........       --                                           40            40
  Treasury stock (Predecessor Company).......         (588)                                     588        --
  Additional paid-in capital.................      291,925                       7,050     (228,815)       70,160
  Cumulative translation adjustment..........           32                                      (32)       --
  Accumulated deficit........................     (576,107)       332,165                   243,942        --
                                               -------------  ------------  -----------  -----------  -------------
      TOTAL COMMON STOCK AND OTHER EQUITY
        (DEFICIT)............................     (284,161)       332,165        7,050       15,146        70,200
                                               -------------  ------------  -----------  -----------  -------------
                                               -------------  ------------  -----------  -----------  -------------
      TOTAL LIABILITIES AND EQUITY
        (DEFICIT)............................    $ 112,914     $  (33,811)   $ 100,431    $  23,584     $ 203,118
                                               -------------  ------------  -----------  -----------  -------------
                                               -------------  ------------  -----------  -----------  -------------

------------------------

(1) To record the discharge or reclassification of prepetition obligations (liabilities subject to compromise) and debtor-in-possession credit facilities pursuant to the Plan.

                                              (FOOTNOTES CONTINUED ON NEXT PAGE)

                              DISCOVERY ZONE, INC.

                        NOTES TO CONDENSED CONSOLIDATED
                  FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(3) FRESH START REPORTING (CONTINUED)
(2) To record the Exit Financing and related costs.

(3) To record assets and liabilities at their fair value pursuant to fresh-start reporting and eliminate the existing accumulated deficit.

(4) DEBTOR-IN-POSSESSION CREDIT FACILITIES

    At July 29, 1997, the Company had outstanding borrowings under its debtor-in-possession credit facility with Perry Partners L.P. ("Perry Partners") (the "Replacement Credit Facility") of $27,808,000. Those borrowings bore interest at prime plus 3.5% (11.75% at July 29, 1997) payable monthly. The Replacement Credit Facility also required payment of certain fees as defined in the agreement as an amount to be determined such that Perry Partners earned an internal rate of return, determined on an annualized basis, of 21% on all borrowings (which return took into account all interest and fees). At the Effective Date, additional fees and interest of $1,800,000 over interest accrued at the stated rate were owed. Outstanding borrowings under the facility were repaid upon the Company's emergence from bankruptcy with the proceeds of the Exit Financing. (See Note 2).

    In June and July 1997, the U.S. Bankruptcy Court issued orders permitting the Company to borrow $5 million from Birch as permitted under the existing Replacement Credit Facility. The facility bore interest at prime plus 3.5% and required the payment of certain additional fees to Birch at such time as the Company exited bankruptcy protection. The loan was unsecured; however, borrowings under the loan agreement had superpriority administrative claim status with respect to payment of administrative expenses under the Plan. The Company borrowed $2.5 million under this facility which was repaid with interest and fees of $82,000 upon emergence from bankruptcy with the proceeds from the Exit Financing.

                              DISCOVERY ZONE, INC.

                        NOTES TO CONDENSED CONSOLIDATED

                  FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(5) LONG-TERM DEBT

    Long-term debt consists of the following (in thousands):

                                                                 SUCCESSOR       PREDECESSOR
                                                                  COMPANY          COMPANY
                                                              ---------------  ---------------
                                                               SEPTEMBER 30,    DECEMBER 31,
                                                                   1997             1996
                                                              ---------------  ---------------
                                                                (UNAUDITED)
13.5% Senior Secured Notes due 2002, net of unamortized
 discount of $6,860 (1).....................................     $  78,140        $  --
Secured Rejection Note (2)..................................         4,416            4,666
Secured Rent Deferral Notes (2).............................           332           --
Prepetition Tax Claims (3)..................................         5,000           --
Other notes payable.........................................           410           --
                                                              ---------------        ------
                                                                    88,298            4,666
Less current portion........................................        (1,395)          --
                                                              ---------------        ------
Long-term debt..............................................     $  86,903        $   4,666
                                                              ---------------        ------
                                                              ---------------        ------

------------------------

(1) In connection with its exit financing to emerge from bankruptcy, the Company issued $85,000,000 of 13.5% Senior Secured Notes due August 1, 2002 (the "Notes") and the Warrants. A value of approximately $7,050,000 was allocated to the Warrants based upon their estimated fair value at the time of the issuance, representing the original issue discount on the Notes. The Notes are secured by substantially all the assets of the Company and interest is payable quarterly beginning November 1, 1997. A separate interest escrow account was established with the trustee to fund interest payments through August 1, 1999. The interest escrow account balance totaled $21,706,000, consisting of treasury securities and accrued interest thereon, at September 30, 1997.

    The Notes contain restrictions on additional indebtedness and cross-default provisions with other obligations of the Company. Among other things, the Company is permitted to have outstanding up to $10 million of senior secured indebtedness and up to $5 million of new indebtedness arising from sale and leaseback transactions, capital lease obligations, or purchase money obligations.

(2) In conjunction with its emergence from bankruptcy, the Company completed the documentation of the notes and mortgages securing McDonald's Corporations' ("McDonald's") damage claims as approved by the Bankruptcy Court in November 1996 pursuant to the McDonald's Stipulation (see Note 7 to the annual audited financial statements).

    McDonald's claim for damages arising from rejected leases totaled approximately $4,416,000 at the Emergence Date and is evidenced by a six-year note payable requiring annual principal payments of approximately $736,000 (the "Secured Rejection Note"). The Secured Rejection Note bears interest at 12% payable annually.

    The Company's obligations to repay certain rent deferrals granted by McDonald's pursuant to the McDonald's Stipulation are evidenced by nine notes due upon the expiration of each initial sublease term (the "Secured Rent Deferral Notes"). The rent deferrals total currently $398,196 per year and, when combined with the initial Emergence Date principal balance of approximately $266,000, will

                              DISCOVERY ZONE, INC.

                        NOTES TO CONDENSED CONSOLIDATED

                  FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(5) LONG-TERM DEBT (CONTINUED)
    total approximately $2,567,000 over the next eight years. The notes bear interest at 12% per annum payable at maturity and have maturity dates ranging from August 31, 2002 to December 31, 2004.

    The Secured Rejection Note and the Secured Rent Deferral Notes are secured by first mortgages or deeds of trust on fourteen properties owned by the Company including three undeveloped parcels of land with a book value of $2,747,000 at September 30, 1997, which are included in Land Held for Sale in the Company's Consolidated Balance Sheet. The notes contain certain cross-default provisions including cross-defaults among themselves, with the McDonald's subleases and with other indebtedness of the Company in excess of $2.5 million.

(3) The prepetition tax claims (the "Tax Claims") represent taxes assessed prior to the Company filing for bankruptcy and have an estimated aggregate principal amount of $5 million. The Tax Claims have maturities of up to six years from the original date of assessment and require payment of principal amounts in equal annual installments. The majority of the Tax Claims accrue simple interest at 10% per annum payable with each annual principal installment. The remainder accrue interest at 12% per annum.

(6) EARNINGS (LOSS) PER COMMON SHARE

    Earnings (loss) per common and common equivalent shares is calculated based upon the weighted average number of common and common equivalent shares outstanding during the periods presented. Common equivalents outstanding during the period and common shares issuable upon assumed conversion of the Preferred Stock have not been included in the computation of earnings (loss) per share as their effect is antidilutive for all relevant periods presented. Shares of Common Stock to be issued to unsecured creditors pursuant to the Plan have been reflected as outstanding as of the Effective Date for purposes of calculating the weighted average common and common equivalent shares outstanding in the accompanying unaudited condensed consolidated statement of operations for the two-month period ended September 30, 1997.

(7) LEGAL MATTERS

    From time to time, the Company is a party to a number of lawsuits and other legal matters, including claims relating to injuries which allegedly occurred at the Company's facilities and to alleged employment discrimination. A portion of these claims may be covered by insurance. Management has estimated the potential liabilities resulting from such claims which arose subsequent to the Petition Date and which are not covered by insurance to be approximately $2,790,000 at September 30, 1997 and $1,849,000 at December 31, 1996. These amounts were recorded in accrued liabilities and other long-term liabilities in the accompanying condensed consolidated balance sheets. Because these amounts represent estimates, it is reasonably possible that a change in these estimates may occur in the future.

(8) RELATED PARTY TRANSACTIONS

    On May 7, 1997, the Bankruptcy Court issued an order providing for the settlement of all of Viacom Inc.'s ("Viacom") prepetition general unsecured claims against the Group and all claims which the Group or any holders of claims against the Group may hold against Viacom. Under the agreement and subsequent Bankruptcy Court order, Viacom received no property for its prepetition unsecured claims

                              DISCOVERY ZONE, INC.

                        NOTES TO CONDENSED CONSOLIDATED

                  FINANCIAL STATEMENTS (UNAUDITED) (CONTINUED)

(8) RELATED PARTY TRANSACTIONS (CONTINUED) under the Plan. In exchange for this treatment, the Group (i) satisfied in full a claim which Iwerks Studios, Inc. held against the Group, and which was guaranteed by Blockbuster Entertainment Group ("Blockbuster"), an affiliate of Viacom, in the amount of $61,500, (ii) assumed approximately thirty leases of the Group, which were guaranteed by Viacom, and assign them to Blockbuster and
(iii) paid Viacom's postpetition administrative claims for expenses advanced by Viacom on behalf of the Group of approximately $991,000 and obligations incurred under the Management Services Agreement ("MSA") between the Company and Viacom subject to any setoff paid on behalf of Viacom. In connection with this settlement, the MSA was terminated.

    As required under the Plan, the Company reimbursed Wellspring $1,078,000 for its out-of-pocket expenses incurred in connection with sponsoring the Plan.

    An officer of Griffin Bacal, Inc., the Company's advertising agency, serves as a director of the Successor Company. The Company paid Griffin Bacal for media purchases on behalf of, and creative services provided to, the Company $4,316,000 during the seven months ended July 31, 1997 and $2,705,000 during the two months ended September 30, 1997.

(9) SUBSEQUENT EVENTS

    During the fourth quarter of 1997, the Company began Phase One of its capital plan to renovate its FunCenters, add new attractions, and broaden their entertainment offerings, including the addition of designated areas for lasertag, arts and crafts, stage events and promotional activities. The Company estimates that approximately 60% of its FunCenters will be renovated pursuant to this plan by the end of January 1998 at a cost of approximately $20 million. The Company also expects to complete the conversion of its food service operations to offer Pizza Hut products in approximately 80% of its FunCenters by the end of January 1998. Approximately $2,274,000 of prepaid expenses and other current assets represent deposits or advances made in anticipation of these changes.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors

Discovery Zone, Inc.

(Debtor-In-Possession)

    We have audited the accompanying consolidated balance sheet of Discovery Zone, Inc. and subsidiaries (Debtor-In-Possession) (the Company) as of December 31, 1996, and the related consolidated statements of operations, deficit and cash flows for the year then ended. Our audit also included the financial statement schedule for 1996 listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Discovery Zone, Inc. and subsidiaries (Debtor-In-Possession) at December 31, 1996, and the consolidated results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

    The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1, on March 25, 1996, the Company filed a petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code. The Company's recent history of operating losses, together with the uncertainties inherent in the bankruptcy process, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are discussed in
Note 16. The Company's ability to continue as a going concern is dependent upon acceptance of the plan of reorganization discussed in Note 16 by the United States Bankruptcy Court and the Company's creditors, securing on-going debtor-in-possession or additional exit financing, compliance with all debt covenants under the existing debtor-in-possession financing, and the success of future operations. The ultimate outcome of these matters is not presently determinable. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

West Palm Beach, Florida

April 2, 1997

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and

Shareholders of Discovery Zone, Inc.

    In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material aspects, the financial position of Discovery Zone, Inc. and its subsidiaries (the "Company") at December 31, 1995 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Notes 2, 13 and 16 (this Note is not included in the current financial statements) to the financial statements, the Company has suffered increasing operating cash flow losses, is in default of certain indebtedness and has on March 25, 1996 filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code. These events and circumstances raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 16 (this Note is not included in the current financial statements). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

    As discussed in Note 3 to the financial statements, in 1995, the Company adopted Statement of Financial Accounting Standards No. 121, "ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF".

PRICE WATERHOUSE LLP

Miami, Florida

April 13, 1996

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors of

Discovery Zone, Inc.:

    We have audited the accompanying consolidated statements of operations, equity and cash flows of DISCOVERY ZONE, INC. (a Delaware corporation) AND SUBSIDIARIES for the year ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations, equity and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of Discovery Zone, Inc. and Subsidiaries for the year ended December 31, 1994, in conformity with generally accepted accounting principles.

    As explained in Note 20 to the financial statements, effective January 1, 1994, the Company changed its method of accounting for preopening costs.

    Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. Schedule II, Valuation and Qualifying Accounts, is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Chicago, Illinois,

March 21, 1995 (except with respect

to the Company's bankruptcy filing

discussed in Note 1 as to which

the date is March 25, 1996).

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                FOR THE YEARS ENDED DECEMBER 31
                                                                              -----------------------------------
                                                                                 1996        1995         1994
                                                                              ----------  -----------  ----------
REVENUE:
Company location sales......................................................  $  181,699  $   257,839  $  162,792
Franchise-related revenue...................................................          26        1,651      17,781
                                                                              ----------  -----------  ----------
    Total revenue...........................................................     181,725      259,490     180,573
COST OF GOODS SOLD..........................................................      34,276       50,227      36,858
STORE OPERATING EXPENSES....................................................     140,486      185,587      97,631
SELLING, GENERAL AND ADMINISTRATIVE EXPENSE.................................      40,779       58,201      36,451
DEPRECIATION AND AMORTIZATION...............................................      21,876       31,972      16,183
OTHER CHARGES...............................................................      --          360,803      14,024
RESTRUCTURING COSTS.........................................................      --           11,357      --
                                                                              ----------  -----------  ----------
OPERATING LOSS..............................................................     (55,692)    (438,657)    (20,574)

OTHER INCOME (EXPENSES):
  Interest expense (contractual interest $18,177 in 1996)...................      (6,277)     (12,226)     (5,137)
  Interest income...........................................................      --              323       2,004
  Minority interest.........................................................      --            5,162         256
  Other, net................................................................        (580)         153         327
                                                                              ----------  -----------  ----------
    Total other expense, net................................................      (6,857)      (6,588)     (2,550)
                                                                              ----------  -----------  ----------
LOSS BEFORE REORGANIZATION COSTS, INCOME TAX PROVISION (BENEFIT)AND
  CUMULATIVE EFFECT OF CHANGE IN METHOD OF ACCOUNTING.......................     (62,549)    (445,245)    (23,124)

REORGANIZATION COSTS:
  Professional fees.........................................................      (7,076)     --           --
  Loss on asset disposals...................................................      (8,867)     --           --
  Other, net................................................................      (5,342)     --           --
                                                                              ----------  -----------  ----------
    Total reorganization costs..............................................     (21,285)     --           --
                                                                              ----------  -----------  ----------
LOSS BEFORE INCOME TAX PROVISION (BENEFIT) AND CUMULATIVE EFFECT OF CHANGE
  IN METHOD OF ACCOUNTING...................................................     (83,834)    (445,245)    (23,124)
INCOME TAX PROVISION (BENEFIT)..............................................      --            4,000      (4,000)
                                                                              ----------  -----------  ----------
LOSS BEFORE CUMULATIVE EFFECT OF CHANGE IN METHOD OF ACCOUNTING.............     (83,834)    (449,245)    (19,124)
CUMULATIVE EFFECT ON PRIOR YEARS OF CHANGE IN METHOD OF ACCOUNTING..........      --          --            5,773
                                                                              ----------  -----------  ----------
NET LOSS....................................................................  $  (83,834) $  (449,245) $  (24,897)
                                                                              ----------  -----------  ----------
                                                                              ----------  -----------  ----------
Loss before cumulative effect of change in method of accounting per common
  and common equivalent share...............................................  $    (1.45) $     (8.06) $    (0.41)
Cumulative effect on prior years of change in method of accounting per
  common and common equivalent share........................................      --          --            (0.12)
                                                                              ----------  -----------  ----------
Loss per common and common equivalent share.................................  $    (1.45) $     (8.06) $    (0.53)
                                                                              ----------  -----------  ----------
                                                                              ----------  -----------  ----------
Weighted average common and common equivalent shares outstanding............      57,691       55,706      46,797
                                                                              ----------  -----------  ----------
                                                                              ----------  -----------  ----------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

                          CONSOLIDATED BALANCE SHEETS

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                             AS OF DECEMBER 31
                                                                                          ------------------------
                                                                                             1996         1995
                                                                                          -----------  -----------
                                         ASSETS
CURRENT ASSETS:
  Cash and cash equivalents.............................................................  $     3,326  $     5,949
  Receivables, net......................................................................        1,338        1,600
  Inventories...........................................................................        2,038        9,067
  Deposits..............................................................................        1,360      --
  Prepaid expenses and current assets...................................................        1,424        1,191
                                                                                          -----------  -----------
      TOTAL CURRENT ASSETS..............................................................        9,486       17,807
PROPERTY AND EQUIPMENT, net.............................................................      110,381      147,740
PROPERTY AND EQUIPMENT AWAITING DISPOSITION.............................................        3,635        1,564
OTHER ASSETS............................................................................        2,284        4,460
                                                                                          -----------  -----------
      TOTAL ASSETS......................................................................  $   125,786  $   171,571
                                                                                          -----------  -----------
                                                                                          -----------  -----------
                                LIABILITIES AND DEFICIT
LIABILITIES NOT SUBJECT TO COMPROMISE:
CURRENT LIABILITIES:
  Accounts payable......................................................................  $     7,518  $    24,324
  Due to affiliate......................................................................          903       12,931
  Accrued liabilities:
    Duplicate facilities................................................................      --            16,395
    Other...............................................................................        8,417       27,838
  Current portion of long-term obligations..............................................      --           113,390
  Debtor-in-possession credit facility..................................................       22,448      --
                                                                                          -----------  -----------
      TOTAL CURRENT LIABILITIES.........................................................       39,286      194,878
LONG-TERM OBLIGATIONS, EXCLUDING CURRENT PORTION........................................      --                14
DEFERRED RENT...........................................................................      --            14,865
OTHER LONG TERM LIABILITIES.............................................................          498       14,624
SUBORDINATED CONVERTIBLE DEBT...........................................................      --           127,259
MINORITY INTEREST IN SUBSIDIARIES.......................................................      --               104
NONCURRENT NOTE PAYABLE.................................................................        4,666      --
LIABILITIES SUBJECT TO COMPROMISE.......................................................      344,908      --
                                                                                          -----------  -----------
      TOTAL LIABILITIES.................................................................      389,358      351,744
COMMITMENTS AND CONTINGENCIES
DEFICIT:
Preferred stock--$.01 par value; 10,000,000 shares authorized, no shares outstanding....      --           --
Common Stock--$.01 par value; 100,000,000 shares authorized, 57,705,470 and 57,535,470 shares issued and 57,645,925 and 57,475,925 shares outstanding at December 1996 and
  1995, respectively....................................................................          577          575
Treasury stock--59,545 shares at cost...................................................         (588)        (588)
Warrants................................................................................           99           99
Additional paid-in capital..............................................................      291,826      291,546
Cumulative translation adjustment.......................................................           62          (91)
  Accumulated deficit...................................................................     (555,548)    (471,714)
                                                                                          -----------  -----------
      TOTAL DEFICIT.....................................................................     (263,572)    (180,173)
                                                                                          -----------  -----------
      TOTAL LIABILITIES AND DEFICIT.....................................................  $   125,786  $   171,571
                                                                                          -----------  -----------
                                                                                          -----------  -----------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                 (IN THOUSANDS)

                                                                                   FOR THE YEARS ENDED DECEMBER 31
                                                                                   -------------------------------
                                                                                     1996       1995       1994
                                                                                   ---------  ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss.........................................................................  $ (83,834) $(449,245) $ (24,897)
Adjustments to reconcile net loss to net cash used in operating activities before reorganization costs:
  Reorganization costs...........................................................     21,285     --         --
  Depreciation and amortization..................................................     21,876     31,972     16,183
  Interest on subordinated convertible debt......................................      1,383      5,863      5,667
  Provision for bad debts........................................................      1,093      2,149     --
  Other charges..................................................................     --        360,803     14,024
  Restructuring costs............................................................     --         11,357     --
  Provision (benefit) for deferred taxes.........................................     --          4,000     (4,000)
  Loss on asset disposals........................................................      1,010     --         --
  Cumulative effect of change in method of accounting............................     --         --          5,773
Changes in operating assets and liabilities, net of effects from purchase transactions:
  Receivables....................................................................       (831)     6,463       (618)
  Inventories....................................................................      1,998        254     (3,950)
  Prepaid expenses and other assets..............................................     (3,757)    (3,830)    (8,328)
  Accounts payable...............................................................      8,792    (17,703)     4,740
  Accrued liabilities............................................................     (5,193)    (9,954)    (7,259)
  Other..........................................................................     --         (1,232)    (1,816)
                                                                                   ---------  ---------  ---------
Net cash used in operating activities before reorganization costs................    (36,178)   (59,103)    (4,481)
  Reorganization costs...........................................................    (21,285)    --         --
Adjustments to reconcile reorganization costs to cash used by reorganization costs:
  Loss on asset disposals........................................................      8,867     --         --
  Write-off of deferred debt costs...............................................      4,340     --         --
  Accrued bankruptcy expenses....................................................      2,615     --         --
  Proceeds from sale of property and equipment...................................      1,753     --         --
                                                                                   ---------  ---------  ---------
Net cash used by reorganization costs............................................     (3,710)    --         --
                                                                                   ---------  ---------  ---------
Net cash used in operating activities............................................    (39,888)   (59,103)    (4,481)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash used in acquisitions and investments, net...................................     --         (5,300)    (4,727)
Expenditures for intangibles and other assets, net...............................     --         (4,344)    (1,401)
Minority interest in subsidiaries................................................     --         (3,186)     3,290
Purchases of property and equipment..............................................     (2,672)   (51,732)  (119,134)
Proceeds from sale of property and equipment.....................................      6,477     --         --
                                                                                   ---------  ---------  ---------
Net cash provided by (used in) investing activities..............................      3,805    (64,562)  (121,972)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock.......................................................  $  --      $    (511) $    (663)
Proceeds from issuance of long-term obligations..................................     --        626,200     18,000
Repayment of long-term obligations...............................................     --       (544,411)    (5,377)
Net proceeds from debtor-in-possession credit facilities.........................     22,448     --         --
Proceeds from short-term borrowings..............................................      7,500     --         --
Repayment of short-term borrowings...............................................     (7,500)    --         --
Advances from affiliate, net.....................................................     10,730     11,028      1,903
Proceeds from the exercise of options and warrants...............................        282     29,423      2,299
                                                                                   ---------  ---------  ---------
Net cash provided by financing activities........................................     33,460    121,729     16,162
                                                                                   ---------  ---------  ---------
Net decrease in cash and cash equivalents........................................     (2,623)    (1,936)  (110,291)
Cash and cash equivalents, beginning of year.....................................      5,949      7,885    118,176
                                                                                   ---------  ---------  ---------
Cash and cash equivalents, end of year...........................................  $   3,326  $   5,949  $   7,885
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for interest...........................................................  $     844  $   3,021  $     146
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------
Cash paid for professional fees in connection with Chapter 11 Proceeding.........  $   5,461  $  --      $  --
                                                                                   ---------  ---------  ---------
                                                                                   ---------  ---------  ---------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

                  CONSOLIDATED STATEMENTS OF EQUITY (DEFICIT)

                  FOR THE THREE YEARS ENDED DECEMBER 31, 1996

                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                                    RETAINED
                                              COMMON                 TREASURY         ADDITIONAL                    EARNINGS
                                      ----------------------  ----------------------    PAID-IN                   (ACCUMULATED
                                       SHARES      AMOUNT      SHARES      AMOUNT       CAPITAL      WARRANTS       DEFICIT)
                                      ---------  -----------  ---------  -----------  -----------  -------------  ------------
Balance at January 1, 1994..........  37,503,356  $     375      --       $  --        $  94,573     $     715     $    2,428
  Stock issued in acquisitions......  10,325,492        103       7,771         200      163,805        --             --
  Stock issued on exercise of
    nonqualified stock options......    894,267           9      34,064         602        1,687        --             --
  Treasury shares acquired..........     --          --         (46,893)       (879)         217        --             --
  Cumulative translation
    adjustment......................     --          --          --          --           --            --             --
  Net loss..........................     --          --          --          --           --            --            (24,897)
                                      ---------       -----   ---------       -----   -----------        -----    ------------
Balance at December 31, 1994........  48,723,115        487      (5,058)        (77)     260,282           715        (22,469)
  Stock issued in acquisitions......    200,000           2      --          --            1,311        --             --
  Stock issued on exercise of
    nonqualified stock options......  1,377,855          14      --          --            3,387        --             --
  Stock issued on exercise of
    warrants........................  7,234,500          72      --          --           26,566          (616)        --
  Treasury shares acquired..........     --          --         (54,487)       (511)      --            --             --
  Cumulative translation
    adjustment......................     --          --          --          --           --            --             --
  Net loss..........................     --          --          --          --           --            --           (449,245)
                                      ---------       -----   ---------       -----   -----------        -----    ------------
Balance at December 31, 1995........  57,535,470        575     (59,545)       (588)     291,546            99       (471,714)
  Stock issued on exercise of
    nonqualified stock options......    170,000           2      --          --              280        --             --
  Cumulative translation adjustment      --          --          --          --           --            --             --
  Net loss..........................     --          --          --          --           --            --            (83,834)
                                      ---------       -----   ---------       -----   -----------        -----    ------------
Balance at December 31, 1996........  57,705,470  $     577     (59,545)  $    (588)   $ 291,826     $      99     $ (555,548)
                                      ---------       -----   ---------       -----   -----------        -----    ------------
                                      ---------       -----   ---------       -----   -----------        -----    ------------


                                       CUMULATIVE      TOTAL
                                       TRANSLATION    EQUITY
                                       ADJUSTMENT    (DEFICIT)
                                      -------------  ---------
Balance at January 1, 1994..........    $  --        $  98,091
  Stock issued in acquisitions......       --          164,108
  Stock issued on exercise of
    nonqualified stock options......       --            2,298
  Treasury shares acquired..........       --             (662)
  Cumulative translation
    adjustment......................           25           25
  Net loss..........................       --          (24,897)
                                            -----    ---------
Balance at December 31, 1994........           25      238,963
  Stock issued in acquisitions......       --            1,313
  Stock issued on exercise of
    nonqualified stock options......       --            3,401
  Stock issued on exercise of
    warrants........................       --           26,022
  Treasury shares acquired..........       --             (511)
  Cumulative translation
    adjustment......................         (116)        (116)
  Net loss..........................       --         (449,245)
                                            -----    ---------
Balance at December 31, 1995........          (91)    (180,173)
  Stock issued on exercise of
    nonqualified stock options......       --              282
  Cumulative translation adjustment           153          153
  Net loss..........................       --          (83,834)
                                            -----    ---------
Balance at December 31, 1996........    $      62    $(263,572)
                                            -----    ---------
                                            -----    ---------

The accompanying notes to consolidated financial statements are an integral part of these statements.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND BASIS OF PRESENTATION

    The accompanying financial statements present the consolidated financial position and results of operations of Discovery Zone, Inc. and its subsidiaries (collectively, the "Company"). The Company's primary business is the operation of children's indoor entertainment facilities principally in the United States. All material intercompany accounts and transactions have been eliminated.

    Discovery Zone, Inc. and its nineteen domestic subsidiaries (collectively, the "Discovery Zone Group") filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on March 25, 1996 (the "Petition Date"). The Company's subsidiary in Canada, which had 1996 revenues of approximately $3,500,000 and assets of approximately $2,200,000 at December 31, 1996, did not file for protection under Chapter 11 of the Bankruptcy Code. As a result of reorganization proceedings, the consolidated financial statements and notes thereto are subject to material uncertainties, the outcome of which is presently not determinable. The Company's consolidated financial statements are prepared on a going concern basis and do not include any adjustments that might result from the outcome of these uncertainties or the effect of any changes which may be made in connection with the Company's capitalization or operations resulting from a plan of reorganization. Additionally, the Company may sell additional assets or otherwise realize assets and liquidate or settle liabilities and contingencies for amounts other than those reflected on the consolidated financial statements and notes thereto. The consolidated financial statements reflect accounting principles and practices set forth in American Institute of Certified Public Accountants Statement of Position ("SOP") 90-7, "Financial Reporting by Entities in Reorganization Under the Bankruptcy Code." SOP 90-7 provides guidance for financial reporting by entities that have filed voluntary petitions for relief under, and anticipate reorganizing in accordance with, the Bankruptcy Code. See Note 2, Bankruptcy Matters.

    The Company's recent history of operating losses, together with the uncertainties inherent in the bankruptcy process, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are discussed in Note 16. The Company's ability to continue as a going concern is dependent upon acceptance of the plan of reorganization discussed in Note 16 by the United States Bankruptcy Court and the Company's creditors, securing on-going debtor-in-possession or additional exit financing, compliance with all debt covenants under the existing debtor-in-possession financing and the success of future operations.

    The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

    The financial statements reflect, in the opinion of management, all material adjustments necessary to present fairly the Company's financial position and results of operations.

    The accompanying consolidated financial statements of the Company have been restated to include the accounts and operations of certain business acquisitions accounted for under the pooling of interests method of accounting, as more fully described in Note 5, Business Combinations, Sales and Disposals. Additionally, the Company changed its method of accounting for certain preopening costs as more fully described in Note 20, Cumulative Effect of Change in Method of Accounting.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(1) ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)
    Certain amounts in the 1995 and 1994 consolidated financial statements have been reclassified to conform with the presentation in the 1996 financial statements.

(2) BANKRUPTCY MATTERS

    On the Petition Date, each member of the Discovery Zone Group filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. These cases are being jointly administered for procedural purposes. None of the cases has been substantively consolidated. Under the Bankruptcy Code, the members of the Discovery Zone Group will continue to manage their respective affairs and operate their businesses as debtors-in-possession. As a debtor-in-possession under the Bankruptcy Code, no member of the Discovery Zone Group may engage in any transaction outside the ordinary course of business without the approval of the Bankruptcy Court. The following discussion describes certain aspects of the Bankruptcy Code and its application to Chapter 11 cases of the Discovery Zone Group (the "Chapter 11 Cases"), but it is not intended to be a complete summary.

    Pursuant to Section 362 of the Bankruptcy Code, the commencement of the Chapter 11 Cases created an automatic stay, applicable generally to creditors and other parties in interest, of: (i) the commencement or continuation of a judicial, administrative or other actions or proceedings against the Discovery Zone Group that was or could have been commenced prior to the commencement of the Chapter 11 Cases, (ii) the enforcement against the Discovery Zone Group or their property of any judgments obtained prior to the commencement of the Chapter 11 Cases, (iii) the taking of any action to obtain possession of property of the Discovery Zone Group or to exercise control over such property,
(iv) the creation, perfection or enforcement of any lien against the property of the bankruptcy estates of the Discovery Zone Group, (v) any act to create, perfect or enforce against the property of the Discovery Zone Group any lien that secures a claim against the Discovery Zone Group that arose prior to the commencement of the Chapter 11 Cases, (vi) the taking of any action to collect, assess or recover claims against the Discovery Zone Group that arose before the commencement of the Chapter 11 Cases, (vii) the set off of any debt owing to the Discovery Zone Group that arose prior to the commencement of the Chapter 11 Cases against any claim against the Discovery Zone Group, or (viii) the commencement of the continuation of a proceeding before the United States Tax Court concerning any member of the Discovery Zone Group. Any entity may apply to the Bankruptcy Court, upon appropriate showing of cause, for relief from the automatic stay to exercise the foregoing remedies.

    As noted above, the members of the Discovery Zone Group are authorized to manage their respective properties and operate their respective businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code. During the course of the Chapter 11 Cases, the Discovery Zone Group will be subject to the jurisdiction and supervision of the Bankruptcy Court.

    Under Section 1121 of the Bankruptcy Code, for 120 days following the Petition Date, only the debtor-in-possession has the right to propose and file a plan of reorganization with the Bankruptcy Court. If a debtor-in-possession files a plan of reorganization during this 120-day exclusivity period, no other party may file a plan of reorganization until 180 days following the Petition Date, during which period the debtor-in-possession has the exclusive right to solicit acceptances of the proposed plan. If a debtor-in-possession fails to file a plan during the 120-day exclusivity period or such additional period as may be ordered by the Bankruptcy Court or, after such plan has been filed, fails to obtain acceptance of such plan from impaired classes of creditors and equity security holders during the exclusive solicitation period, any party in interest, including a creditors' committee, an equity security holders' committee, a creditor or an

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(2) BANKRUPTCY MATTERS (CONTINUED)
equity security holder, may file a plan of reorganization for such debtor. Additionally, if the Bankruptcy Court were to appoint a trustee, the exclusivity period, if not previously terminated, would terminate.

    After a plan of reorganization has been filed with the Bankruptcy Court, it is sent, together with a disclosure statement approved by the Bankruptcy Court following a hearing, to members of all classes of impaired creditors and equity security holders for acceptance or rejection. Following acceptance or rejection of any plan by impaired classes of creditors and equity security holders, the Bankruptcy Court, after notice and a hearing, would consider whether to confirm the plan. A joint plan of reorganization was mailed to creditors for approval on March 26, 1997 (see Note 16).

    Among other things, to confirm a plan, the Bankruptcy Court is required to find: (i) with respect to each class of impaired creditors and equity security holders, that each holder of a claim or interest of such class either (A) will, pursuant to the plan, receive or retain property of a value, as of the effective date of the plan, that is at least as much as such holder would have received in a liquidation on such date of the members of the Discovery Zone Group or (B) has accepted the plan, (ii) with respect to each class of claims or equity security holders, that such class has accepted the plan or is not impaired under the plan, and (iii) confirmation of the plan is not likely to be followed by the liquidation or need for further financial reorganization of the Company or any successor unless such liquidation or reorganization is proposed in the plan.

    If any impaired class of creditors or equity security holders does not accept a plan and assuming that all of the other requirements of Section 1129(a) of the Bankruptcy Code are met, the proponent of the plan may invoke the so-called "cramdown" provisions of Section 1129(b) of the Bankruptcy Code. Under these provisions, the Bankruptcy Court may confirm a plan, notwithstanding the non-acceptance of the plan by an impaired class of creditors or equity security holders, if certain requirements of the Bankruptcy Code are met. These requirements include that (i) the plan does not discriminate unfairly and (ii) the plan is fair and equitable, with respect to each class of claims or interests that is impaired under, and has not accepted, the plan. As used in the Bankruptcy Code, the phrases "discriminate" and "fair and equitable" have narrow and specific meanings, and their use herein is qualified in its entirety by reference to the Bankruptcy Code.

    The Consolidated Financial Statements represent the financial activity of Discovery Zone, Inc. (Debtor-in-Possession), including all members of the Discovery Zone Group which filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code, as well as the Canadian subsidiary not seeking such relief.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with original maturities of ninety days or less to be cash and cash equivalents. Such investments are valued at quoted market prices.

RECEIVABLES

    The Company has recorded a reserve for uncollectible accounts of approximately $974,000 and $2,185,000 at December 31, 1996 and 1995,
respectively. The Company believes that the carrying amount of accounts receivable at December 31, 1996 and 1995 approximates the fair value at such date.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
INVENTORIES

    Inventories, consisting primarily of equipment, facility operating supplies, food and apparel items, are valued at the lower of cost (first in, first out) or market.

PROPERTY AND EQUIPMENT

    Property and equipment is stated at cost. Depreciation and amortization expense is provided using the straight-line method over the lesser of the estimated lives of the related assets or the lease term. Property and equipment at December 31 consists of the following:

                                                                            LIFE (IN YEARS)     1996        1995
                                                                            ---------------  ----------  ----------
Land......................................................................        --         $    8,164  $   16,325
Building and improvements.................................................       20-40            9,190       8,926
Equipment, furniture and fixtures.........................................       3-12            74,533      80,978
Leasehold improvements....................................................       5-20            42,094      44,104
Computer equipment and software...........................................        3-5             7,705       8,539
                                                                                             ----------  ----------
                                                                                                141,686     158,872
Less accumulated depreciation and amortization............................                      (31,305)    (11,132)
                                                                                             ----------  ----------
Property and equipment, net...............................................                   $  110,381  $  147,740
                                                                                             ----------  ----------
                                                                                             ----------  ----------

    Depreciation and amortization expense related to property and equipment was approximately $21,876,000, $28,466,000 and $14,846,000 in 1996, 1995 and 1994,
respectively. Additions to property and equipment are capitalized and include costs to design, acquire and install property and equipment, costs incurred in the location, development and construction of new facilities, major improvements to existing property and direct incremental costs incurred in the development of management information systems. As property and equipment is sold or retired, the applicable cost and accumulated depreciation and amortization are eliminated from the accounts and any gain or loss thereon is recorded.

    In 1995, the Company elected early adoption of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." This Statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In addition, this statement requires that long-lived assets and certain identifiable intangibles to be disposed of be reported at the lower of carrying amount or fair value less cost to sell. The Company completed its review of property and other assets in accordance with SFAS No. 121 and adjusted the carrying values of those assets in the fourth quarter of 1995. No further adjustments were made in 1996. See Note 17, Other Charges for further discussion.

    Concurrent with the adoption of SFAS No. 121, the Company changed the useful lives of its leasehold improvements to the lesser of the useful life or the term of the lease, excluding renewal options, effective in the fourth quarter of 1995. Effective January 1, 1996, the Company reduced the period of depreciation for certain equipment, furniture and fixtures from its useful life to the lesser of its useful life or the term of leases for locations at which these items are placed. This change is an accounting change in the estimate of the useful lives of property and is accounted for on a prospective basis beginning January 1, 1996. The effect of this change was to increase 1996 depreciation expense by approximately $6,096,000.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT AWAITING DISPOSITION

    Property and equipment awaiting disposition is stated at the lower of depreciated cost or fair value less costs to sell. The classification of property and equipment awaiting disposition is based upon management's decision to dispose and represents undeveloped land held for sale at December 31, 1996 and indoor playground equipment, kitchen equipment, furniture and fixtures, and leasehold improvements of duplicate facilities which have been closed or sold at December 31, 1995. Early adoption of SFAS No. 121 had no cumulative effect on property and equipment awaiting disposition at January 1, 1995.

INTANGIBLE ASSETS

    Intangible assets consisted primarily of the cost of acquired business in excess of the market value of net tangible and identifiable intangible assets acquired and the cost of territory rights acquired. Territory rights include amounts paid to former franchisees to reacquire development rights in market areas previously granted to them under area development agreements. The reacquisition of these territories gives the Company the exclusive right to develop the markets with Company-owned facilities or grant development rights to others, at its discretion. The cost in excess of the market value of net tangible and identifiable intangibles and the cost of territory rights were amortized on a straight-line basis over 40 years.

    Subsequent to an acquisition, the Company periodically evaluates whether later events and circumstances have occurred that indicate the remaining estimated useful life or cost of acquired businesses in excess of the market value of net tangible and identifiable intangible assets acquired may warrant revision or that the remaining balance of such costs may not be recoverable. The Company uses an estimate of the Company's undiscounted net income over the remaining life of the costs of acquired businesses in excess of the market value of net tangible and identifiable intangible assets acquired in measuring whether the costs are recoverable. Certain events and circumstances occurred during 1995 that indicated that the carrying amounts of the cost of acquired businesses in excess of the market value of net tangible and identifiable intangible assets and the cost of territory rights acquired may not be recoverable. Accordingly, the remaining carrying amounts relating to all of the Company's intangible assets were written down to zero during the fourth quarter of 1995. See Note 17, Other Charges, for a discussion of the events and circumstances resulting in impairment losses recognized. The Company does not believe any impairment in the costs of acquired businesses in excess of the market value of net tangible and identifiable intangible assets occurred as of December 31, 1994 under the Company's policy of evaluating the recoverability of these assets because substantially all of the related acquisitions occurred in 1994.

    Amortization expense related to intangible assets was approximately $3,506,000 and $1,337,000 in 1995 and 1994, respectively.

    See Note 20, Cumulative Effect of Change in Method of Accounting, for a discussion of the Company's change in method of accounting for certain preopening costs.

REVENUE RECOGNITION

    Revenue from Company-owned facilities is recognized at the time of sale. Revenue from franchisees is recognized when all material services or conditions required under the Company's franchise agreement have been performed by the Company.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
CAPITALIZED INTEREST

    Interest costs have been capitalized on facility expenditures during the construction period in accordance with Statement of Financial Accounting Standards No. 34, "Capitalization of Interest Costs". Interests costs capitalized as an offset to interest expense were approximately $197,000 and $953,000 in 1995 and 1994, respectively.

LOSS PER SHARE

    Loss per share is calculated by dividing the net loss by the weighted average number of shares outstanding during the period plus share equivalents, when the share equivalents are not anti-dilutive. Share equivalents represent options and warrants with an exercise price below fair market value for any of the periods presented. See Note 16.

(4) LIABILITIES SUBJECT TO COMPROMISE

    Under the Bankruptcy Code, certain claims against the Discovery Zone Group arising prior to the Petition Date are automatically stayed while the members of the Discovery Zone Group continue business operations as debtors-in-possession. It is anticipated that these prepetition liabilities will be compromised under a plan of reorganization and are separately classified in the consolidated balance sheet as liabilities subject to compromise and include the following at December 31, 1996:

Accounts payable..................................................................  $  27,213
Accrued liabilities...............................................................     27,446
Lease rejection claims (see Note 12)..............................................     18,767
Note payable to affiliate (see Notes 5 and 6).....................................     13,215
Other amounts payable to affiliate (see Note 6)...................................     22,724
Priority tax claims...............................................................      5,000
Payable under credit agreement with banks (see Note 8)............................    101,900
Subordinated convertible debt (see Note 9)........................................    128,643
                                                                                    ---------
Total liabilities subject to compromise...........................................  $ 344,908
                                                                                    ---------
                                                                                    ---------

    Accrued liabilities includes amounts accrued for claims related to lawsuits and other legal matters and represents management's best estimate of the allowed amounts of those claims. See further discussion in Note 2, Bankruptcy Matters.

    Additional claims may arise from the termination of contracts entered into by any member of the Discovery Zone Group prior to the Petition Date and the allowances or settlement of disputed claims. All such claims will be liabilities subject to compromise and, consequently, the amounts included in the consolidated balance sheet as liabilities subject to compromise may be subject to further adjustments.

    The Company has not accrued interest under the bank credit agreement (see
Note 8), its subordinated convertible debt (see Note 9) and its note payable to affiliate (see Note 6) as it is unlikely such interest will be paid under the Plan of Reorganization (see Note 16). The amount of contractual interest on such obligations during the period from March 25, 1996 to December 31, 1996 which was not accrued was approximately $11,900,000.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(5) BUSINESS COMBINATIONS, SALES AND DISPOSALS

    During 1993, the Company acquired 27 franchised Discovery Zone facilities and all of the outstanding capital stock of I&S Consultants, Inc. ("I&S") and VLT, Inc. ("VLT"), which together own an approximately 42,000 square foot family entertainment center and restaurant known as "Enchanted Castle."

    During 1994, the Company acquired several businesses and joint venture interests for an aggregate of $4,727,000 in cash and 10,387,999 shares of common stock, which included: (i) Leaps and Bounds, Inc. ("Leaps & Bounds"), a wholly owned subsidiary of McDonald's Corporation ("McDonald's"), which owned 48 children's indoor entertainment and fitness facilities; (ii) Blockbuster Children's Amusement Corporation, Tumble For Fun Limited Partnership and Blockbuster Children's Amusement Canada Corporation (collectively, the "Blockbuster Entities"), each a subsidiary of Blockbuster Entertainment Corporation (prior to its merger with Viacom, Inc. ("Viacom") in September 1994, "BEC") which owned 60 franchised Discovery Zone entertainment facilities; (iii) Wright Entertainment Group, Inc. ("WEGI"), which owned three family entertainment facilities; (iv) Jungle Junction, Inc. ("JJI") and Kids Playworld, Inc. ("KPI"), each of which owned a children's indoor entertainment and fitness facility; and (v) companies which owned nine additional franchised Discovery Zone entertainment facilities. The Company also acquired a controlling interest in Semborg Corp. ("Semborg"), a developer of interactive environments and characters. See Note 6, Related Party Transactions, for further discussion of transactions with Viacom.

    The acquisitions of I&S, VLT, JJI and the businesses which operated 18 Discovery Zone facilities were accounted for under the pooling of interests method of accounting and accordingly, the Company's consolidated financial statements and notes thereto have been restated as if the companies had operated as one entity since inception. Prior to such acquisition, the acquired Companies utilized depreciation methods and lives which differed from those used by the Company. Accordingly, the consolidated financial statements reflect adjustments to conform the depreciation methods and lives to those used by the Company, as well as certain straight-line rental adjustments. The amount of these adjustments was not significant. In addition, certain eliminations, primarily related to franchise fees and royalties and the sale of equipment to former franchisees, have been reflected in these financial statements.

    The acquisitions of Leaps & Bounds, the Blockbuster Entities, WEGI, Semborg, KPI and the entities that operated 23 Discovery Zone entertainment facilities were accounted for under the purchase method of accounting and are included in the Company's consolidated financial statements from the dates of acquisition. The purchase price in each of these acquisitions was allocated to the net tangible and identifiable intangible assets acquired based on their estimated fair market values. In each case, the cost of the intangible assets of such business acquired was amortized over 40 years on a straight-line basis.

    On May 24, 1995, the Company purchased from a subsidiary of Viacom substantially all assets pertaining to the operation of two family entertainment centers operating under the name "Block Party". The purchase price was $13,215,000 and was paid through the issuance of a subordinated promissory note having a ten-year term (the "BFF Note"). Interest on such note accrued at the one-month London Interbank Offered Rate ("LIBOR") plus .75% and was payable quarterly. The principal of the note was payable in varying annual amounts beginning in the fourth year. Under the purchase agreement, the Company was assigned certain real and personal property leases related to the operations of the entertainment facilities and assumed all liabilities arising thereunder. See
Note 6, Related Party Transactions, for a further discussion of transactions with Viacom.

    During the year ended December 31, 1995, the Company also acquired businesses that own and operate indoor recreational facilities for children for an aggregate of $5,300,000 in cash and 200,000 shares

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(5) BUSINESS COMBINATIONS, SALES AND DISPOSALS (CONTINUED) of common stock. All businesses acquired during the year ended December 31, 1995 were accounted for under the purchase method of accounting and are included in the consolidated financial statements since the dates of acquisition.

    On February 8, 1996, the Company sold all issued and outstanding stock of two wholly owned subsidiaries I & S Consultants and VLT, Inc., which together owned and operated The Enchanted Castle, a family entertainment facility located in Lombard, Illinois for $2,800,000.

    On March 8, 1996, the Company sold all issued and outstanding stock of its Wright Entertainment Group subsidiary for $2,000,000.

    During 1996, the Company closed 101 of its indoor entertainment facilities resulting in a loss on asset disposals of $8,867,000. Proceeds from sale of property and equipment at these locations totaled $1,753,000.

    Revenue and net loss of the previously separate companies for the periods before the pooling of interests business combination was consummated (after reflecting the effect of intercompany eliminations) are as follows for the year ended December 31, 1994:

Revenue:
  Company.........................................................  $ 179,825
  Acquired businesses, net of eliminations........................        748
                                                                    ---------
                                                                    $ 180,573
                                                                    ---------
                                                                    ---------
Net loss:
  Company.........................................................  $ (25,034)
  Acquired businesses, net of eliminations........................        137
                                                                    ---------
                                                                    $ (24,897)
                                                                    ---------
                                                                    ---------

    The Company's consolidated results of operations for the years ended December 31, 1995 and 1994 prepared on an unaudited pro forma basis assuming businesses acquired and accounted for as purchases in 1995 and 1994 had occurred as of January 1, 1994 are as follows:

                                                                                              1995         1994
                                                                                           -----------  ----------
Revenues as reported.....................................................................  $   259,490  $  180,573
Revenue of purchased businesses for the period prior to acquisition, net of
  eliminations...........................................................................        3,170      41,056
                                                                                           -----------  ----------
Pro forma revenue........................................................................  $   262,660  $  221,629
                                                                                           -----------  ----------
                                                                                           -----------  ----------
Net loss as reported.....................................................................  $  (449,245) $  (24,897)
Net loss of purchased businesses for period prior to acquisition.........................         (238)    (12,269)
Adjustment for interest and goodwill amortization........................................         (494)     (2,171)
                                                                                           -----------  ----------
Pro forma loss...........................................................................  $  (449,977) $  (39,337)
                                                                                           -----------  ----------
                                                                                           -----------  ----------
Loss per share as reported...............................................................  $     (8.06) $    (0.53)
Effect of purchased businesses prior to acquisition......................................        (0.01)      (0.31)
                                                                                           -----------  ----------
Pro forma loss per share.................................................................  $     (8.07) $    (0.84)
                                                                                           -----------  ----------
                                                                                           -----------  ----------

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(5) BUSINESS COMBINATIONS, SALES AND DISPOSALS (CONTINUED)
    Business acquisitions and investments during the years ended December 31, 1995 and 1994 which included the use of cash were accounted for as follows:

                                                                                                  1995       1994
                                                                                               ----------  ---------
Property and equipment.......................................................................  $    1,276  $   1,654
Intangibles..................................................................................      31,657      2,982
Other assets.................................................................................          16      1,201
Working capital deficiency, excluding cash acquired..........................................        (956)      (944)
Long-term obligations........................................................................     (13,215)      (141)
Other noncurrent liabilities.................................................................     (13,478)    --
                                                                                               ----------  ---------
                                                                                               $    5,300  $   4,752
                                                                                               ----------  ---------
                                                                                               ----------  ---------

    Business acquisitions during the years ended December 31, 1995 and 1994 which involved the issuance of the Company's common stock, $.01 par value ("Common Stock") were accounted for as follows:

                                                                                               1995        1994
                                                                                            ----------  ----------
Cash......................................................................................  $   --      $       25
Working capital deficiency, excluding cash acquired.......................................          --     (22,130)
Property and equipment....................................................................          --     102,819
Intangibles...............................................................................       1,313      97,443
Other assets..............................................................................          --         675
Long-term obligations.....................................................................          --      (1,855)
Other noncurrent liabilities..............................................................          --     (12,869)
                                                                                            ----------  ----------
                                                                                            $    1,313  $  164,108
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Common stock issuance allocated to:
Common stock..............................................................................  $        2  $      103
Treasury stock............................................................................          --         200
Additional paid-in-capital................................................................       1,311     163,805
                                                                                            ----------  ----------
                                                                                            $    1,313  $  164,108
                                                                                            ----------  ----------
                                                                                            ----------  ----------

(6) RELATED PARTY TRANSACTIONS

    On September 2, 1994, the Company acquired the Blockbuster Entities from Blockbuster Fun & Fitness Holding Corporation, an indirect wholly-owned subsidiary of BEC, prior to BEC's merger with Viacom. The Company paid to BEC as consideration for the acquisition 4,624,597 shares of Common Stock. At the time of the acquisition, the Blockbuster Entities owned 60 franchised Discovery Zone facilities and certain franchised territories in the United States and Canada. Separately, on September 2, 1994, BEC, through its indirect wholly-owned subsidiary, Blockbuster Discovery Investment, Inc., exercised its option to purchase from the former partners of DKB Investments, L.P. (which was at the time the largest stockholder of the Company, "DKB"), a number of shares of Common Stock sufficient to increase BEC's indirect equity ownership in the Company to 49.9%. Pursuant to the merger of BEC into Viacom, Viacom succeeded to BEC's equity ownership interest in the Company. At the time of these transactions, Donald F. Flynn, who was then Chairman of the Board and Chief Executive Officer of the Company, was a

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(6) RELATED PARTY TRANSACTIONS (CONTINUED) director of BEC, and H. Wayne Huizenga, who was then Chairman of the Board and Chief Executive Officer of BEC, and John J. Melk, who was then a director of BEC, were directors of the Company.

    On May 24, 1995 (the "MSA Effective Date"), a Management Services Agreement ("MSA") between the Company and Viacom became effective providing for the services of Viacom's division, Blockbuster Entertainment Group ("Blockbuster"), in connection with the overall coordination and supervision of the business of the Company and the day-to-day operations and business affairs of the Company. Responsibility for management of the Company beyond the scope of Viacom's services under the MSA was placed with a Special Committee of the Board of Directors of the Company (the "Special Committee"), consisting of the independent directors, Messrs. McGrath and Muething. On the MSA Effective Date, all members of the Board of Directors except Steven R. Berrard and Donald F. Flynn resigned (including H. Wayne Huizenga, George D. Johnson, Jr., James R. Jorgensen, John T. McCarthy, John J. Melk, Peer Pedersen and Gerald F. Seegers). The MSA has an initial term of five years and thereafter will be extended automatically for one year renewal periods unless terminated by either party on six months' prior notice. In payment for the management services to be provided under the MSA, the Company is required to pay Viacom a quarterly fee equal to the actual costs, fees, expenses and reimbursements of the services provided, and a fair and reasonable allocation of overhead expenses incurred by Viacom in providing such services, during the preceding calendar quarter. In addition, on the MSA Effective Date, the Company issued to Viacom 157,821 Series A Warrants, 157,821 Series B Warrants, and 157,821 Series C Warrants. See Note 11, Warrants and Options, for further discussion.

    Also on the MSA Effective Date, the Company purchased from a subsidiary of Viacom substantially all assets pertaining to the operations of two family entertainment centers operating under the name "Block Party". As of December 31, 1995, the Board of Directors of the Company was composed of Steven R. Berrard, Frank J. Biondi, Jr., Philippe P. Dauman, Donald F. Flynn, J. Brian McGrath, John L. Muething and Sumner M. Redstone. Messrs. Biondi, Dauman, McGrath, Muething and Redstone were elected to the Board on May 24, 1995, pursuant to the MSA. As of December 31, 1995, Messrs. Berrard, Biondi, Dauman and Redstone were officers and/or directors of Viacom, which owns approximately 49% of the Company's outstanding Common Stock, and Messrs. Berrard, Biondi, Dauman, McGrath, Muething and Redstone were directors of Spelling Entertainment Group ("Spelling"), an affiliate of Viacom. In connection with his resignation as the Chief Executive Officer and a director of Viacom and as a director of Spelling, Mr. Biondi resigned as a director of the Company on January 17, 1996. Mr. Flynn resigned as Chairman of the Board of Directors of the Company on February 27, 1996. In connection with his resignation as the Chief Executive Officer of Blockbuster and as a director of Viacom and Spelling, Mr. Berrard resigned as the Chief Executive Officer and a director of the Company on March 19, 1996. Messrs. Dauman and Redstone resigned as directors of the Company on March 24, 1996 and Mr. McGrath resigned as a director and as a member of the Special Committee on March 27, 1996.

    Donna R. Moore, then President and Chief Operating Officer of Discovery Zone, Inc., and Adam D. Phillips, Senior Vice President and General Counsel of Blockbuster, were appointed to the Board of Directors of the Company on March 24, 1996. Dr. James M. Rippe was appointed to the Board of Directors of the Company on June 20, 1996. At March 31, 1997, Donna Moore, John Muething, Dr. James Rippe and Adam Phillips were the Company's directors.

    On January 12, 1996, Discovery Zone, Inc. received an interim working capital loan of up to $10,000,000. This loan was guaranteed by Viacom and matured on February 6, 1996. On February 6, 1996, the Company did not make its scheduled repayment of the principal or accrued interest on the loan. The

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(6) RELATED PARTY TRANSACTIONS (CONTINUED) outstanding principal on the loan was $7,500,000. On February 7, 1996, the principal amount of $7,500,000 and accrued interest was paid to the lender by Viacom. As a result of its performance as guarantor, Viacom is subrogated to the lender's right to receive payments of such amounts from the Company.

    In summary, at December 31, 1996 the Company has a prepetition amount due to Blockbuster/ Viacom, excluding the principal amount of the BFF Note, for approximately $22,725,000, relating primarily to $5,663,000 in reimbursements for construction and other costs of certain subsidiaries of Blockbuster previously incurred by Blockbuster, $6,998,000 in other operating costs paid by Blockbuster on behalf of the Company, $7,527,000 in repayment of debt and accrued interest thereon paid by Viacom on behalf of the Company, accrued interest of $748,000 on the BFF Note and $1,789,000 due Blockbuster under the MSA. Viacom's ability to receive such amounts will be determined during the Discovery Zone's bankruptcy proceedings. Accordingly, these amounts are included in liabilities subject to compromise. See Note 4, Liabilities Subject to Compromise, for further discussion of these matters.

    In 1996, the Company incurred $3,724,000 of other obligations to Blockbuster under the MSA including obligations to reimburse Blockbuster for insurance and other costs paid on behalf of the Company, of which $1,424,000 was incurred and $521,000 was paid after March 25, 1996.

    In settlement of all of Viacom's prepetition general unsecured claims against the Discovery Zone Group and all claims which the Discovery Zone Group or the holder of the claims against the Discovery Zone Group may hold against Viacom, the Discovery Zone Group and Viacom have agreed, subject to Bankruptcy Court approval, that Viacom's prepetition unsecured claims shall entitle Viacom to receive no property under a plan of reorganization. In exchange for this treatment, the Discovery Zone Group will (i) satisfy in full a claim which Iwerks Studios, Inc. holds against the Discovery Zone Group, and which is guaranteed by Blockbuster, in the amount of $61,500, (ii) assume thirty leases of the Discovery Zone Group, which are guaranteed by Viacom, and assign them to Blockbuster and (iii) pay Viacom's postpetition administrative claims for expenses advanced by Viacom on behalf of the Discovery Zone Group of approximately $903,000 and obligations incurred under the MSA subject to any setoff paid on behalf of Viacom. In connection with this settlement, the MSA will be terminated.

    The Company currently subleases approximately 30,000 square feet of office space from Blockbuster at an annual cost of approximately $600,000. A division of Blockbuster currently occupies approximately 7,500 square feet of this space thereby mitigating approximately $128,000 of the Company's cost. Blockbuster has informed the Company that it is relocating and will be terminating its lease no later than June 30, 1998.

    The Company and a corporation owned by one of the Company's principal stockholders were previously parties to a consulting arrangement, pursuant to which the Company paid approximately $90,000 and $180,000 in 1995 and 1994, respectively, for consulting and related services. In addition, the Company paid to this corporation approximately $59,000 and $98,000 in 1995 and 1994, respectively, for the use of its private airplanes. Agreements between the Company and this corporation for consulting services and use of airplanes were terminated as of July 1, 1995. This principal stockholder is also a director of Psychemedics Corporation ("Psychemedics"), a provider of drug testing services. The Company entered into an agreement with Psychemedics for certain drug testing services and paid Psychemedics approximately $186,000, $468,000, and $358,000 during 1996, 1995 and 1994, respectively, for such services.

    During 1994, the Company earned revenue of approximately $15,000,000 from the Blockbuster Entities relating to equipment sales, franchise fees, royalties, and franchise-related fees.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(7) NOTE PAYABLE

    In connection with the 1994 acquisition of Leaps & Bounds, the Company, through a wholly owned subsidiary, received fee simple ownership of certain parcels of real property. See Note 5, Business Combinations, Sales and Disposals, for a discussion of the Leaps & Bounds acquisition. Each parcel of real property is encumbered by a mortgage or deed of trust in favor of McDonald's, which serves to secure certain indemnity obligations owed by the Company to McDonald's. Notwithstanding the Company's bankruptcy proceedings, in the event the Company does not discharge its indemnity obligations, McDonald's may be permitted to foreclose on its mortgage or deed of trust and become the owner of one or more of such parcels of real property.

    By order dated November 15, 1996, the Discovery Zone Group was granted authority by the Bankruptcy Court to enter into, and perform under, a stipulation with McDonald's (the "McDonald's Stipulation") which provides for a global resolution of issues relating to, among other things, the assumption and rejection of leases of property where McDonald's is the sublessor and Leaps & Bounds is the sublessee (the "L&B" Subleases"); rent deferrals which McDonald's will grant to Leaps & Bounds in respect of certain assumed L&B Subleases; the treatment of secured claims which McDonald's holds against Debtors arising from the rejection and assumption of the L&B Subleases, as well as the future rent deferrals to be granted in respect of certain of the L&B Subleases.


    The McDonald's Stipulation provided that Leaps & Bounds assume L&B Subleases with respect to 21 FunCenters (the "Assumption Locations") and to reject to the L&B Subleases with respect to 17 FunCenters, which the Discovery Zone Group also requested the Court's authority to close. The Discovery Zone Group, upon Leaps & Bounds assuming the L&B Subleases for the Assumption Locations, cured all unpaid rent and other charges under these subleases pursuant to section 365(b) of the Bankruptcy Code, which cure payments total approximately $528,000. McDonald's rejection claims related to the 17 closed FunCenters totaled $4,666,000. The McDonald's Stipulation provides that McDonald's will receive cash payments in equal installments over six years beginning on the first anniversary of the effective date of the confirmation of the reorganization plan with simple interest from that date on the unpaid balance at the prime rate (or upon such other terms determined by the Bankruptcy Court such that the note will have a value, as of the effective date, equal to $4,666,000).


    McDonald's also granted the Discovery Zone Group rent deferrals (the "Rent Deferrals") under the L&B Subleases totaling $398,000 annually for nine Assumption Locations representing a total rent deferral of approximately $2,840,000 over the next eight years. Pursuant to the McDonald's Stipulation, McDonald's will have an undisputed allowed administrative claim with respect to Rent Deferrals which accrue prior to the effective date of the Discovery Zone Group's Plan of Reorganization which claim is secured by real property owned by Leaps & Bounds.

(8) LONG TERM OBLIGATIONS

    The Company entered into a $175,000,000 credit agreement on December 22, 1994 (the "Credit Facility") with a consortium of banks. On September 15, 1995, the Company became in default under the Credit Facility as a result of the expiration of an amendment/waiver agreement entered into between the Company and the lenders on June 30, 1995 which waived until September 15, 1995 certain financial covenants contained in the credit agreement. As a result of the expiration of the amendment/waiver agreement on September 15, 1995, the Company became in default under certain financial covenants contained in the Credit Facility and such default continued as of December 31, 1995. As such, the total

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(8) LONG TERM OBLIGATIONS (CONTINUED)
principal and interest related to such debt of $100,000,000 and $2,108,000, respectively, at December 31, 1995 was classified as current liabilities on the Company's balance sheet at December 31, 1995.

    Another event of default occurred under the Credit Facility on the Petition Date when the Discovery Zone Group filed voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court. Consequently, all unpaid principal of, and accrued pre-petition interest on, amounts outstanding under the Credit Facility became immediately due and payable. The payment of such debt and accrued but unpaid interest thereon is prohibited during the pendency of the Discovery Zone Group's bankruptcy cases other than pursuant to a court order. At the Petition Date, these amounts totaling $101,900,000 were classified as liabilities subject to compromise at December 31, 1996. Their ultimate outcome will be determined during the bankruptcy proceedings. See Note 4, Liabilities Subject to Compromise, for further discussion.

    In connection with the Company's acquisition of substantially all assets pertaining to the operation of two family entertainment centers operating under the name "Block Party", the Company issued the BFF Note (see Note 5). At December 31, 1995, the Company was in default under the BFF Note due to nonpayment of interest, and as a result, the entire principal balance of, and accrued interest on, such note was immediately due and payable. As such, these amounts were classified as current liabilities on the Company's balance sheet as of December 31, 1995. At December 31, 1995, the total principal and interest related to such debt were $13,215,000 and $544,000, respectively. Another event of default occurred as a result of the Discovery Zone Group's bankruptcy filing. The entire principal balance of and accrued pre-petition interest on such note were immediately due and payable. The payment of this amount is prohibited during the pendency of the Discovery Zone Group's bankruptcy proceedings and is included in Liabilities Subject to Compromise at December 31, 1996 (see Note 4).

    The Company was required to pay a quarterly commitment fee of up to .5% on the entire amount available under the Credit Facility. The payment of the commitment fee is prohibited during the pendency of the Discovery Zone Group's bankruptcy cases.

    Long-term obligations at December 31, 1995 consisted of the following:

Payable to banks under an unsecured credit agreement, interest at 7.49% at
  December 31, 1995..............................................................  $ 100,000
Subordinated note payable to affiliate, interest at LIBOR plus .75% (6.38% at
  December 31, 1995), due beginning in 1999......................................     13,215
Capitalized lease obligations....................................................        189
                                                                                   ---------
Total obligations................................................................    113,404
Less current portion.............................................................   (113,390)
                                                                                   ---------
                                                                                   $      14
                                                                                   ---------
                                                                                   ---------

(9) SUBORDINATED CONVERTIBLE DEBT


    In October and November, 1993, the Company issued $293,250,000 aggregate principal amount at maturity of Liquid Yield Option Notes ("LYONs"), a form of subordinated convertible debt, due October 14, 2013. Net proceeds, after the underwriting discount, amounted to approximately $111,000,000. No periodic interest payments were required on the LYONs. Each LYON had an issued price of $391.06 and had a principal amount due at maturity of $1,000 (representing a yield to maturity of 4.75% per annum

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(9) SUBORDINATED CONVERTIBLE DEBT (CONTINUED) computed on a semi-annual bond equivalent basis). Each LYON was convertible into
13.485 shares of Common Stock, at the option of the holder, at any time on or prior to maturity, was subordinated to all existing and future Senior Indebtedness (as defined in the LYONs indenture agreement, "Indenture") of the Company, and was redeemable on or after October 14, 1998, in whole or in part, at the option of the Company, for cash in an amount equal to the issue price plus accrued original issue discount to the date of redemption.

    As a result of the Discovery Zone Group's bankruptcy filing, the Company is currently in default under the Indenture governing the LYONs. Consequently, the original issue price of the LYONs plus the accrued original issue discount of the LYONs (the "Accreted Value") through the Petition Date is immediately due and payable. The payment of such amount is prohibited during the pendency of the Discovery Zone Group's bankruptcy case other than pursuant to a Bankruptcy Court order. As of December 31, 1996, the Accreted Value was $128,643,000. At the Petition Date this obligation became subject to compromise (see Note 4) and its ultimate outcome will be determined during the bankruptcy proceedings.

(10) EQUITY (DEFICIT)

    During the third quarter of 1995, the Company amended and restated its certificate of incorporation and bylaws. As a result, the Company is authorized to issue 100,000,000 shares of Common Stock and up to 10,000,000 shares of preferred stock, $.01 par value ("Preferred Stock"). The Board of Directors may issue such Preferred Stock at such time or times, in such series, with such designations, preferences, special rights, limitations or restrictions thereof as it may determine. The Board of Directors has designated a series of the Preferred Stock as Series A Convertible Voting Participating Preferred Stock, $.01 par value, 473,463 shares authorized, and none outstanding ("Series A Preferred Stock"). Each share of Series A Preferred Stock will automatically convert into 24 shares of Common Stock, subject to adjustments, immediately but only following a sale of the Series A Preferred Stock, to a person unaffiliated with Viacom. See Note 16.

(11) WARRANTS AND OPTIONS

    Three warrants were issued to DKB during 1992. The first warrant ("Warrant A") to acquire 48,000 general and 4,696,800 limited partner units in Discovery Zone L.P. ("DZLP"), a Delaware limited partnership, at a price of approximately $.95 per unit became exercisable in February 1993. This warrant was contributed to the Company along with $4.5 million in exchange for 4,744,800 shares of Common Stock in 1993. The second warrant ("Warrant B") to acquire 24,000 general and 2,376,000 limited partner units in DZLP at a price of $2.50 per unit became exercisable in May 1993 and will expire in May 1998. The third warrant ("Warrant C") to acquire 60,000 general and 5,940,000 limited partner units in DZLP at a price of approximately $4.165 per unit became exercisable in June 1994 and will expire in June 1999. Warrants B and C allow the holder thereof to elect to receive from the Company, in lieu of units of interest in DZLP, that number of shares of Common Stock equal to the number of units of interest in DZLP such holder would otherwise have been entitled to receive upon exercise of the warrant. DKB and BEC have entered into an agreement pursuant to which each of DKB and BEC agreed that if it exercises Warrant B or Warrant C, it will elect to receive shares of Common Stock upon exercise.

    On May 11, 1995, the Company received approximately $26,700,000 from the Company's former Chairman and certain members of his family in connection with the exercise of 2,067,000 and 5,167,500

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(11) WARRANTS AND OPTIONS (CONTINUED)
warrants of Warrants B and C, respectively, which were exchanged for an aggregate of 7,234,500 shares of Common Stock. The Company used the proceeds from exercise of these warrants to reduce debt.

    On the MSA Effective Date (see Note 6, Related Party Transactions), the Company issued to Viacom 157,821 Series A Warrants, 157,821 Series B Warrants and 157,821 Series C Warrants. The Series A, Series B and Series C Warrants vest on the first, second and third anniversaries of the MSA Effective Date, respectively. All such vested warrants become exercisable on or after December 16, 1998, although such exercisability may be accelerated in certain circumstances. Each warrant entitles Viacom to purchase one share of Series A Preferred Stock of the Company. The exercise prices for the Series A, Series B and Series C Warrants per share of the Common Stock into which the Series A Preferred Stock is convertible are $10.375, $11.931 and $14.317, respectively.

    In April 1993, the Company adopted a stock option plan (the "1993 Plan"), whereby up to 6,000,000 shares of Common Stock may be granted to key employees, consultants and directors of the Company. In addition, in July 1995, the Company adopted the 1995 Long-Term Management Incentive Plan (the "1995 Plan") pursuant to which up to 3,000,000 shares of Common Stock may be granted to certain key employees and consultants of the Company. Options granted under the 1993 Plan and the 1995 Plan are nonqualified and were granted at a price equal to the fair market value at the date of grant. No options have been granted under the 1995 Plan.

    In connection with the MSA, all shares available for future grant and all options granted and outstanding relating to the Company's directors under the 1993 Plan were canceled if not exercised prior to the MSA Effective Date. Additionally, the vesting of all non-director employee options outstanding at the MSA Effective Date was accelerated to a date not later than November 24, 1995.

    The following summarizes stock option transactions for the years ended December 31 (see Note 16):

                                                                                1996        1995         1994
                                                                             ----------  -----------  ----------
Options outstanding at beginning of year...................................   2,924,802    3,805,191   3,783,171
Granted....................................................................      --          794,861   1,589,676
Exercised..................................................................    (170,000)  (1,377,855)   (928,331)
Canceled...................................................................      --         (297,395)   (639,325)
                                                                             ----------  -----------  ----------
Options outstanding at end of year.........................................   2,754,802    2,924,802   3,805,191
                                                                             ----------  -----------  ----------
                                                                             ----------  -----------  ----------
Weighted average price of options outstanding at beginning of year.........  $    10.47  $      7.92  $     4.64
Weighted average price of options exercised................................  $     1.66  $      2.47  $     2.48
Prices of options outstanding at end of year...............................  $  1.67 to  $   1.67 to  $  1.67 to
                                                                             $    24.63  $     24.63  $    24.63
Weighted average price of options outstanding at end of year...............  $    11.01  $     10.47  $     7.92
Vested options at end of year..............................................   2,754,802    2,924,802     451,347
Options available for future grants at end of year.........................     129,351      129,351   1,083,351

(12) COMMITMENTS AND CONTINGENCIES

    In accordance with the Bankruptcy Code, the members of the Discovery Zone Group can seek court approval for the rejection of pre-petition executory contracts and real property leases. Any such rejection may give rise to a pre-petition claim for damages pursuant to the Bankruptcy Code. In connection with the

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(12) COMMITMENTS AND CONTINGENCIES (CONTINUED) bankruptcy proceedings, the Discovery Zone Group rejected 91 real property leases during 1996 and one lease through March 1997. Additional real property leases and certain other executory contracts may be rejected in the future subject to Bankruptcy Court approval.

    Future minimum lease payments, where applicable, under noncancelable operating leases entered into and not rejected prior to December 31, 1996, are as follows:

1997..............................................................  $  26,349
1998..............................................................     26,545
1999..............................................................     25,072
2000..............................................................     22,775
2001..............................................................     21,088
Thereafter........................................................     53,157
                                                                    ---------
                                                                    $ 174,986
                                                                    ---------
                                                                    ---------

    Rental expense for operating leases during the years ended December 31, 1996, 1995 and 1994 amounted to approximately $41,137,000, $52,716,000 and
$28,379,000, respectively.

(13) LEGAL MATTERS

    On November 28, 1994, Robert Kahn and Randy Stark, and on November 30, 1994, Robert Friedman, and on March 27, 1995, Bernard Weisburgh, on behalf of themselves and alleged classes of the Company's public stockholders, filed actions in the United States District Court for the Northern District of Illinois, against the Company and certain of the Company's former directors and officers and Donald F. Flynn (such directors, officers and Donald F. Flynn are collectively referred to herein as the "Individual Defendants"). Subsequently, the three actions were consolidated. The consolidated amended complaint alleges, among other things, that the Company and the Individual Defendants violated
Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder by improperly capitalizing preopening expenses, by failing to timely make public the anticipated costs to the Company of its acquisition of Leaps & Bounds and the Blockbuster Entities and the change in the method of accounting for preopening expenses, and by disseminating other releases and reports allegedly omitting or misrepresenting certain related information. As a result of the Discovery Zone Group's bankruptcy filing, the consolidated amended complaint was dismissed without prejudice on March 27, 1996. On April 5, 1996, the plaintiffs filed a motion to reinstate the litigation against the Company and Individual Defendants. The motion was denied with respect to the Company.

    From time to time, the Company is a party to a number of lawsuits and other legal matters, including claims relating to injuries which allegedly occurred at the Company's facilities and to alleged employment discrimination. A portion of these claims may be covered by insurance. Management has estimated the potential liabilities resulting from such claims which arose subsequent to March 25, 1996 and which are not covered by insurance to be approximately $1,849,000 at December 31, 1996. This amount was recorded in accrued liabilities in the accompanying consolidated financial statements. Because this amount represents an estimate, it is reasonably possible that a change in this estimate may occur in the future. As discussed in Note 4, additional liabilities for claims related to legal matters are recorded in liabilities subject to compromise.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(14) INCOME TAXES

    The federal statutory tax rate is reconciled to the effective tax rate for the years ended December 31 as follows:

                                                                                       1996       1995       1994
                                                                                     ---------  ---------  ---------
Federal statutory rate (benefit)...................................................      (34.0)%     (34.0)%     (34.0)%
Tax-exempt income..................................................................     --         --           (1.5)%
Change in valuation allowance......................................................       34.0%      35.0%      21.7%
                                                                                     ---------  ---------  ---------
Effective tax rate (benefit).......................................................     --            1.0%     (13.8)%
                                                                                     ---------  ---------  ---------
                                                                                     ---------  ---------  ---------

    Income tax provision (benefit) for the years ended December 31 consists of the following:

                                                                                          1996       1995       1994
                                                                                        ---------  ---------  ---------
Current                                                                                 $  --      $  --      $  --
Deferred..............................................................................     --          4,000     (4,000)
                                                                                        ---------  ---------  ---------
                                                                                        $  --      $   4,000  $  (4,000)
                                                                                        ---------  ---------  ---------
                                                                                        ---------  ---------  ---------

    The primary components that comprise the deferred tax assets and deferred tax liabilities at December 31, 1996 and 1995 are as follows:

                                                                                             1996         1995
                                                                                          -----------  -----------
Net operating loss carryforwards........................................................  $   170,000  $    54,000
Difference between book and tax bases of acquired net assets............................       18,500       18,500
Noncurrent asset revaluations...........................................................       86,500      125,900
Other assets............................................................................        6,000       18,200
Other liabilities.......................................................................      (19,500)      (7,600)
                                                                                          -----------  -----------
Net deferred tax asset before valuation allowance.......................................      261,500      209,000
Valuation allowance.....................................................................     (261,500)    (209,000)
                                                                                          -----------  -----------
Net deferred tax asset..................................................................  $   --       $   --
                                                                                          -----------  -----------
                                                                                          -----------  -----------

    The valuation allowance increased approximately $52,500,000 and $164,800,000 in 1996 and 1995, respectively. The Company has net operating loss carryforwards for federal tax purposes totaling approximately $458,650,000 which will expire as follows: $41,750,000 in 2008, $70,700,000 in 2009, $62,200,000 in 2010 and
$184,000,000 in 2011. Due to an ownership change as defined by Section 382 of the Internal Revenue Code, a portion of the Company's operating loss carryforwards is subject to an annual limitation for the purpose of offsetting future taxable income.

    The federal income tax net operating loss carryforwards described above are not binding on the Internal Revenue Service and may be subject to adjustments which may be substantial in magnitude. Moreover, the net operating loss carryforwards will likely be reduced, and/or their use significantly limited, subsequent to the effective date of the Company's Plan of Reorganization (see
Note 16) resulting from the discharge of indebtedness and an ownership change as defined under Section 382 of the Internal Revenue Code. In accordance with SOP 90-7, any realization of the benefit from tax net operating loss carryforwards subsequent to the effective date of the Company's Plan of Reorganization will result in an increase to equity.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(14) INCOME TAXES (CONTINUED)
    At December 31, 1996 and 1995, the Company's deferred tax valuation allowance was equal to its net deferred tax assets because in management's judgment, it is more likely than not that all of the net deferred tax asset will not be realized.

    The Company made no federal or state income tax payments in 1996, 1995 or 1994.

(15) DEBTOR-IN-POSSESSION CREDIT FACILITY


    Pursuant to a final Order of the Bankruptcy Court dated May 20, 1996, the Discovery Zone Group was authorized to enter into a Revolving Credit Agreement dated April 30, 1996 (the "Revolving Credit Agreement") among Discovery Zone, as borrower, the other members of the Discovery Zone Group, as guarantors, and Madeleine LLC ("Madeleine"), as lender. Under the Revolving Credit Agreement, Madeleine agreed to lend Discovery Zone up to the aggregate principal amount of $17,000,000, inclusive of a $7,000,000 subfacility for the issuance of letters of credit. Under the Revolving Credit Agreement, Madeleine was granted (i) superpriority administrative expense claim status over administrative expenses of the Discovery Zone Group, (ii) first priority liens on and security interests in all of the Discovery Zone Group's owned and subsequently acquired unencumbered assets, (iii) liens on and security interests senior to any liens on or security interests in all owned or subsequently acquired unencumbered assets, other than collateral securing certain permitted liens, and (iv) junior liens on and security interests in collateral for such permitted liens. The Revolving Credit Agreement was amended by the First Amendment, dated as of May 28, 1996, which changed certain of the financial covenants contained in the Revolving Credit Agreement.


    In August, the Discovery Zone Group requested that Madeleine make available additional funds to insure the Discovery Zone Group sufficient liquidity to timely satisfy their postpetition obligations during the months of September and October, 1996. By motion dated August 16, 1996, the Discovery Zone Group requested authority from the Bankruptcy Court to enter into a Second Amendment to the Revolving Credit Agreement (the "Proposed Second Amendment"), which provided for, among other things, an increase from $17,000,000 to $20,000,000 in the aggregate principal amount of the loans available under the Revolving Credit Agreement and an adjustment to certain of the financial covenants therein.

    Both prior to and following the filing of the motion requesting authority to enter into the Proposed Second Amendment, the Discovery Zone Group conducted discussions with other prospective lenders regarding the provision of additional financing. These negotiations resulted in a commitment from Perry Partners L.P. ("Perry Partners") to provide financing on substantially the same terms as the Revolving Credit Agreement, as amended by the Proposed Second Amendment, but up to the aggregate principal amount of $25,000,000. Because of this opportunity to obtain additional credit, the Discovery Zone Group, with the consent of Madeleine, withdrew the motion requesting authority to enter into the Proposed Second Amendment at the hearing held on September 13, 1996.

    By Order dated October 25, 1996, the Discovery Zone Group obtained authority from the Bankruptcy Court to enter into a Replacement Revolving Credit Agreement (the "Replacement Credit Agreement"), among Discovery Zone, as borrower, the other members of the Discovery Zone Group, as guarantors, and Perry Partners, as lender. Under the Replacement Credit Agreement, Perry Partners agreed to lend Discovery Zone up to the aggregate principal amount of $25,000,000, inclusive of a $7,000,000 subfacility for the issuance of letters of credit. Perry Partners was granted (i) superpriority administrative expense claim status over administrative expenses of the Discover Zone Group, (ii) first priority liens on and

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(15) DEBTOR-IN-POSSESSION CREDIT FACILITY (CONTINUED) security interests in all of the Discovery Zone Group's owned or subsequently acquired unencumbered assets, (iii) liens on and security interests senior to any liens on or security interests in all owned or subsequently acquired encumbered assets, other than collateral for certain permitted liens, and (iv) junior liens on and security interests in collateral for such permitted liens.

    The Replacement Credit Agreement contains covenants similar to those contained in the Revolving Credit Agreement, as amended by the Proposed Second Amendment, including, among other things, the maintenance of certain financial ratios, prohibition against the incurrence of certain additional indebtedness, and prohibition against dividends. The Discovery Zone Group has used proceeds made available under the Replacement Credit Agreement to repay in full all outstanding obligations under the Revolving Credit Agreement, as amended by the First Amendment, and the Revolving Credit Agreement, as amended, has terminated. Approximately $16,250,000 of the $25,000,000 was used to satisfy all obligations under the Revolving Credit Agreement.

    During the fourth quarter of 1996, the Discovery Zone Group determined that it would require an additional $5,000,000 in postpetition financing to satisfy obligations which would become due and payable during the first quarter of 1997. By motion dated December 27, 1996, the Discovery Zone Group requested authority from the Bankruptcy Court to enter into a First Amendment to the Replacement Credit Agreement (the "First Replacement Amendment") pursuant to which the aggregate principal amount which may be advanced to the Discovery Zone Group by Perry Partners would be increased from $25,000,000 to $30,000,000. By interim order dated December 31, 1996, the amount which the Discovery Zone Group was authorized to borrow from Perry Partners was increased from $25,000,000 to $28,500,000. By final order dated March 4, 1997, this amount was increased to $30,000,000.

    At December 31, 1996, the Company had outstanding borrowings under the Replacement Credit Facility of $22,448,000. Those borrowings bear interest at prime plus 3.5% payable monthly (weighted average interest rate for 1996 and interest rate at December 31, 1996, of 11.75%). However, the Replacement Credit Facility also requires payment of certain fees as defined in the agreements plus an amount to be determined such that Perry Partners earns an internal rate of return, determined on an annualized basis, of 21% on all borrowings (which return will take into account all interest and fees). This additional interest of approximately $364,000 over fees and interest accrued at the stated rate is included as a post petition liability in the accompanying consolidated balance sheet at December 31, 1996, and is due and payable upon repayment of the loan.

(16) JOINT PLAN OF REORGANIZATION

    In November 1996, the Company filed with the U.S. Bankruptcy Court a Joint Plan of Reorganization (the "Plan") with Birch Holdings LLC ("Birch") which sets forth a plan for repaying or otherwise compensating the Company's creditors in order of relative seniority of their respective claims while seeking to maintain the Company as a going concern. Specifically, the Plan provides for (i) the payment in full of certain administrative claims against the Company (those claims which arose after Petition Date); (ii) conversion of substantially all of the Company's liabilities subject to compromise, excluding taxes payable, to an equity interest in the Company, and (iii) cancellation of all of the prepetition equity interests in the Company, all as more fully described in the Plan. Among other things, the Plan is subject to approval by certain creditors, final confirmation by the Bankruptcy Court and the raising of approximately $70 million of exit financing to effectuate the terms of the Plan.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(16) JOINT PLAN OF REORGANIZATION (CONTINUED)
    The disclosure statement describing the Plan was mailed to creditors on March 26, 1997. If approved by the requisite number of creditors and confirmed by the Bankruptcy Court, the holders of the prepetition payable under the bank credit agreement will hold the majority of the outstanding new common shares of the Company. Birch has purchased certain of these prepetition claims from the original banks providing the credit facility. It is anticipated that Birch will hold more than 50% of the reorganized Company's new common shares.

(17) OTHER CHARGES

    Certain of the Company's FunCenters generated increasing operating cash flow losses or marginal operating cash flows during 1995 and in the first quarter of 1996. These circumstances, in addition to the circumstances requiring the Discovery Zone Group to file voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, indicated that the carrying amounts related to these FunCenters may not be recoverable. Accordingly, management reviewed the intangibles, property and equipment related to these FunCenters for recoverability in accordance with SFAS No. 121 and determined that certain assets were impaired. For each FunCenter, the Company tested for impairment by computing the sum of the estimated future operating cash flows (undiscounted and without interest charges) and comparing that result to its carrying value. If such sum was less than the carrying value of the FunCenter's assets, an impairment condition was considered to exist and an impairment loss was recognized. The impairment loss recognized was measured as the amount by which the carrying amount exceeded the fair value of the FunCenter's assets.

    The estimate of fair value was determined using the present values of each FunCenter's estimated future operating cash flows. The Company recognized impairment losses in the fourth quarter of 1995 of approximately $306,212,000 resulting primarily from the writedown of intangibles, leasehold improvements, and equipment. Management's judgment is necessary to estimate future operating cash flows. Accordingly, actual results could vary from such estimates.

    In the second quarter of 1995, the Company recognized other charges relating to the reduction in carrying values of certain assets that management believes will not have continuing benefit under its new business plan. Such reduction would not have been materially different from the charges that would have resulted from the application of SFAS No. 121. These charges, which totaled approximately $44,002,000, resulted primarily from the writedown of certain entertainment facility equipment and, to a lesser extent, the writedown of property and equipment related to the relocation of the Company's headquarters.

    Additionally, in the second quarter of 1995, the Company recognized other charges of approximately $10,589,000 related to the provision of additional lease commitment reserves on certain previously closed entertainment facilities because of the inability to terminate leases on favorable terms.

    During the third quarter of 1994, the Company recognized other charges of $14,024,000 relating to the writedown of property and equipment and the provision of lease commitment reserves resulting from the elimination of certain duplicate entertainment facilities.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(18) RESTRUCTURING COSTS

    In connection with the change in management effected by the MSA and the relocation of its headquarters offices from Chicago, Illinois to Fort Lauderdale, Florida, the Company recognized certain restructuring costs in the second quarter of 1995. These restructuring costs consist of employee termination benefits of approximately $7,903,000 and facility lease termination costs of approximately $3,454,000. The Company expected, and accrued the cost of, the termination of approximately 300 management and administrative employees in this regard. At December 31, 1995, the majority of such employees had been terminated and costs of approximately $6,579,000 had been paid and charged against the accrued liability. The Company completed all material aspects of the aforementioned restructuring by March 31, 1996.

(19) SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

    The following is an analysis of certain items in the Consolidated Statements of Operations by quarter for 1995:

                                                  1ST QUARTER  2ND QUARTER  3RD QUARTER  4TH QUARTER    TOTAL
                                                  -----------  -----------  -----------  -----------  ----------
Revenue.........................................   $  81,903    $  62,836    $  62,375    $  52,376   $  259,490
Other charges...................................      --           54,591       --          306,212      360,803
Restructuring costs.............................      --           11,357       --           --           11,357
Operating income (loss).........................       5,676      (91,437)     (18,473)    (334,423)    (438,657)
Net income (loss)...............................       3,602      (98,115)     (19,933)    (334,799)    (449,245)
Income (loss) per common and common equivalent
  share.........................................   $    0.07    $   (1.85)   $   (0.35)   $   (5.83)  $    (8.06)

    The sum of quarterly net income amounts, which assume full dilution where applicable, may not equal the full year since the computations of the weighted average number of common and common equivalent shares outstanding for each quarter and the full year are made independently.

(20) CUMULATIVE EFFECT OF CHANGE IN METHOD OF ACCOUNTING

    In 1994, the Company changed its method of accounting for certain pre-opening costs from one generally accepted accounting principle to another generally accepted accounting principle. Previously, the Company capitalized all pre-opening costs, which included salaries and other direct costs of opening a facility and amortized these costs over periods of up to two years. As a result of the acquisitions of Leaps and Bounds and the Blockbuster Entities, and the considerable market penetration by the Company during 1994 in a majority of the major domestic markets, the Company began expending pre-opening costs at the time of facility opening.


(21) SUMMARIZED COMBINED FINANCIAL INFORMATION



    The following sets forth summarized combined financial information of Discovery Zone (Canada) Limited (formerly Discovery Zone Children's Amusement Canada Corporation) and Discovery Zone (Puerto Rico), Inc., which are subsidiary guarantors under the Senior Secured Note financing secured by the Company in connection with its emergence from bankruptcy (see Note 22). Separate financial statements of these subsidiary guarantors are not included as the subsidiaries guarantee the Senior

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(21) SUMMARIZED COMBINED FINANCIAL INFORMATION (CONTINUED)


Secured Notes on a full, unconditional, and joint and several basis and are wholly-owned subsidiaries of the Company. Non-Guarantor subsidiaries under the financing are inconsequential.



                                                                                                     DECEMBER 31,
                                                                                                 --------------------
                                                                                                   1996       1995
                                                                                                 ---------  ---------
                                                                                                    (IN THOUSANDS)
Current assets.................................................................................  $     682  $     772
Noncurrent assets..............................................................................      3,925      4,384
Current liabilities............................................................................        144        779
Noncurrent liabilities(1)......................................................................      9,627      8,826



                                                                                        1996       1995       1994
                                                                                      ---------  ---------  ---------
Net Revenue.........................................................................  $   6,637  $   7,991  $   2,575
Operating expenses..................................................................      7,561     12,018      2,993
Net loss............................................................................       (753)    (4,001)      (418)


------------------------


(1) Includes $9,175 and $8,583 of intercompany liabilities at December 31, 1996 and 1995, respectively, that eliminate in the respective accompanying consolidated balance sheets.



(22) EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



    On July 18, 1997, the Company's Joint Plan of Reorganization with Birch was approved by the creditors and confirmed by the Bankruptcy Court. The Plan became effective on July 29, 1997 (the "Effective Date") and the Company emerged from bankruptcy as of that date. The Plan provides for (i) the payment in full of certain administrative claims against the Company (those claims which arose after the Petition Date); (ii) conversion of substantially all of the Company's liabilities subject to compromise (excluding taxes payable, lease assumption payments and certain other pre-petition liabilities permitted under the Plan) to an equity interest in the Company, and (iii) cancellation of all of the prepetition equity interests in the Company, all as more fully described in the Plan. Birch had purchased certain of these prepetition claims from the original banks providing a credit facility to the Company, resulting in ownership of 55.7% of the common stock of the reorganized Company (the "New Common Stock").



    Pursuant to the Plan, substantially all the Company's prepetition unsecured liabilities were converted to equity in exchange for units consisting of nine shares of New Common Stock and a ten-year warrant to purchase one share of New Common Stock at a price of $17.55 (the "Ten Year Warrants"). Such unsecured creditors will receive 4,000,000 shares of New Common Stock and 444,444 shares of New Common Stock have been reserved for issuance in connection with the Ten Year Warrants. As a result of the transactions which occurred on the Effective Date, indebtedness of $332,165,000 was discharged, resulting in an extraordinary gain of approximately $332,165,000.


    In connection with its emergence from bankruptcy, the company raised $100 million through the issuance of $15 million of Convertible Redeemable Preferred Stock ("Preferred Stock") and $85 million of 13.5% Senior Secured Notes with Warrants, resulting in $93.8 million of net proceeds to the Company after deducting related offering costs (the "Exit Financing"). The proceeds were used to repay the

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

(22) EVENTS (UNAUDITED) SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS (CONTINUED)


Company's debtor-in-possession credit facilities and certain bankruptcy administrative claims and reorganization costs incurred in connection with the Company's emergence from bankruptcy. The Senior Secured Note holders also received warrants (the "Warrants") to purchase 805,154 shares of New Common Stock at $.01 per share exercisable through August 1, 2007, which represent approximately 12.5% of the fully diluted shares of New Common Stock after giving effect to the exercise of the Warrants and the Ten Year Warrants and conversion of the Preferred Stock. The Preferred Stock is convertible at anytime into 1,191,626 shares of New common Stock at an effective conversion price of $12.59 per common share, representing approximately 18.5% of the fully diluted shares of New Common Stock after giving effect to the exercise of the Warrants and the Ten Year Warrants.

                  DISCOVERY ZONE, INC. (DEBTOR-IN-POSSESSION)

                       VALUATION AND QUALIFYING ACCOUNTS

                                  SCHEDULE II

                                 (IN THOUSANDS)

                                                                    BALANCE AT    ADDITIONS     AMOUNTS    BALANCE AT
                                                                     BEGINNING   CHARGED TO     WRITTEN      END OF
DESCRIPTION                                                           OF YEAR      EXPENSE        OFF         YEAR
------------------------------------------------------------------  -----------  -----------  -----------  -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
1995..............................................................   $      36    $   2,149    $      --    $   2,185
1996..............................................................       2,185        1,093        2,304          974

RESERVE FOR OBSOLESCENCE
1995..............................................................         259          766           --        1,025
1996..............................................................       1,025           --          317          708

Note: No amounts have been presented for the year ended December 31, 1994 since these amounts were either immaterial to the consolidated financial statements or disclosed in the footnotes thereto.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE SUCH DATE.


UNTIL JULY 26, 1998 ALL DEALERS EFFECTING TRANSACTIONS IN THE EXCHANGE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


                            ------------------------

                               TABLE OF CONTENTS


                                                    PAGE
                                                    -----
Available Information..........................           5
Prospectus Summary.............................           6
Risk Factors...................................          19
The Exchange Offer.............................          26
Use of Proceeds................................          34
Company Background.............................          35
Selected Historical Financial Data.............          37
Management's Discussion and Analysis of
  Financial Condition and Results of
  Operations...................................          40
Business.......................................          49
Management.....................................          58
Principal Stockholders.........................          64
Certain Transactions with Affiliates...........          66
Description of Exchange Notes..................          67
Description of Capital Stock...................          98
Description of Certain Indebtedness............         105
Plan of Distribution...........................         107
Certain U.S. Federal Income Tax
  Considerations...............................         108
Legal Matters..................................         108
Experts........................................         108
Index to Financial Statements..................         F-1


                             [DISCOVERY ZONE LOGO]

                               OFFER TO EXCHANGE

                     13 1/2% SENIOR SECURED NOTES DUE 2002
                              FOR ALL OUTSTANDING
                     13 1/2% SENIOR SECURED NOTES DUE 2002
                         ($85,000,000 PRINCIPAL AMOUNT
                                  OUTSTANDING)

                                       OF

                              DISCOVERY ZONE, INC.


                                JANUARY 28, 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Article Eight Section 2(a) of the Registrant's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the General Corporation Law of the State of Delaware against all expense, liability and loss (including attorneys' fees, judgments, fines, amounts paid or to be paid in settlement, and excise taxes or penalties arising under the Employee Retirement Income Security Act of 1974) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; PROVIDED, HOWEVER, that the Registrant shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors.

    Article Eight Section 2(c) of the Registrant's Certificate of Incorporation provides that the right to indemnification conferred in Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-law, agreement, vote of stockholders or disinterested directors or otherwise.

    Article Eight Section 2(d) of the Registrant's Certificate of Incorporation further provides that the Registrant may maintain insurance, at its expense, to protect itself and any director or officer of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

    Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors of the Company under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

    See Item 22 of this Registration Statement regarding the position of the Securities and Exchange Commission on indemnification for liabilities arising under the Securities Act.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    See Index to Exhibits.

ITEM 22. UNDERTAKINGS

    1. The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.


    2. The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding; or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial beneficial offering thereof.



    3. The Registrant undertakes to register securities pursuant to Rule 415 under the Securities Act and the Registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (a) to include any prospectus required by section 10(a)(3) of the Securities Act; (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement. The Registrant further undertakes, that for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. The Registrant further undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of such offering.


    4. The undersigned Registrant hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    5. The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


    6. The Registrant undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Registration Statement, including information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means.



    7. The Registrant undertakes to supply by means of a post-effective amendment all information concerning a transaction that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Elmsford, New York on January 28, 1998.


                                DISCOVERY ZONE, INC.

                                By:  /s/ SCOTT W. BERNSTEIN
                                     -----------------------------------------
                                     Name: Scott W. Bernstein
                                     Title:  CHIEF EXECUTIVE OFFICER, PRESIDENT
                                           AND DIRECTOR


    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on January 28, 1998.


             NAME                         TITLE
------------------------------  --------------------------
       /S/ SCOTT W. BERNSTEIN
------------------------------  Chief Executive Officer,
           Scott W. Bernstein   President and Director

                     *
------------------------------  Director
           Martin S. Davis

                     *
------------------------------  Director
           Greg S. Feldman

                     *
------------------------------  Director
           Douglas W. Rotatori

                     *
------------------------------  Director
           L.G. Schafran

                     *
------------------------------
           Christopher R.       Director
Smith

                     *
------------------------------  Director
          Paul D. Kurnit

       /S/ ROBERT G. ROONEY     Senior Vice President,
------------------------------  Chief Financial and
          Robert G. Rooney      Administrative Officer

       /S/ LEIGHTON J. WEISS    Vice President and
------------------------------  Controller
          Leighton J. Weiss     (Chief Accounting Officer)

*By:   /S/ SCOTT W. BERNSTEIN
      -------------------------
         Scott W. Bernstein
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS


  EXHIBIT
  NUMBER
-----------

      +1.1   Purchase Agreement, dated July 15, 1997, between the Registrant and Jefferies & Company, Inc., as the initial purchaser (the "Initial Purchaser").

       2.1   The Third Amended Joint Plan of Reorganization of the Registrant, dated March 11, 1997
             (incorporated by reference from the Current Report on Form 8-K of the Registrant, dated July 9,
             1997).

      +2.2   Agreement and Plan of Merger, dated as of July 28, 1997, between Discovery Zone Children's
             Amusement Corp. and the subsidiaries of the Registrant listed therein.

      +2.3   Agreement and Plan of Merger, dated as of July 29, 1997, between the Registrant and Discovery
             Zone Children's Amusement Corporation.

      +3.1   Amended and Restated Certificate of Incorporation of the Registrant.

      +3.2   Amended and Restated By-laws of the Registrant.

      +4.1   Indenture, dated as of July 22, 1997, among Registrant, as issuer, Discovery Zone Limited,
             Discovery Zone (Puerto Rico), Inc. and Discovery Zone Licensing, Inc., as guarantors (the
             "Guarantors") and State Street Bank and Trust Company, as trustee (the "Trustee").

       4.2   Form of Exchange Note (included in Exhibit 4.1).

      +4.3   Registration Rights Agreement, dated as of July 22, 1997, between the Registrant and the Initial
             Purchaser.

      +4.4   Warrant Agreement, dated as of July 22, 1997, between the Registrant and State Street Bank and
             Trust Company, as warrant agent.

      +4.5   Escrow and Security Agreement, dated as of July 22, 1997, among the Registrant, as pledgor, the
             Inital Purchaser Inc. and the Trustee, as collateral agent.

      +4.6   Pledge Agreement, dated as of July 22, 1997, between the Registrant and the Trustee, as collateral agent.

      +4.7   Security Agreement, dated as of July 22, 1997, between the Registrant and the Trustee, as collateral agent.

      +4.8   Subsidiary Pledge Agreement, dated as of July 22, 1997, between the Guarantors and the Trustee, as collateral agent.

      +4.9   Subsidiary Security Agreement, dated as of July 22, 1997, between the Guarantors and the Trustee, as collateral agent.

     +4.10   Collateral Assignment of Patents, Trademarks and Copyrights, dated as of July 22, 1997, among the
             Registrant, as assignor, the Guarantors, as assignors and the Trustee, as assignee.

     +4.11   Assignment and License Agreement, dated as of July 29, 1997, among the Registrant, as assignor, the Guarantors, as assignors, and DZ Party, Inc., as assignee.

      4.12   Form of Intercreditor Agreement, dated as of July 22, 1997, between a lender and the Trustee, as collateral agent.

     +4.13   The Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of
             July 29, 1997, between the Company, as mortgagor and the Trustee, as mortgagee, related to property located in Hamilton County, Ohio.

     +4.14   The Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of
             July 29, 1997, between the Company, as mortgagor and the Trustee, as mortgagee, related to property located in Cook County, Illinois.

  EXHIBIT
  NUMBER
-----------
     +4.15   The Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of
             July 29, 1997, between the Company, as mortgagor and the Trustee, as mortgagee, related to property located in Cobb County, Georgia.

     +4.16   The Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of
             July 29, 1997, between the Company, as mortgagor and the Trustee, as mortgagee, related to property located in Franklin County, Ohio.

     +4.17   The Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of
             July 29, 1997, between the Company, as mortgagor and the Trustee, as mortgagee, related to property located in Macomb County, Michigan.

     +4.18   The Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of
             July 29, 1997, between the Company, as mortgagor and the Trustee, as mortgagee, related to property located in Anoka County, Minnesota.

     +4.19   The Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of
             July 29, 1997, between the Company, as mortgagor and the Trustee, as mortgagee, related to property located in Philadelphia County, Pennsylvania.

     +4.20   The Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of
             July 29, 1997, between the Company, as mortgagor and the Trustee, as mortgagee, related to property located in Marion County, Indiana.

     +4.21   The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, Kenneth W. Pearson, as trustee and the
             Trustee, as beneficiary, relating to property located in Dallas County, Texas.

     +4.22   The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, Kenneth W. Pearson, as trustee and the
             Trustee, as beneficiary, relating to property located in Bexar County (San Antonio), Texas.

     +4.23   The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, Kenneth W. Pearson, as trustee and the
             Trustee, as beneficiary, relating to property located in Tarrant County, Texas.

     +4.24   The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, Kenneth W. Pearson, as trustee and the
             Trustee, as beneficiary, relating to property located in Bexar County (Leon Valley), Texas.

     +4.25   The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, Kenneth W. Pearson, as trustee and the
             Trustee, as beneficiary, relating to property located in Fort Bend County, Texas.

     +4.26   The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, Chicago Title Insurance Company, as trustee and the Trustee, as beneficiary, relating to property located in Clark County,
             Washington.

  EXHIBIT
  NUMBER
-----------
     +4.27   The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, The Public Trustee of Arapahoe County,
             Colorado, as trustee and the Trustee, as beneficiary, relating to property located in Arapahoe
             County, Colorado.

     +4.28   The Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, The Public Trustee of Douglas County,
             Colorado, as trustee and the Trustee, as beneficiary, relating to property located in Douglas
             County, Colorado.

     +4.29   Open-end Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Amended
             and Restated), dated as of July 29, 1997, among the Registrant, as mortgagor and McDonald's
             Corporation, as mortgagee, relating to property located in Hamilton County, Ohio.

     +4.30   Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture
             Filing, dated as of July 29, 1997, among the Registrant, as mortgagor and McDonald's Corporation, as mortgagee, relating to property located in Cook County, Illinois.

     +4.31   Amended and Restated Deed to Secure Debt and Security Agreement, dated as of July 29, 1997, among the Registrant, as mortgagor and McDonald's Corporation, as mortgagee, relating to property in
             Cobb County, Georgia.

     +4.32   Open-end Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (Amended
             and Restated), dated as of July 29, 1997, among the Registrant, as mortgagor and McDonald's
             Corporation, as mortgagee, relating to property located in Franklin County, Ohio.

     +4.33   Amended and Restated Mortgage, dated as of July 29, 1997, among the Registrant, as mortgagor and
             McDonald's Corporation, as mortgagee, relating to property located in Macomb County, Michigan.

     +4.34   Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture
             Filing, dated as of July 29, 1997, among the Registrant, as mortgagor and McDonald's Corporation, as mortgagee, relating to property located in Anoka County, Minnesota.

     +4.35   Amended and Restated Open-end Mortgage, Assignment of Leases and Rents, Security Agreement and
             Fixture Filing, dated as of July 29, 1997, among the Registrant, as mortgagor and McDonald's
             Corporation, as mortgagee, relating to property in Philadelphia County, Pennsylvania.

     +4.36   Amended and Restated Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture
             Filing, dated as of July 29, 1997, among the Registrant, as mortgagor and McDonald's Corporation, as mortgagee, relating to property in Marion County, Indiana.

     +4.37   Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and
             Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, Kenneth W. Pearson, as trustee and McDonald's Corporation, as beneficiary, relating to property located in Bexar
             County (San Antonio), Texas.

     +4.38   Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and
             Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, Kenneth W. Pearson, as trustee and McDonald's Corporation, as beneficiary, relating to property located in Tarrant
             County, Texas.

  EXHIBIT
  NUMBER
-----------
     +4.39   Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and
             Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, Kenneth W. Pearson, as trustee and McDonald's Corporation, as beneficiary, relating to property located in Bexar
             County (Leon Valley), Texas.

     +4.40   Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and
             Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor (borrower),
             McDonald's Corporation, as grantee (lender) and Chicago Title Insurance Company, as grantee
             (trustee), relating to property located in Clark County, Washington.

     +4.41   Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and
             Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, The Public Trustee of Arapahoe County, Colorado, as trustee and McDonald's Corporation, as beneficiary, relating to property located in Arapahoe County, Colorado.

     +4.42   Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and
             Fixture Filing, dated as of July 29, 1997, among the Registrant, as grantor, The Public Trustee of Douglas County, Colorado, as trustee and McDonald's Corporation, as beneficiary, relating to property located in Douglas County, Colorado.

     +4.43   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Hamilton
             County, Ohio.

     +4.44   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Cook County,
             Illinois.

     +4.45   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Cobb County,
             Georgia.

     +4.46   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Franklin
             County, Ohio.

     +4.47   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Macomb
             County, Michigan.

     +4.48   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Anoka County,
             Minnesota.

     +4.49   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Philadelphia
             County, Pennsylvania.

     +4.50   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Marion
             County, Indiana.

     +4.51   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Bexar County
             (San Antonio), Texas.

  EXHIBIT
  NUMBER
-----------
     +4.52   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Tarrant
             County, Texas.

     +4.53   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Bexar County
             (Leon Valley), Texas.

     +4.54   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Clark County,
             Washington.

     +4.55   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Arapahoe
             County, Colorado.
     +4.56   Subordination Agreement, dated as of July 29, 1997, among the Registrant, the Trustee, for itself and as collateral agent, and McDonald's Corporation, related to property located in Douglas
             County, Colorado.

     +4.57   Secured Rent Deferral Note of McDonald's Corporation, dated as of July 29, 1997, related to property located in Independence, Missouri.

     +4.58   Secured Rent Deferral Note of McDonald's Corporation, dated as of July 29, 1997, related to property located in Royal Palm, Florida.

     +4.59   Secured Rent Deferral Note of McDonald's Corporation, dated as of July 29, 1997, related to property located in Cincinnati, Ohio.

     +4.60   Secured Rent Deferral Note of McDonald's Corporation, dated as of July 29, 1997, related to property located in Greenfield, Wisconsin.

     +4.61   Secured Rent Deferral Note of McDonald's Corporation, dated as of July 29, 1997, related to property located in Webster, Texas.

     +4.62   Secured Rent Deferral Note of McDonald's Corporation, dated as of July 29, 1997, related to property located in Houston, Texas.

     +4.63   Secured Rent Deferral Note of McDonald's Corporation, dated as of July 29, 1997, related to property located in Manchester, Missouri.

     +4.64   Secured Rent Deferral Note of McDonald's Corporation, dated as of July 29, 1997, related to property located in Rancho Cucomonga, California.

     +4.65   Secured Rent Deferral Note of McDonald's Corporation, dated as of July 29, 1997, related to property located in Amherst, New York.

     +4.66   Secured Rejection Note of McDonald's Corporation, dated as of July 29, 1997.
       5.1   Opinion and Consent of Shearman & Sterling regarding validity of the Exchange Notes.

     +10.1   Employment Agreement, dated as of July 21, 1997, between the Registrant and Scott W. Bernstein.

     +10.2   Employment Agreement, dated as of August 1, 1997, between the Registrant and Robert G. Rooney.
     +10.3   Employment Agreement, dated as of August 1, 1997, between the Registrant and Sharon L. Rothstein.

     +10.4   1997 Stock Incentive Plan.
     +12.1   Statements re computation of ratios.

  EXHIBIT
  NUMBER
-----------
     +16.1   Letter re change in certifying accountant (incorporated by reference from the Current Report on
             Form 8-K of the Registrant, dated June 3, 1996).

     +21.1   List of Subsidiaries of the Registrant.

      23.1   Consent of Ernst & Young LLP, independent public accountants for the Registrant.

      23.2   Consent of Price Waterhouse LLP, independent public accountants for the Registrant.

      23.3   Consent of Arthur Andersen LLP, independent public accountants for the Registrant.

      23.4   Consent of Shearman & Sterling (included in exhibit 5.1).

     +24.1   Power of Attorney (included on signature page).

      25.1   Statement of Eligibility of the Trustee, on Form T-1.

     +27.1   Financial Data Schedule.

     +99.1   Form of Letter of Transmittal.

     +99.2   Form of Notice of Guaranteed Delivery.

      99.3   Form of Exchange Agent Agreement.


------------------------

+   Previously filed.